As filed with the Securities and Exchange Commission on May 11, 1999.
                                                      Registration No. 333-72213

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    ---------

                               AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            BFC FINANCIAL CORPORATION
                            -------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     FLORIDA
                                     -------
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   59-2022148
                                   ----------
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                           1750 EAST SUNRISE BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33304
                            TELEPHONE (954) 760-5200
                           --------------------------
          (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                                  ALAN B. LEVAN
                            BFC FINANCIAL CORPORATION
                           1750 EAST SUNRISE BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33304
                            TELEPHONE (954) 760-5200
                                 --------------
                (Name, address, including Zip Code, and telephone
         number, including area code, of registrant's agent for service)

                                   Copies to:

                             ALISON W. MILLER, ESQ.
                         STEARNS WEAVER MILLER WEISSLER
                           ALHADEFF & SITTERSON, P.A.
                       150 WEST FLAGLER STREET, SUITE 2200
                              MIAMI, FLORIDA 33130

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box [_].

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering [_].

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_].

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_].

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [_].

                                              CALCULATION OF REGISTRATION FEE
==================================================================================================================================
             Title of each class                                                            Proposed maxi-          Amount of
             of securities to be                  Amount to be       Proposed maximum        mum aggregate        registration
                 registered                        registered         offering price        offering price             fee
----------------------------------------------------------------------------------------------------------------------------------
        ___% Subordinated Debentures             17,250,000 (1)           $1,000              $17,250,000           $4,796(2)

Class A Common Stock, $0.01 Par Value Per Share   1,150,000 (3)           $ 7.00 (4)          $ 8,050,000 (4)       $2,338(5)
==================================================================================================================================



(1) Includes up to $2,250,000 in aggregate principal amount of additional __% Subordinated Debentures which may be acquired by the Underwriter to cover over-allotments, if any.

(2) Previously paid in connection with the original filing of the Registration Statement on February 11, 1999.

(3) Includes up to 150,000 additional shares of Class A Common Stock which may be acquired by the Underwriter to cover over-allotments if any.

(4) Calculated in accordance with Rule 457(c), based upon the average of the bid and ask price of the Class A Common Stock on February 9, 1999.

(5) Previously paid in connection with the original filing of the Registration Statement on February 11, 1999.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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--------------------------------------------------------------------------------

PROSPECTUS          SUBJECT TO COMPLETION, DATED MAY 11, 1999


                            BFC FINANCIAL CORPORATION

                $15,000,000 ___% SUBORDINATED DEBENTURES DUE 2010
                                       AND
               1,000,000 SHARES CLASS A COMMON STOCK (NON-VOTING)

THE SUBORDINATED DEBENTURES:
/bullet/ are being offered and sold by BFC Financial Corporation.
/bullet/ are unsecured general obligations of BFC Financial Corporation subordinate in right of payment to our more senior debt.
/bullet/ will not be listed on any securities exchange and will not be included for quotation on any quotation system.

THE CLASS A COMMON STOCK:
/bullet/ is being offered and sold by BFC Financial Corporation.
/bullet/ is listed on the OTC Bulletin Board under the symbol "BFCFA". /bullet/ has no voting rights other than as may be required by Florida law.

         _____________ is underwriting these offerings on a firm commitment basis and has been granted an over-allotment option to purchase up to 150,000 shares of Class A Common Stock and $2,250,000 aggregate principal amount of subordinated debentures.

         The offering of the Class A Common Stock and the offering of the subordinated debentures are independent and neither is contingent upon the other.

                                        PER                       TOTAL
                                   SUBORDINATED                SUBORDINATED              PER SHARE CLASS              TOTAL CLASS A
                                     DEBENTURE                  DEBENTURES                A COMMON STOCK               COMMON STOCK
                                     ---------                  ----------                --------------               ------------
PRICE TO PUBLIC                       $1,000                   $15,000,000                  $________                   $________

UNDERWRITING
DISCOUNT                             $________                  $________                   $________                   $________

PROCEEDS TO BFC
FINANCIAL CORPORATION                $________                  $________                   $________                   $________


  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 OF THIS PROSPECTUS.


         PLEASE REMEMBER THAT THESE SECURITIES:

         /bullet/ ARE NOT BANK ACCOUNTS OR DEPOSIT ACCOUNTS;
         /bullet/ ARE NOT FEDERALLY INSURED BY THE FDIC; AND
         /bullet/ ARE NOT INSURED BY ANY OTHER STATE OR FEDERAL AGENCY

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is ___________, 1999

                                     SUMMARY


         This summary highlights selected information to assist you in getting an initial overview of the offerings, but it does not contain all the information that you need to consider in making your investment decision. To understand all the terms of these securities read the entire prospectus carefully. In preparing the information and data in this prospectus we have assumed that the underwriter's over-allotment options will not be exercised.


THE COMPANY


         We are a unitary savings bank holding company whose principal subsidiary is BankAtlantic Bancorp, Inc., the owner of BankAtlantic, a Federal Savings Bank. Throughout this prospectus we refer to BankAtlantic Bancorp as "BBC." At February 26, 1999 we owned approximately 25% of BBC's outstanding Class A Common Stock and approximately 47% of BBC's outstanding Class B Common Stock. Our principal business activity is our ownership of BBC's stock. We also hold investments in real estate and mortgage notes. Our principal executive offices are located at 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304. Our telephone number is (954) 760-5200.

         Under the equity method of accounting, our investment in BBC's common stock represents approximately 82% of our consolidated assets as of December 31, 1998. Since 1993, our ownership of BBC has been less than 50% and BBC has not been consolidated in our financial statements.

         In addition to our investment in BBC, we own and manage real estate. Since our inception in 1980, and prior to acquiring control of BBC, our primary business was the organization, sale and management of real estate investment programs. One of our subsidiaries continues to serve as the corporate general partner of a public limited partnership which files periodic reports with the SEC under the Securities Exchange Act of 1934. Some of our other subsidiaries also serve as corporate general partners of a number of private limited partnerships that we formed in prior years. We ceased the organization and sale of real estate investment programs in 1987.

         BBC's primary activities relate to its ownership of BankAtlantic. BankAtlantic
         /bullet/ is a federally-chartered, federally-insured savings bank organized in 1952;
         /bullet/ had $3.8 billion of assets at December 31, 1998;
         /bullet/ provides traditional retail banking services and a full range of commercial banking products and related financial services, including
                  /bullet/ attracting checking and savings deposits from the public
                  /bullet/ originating commercial real estate and business
                           loans, residential real estate loans and consumer loans
                  /bullet/ purchasing wholesale residential loans from third parties, and
                  /bullet/ making other permitted investments.
         /bullet/ currently operates through 67 branch offices located primarily in Miami-Dade, Broward and Palm Beach Counties in South Florida
         /bullet/ is regulated and examined by the OTS and the FDIC.

     In 1998, BBC acquired Ryan, Beck & Co., Inc., an investment banking firm that underwrites, distributes and trades tax-exempt securities and provides capital raising and advisory services to the financial services industry. BBC has also engaged in real estate development and investment activities through

         /bullet/ its 100% owned subsidiary, St. Lucie West Holding Corp., the developer of a master planned residential, commercial and industrial community in St. Lucie County, Florida, and
         /bullet/ several investments in real estate development projects in South Florida.

     BBC has announced that it is considering alternatives to its 100% ownership of the real estate business, including a public or private offering for all or a portion of such operations.


OPERATING STRATEGY


     Our primary activities during the past ten years relate to our ownership of BBC's common stock. However, we also actively hold and manage real estate interests. We may seek to increase our ownership in BBC's real estate business if BBC restructures any of its real estate business or may use our available funds to invest in other public or private entities.


THE OFFERINGS


Our offering of the Class A Common Stock and our offering of the subordinated debentures are independent, and neither is contingent upon the other.

CLASS A COMMON STOCK

Class A Common Stock ...................................      1,000,000 shares of Class A Common Stock -
                                                              1,150,000 shares if the underwriter's over-allotment
                                                              option is exercised in full.

Common Stock outstanding after the offering:
  Class A Common Stock..................................      7,453,994 shares
  Class B Common Stock..................................      2,355,407 shares(1)(2)
     Total..............................................      9,809,401 shares
                                                              ---------

Voting rights...........................................      Holders of our Class A Common Stock have no
                                                              voting rights, except as may be required by Florida
                                                              law.  Holders of our Class B Common Stock have
                                                              one vote per share.

Dividends...............................................      Holders of our Class A Common Stock are entitled
                                                              to receive cash dividends equal to any cash
                                                              dividends which we declare and pay on our Class B
                                                              Common Stock.  All non-cash distributions that we
                                                              make on our Class A Common Stock must be
                                                              identical to those which we make on our Class B
                                                              Common Stock, except that we may declare and
                                                              issue a distribution to holders of our Class A
                                                              Common Stock in shares of our Class A Common
                                                              Stock while we may declare and issue a distribution
                                                              to holders of our Class B Common Stock in shares
                                                              of either our Class A Common Stock or Class B
                                                              Common Stock.

OTC Bulletin Board ticker symbols:
  Class A Common Stock..................................      BFCFA
  Class B Common Stock..................................      BFCFB

SUBORDINATED DEBENTURES

Subordinated debentures  ...............................      $15,000,000 in aggregate principal amount of ___%
                                                              subordinated debentures due 2010.

-----------------------
(1) Does not include 2,653,157 shares of Class B Common Stock issuable upon exercise of currently exercisable stock options.

(2) Each share of Class B Common Stock is convertible into one share of Class A Common Stock at the option of its holder.

Maturity date...........................................      ____________, 2010.

Interest and interest
payment dates...........................................      The subordinated debentures accrue interest at an
                                                              annual rate of ___%.  Interest is payable semi-
                                                              annually on __________ and _________ of each
                                                              year.

Redemption..............................................      We may redeem the subordinated debentures at our
                                                              option, in whole or in part, at any time after ____,
                                                              2004 at fixed redemption prices specified in this
                                                              prospectus.  We may also repurchase the
                                                              subordinated debentures at any price in the open
                                                              market.

Subordination...........................................      The subordinated debentures are junior in right of
                                                              repayment to all of our existing and future "Senior
                                                              Indebtedness."  For these purposes, "Senior
                                                              Indebtedness" is defined as any indebtedness or
                                                              liability of ours, regardless of when it was incurred
                                                              or created, which is not expressly subordinate or
                                                              equal in right of payment to the subordinated
                                                              debentures. The indenture under which we will issue
                                                              the subordinated debentures does not limit our
                                                              ability or the ability of any of our subsidiaries to
                                                              incur indebtedness, including Senior Indebtedness.
                                                              At December 31, 1998, we had outstanding
                                                              approximately $16.0 million of Senior Indebtedness.

                                                              Our obligations under the subordinated debentures will
                                                              be structurally subordinated to all existing and future
                                                              liabilities and obligations of our subsidiaries
                                                              (including BBC and BankAtlantic).

Certain restrictions....................................      The indenture restricts us from paying dividends or
                                                              distributions on, or purchasing or redeeming our
                                                              capital stock if at the time of the dividend
                                                              declaration or the date of the redemption, purchase,
                                                              payment or distribution we are in default.

                                                              We may not consolidate or merge with another
                                                              entity unless:

                                                              /bullet/ if the other entity survives the consolidation
                                                                       or merger, it assumes our obligations under the
                                                                       indenture and, immediately after the transaction,
                                                                       is not in default under the indenture, or

                                       -3-


                                                              /bullet/ if we survive the consolidation or merger,
                                                                       immediately after the transaction we are not in
                                                                       default under the indenture.

Events of default.......................................      An event of default under the indenture occurs if we:
                                                              /bullet/ fail to pay principal or any premium on the
                                                                       subordinated debentures at maturity or upon
                                                                       redemption,
                                                              /bullet/ fail to pay interest on any of the subordinated
                                                                       debentures and the failure continues for a
                                                                       30-day period,
                                                              /bullet/ breach any of the provisions of the indenture
                                                                       and the breach continues after 60 days' notice,
                                                                       or
                                                              /bullet/ reorganize or become bankrupt or insolvent in
                                                                       certain events.

                                                              We may be required as a result of certain events of
                                                              default to accelerate our payment of principal and
                                                              interest on the subordinated debentures.

Trustee.................................................      U.S. Bank Trust National Association.

Market maker............................................      The subordinated debentures are not listed on any
                                                              securities exchange or included for quotation on any
                                                              quotation system and no established trading market
                                                              exists.  The underwriter intends to make a market in
                                                              the subordinated debentures but is under no
                                                              obligation to do so and such market making, if
                                                              commenced, may be terminated at any time.

USE OF PROCEEDS.........................................      We will use the net proceeds from the offering of
---------------                                               the Class A Common Stock and the offering of the
                                                              subordinated debentures to redeem our outstanding
                                                              unsecured subordinated debentures including the
                                                              payment of approximately $2.2 million of deferred
                                                              interest on those unsecured debentures for an
                                                              aggregate redemption of $____________.  We
                                                              currently intend to use the balance of the net
                                                              proceeds for investments in the securities of
                                                              publicly-traded or privately held companies,
                                                              including the possible acquisition of shares in
                                                              affiliated companies and for general corporate
                                                              purposes.

                   BFC FINANCIAL CORPORATION AND SUBSIDIARIES
                  Summary Selected Consolidated Financial Data
             (In thousands, except for per share data and percents)


                                                      For the years ended December 31,
                                         ---------------------------------------------------------
                                           1998         1997        1996        1995        1994
                                           ----         ----        ----        ----        ----
Revenues                                 $ 12,658       16,354      21,661      11,711      27,289
Costs and expenses                         12,707        3,366      12,679       7,481      24,376
Income  (loss) before income taxes
 and extraordinary items                      (49)      12,988       8,982       4,230       2,913
Provision for income taxes (benefit)         (368)       4,222       2,924        --        (2,009)
Extraordinary items,
 net of income taxes                           61 (f)    1,052 (g)     853 (h)   3,702 (i)  22,744 (j)
                                         --------     --------    --------    --------    --------
Net income                                    380        9,818       6,911       7,932      27,666
                                         ========     ========    ========    ========    ========
Common Stock (d):
Basic earnings per share (e)                 0.05         1.23        0.89        1.03        3.59
                                         ========     ========    ========    ========    ========
Diluted earnings per share (e)               0.04         1.12        0.83        1.03        3.59
                                         ========     ========    ========    ========    ========
Ratio of earnings to fixed charges (c)       2.33         1.69        1.33        0.26        0.47
                                         ========     ========    ========    ========    ========


                                                                December 31,
                                         ---------------------------------------------------------
                                           1998         1997        1996        1995        1994
                                           ----         ----        ----        ----        ----
Investment in BankAtlantic
 Bancorp, Inc. ("BBC")                     74,565       72,185      59,039      52,662      43,768
Total assets                               91,257       98,871      98,841      96,896      91,291
Subordinated debentures, net                6,736        7,263      19,135      19,774      25,011
Mortgages payable
 and other borrowings                      10,784       22,943      25,498      27,616      26,618
Deferred interest on the
 subordinated debentures                    2,217        2,106       2,806       2,722       3,494
Stockholders' equity                       57,631       54,142      41,462      35,758      26,532
Book value per share  (e)                    7.24         6.81        5.26        4.64        3.44
Book value per share
 assuming market value of BBC (e)            7.45        13.27        7.01       10.22        5.33
Return on assets  (a)                         0.4%        10.5%        7.0%        8.5%       30.8%
Return on equity  (a)                         0.7%        21.1%       17.7%       26.4%      327.9%
Equity to assets ratio (a)                   58.7%        49.7%       39.4%       32.3%        9.4%

(a)      Ratios were computed using quarterly averages.
(b)      Since its inception, the Company has not paid any dividends.
(c) The operations of BBC have been eliminated since there is a dividend restriction between BBC's primary subsidiary, BankAtlantic, and BBC. A proforma ratio of earnings to fixed charges for the year ended December 31, 1998, assuming the retirement of the existing subordinated debentures with the proceeds of this offering and the issuance of the subordinated debentures offered hereby on January 1, 1998 would be
         1.52. For each 1/2 of 1% change in the assumed interest rate on the subordinated debentures, proforma interest expense would change by $75,000 on an annualized basis.
(d) Prior to 1997 there were no Class A common shares outstanding. All shares outstanding prior to 1997 were Class B common shares. While the Company has two classes of common stock outstanding, the two-class method is not presented because the company's capital structure does not provide for different dividend rates or other preferences, other than voting rights, between the two classes.
(e) I.R.E. Realty Advisory Group, Inc. ("RAG") owns 1,375,000 of BFC Financial Corporation's Class A Common Stock and 500,000 shares of BFC Financial Corporation Class B Common Stock. Because the Company owns 45.5% of the outstanding common stock of RAG, 624,938 shares of Class A Common Stock and 227,500 shares of Class B Common Stock are eliminated from the number of shares outstanding for purposes of computing earnings per share and book value per share.
(f) Gain from extinguishment of debt of $61,000, net of income taxes of $39,000.
(g) Gain on settlements of Exchange litigation of approximately $756,000, net of income taxes of $475,000, net gain from extinguishment of debt of $115,000, net of income taxes of $72,000 and net gain from debt restructuring of approximately $181,000, net of income taxes of $114,000.
(h) Gain on settlements of Exchange litigation of approximately $853,000, net of income taxes of $611,000.
(i) Gain from extinguishment of debt of approximately $460,000, net of income taxes of $218,000 and gain on settlements of Exchange litigation of approximately $3.2 million, net of income taxes of $1.5 million.
(j) Gain on settlements of Exchange litigation, net of income taxes of $214,000.

                                  RISK FACTORS


         Your investment in the Class A Common Stock or the subordinated debentures involves a high degree of risk. You should carefully consider, together with the other information contained in this prospectus, the following factors in evaluating us and our business before purchasing the Class A Common Stock or the subordinated debentures.

         RISKS ASSOCIATED WITH US

WE DEPEND ON DIVIDENDS FROM OUR SUBSIDIARIES FOR A SIGNIFICANT PORTION OF OUR CASH FLOW. REGULATORY RESTRICTIONS LIMIT THE ABILITY OF OUR SUBSIDIARIES TO PAY DIVIDENDS

         We hold approximately 32% of BBC's outstanding common stock and this investment represents approximately 82% of our total assets. BBC is the holding company for BankAtlantic and owns 100% of BankAtlantic's outstanding capital stock. We depend upon dividends from BBC for a significant portion of our cash flow. In turn, BBC depends upon dividends from BankAtlantic for a significant portion of its cash flow. BankAtlantic's ability to pay dividends or make other capital distributions to BBC is governed by OTS regulations, which focus primarily on BankAtlantic's regulatory capital levels and net income. OTS regulations define "capital distributions" as

         /bullet/ cash dividends,
         /bullet/ payments by a savings association or savings bank holding company to repurchase or otherwise acquire its shares, /bullet/ payments to shareholders of another entity in a cash-out merger, and
         /bullet/ other distributions charged against capital.

         If an institution has regulatory capital that is at least equal to its capital requirements (both before and after giving effect to the distribution), and has not been notified that it "is in need of more than normal supervision," the OTS deems it a "Tier 1 association." BankAtlantic currently qualifies as a Tier 1 association. The OTS permits a Tier 1 association to make capital distributions during a calendar year of up to the greater of

         /bullet/ 100% of net income for the current calendar year, plus 50% of its capital surplus ("surplus" being the amount of capital in excess of its regulatory capital requirements) or
         /bullet/ 75% of its net income over the most recent four quarters.

         However, the association seeking to pay the capital distribution must first notify the OTS of its intention and the OTS must not raise any objection to the distribution. Any additional capital distributions would require prior regulatory approval. Additionally, all of BankAtlantic's capital distributions are subject to the OTS' right to object to a distribution on safety and soundness grounds. We can give you no assurance that BankAtlantic will remain a Tier 1 association or that it will be in a position to make capital distributions to BBC in an amount sufficient for BBC to satisfy its obligations or to pay dividends to its shareholders including us. If BBC fails to pay dividends, we may be unable to meet our obligations including our obligations under the subordinated debentures.

OUR ACTIVITIES AND OUR SUBSIDIARIES' ACTIVITIES ARE REGULATED BY THE OTS AND THE FDIC AND OTHER REGULATORS WHO POSSESS DISCRETION IN THEIR SUPERVISORY AND ENFORCEMENT ACTIVITIES

         The banking industry is one of this country's most heavily regulated industries. The OTS:

         /bullet/ is BankAtlantic's chartering authority and its primary federal regulator,
         /bullet/ regulates, supervises and examines BankAtlantic, and

         /bullet/ regulates and oversees BBC and us, as the holding companies for BankAtlantic.

         In addition to the OTS, the FDIC also regulates, supervises and examines BankAtlantic by virtue of insuring its deposits. Furthermore, BankAtlantic is a member of the Federal Home Loan Bank of Atlanta and, consequently, is subject to certain limited regulation by the Federal Reserve Board. The regulation and supervision of financial institutions is intended primarily for the protection of the FDIC insurance funds and depositors. Regulatory authorities possess extensive discretion in connection with their supervisory and enforcement activities. As an example, banking regulators have in the past implemented regulations which have increased capital requirements, insurance premiums and administrative, professional and compensation expenses for the institutions which they regulate. Any change in the existing regulatory structure or the laws or regulations applicable to us could significantly affect our powers, authority and operations and those of BankAtlantic and BBC and our business and the businesses of BankAtlantic and BBC could be adversely affected.

WE HAVE MANY COMPETITORS WHO MAY HAVE GREATER FINANCIAL RESOURCES OR OPERATE UNDER FEWER REGULATORY CONSTRAINTS

         Our competitors and those of BBC and BankAtlantic include:

         /bullet/ other savings institutions,
         /bullet/ investment firms,
         /bullet/ commercial banks,
         /bullet/ finance companies,
         /bullet/ mortgage banking companies,
         /bullet/ money market funds,
         /bullet/ financial consultants,
         /bullet/ credit unions, and
         /bullet/ real estate developers and operators.

         Many of these competitors have substantially greater financial resources than we have and, in some cases, operate under fewer regulatory constraints. BBC and BankAtlantic compete not only with financial institutions headquartered in Florida but also with a growing number of financial institutions headquartered outside of Florida who are active in the state.

THE YEAR 2000 ISSUE COULD DISRUPT OUR BUSINESS


         Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000. The consequences of incomplete or untimely resolution of year 2000 issues represent an uncertainty that could affect future financial results.

         The year 2000 issue raises the following principal risks to our business and the businesses of BBC and BankAtlantic:

         /bullet/ disruption of our business or that of BBC or BankAtlantic due to our failure to achieve year 2000 readiness, /bullet/ disruption of our business or that of BBC or BankAtlantic due to failure of third parties to achieve year 2000 readiness, /bullet/ disruption in BankAtlantic's loan operations due to failure of its borrowers to achieve year 2000 readiness, and

         /bullet/ litigation due to year 2000 noncompliance from customers, borrowers and suppliers as a result of both internal and third party system failures.

         We have undertaken various initiatives intended to ensure that our computer applications will function properly with respect to dates in the year 2000 and thereafter and we have been advised that BBC and BankAtlantic have done so as well. However, we cannot assure you that those initiatives and action plans have identified all costs, risks or possible losses which we may experience associated with year 2000 issues. Due to the general uncertainty inherent in the year 2000 problem, resulting in part from the uncertainty of the year 2000 readiness of third party suppliers, borrowers and customers, we are unable to determine whether the consequences of year 2000 failures will have a material impact on our results of operations, liquidity or financial condition.

OUR INVESTMENT STRATEGY WILL CARRY A LEVEL OF INHERENT RISK AND WE HAVE A LIMITED INVESTMENT TRACK RECORD

          We may invest a significant portion of the proceeds from these offerings in the securities of publicly-traded and privately held companies. Our investment in a business will be subject to the risks associated with the industry or industries in which that business operates as well as general economic conditions. Additionally, an investment in a public company will be subject to fluctuations in the stock market generally. Investments in privately-held companies are generally illiquid and we may not be able to liquidate our investment at prices reflective of its inherent value. To date, we have not identified any prospective companies or industries in which to invest, and accordingly, there is no basis to evaluate the merits or risks of the businesses in which we may ultimately invest.

         Although our management will evaluate the risks inherent in a particular industry or business prior to making an investment decision, you should know that our management's experience has generally consisted of making investments for their individual and joint accounts. Our management has no established track record of investing corporate funds in the debt or equity securities of third parties from which you can evaluate the success of prior investments. We can give you no assurance that we will make profitable investments.

OUR INVESTMENT STRATEGY MAY SUBJECT US TO THE INVESTMENT COMPANY ACT CONSIDERATIONS

         We may invest proceeds of these offerings in the securities of publicly-traded and privately held businesses. These investments could subject us to the registration requirements of the Investment Company Act of 1940. Registration under the Investment Company Act would subject us to substantive regulations which could have a material adverse effect on our business. We intend to conduct our business in a manner which would not result in us becoming subject to the Investment Company Act's registration requirements. While our management believes that we can avoid becoming subject to those registration requirements, there is no assurance that we will not become subject to those requirements in the future.

         RISKS ASSOCIATED WITH BBC AND BANKATLANTIC

         Our investment in BBC's common stock represented approximately 82% of our consolidated assets as of December 31, 1998 and our principal business activity is our ownership of BBC's stock. Further, BBC's primary activities relate to its ownership of BankAtlantic's stock. We derive a significant portion of our earnings and cash flow from BBC which, in turn, derives a significant portion of its earnings and cash flow from BankAtlantic. Accordingly, risk factors affecting BBC and BankAtlantic also affect us.

POTENTIAL IMPACT OF CHANGES IN INTEREST RATES

         The majority of BBC's assets and liabilities are monetary in nature. As a result, BBC is subject to significant risk from changes in interest rates. Changes in interest rates can impact BBC's net interest income as well as the valuation of its assets and liabilities.

         IMPACT OF CHANGING RATES GENERALLY ON BBC'S NET INTEREST INCOME

         BBC's profitability is dependent to a large extent on its net interest income. Net interest income is the difference between:

         /bullet/ interest income on interest-earning assets, such as loans, and /bullet/ interest expense on interest-bearing liabilities, such as deposits.

Changes in market interest rates, or changes in the relationships between short-term and long-term market interest rates, or changes in the relationships between different interest rate indices, can affect the interest rates BBC charges on interest-earning assets differently than the interest rates BBC pays on interest-bearing liabilities. This difference could result in an increase in BBC's interest expense relative to BBC's interest income. While BBC has attempted to structure its asset and liability management strategies to mitigate the impact on net interest income of changes in market interest rates, we cannot assure you that BBC will be successful in doing so.

         IMPACT OF PREPAYMENTS ON BBC'S NET INTEREST INCOME AND PROFITABILITY

         Loan prepayments accelerate as interest rates fall. BBC experienced a high volume of loan prepayments in its mortgage portfolio and its servicing portfolio during 1998 due to historically low interest rates. Those prepayments adversely affected BBC's earnings during 1998. BBC completely amortizes the related mortgage servicing right upon prepayment of the associated loan. The yields earned on the portion of BBC's mortgage portfolio which were prepaid were greater than alternative short term investments in which BBC reinvested the funds, also adversely impacting BBC's 1998 earnings. Significant loan prepayments in BBC's mortgage portfolio and mortgage servicing rights portfolio in the future could have a similar adverse effect on BBC's earnings. Prepayments of the underlying loans also would have an adverse effect on BBC's ability to sell mortgage servicing rights at the value estimated at December 31, 1998. Additionally, increased prepayments associated with purchased residential loans may result in increased amortization of premiums on acquired loans, which would reduce BBC's interest income. At December 31, 1998, BBC serviced approximately 36,000 loans with outstanding principal balances serviced of $3.5 billion and net mortgage servicing rights of $44.3 million.

         IMPACT OF PREPAYMENTS ON THE MARKET VALUE OF BBC'S ASSETS AND
LIABILITIES

         Changes in general interest rate levels also affect the valuation of BBC's assets and liabilities that are interest rate sensitive. BBC may be required under generally accepted accounting principles to establish a valuation allowance to reflect a decline in the market value of its assets as a result of changes in interest rates. For the year ended December 31, 1998, BBC established a valuation allowance of $10.7 million to reflect the decline in the market value of its mortgage servicing rights primarily as a result of:

         /bullet/ historically low interest rate levels, and /bullet/ the anticipated acceleration of prepayments of the loans associated with the mortgage servicing rights.

While BBC intends to exit the mortgage servicing business, its results of operations would be adversely affected in future periods if changes in interest rates adversely impact the market value of its assets and liabilities.

BBC EXPERIENCED A LOSS FOR THE YEAR AND QUARTER ENDED DECEMBER 31, 1998

         BBC reported a loss for the year ended December 31, 1998 of $(8.0) million. These results reflect:

         /bullet/ income from continuing operations of $10.2 million, and /bullet/ a loss from discontinued operations of $(18.2) million.

         For the quarter ended December 31, 1998, BBC reported a net loss of $(10.1) million. These results reflect:

         /bullet/ a loss from continuing operations of $(4.3) million, and /bullet/ a loss from discontinued operations of $(5.8) million.

         BBC's discontinued operations consist of its mortgage servicing business which it decided to exit in the fourth quarter. We anticipate that BBC will complete the disposition of this business by the second or third quarter of 1999.

         Contributing to the loss from continuing operations for the quarter ended December 31, 1998 were:

         /bullet/ restructuring charges and write-downs of approximately $2.6 million,
         /bullet/ an increase in the provision for loan losses of $9.6 million over the provision for the 1997 quarter due to /bullet/ additional risks associated with BBC's indirect consumer lending portfolio,
                  /bullet/ BBC's recent growth in small business lending, and /bullet/ overall growth in BBC's loan portfolio, and
         /bullet/ an increase in non-interest expense relating to growth in asset size and expanded operations.

         BBC's restructuring charges were the result of restructuring initiatives BBC implemented in the 1998 fourth quarter, including:

         /bullet/ paying severance and benefits of approximately $1.0 million to
                  115 full-time BBC employees whose employment was terminated, /bullet/ discontinuing its origination of indirect consumer loans, /bullet/ closing of branches, and
         /bullet/ closing its mortgage banking operations on Florida's west coast.

         We cannot assure you that:

         /bullet/ BBC's restructuring will result in improved efficiencies or increased income, or that
         /bullet/ BBC will not experience a loss from operations in the future.

Additionally, while BBC's management does not anticipate that its results will be further impacted by the discontinued operations, BBC's actual results will depend on future market conditions.

RECENT GROWTH IN BBC'S TOTAL ASSETS AND LOAN PORTFOLIO AND A RECENT EXPANSION OF BBC'S OPERATIONS HAS RESULTED IN INCREASED EXPENSES

         During the last three years, BBC has grown rapidly and significantly.

         /bullet/ BBC's total assets have increased from $1.75 billion at December 31, 1995 to $3.8 billion at December 31, 1998.

         /bullet/ BBC's loan portfolio increased from $828.6 million at December
                  31, 1995, to $2.6 billion at December 31, 1998.

         BBC recently initiated several new business units, hired additional personnel and took steps to enhance and expand its operational and management information systems. These steps are intended to support and manage BBC's expanded operations and to provide BBC with management resources to support further expansion and growth.

         While BBC has attempted to monitor its rapid growth and to maintain adequate resources available to support its continued growth, we cannot assure you that BBC will be successful in managing all aspects of its growth. The growth and expansion of BBC's operations through both mergers and acquisitions and internal growth has resulted in a significant increase in the following non-interest expenses of BBC:

         /bullet/ BBC's employee compensation and benefits increased from $30.9 million in 1996 to $37.8 million in 1997 and to $57.5 million in 1998.
         /bullet/ BBC's employee compensation and benefits costs, excluding Ryan
                  Beck and real estate operations, increased from $37.7 million in 1997 to $45.1 million in 1998.
         /bullet/ BBC's occupancy and equipment costs increased from $12.8 million in 1996 to $17.7 million in 1997 and to $21.4 million in 1998.

         These increased expenses were primarily the result of:

         /bullet/ BBC's acquisitions of Bank of North America, a south Florida commercial bank, and Ryan Beck,
         /bullet/ BBC's opening of 10 new branches since January 1998, and the growth in its ATM network during 1998,
         /bullet/ BBC's start-up of new activities, including small business lending, trade finance, direct consumer lending, sales management, electronic banking, cash management, capital markets and international lending, and
         /bullet/ BBC's conversion in 1996 of a substantial portion of BankAtlantic's data processing functions to an outside service bureau.

Expenses associated with BBC's past growth have had, and expenses associated with BBC's additional future growth will likely have, an adverse impact on BBC's earnings. BBC implemented various restructuring initiatives in the fourth quarter of 1998 with a view to streamlining its operations and improving efficiencies. However, we cannot assure you that BBC will be successful in these efforts.

GROWTH IN BBC'S CONSUMER AND SMALL BUSINESS LOAN PORTFOLIO SUBJECTS BBC TO GREATER CREDIT RISK AND HIGHER LEVELS OF CHARGE-OFFS

         During the past several years, BBC has experienced significant growth in its consumer loan portfolio, partially as a result of its acquisition of financial institutions which had originated consumer loans in prior years. BBC's consumer loans, excluding second mortgages, increased to $253.5 million in 1998 from $48.8 million in 1994. A significant amount of these loans were indirect automobile loans. Indirect automobile loans are loans which are funded through automobile dealers rather than funded directly to our retail customers. At December 31, 1998, $213 million of BBC's consumer loan portfolio consisted of indirect loans, primarily automobile loans.

         Consumer loans, especially indirect automobile loans, present more credit risk than other types of loans such as home equity or residential real estate loans. They generally result in a higher level of charge-offs than other loans. Charge-offs are amounts written off as uncollected. BBC's consumer loan net charge-offs were $8.4 million in 1997 and $8.9 million in 1998. BBC's net charge-offs attributable to its indirect automobile loans were $6.4 million in 1997 and $8.0 million in 1998. During the fourth quarter of 1998, BBC discontinued the
origination of indirect automobile loans. However, it may re-enter this market in the future. BBC may also experience additional losses in its current consumer loan portfolio.

         BBC began originating small business loans during the fourth quarter of 1997. It had $118.8 million of small business loans at December 31, 1998. BBC experienced an increase during 1998 in delinquencies and charge-offs in its small business loan portfolio, particularly in the fourth quarter of 1998. Its small business loan net charge-offs were $2.0 million in 1998, including $1.5 million during the 1998 fourth quarter. While BBC has implemented personnel and operating changes in its small business lending operations which we believe will address these issues, BBC may experience additional significant charge-offs in this portfolio in the future.

A DECLINE IN THE REAL ESTATE MARKET OR IN THE ECONOMY IN GENERAL MAY RESULT IN ADDITIONAL LOSSES IN BBC'S BANKING ACTIVITIES

         BBC's loans receivable increased by approximately $1.8 billion or 218% from December 31, 1995 to December 31, 1998. Balances for all loan categories increased due to:

         /bullet/ $395.0 million of loans acquired in the Bank of North America acquisition, and
         /bullet/ wholesale residential loan purchases of $465.9 million in 1996, $524.5 million in 1997 and $1.3 billion in 1998.

         BBC's commercial real estate and construction and development loans increased by approximately $308.5 million or 65.3% from December 31, 1995 to December 31, 1998. The real estate underlying many of those commercial real estate and construction and development loans is concentrated in Broward, Miami-Dade and Palm Beach Counties, Florida and may be in the early stages of development. BBC's competitors over the last several years have also increased their funding availability for commercial real estate projects. These increases could result in over-building and a decline in real estate values.

         The real estate securing the wholesale residential loans that BBC purchased is generally located outside south Florida. These loans are subject to risks associated with the economy where the collateral is located as well as collection risks.

         Declines in real estate values or in the economy generally could have a material adverse impact on BBC's results of operations based not only on the nature of its assets and the composition of its loan portfolio, but also on its real estate development activities.

         WE AND BBC HAVE BROAD AUTHORITY TO ENGAGE IN VARIOUS BUSINESS
ACTIVITIES

         Like BBC, we have broad authority to engage in various types of business activities, including investments in real estate, real estate development and real estate related businesses. Since our inception in 1980, and prior to acquiring control of BBC, our primary business was the organization, sale and management of real estate investment programs. One of our subsidiaries continues to serve as the corporate general partner of a public limited partnership which files periodic reports with the SEC. Some of our other subsidiaries also serve as corporate general partners of a number of private limited partnerships that we formed in prior years. During the last five years, we have made significant investments in two projects, the "Cypress Creek" and "Center Port" properties. Although we sold our interest in the Cypress Creek property in 1996, we continue to hold an interest in the Center Port property. Although we ceased the organization and sale of new real estate investment programs in 1987, we could resume the organization of real estate investment programs or pursue additional real estate investments in the future.

         BBC has historically made acquisitions and investments as a means of diversifying its sources of non-interest income and to increase non-interest revenues. BBC's acquisitions and investments include:

         /bullet/ REAL ESTATE - BBC acquired St. Lucie West Holding Corp. in
                  October 1997 for approximately $20 million. St. Lucie West Holding Corp. is the developer of St. Lucie West, a master planned residential, commercial and industrial community located in St. Lucie County, Florida. In addition, BBC has made minority investments in real estate development projects located in south Florida.

         /bullet/ EQUIPMENT LEASING - in March 1998 BBC acquired Leasing
                  Technology, Inc., an equipment leasing and finance company located in south Florida, in a stock for stock exchange valued at approximately $6.2 million. Leasing Technology is now operated as a subsidiary of BankAtlantic.

         /bullet/ INVESTMENT BANKING AND BROKERAGE SERVICES - in June 1998 BBC acquired Ryan Beck, in a stock for stock exchange valued at approximately $38 million. Ryan Beck is operated as an independent, autonomous subsidiary under the direction of its prior management.

         These acquisitions and investments in businesses not engaged in traditional banking activities subject us and BBC to the risks inherent in each of these business activities.

WE AND BBC ENGAGE IN REAL ESTATE DEVELOPMENT ACTIVITIES WHICH ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK

         In addition to our direct real estate activities in connection with the Center Port property and our other real estate assets, BBC currently engages in real estate development and investment activities, both through St. Lucie West Holding Corp. and through BankAtlantic's minority interests in real estate development projects.

         The real estate industry is highly cyclical by nature and future market conditions are uncertain. Accordingly, investments in real estate activities are highly speculative and represent a high degree of risk. Factors which adversely affect the real estate and home building industries include:

         /bullet/ decreases in employment levels,
         /bullet/ the availability and cost of financing, /bullet/ decreases in demand,
         /bullet/ unfavorable interest rates,
         /bullet/ over-building,
         /bullet/ a slow down in home sales and construction, /bullet/ a surplus of available real estate and related projects, and /bullet/ the significant volatility and fluctuations in underlying real estate values.

         In addition, St. Lucie West Holding Corp., incurred operating expenses of approximately $5.2 million for the year ended December 31, 1998. Periodic sales of properties in St. Lucie West may be insufficient to ensure profitability of St. Lucie West Holding Corp. Further, if sales are not adequate to cover operating expenses, St. Lucie West Holding Corp. will be required to seek a source of additional operating funds.

         Declines in real estate values or in the economy generally could have a material adverse impact on BBC's and our results of operations based not only on our and BBC's real estate development activities but also on the nature of BBC's assets and the composition of its loan portfolio.


         RISK ASSOCIATED WITH THE CLASS A COMMON STOCK AND THE SUBORDINATED DEBENTURES


THE SOURCE OF PAYMENTS TO HOLDERS OF OUR SECURITIES IS LIMITED

         As previously discussed, there is a risk that our subsidiaries will be unable to pay sufficient dividends to us. Our ability to pay interest on the subordinated debentures and dividends on the Class A Common Stock will be significantly dependent on BankAtlantic's ability to pay dividends to BBC in amounts sufficient to service BBC's obligations and on BBC's ability to pay dividends to us in amounts sufficient for us to satisfy our obligations. BBC's obligations include making payments on its outstanding:

         /bullet/ 9% Subordinated Debentures due 2005-$21.0 million outstanding principal amount at December 31, 1998,
         /bullet/ 6 3/4% Convertible Subordinated Debentures due 2006-$51.0
                  million outstanding principal amount at December 31, 1998, /bullet/ 5 5/8% Convertible Subordinated Debentures due 2007-$100.0
                  million outstanding principal amount at December 31, 1998, and
         /bullet/ 9 1/2% Junior Subordinated Debentures due 2027-$75.0 million outstanding principal amount at December 31, 1998.

BBC may also become obligated to make other payments on securities which it issues in the future which are pari passu or have a preference over the BBC common stock with respect to the payment of principal, interest or dividends.

Our obligations, not including BBC or BankAtlantic's obligations, include making payments on our outstanding:

         /bullet/ unsecured subordinated debentures with an outstanding principal amount of $1.5 million and approximately $2.2 million of accrued deferred interest at December 31, 1998, all of which we intend to repay with the proceeds of these offerings;
         /bullet/ unsecured subordinated debentures with an outstanding prinicpal amount of $5.2 million that we have called for redemption but which have not been presented;
         /bullet/ mortgage notes payable-aggregating $10.4 million in outstanding principal amount at December 31, 1998; and /bullet/ other borrowings-aggregating approximately $0.4 million in principal amount at December 31, 1998.


         We may also become obligated to make other payments on securities which we issue in the future which are pari passu or have a preference over either the Class A Common Stock or the subordinated debentures with respect to the payment of principal, interest or dividends. We intend to use the proceeds of these offerings to redeem our outstanding unsecured subordinated debentures and to pay the deferred interest on them. We discuss the risk that our subsidiaries will be unable to pay sufficient dividends to us above under the caption "We and BBC Depend on Dividends from our Subsidiaries for a Significant Portion of our Cash Flow. Regulatory Restrictions Limit the Ability of our Subsidiaries to Pay Dividends."

OUR CLASS A COMMON STOCK LACKS VOTING RIGHTS AND VOTING CONTROL OF US IS HELD BY OUR MANAGEMENT

         Holders of our Class B Common Stock currently possess all voting power. Holders of our Class A Common Stock will have no right to vote in connection with the election of our directors or any other matter, except in limited circumstances provided by Florida law. As a group, our directors and executive officers beneficially owned 3,970,085 shares, or approximately 82.7%, of the outstanding Class B Common Stock at April 20, 1999. Our existing management can control our policies and management and elect a majority of our Board of Directors. Additionally, as of April 20, 1999, Alan B. Levan, our Chairman of the Board and Chief Executive Officer, and the Chairman of the Board and Chief Executive Officer of BBC and BankAtlantic, may be deemed to beneficially own 44.6% of the shares of our Class B Common Stock, and John E. Abdo, Vice Chairman of our Board and of the Boards of BBC and BankAtlantic and Chairman of the Executive Committee of BankAtlantic, may be deemed to beneficially own 25.7% of the shares of our Class B Common Stock. Additionally, the ownership and acquisition of additional shares by Mr. Levan, Mr. Abdo and their affiliates such persons are excepted from the terms of our shareholder rights plan.

OUR SECURITIES ARE NOT INSURED

         Neither our Class A Common Stock nor the subordinated debentures are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC or by any other governmental agency.

WE MAY ISSUE ADDITIONAL SECURITIES IN THE FUTURE

         There is generally no restriction on our ability to issue securities which are PARI PASSU or have a preference over our Class A Common Stock or the subordinated debentures. Likewise, there is also no restriction on the ability of BBC or BankAtlantic to issue additional capital stock or incur additional indebtedness. At December 31, 1998 we had

         /bullet/ 13,546,006 shares of our Class A Common Stock,
         /bullet/ 17,644,593 shares of our Class B Common Stock, and /bullet/ 10,000,000 shares of preferred stock authorized and available for issuance from time to time in the discretion of our Board of Directors, including issuances in connection with acquisitions.

         In addition, at December 31, 1998, BBC had

         /bullet/ 53,200,632 shares of its Class A Common Stock
         /bullet/ 34,643,569 shares of its Class B Common Stock, and /bullet/ 10,000,000 shares of its preferred stock authorized and available for issuance from time to time in the discretion of its Board of Directors including issuances in connection with acquisitions.

         We do not anticipate that we will seek shareholder approval in connection with any future issuances of our stock unless we are required by law or the rules of any stock exchange on which our securities are listed. In addition, our Articles of Incorporation also provide our Board of Directors with the authority without first obtaining shareholder approval to issue up to 10,000,000 shares of preferred stock, and to fix the relative rights and preferences of the preferred stock. There are no limitations on our ability to incur additional debt or issue additional notes or debentures.

THERE IS NOT AN ACTIVE TRADING MARKET FOR OUR CLASS A COMMON STOCK AND THERE IS NO PRIOR MARKET SUBORDINATED DEBENTURES

         Although our Class A Common Stock is listed on the OTC Bulletin Board there is not currently an active trading market for it, and the subordinated debentures have no prior market. We expect that our Class A Common Stock will remain on the OTC Bulletin Board and that the subordinated debentures will be traded in the over-the-counter market and listed on the "yellow sheets" published by the National Quotation Bureau, LLC. It is unlikely that an active trading market will develop for the subordinated debentures.

         Although it has no obligation to do so, the underwriter intends to make a market in the Class A Common Stock and subordinated debentures as long as the volume of trading and other market-making considerations justify such an undertaking. However, a public market having depth, liquidity and orderliness depends on the presence in the marketplace of a sufficient number of buyers and sellers at any given time; neither we nor market makers have control over such a marketplace. In the event that the underwriter or any other entity does not make a market in the Class A Common Stock or the subordinated debentures, holders of those securities would be limited to selling them in privately negotiated transactions. If an active trading market does develop for either of those securities, there can be no assurance that such a trading market will continue. If a trading market does not develop, or is not maintained, holders of the Class A Common Stock or the subordinated debentures may experience difficulty in reselling them or may be unable to sell them at all. Additionally, since the prices of securities generally fluctuate, there can be no assurance that purchasers of those securities will be able to sell those securities at or above the purchase price paid for them.


         RISKS ASSOCIATED WITH THE SUBORDINATED DEBENTURES


HOLDERS OF OUR SENIOR INDEBTEDNESS AND CREDITORS OF OUR SUBSIDIARIES HAVE PRIORITY OVER THE PAYMENT TO HOLDERS OF THE SUBORDINATED DEBENTURES

         The subordinated debentures are subordinated to all of our current or future senior indebtedness or liabilities which are not expressly by their terms made subordinate or equal in right of payment to the subordinated debentures. The subordinated debentures are also effectively subordinated to all obligations of our subsidiaries. As of December 31, 1998, we had:

         /bullet/ $16.0 million of senior indebtedness, and /bullet/ $3.67 million of indebtedness ranking equally with the subordinated debentures.

         Further, BBC on a consolidated basis with its subsidiaries had approximately $3.55 billion of indebtedness and liabilities as of December 31, 1998, which includes deposits of approximately $1.925 billion. The indenture relating to the subordinated debentures does not limit our ability to incur additional indebtedness, including senior indebtedness, or additional indebtedness by BBC, BankAtlantic or our other subsidiaries.

THE INDENTURE PROVIDES FOR LIMITED COVENANTS WHICH DO NOT PROTECT THE HOLDERS OF SUBORDINATED DEBENTURES OR IMPACT OUR OBLIGATIONS UNDER THESE SECURITIES

         The covenants in the indenture are limited and do not protect holders of subordinated debentures in the event of a material adverse change in our financial condition or results of operations. In addition, payment of principal of and interest on the subordinated debentures can only be accelerated if we:

         /bullet/ fail to pay principal of or any premium on the subordinated debentures at maturity or upon redemption, /bullet/ fail to pay interest on any of the subordinated debentures and such failure continues for a 30-day period, /bullet/ breach any of the provisions of the indenture and such breach continues for a 60-day period after receipt of notice, or /bullet/ reorganize or become bankrupt or insolvent in certain events.

         The indenture does not require us to:

         /bullet/ adhere to any financial ratios or specified levels of liquidity, or
         /bullet/ repurchase, redeem or modify the terms of the subordinated debentures upon a change in control or other events involving us which may adversely affect the creditworthiness of the subordinated debentures.

         Therefore, neither the covenants nor the other provisions of the indenture should be a significant factor in evaluating our obligations under the subordinated debentures.

                 FORWARD LOOKING STATEMENTS AND ASSOCIATED RISKS

         Some of the statements contained in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and
Section 21E of the Securities Exchange Act of 1934. The words "anticipate", "believe", "estimate", "may"
, "intend", "expect" and similar expressions identify some of these forward-looking statements. Our actual results could differ materially from the results which we suggest by these forward-looking statements. These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, including:

         /bullet/ our limited sources of funds,
         /bullet/ regulatory limitations on BBC's and BankAtlantic's ability to pay dividends,
         /bullet/ economic factors (both generally and particularly in areas where we operate or our subsidiaries (including BBC, BankAtlantic and their subsidiaries) operate or hold assets),
         /bullet/ the potential adverse impact on BankAtlantic's operations and profitability from interest rate risk and credit risk associated with BankAtlantic's loan portfolio,
         /bullet/ increased operating expenses and the successful integration of recently acquired businesses and new lines of business, /bullet/ the speculative nature of our real estate development activities, and
         /bullet/ the highly competitive nature of BBC's and BankAtlantic's businesses.

Many of these factors are beyond our control and beyond the control of BBC and BankAtlantic.


                                 USE OF PROCEEDS


         We estimate that we will receive net proceeds of approximately $______ million from our sale of the subordinated debentures ($______ million if the underwriter exercises its over-allotment option in full) after deducting the underwriting discount and estimated expenses. We estimate that we will receive net proceeds of approximately $______ million from our sale of the Class A Common Stock ($______ million if the underwriter exercises its over-allotment option in full) after deducting the underwriting discount and estimated expenses. We will use the net proceeds from the sale of the subordinated debentures and the Class A Common Stock to redeem our unsecured debentures that we have not previously called for redemption and to pay deferred interest accrued on the redeemed unsecured debentures. We intend to use any remaining net proceeds to acquire additional shares of our affiliated companies, to invest in the securities of publicly traded or privately held companies and for general corporate purposes. At December 31, 1998, we had an aggregate of $6.7 million of unsecured debentures outstanding, $5.3 million of which we have called for redemption. Those unsecured debentures also carry deferred interest of approximately $2.2 million. Approximately $1.4 million of our unsecured debentures bear interest at a rate of 12% per annum and mature in July 2009, approximately $276,000 of our unsecured debentures bear interest at a rate of 13% per annum and mature in July 2011, and approximately $5.3 million of our unsecured debentures are called but unpresented and bear no interest.


                   PRICE RANGE FOR COMMON STOCK AND DIVIDENDS


         Although our Class A Common Stock and our Class B Common Stock are each traded on the OTC Bulletin Board under the symbols "BFCFA" and "BFCFB," respectively, there is not presently an active trading market for either the Class A Common Stock or the Class B Common Stock. While the underwriter has advised us that it intends to make a market in the Class A Common Stock following the offering, it is under no obligation to do so and may discontinue doing so at any time. We can give you no assurance that an active trading market for the Class A Common Stock will ever develop or, if it does develop, that it will be maintained. Accordingly, you may experience difficulty in selling your shares of Class A Common Stock. On April 26, 1999 there were approximately 1,030 record holders of the Class A Common Stock and 6,453,994 shares issued and outstanding and approximately 990 record holders of the Class B Common Stock and 2,355,407 shares of Class B Common Stock issued and outstanding.

         On October 6, 1997, our Board of Directors declared a five-for-four stock split, which we accomplished by means of a 25% stock dividend issued in shares of our Class A Common Stock. At the time of the dividend, the Class A Common Stock was a newly authorized series of our capital stock, and no shares were outstanding prior to the dividend. Pursuant to our Articles of Incorporation, our then existing common stock was automatically redesignated as Class B Common Stock without changing any of its rights and preferences upon the authorization of the dividend. On January 15, 1998, our Board of Directors declared a three-for-one stock split, which we accomplished by means of a stock dividend of two shares of Class A Common Stock for each outstanding share of Class A Common Stock and Class B Common Stock. We have adjusted all amounts in this prospectus to reflect those stock splits.


         The following table sets forth, for the periods indicated, the high bid and low asking prices of the Class A Common Stock and the Class B Common Stock as reported by the National Quotation Bureau, L.L.C.


                                                                      CLASS A COMMON STOCK          CLASS B COMMON STOCK
                                                                      --------------------          --------------------
                                                                      HIGH            LOW            HIGH            LOW
                                                                      ----            ---            ----            ---
FISCAL YEAR ENDING DECEMBER 31, 1999
  First Quarter............................................          $ 8.00          $ 5.00         $ 8.00         $ 6.00
  Second Quarter (through April 16, 1999)..................          $ 6.50          $ 3.94         $ 7.25         $ 6.00

FISCAL YEAR ENDING DECEMBER 31, 1998
  First Quarter............................................          $15.50          $ 9.34         $15.17         $ 9.34
  Second Quarter...........................................          $12.63          $ 9.25         $12.75         $ 9.00
  Third Quarter............................................          $11.63          $ 6.25         $10.88         $ 6.00
  Fourth Quarter...........................................          $ 7.13          $ 4.00         $ 7.75         $ 5.00

FISCAL YEAR ENDED DECEMBER 31, 1997
  First Quarter............................................             N/A             N/A         $ 3.73         $ 3.00
  Second Quarter...........................................             N/A             N/A         $ 4.00         $ 3.13
  Third Quarter............................................             N/A             N/A         $10.13         $ 3.93
  Fourth Quarter ..........................................          $10.17          $ 9.33         $10.40         $ 7.33

FISCAL YEAR ENDED DECEMBER 31, 1996
  First Quarter............................................             N/A             N/A         $ 2.07         $ 1.67
  Second Quarter...........................................             N/A             N/A         $ 2.47         $ 2.07
  Third Quarter............................................             N/A             N/A         $ 3.73         $ 2.13
  Fourth Quarter...........................................             N/A             N/A         $ 3.93         $ 3.07

         On April 16, 1999, the last sale price of the Class A Common Stock was $6.50 per share and the last sale price of the Class B Common Stock was $6.50 per share, in each case as reported by the National Quotation Bureau, L.L.C.

         We have never paid a cash dividend. We are not restricted from paying cash dividends except that we may not pay a cash dividend to the holders of any of our equity securities (such as the Class A Common Stock and the Class B Common Stock) if any deferred interest on our unsecured debentures remains unpaid. We had deferred interest payments on our unsecured debentures in an aggregate amount of approximately $2.2 million at December 31, 1998. Our ability to pay cash dividends will be significantly dependent on BBC's ability to pay dividends on its common stock.

         BBC has paid a regular quarterly dividend to its common stockholders since August 1993. Each share of BBC's Class A Common Stock is entitled to receive cash dividends equal to at least 110% of any cash dividends which BBC declares and pays on its Class B Common Stock. BBC's management has indicated that it will seek to declare regular quarterly cash dividends on its common stock, but we can not assure you that BBC will pay dividends in the future. BBC's ability to pay dividends will depend upon, among other things, the results of operations, financial condition and cash requirements of BBC and on the ability of BankAtlantic to pay dividends or otherwise advance funds to BBC. BankAtlantic's ability to pay dividends and advance funds to BBC is subject to OTS regulations and is based upon BankAtlantic's regulatory capital levels and net income. See "Risk Factors-We Depend on Dividends from our Subsidiaries for a Significant Portion of our Cash Flow. Regulatory Restrictions Limit the Ability of our Subsidiaries to Pay Dividends." See also "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of recent losses we, BBC and BankAtlantic incurred for the year ended December 31, 1998.

         In addition, BBC has effected stock splits on its common stock. Where appropriate throughout this prospectus, BBC share and per share amounts have been adjusted to reflect the five-for-four common stock splits BBC effected in February 1998, August 1997 and March 1997 in the form of 25% stock dividends issued in shares of BBC's Class A Common Stock.

         On January 10, 1997, our Board of Directors adopted a shareholder rights plan. As part of the rights plan, we declared a dividend of one preferred stock purchase right for each outstanding share of our Class B Common Stock. This dividend was paid to shareholders of record on January 21, 1997. Each right will become exercisable only upon the occurrence of certain events, including the acquisition of 20% or more of our Class B Common Stock by persons other than the then existing control shareholders, and will entitle the holder to purchase either shares of our stock or shares in the acquiring entity at half the market price of such shares. We may redeem the rights at $.01 per right until the tenth day following the acquisition of 20% or more of the Class B Common Stock by persons other than the existing control shareholders. We may also, in our discretion, extend the period for redemption. The rights will expire on January 10, 2007.


                     MARKET FOR THE SUBORDINATED DEBENTURES


         Because this is the initial offering of the subordinated debentures, there is no prior market for those securities. We expect that the subordinated debentures will be traded in the over-the-counter market and listed on the "yellow sheets" published by the National Quotation Bureau, L.L.C. Although we expect that the underwriter will make a market in the subordinated debentures, it will not be obligated to do so, and it may discontinue any such market making at any time. Accordingly, we can not assure you that an active and liquid trading market for the subordinated debentures will develop or, if developed, that such a market will be sustained. The offering price and interest rate for the subordinated debentures will be determined by negotiations among the underwriter and us, however, the offering price of the subordinated debentures may not be indicative of the market price following the offering. See "Underwriting."

                                 CAPITALIZATION


         The following table sets forth our consolidated historical capitalization at December 31, 1998 and as adjusted to reflect

         /bullet/ the sale of our Class A Common Stock that we are offering by this prospectus and the estimated net proceeds from that offering,
         /bullet/ the sale of the subordinated debentures that we are offering by this prospectus and the estimated net proceeds from that offering and
         /bullet/ the sale of both our Class A Common Stock and the subordinated debentures that we are offering by this prospectus and the aggregate estimated net proceeds from those offerings.

         You should read the information below in conjunction with our Consolidated Financial Statements included elsewhere in this prospectus.

                                                                                 DECEMBER 31, 1998
                                                             ------------------------------------------------------
                                                                                AS            AS            AS
                                                                ACTUAL     ADJUSTED(1)    ADJUSTED(2)   ADJUSTED(3)
                                                                ------     -----------    -----------   -----------
                                                                            (DOLLARS IN THOUSANDS)
LIABILITIES:
     Subordinated debentures, net                            $    6,736    $_________     $_________    $_________
     Deferred interest on subordinated debentures                 2,217             0              0             0
     Mortgage and other borrowings                               10,783        10,783         10,783        10,783
     ____% Subordinated Debentures due _________, 2010              --            --      $   15,000    $   15,000

SHAREHOLDERS' EQUITY
Class A common stock, $.01 par value, authorized
   20,000,000 shares; issued and outstanding 6,453,994,
   7,453,994, 6,453,994 and 7,453,994,  respectively                 58     _________             58     _________
Class B common stock, $.01 par value, authorized
   20,000,000 shares; issued and outstanding 2,355,407               21            21             21            21
Additional paid-in capital                                       26,095     _________         26,095     _________
Retained earnings                                                30,660        30,660         30,660        30,660
                                                             ----------    ----------     ----------    ----------
TOTAL SHAREHOLDERS' EQUITY
                                                             ==========    ==========     ==========    ==========

----------
(1) As adjusted for the estimated net proceeds from our sale of the Class A Common Stock that we are offering by this prospectus and assumes that the Underwriter's over allotment option is not exercised.
(2) As adjusted for the estimated net proceeds from our sale of the subordinated debentures that we are offering by this prospectus and assumes that the Underwriter's over allotment option is not exercised.
(3) As adjusted for the estimated aggregate net proceeds from our sale of both the Class A Common Stock and the subordinated debentures that we are offering by this prospectus.


                       SELECTED HISTORICAL FINANCIAL DATA


         The Selected Consolidated Financial Data presented below has been derived from our audited consolidated financial statements and the audited consolidated financial statements of BBC. They are qualified in their entirety by reference to more detailed consolidated financial statements and independent auditors' reports included elsewhere in this prospectus. Where appropriate, we have adjusted amounts and percentages to reflect our five-for-four common stock split effected in October 1997 and our three-for-one common stock split effected in January 1998. In addition, where appropriate we have adjusted amounts and percentages relating to BBC to reflect BBC's five-for-four common stock splits effected in February 1998 and August 1997.

                   BFC FINANCIAL CORPORATION AND SUBSIDIARIES
                      Selected Consolidated Financial Data
             (In thousands, except for per share data and percents)

                                                     For the years ended December 31,
                                         -----------------------------------------------------
                                            1998        1997       1996       1995       1994
                                           ------      ------     ------     ------     ------
Revenues                                 $ 12,658      16,354     21,661     11,711     27,289
Costs and expenses                         12,707       3,366     12,679      7,481     24,376
Income (loss) before income
 taxes and extraordinary items                (49)     12,988      8,982      4,230      2,913
Provision for income taxes
 (benefit)                                   (368)      4,222      2,924       --       (2,009)
Extraordinary items,
 net of income taxes                           61 (f)   1,052 (g)   853 (h)   3,702 (i) 22,744 (j)
Net income                                    380       9,818      6,911      7,932     27,666
Common Stock (d):
Basic earnings per share (e)
  Before Extraordinary items                 0.04        1.10       0.78       0.55       0.64
  Extraordinary items                        0.01        0.13       0.11       0.48       2.95
  Net income                                 0.05        1.23       0.89       1.03       3.59
Diluted earnings per share (e)
  Before Extraordinary items                 0.04        1.00       0.73       0.55       0.64
  Extraordinary items                        --          0.12       0.10       0.48       2.95
  Net income                                 0.04        1.12       0.83       1.03       3.59
Basic weighted average of common
 shares outstanding (e)                     7,954       7,938      7,811      7,709      7,709
Diluted weighted average of common
 shares outstanding (e)                     9,101       8,731      8,347      7,709      7,709
Ratio of earnings to fixed charges (c)       2.33        1.69       1.33       0.26       0.47
Dollar deficiency of earnings to
 fixed charges (c)                           --          --         --        3,370      4,374

                                                              December 31,
                                           ---------------------------------------------------
                                            1998        1997       1996       1995       1994
                                           ------      ------     ------     ------     ------
Investment in BankAtlantic
 Bancorp, Inc. ("BBC")                     74,565      72,185     59,039     52,662     43,768
Loans receivable, net                       1,740       1,859      2,180      5,168      4,904
Securities available for sale               2,218       1,478      6,819      5,105      5,869
Investment
 real estate, net (k)                       6,172       9,700     10,383     11,072     11,169
Real estate held for development
 and sale                                   1,811       6,474      6,497     10,211      9,912
Total assets                               91,257      98,871     98,841     96,896     91,291
Subordinated debentures, net                6,736       7,263     19,135     19,774     25,011
Mortgages payable
 and other borrowings                      10,784      22,943     25,498     27,616     26,618
Deferred interest on the
 subordinated debentures                    2,217       2,106      2,806      2,722      3,494
Stockholders' equity                       57,631      54,142     41,462     35,758     26,532
Book value per share (e)                     7.24        6.81       5.26       4.64       3.44
Book value per share
 assuming market value of BBC (e)            7.45       13.27       7.01      10.22       5.33
Return on assets (a)                         0.39 %      10.5 %      7.0 %      8.5 %     30.8 %
Return on equity (a)                         0.67 %      21.1 %     17.7 %     26.4 %    327.9 %
Equity to assets ratio (a)                   58.7 %      49.7 %     39.4 %     32.3 %      9.4 %

----------
(a)      Ratios were computed using quarterly averages.
(b)      Since its inception, the Company has not paid any dividends.
(c) The operations of BBC have been eliminated since there is a dividend restriction between BBC's primary subsidiary, BankAtlantic, and BBC.
(d) Prior to 1997 there were no Class A common shares outstanding. All shares outstanding prior to 1997 were Class B common shares. While the Company has two classes of common stock outstanding, the two-class method is not presented because the company's capital structure does not provide for different dividend rates or other preferences, other than voting rights, between the two classes.
(e) I.R.E. Realty Advisory Group, Inc. ("RAG") owns 1,375,000 of BFC Financial Corporation's Class A Common Stock and 500,000 shares of BFC Financial Corporation Class B Common Stock. Because the Company owns 45.5% of the outstanding common stock of RAG, 624,938 shares of Class A Common Stock and 227,500 shares of Class B Common Stock are eliminated from the number of shares outstanding for purposes of computing earnings per share and book value per share.
(f) Gain from extinguishment of debt of $61,000, net of income taxes of $39,000.
(g) Gain on settlements of Exchange litigation of approximately $756,000, net of income taxes of $475,000, net gain from extinguishment of debt of $115,000, net of income taxes of $72,000 and net gain from debt restructuring of approximately $181,000, net of income taxes of $114,000.
(h) Gain on settlements of Exchange litigation of approximately $853,000, net of income taxes of $611,000.
(i) Gain from extinguishment of debt of approximately $460,000, net of income taxes of $218,000 and gain on settlements of Exchange litigation of approximately $3.2 million, net of income taxes of $1.5 million.
(j) Gain on settlements of Exchange litigation, net of income taxes of $214,000.
(k) Investment real estate, net represents the properties acquired in the 1989 and 1991 Exchange.

    MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         General - We are a unitary savings bank holding company which owns in the aggregate approximately 31.3% of the outstanding common stock of BBC. BBC is the holding company for BankAtlantic and owns 100% of its outstanding common stock. Our ownership interest in BBC has been recorded by the purchase method of accounting. Based on the equity method of accounting, our investment in BBC represents approximately 82% of our consolidated assets as of December 31, 1998. At December 31, 1998, we owned

         /bullet/ 6,578,671 shares of BBC's Class A Common Stock, or approximately 25% of BBC's outstanding Class A Common Stock, and
         /bullet/ 4,876,124 shares of BBC's Class B Common Stock, or approximately 47% of BBC's outstanding Class B Common Stock.

         The aggregate market value of our investment in BBC at December 31, 1998 was approximately $77.1 million or approximately $2.5 million in excess of the carrying value in our financial statements.

         On October 6, 1997, our Board of Directors declared a five for four stock split effected in the form of 25% stock dividend, payable in shares of our then newly authorized Class A Common Stock. Prior to the dividend we had no shares of our Class A Common Stock outstanding. Pursuant to our Articles of Incorporation, our then existing common stock was automatically redesignated as our Class B Common Stock without changing any of its rights and preferences upon the authorization by our Board of the stock dividend. On January 15, 1998, our Board of Directors declared a three-for-one stock split effected in the form of a stock dividend of two shares of Class A Common Stock for each share of outstanding Class A and Class B Common Stock. Due to accounting and tax considerations, outstanding options to purchase Class B Common Stock previously granted under our stock option plans were adjusted to reflect additional Class B stock options instead of options on Class A Common Stock.

         In addition to our investment in BBC, we own and manage real estate. Since our inception in 1980 and prior to our acquisition of control of BankAtlantic in 1987, our primary business was organizing, selling and managing real estate investment programs. Effective as of December 31, 1987, we ceased organizing and selling new real estate investment programs, but we continue to own and manage real estate assets. One of our subsidiaries continues to serve as the corporate general partner of one public limited partnership which files periodic reports with the SEC under the Securities Exchange Act of 1934. Some of our other subsidiaries also serve as corporate general partners of a number of private limited partnerships we formed in prior years.


RESULTS OF OPERATIONS


         Our basic and diluted earnings per share for common stock were $.05 and $.04 for the year ended December 31, 1998, $1.23 and $1.12 for the year ended December 31, 1997 and $.89 and $.83 for the year ended December 31, 1996.

         Our net income for the year ended December 31, 1998 was approximately $380,000. For the year ended December 31, 1997 it was approximately $9.8 million. It was approximately $6.9 million for the year ended December 31, 1996. Operations for 1998 and 1997 included extraordinary gains, net of income taxes, from extinguishment of debt of $61,000 in 1998 and $115,000 in 1997. Operations for 1997 and 1996 included extraordinary gains, net of income taxes, due to changes in the estimate of the amount of the settlement liability associated with the exchange litigation. For 1997 this amount was $756,000. It was $853,000 for 1996. Operations for 1997 also included an extraordinary gain, net of income taxes, of approximately $181,000 from debt restructuring.

         Our equity in BBC's net loss for the year ended December 31, 1998 was approximately $1.4 million. For the year ended December 31, 1997 our equity in BBC's net income was approximately $12.1 million and, for the year ended December 31, 1996 it was $8.7 million. Our operations included a net gain on the sale of real estate of approximately $3.2 million for 1998, $335,000 for 1997 and $3.3 million for 1996. Our 1997 operations also included a net gain on our sale of BBC Class A Common Stock of approximately $1.3 million and the reversal of a provision for litigation of approximately $2.3 million. Our 1996 revenues included a net gain of approximately $211,000 associated with the settlement of litigation related to the cleanup of contamination on a property we formerly owned and an adjustment to the provision for litigation of approximately $292,000. Interest on our subordinated debentures was approximately $492,000 in 1998, $723,000 in 1997 and $1.2 million in 1996. Our 1998 operations included a write-down of an investment in a real estate limited partnership of approximately $184,000. Our 1996 operations included a loss on disposition of mortgage notes and investment, net of approximately $474,000 due from affiliated limited partnerships.


         The following table shows the components of revenues and the changes between the periods indicated (in thousands):


                                                                            1998         1997
                                              FOR THE YEARS                  TO           TO
                                           ENDED DECEMBER 31,               1997         1996
                                           ------------------               ----         ----
                                    1998          1997         1996        CHANGE       CHANGE
                                    ----          ----         ----        ------       ------
Interest on mortgage
   notes and related
   receivables                   $   1,108          221          613           887        (392)
Interest and dividends
   on securities
   available for sale
   and escrow accounts                 228          445          694          (217)       (249)
Earnings on real
   estate rental
   operations, net                     979        1,034        1,303           (55)       (269)
Sale of real estate                 11,706          967        9,700        10,739      (8,733)
Net gain from sale
   of stock                            ---        1,349          ---        (1,349)      1,349
Equity in earnings
   (loss) of BBC                    (1,397)      12,129        8,650       (13,526)      3,479
Other income, net                       34          209          701          (175)       (492)
                                 ---------       ------       ------       -------      ------
                                 $  12,658       16,354       21,661        (3,696)     (5,307)
                                 =========       ======       ======       =======      ======

         Our interest on mortgage notes and related receivables increased for the year ended December 31, 1998 as compared to the same period in 1997 primarily due to our recognition of approximately $910,000 of interest earned on advances associated with the development and construction of the Center Port property. Our interest on mortgage notes and related receivables decreased for the year ended December 31, 1997 as compared to the same period in 1996 primarily due to the satisfaction of a loan receivable in 1996, the reduction of the amount of mortgage note receivables from affiliated limited partnerships we held and proceeds received during 1996 of approximately $297,000 for interest due from affiliated limited partnerships that we had not accrued in prior years.

         Our interest and dividends on securities available for sale and escrow accounts decreased for the year ended December 31, 1998 as compared to the 1997 and 1996 periods primarily due to decreases in our investable funds.

         Our earnings on real estate rental operations include our earnings from investment real estate and deferred profit recognition on our real estate sales (other than BBC's sales). Our earnings on real estate rental operations, net decreased for the year ended December 31, 1998, as compared to the same period in 1997 primarily due to an increase in landscaping maintenance and repairs and maintenance at Burlington Manufacturers Outlet Center ("BMOC"). Our earnings on real estate rental operations, net decreased for the year 1997 as compared to the same period in 1996 primarily due to the sale of a 50% interest in a property and the accounting for the remaining ownership under the equity method and a decrease in deferred profit recognition primarily due to the satisfaction of mortgage notes in 1996 due from affiliated limited partnership. This decrease was offset in part by an increase in net operating income at BMOC.

         During 1998, we sold approximately 38 acres of the Center Port property to unaffiliated third parties for approximately $10.9 million and recognized a net gain from the sale of real estate of approximately $2.6 million. In October 1998, we sold approximately 15,000 square feet of the BMOC property to an unaffiliated third party for $500,000 and we recognized a net gain from the sale of real estate of approximately $301,000. In 1996, we sold a 50% interest in a property located in Delray Beach, Florida, included in investment real estate, net. Since we were the maker on the non-recourse mortgage note on the Delray Beach property and since we maintained a 50% interest in the property, our gain on the sale of approximately $0.6 million was deferred. During the quarter ended June 30, 1998, we recognized 50% of the deferred profit of approximately $0.3 million upon refinancing the property's mortgage note. We will recognize the remaining deferred profit upon the sale of the remaining interest in the property.

         In February 1997, we sold 12.7 acres of land located in Birmingham, Alabama to an unaffiliated third party for approximately $149,000 and we recognized a net gain on the sale of approximately $131,000 in 1997. In August 1997, we sold approximately four acres of the Center Port property to unaffiliated third parties for approximately $818,000 and recognized a net gain from the sale of real estate of approximately $204,000. In June 1994, an entity that we control acquired from an independent third party 23.7 acres of unimproved land know as "Cypress Creek" located in Fort Lauderdale, Florida. In March 1996, we sold Cypress Creek to an unaffiliated third party for approximately $9.7 million and recognized a net gain of approximately $3.3 million.


         In June 1997 and January 1997, the Company sold an aggregate of 449,805 shares of BBC's Class A Common Stock. We received $3.7 million of net proceeds from these sales and recognized a net gain of approximately $1.3 million in 1997.


         BBC's net income (loss) available for common shareholders for each of the years in the three year period ended December 31, 1998 is summarized below (in thousands):


                                                                                        1998            1997
                                                    FOR THE YEARS                        TO              TO
                                                 ENDED DECEMBER 31,                     1997            1996
                                                 ------------------                     ----            ----
                                         1998            1997           1996           CHANGE          CHANGE
                                         ----            ----           ----           ------          ------
Income from
   continuing operations            $   10,186          23,658          17,639        (13,472)          6,019
Income (loss) from
   discontinued operations,
   net of taxes                        (18,220)          4,111           1,372        (22,331)          2,739
                                    ----------          ------          ------        -------           -----
Net income (loss)                   $  (8,034)          27,769          19,011        (35,803)          8,758
                                    ==========          ======          ======        =======           =====

         Our equity in BBC's net loss for the year ended December 31, 1998 was approximately $1.4 million. Our equity in BBC's net income for the year ended December 31, 1997 was approximately $12.1 million and $8.7 million for the year ended December 31, 1996. The decrease in our equity in BBC's earnings for the year 1998 as compared to 1997 was due to a decrease in BBC's earnings. BBC's income from continuing operations decreased by 57% during the year ended December 31, 1998 compared to the same period during 1997. The primary reasons for the decline in BBC's income from continuing operations during 1998 compared to 1997 was:

         1) a significant increase in BBC's provision for loan losses resulting from recent delinquency trends in the consumer indirect and small business loan portfolios and growth in small business loans,

         2) an increase in employee compensation and benefits (excluding Ryan Beck and BBC's real estate operations) reflecting the hiring of more than 100 new officers and employees to expand BankAtlantic's product lines and improve customer service on existing product lines,

         3) higher occupancy expenses due to the opening of 10 branches and the expansion of BankAtlantic's ATM network,

         4) increased advertising and promotion expenses to introduce BankAtlantic's new corporate logo and to promote new product lines,

         5) increased expenses associated with the higher administrative costs of managing a larger branch and ATM network, and

         6) restructuring charges and write-downs.

         An increase in BBC's net interest income due to a larger loan portfolio, income from real estate operations and a net pension curtailment gain partially offset the items described above.

         BBC determined in December 1998 to discontinue its mortgage servicing business ("MSB"). Included in BBC's loss from discontinued operations during the year ended December 31, 1998 was a $6.1 million provision for the disposal of the MSB (net of income taxes). BBC's remaining loss from discontinued operations during 1998 primarily resulted from rapidly declining interest rates during 1998 causing prepayments and declines in the value of the mortgage servicing rights ("MSR") asset.

         The increase in our equity in BBC's earnings in 1997 as compared to 1996 was due to an increase in BBC's earnings, offset in part by our decreased ownership percentage in BBC. BBC's income from continuing operations increased by 34% during the year ended December 31, 1997 compared to the same period during 1996. The primarily reasons for the increase in BBC's income from continuing operations during 1997 compared to 1996 was:

         1) an increase in BBC's net interest income resulting from its purchase of wholesale residential loans and its October 1996 acquisition of Bank of North America ("BNA"),

         2) increased noninterest income from trading securities gains, gains on sales of loans held for sale, and gains on sales of securities available for sale, and

         3) higher fee income from loans, deposits, and ATM customers due to an expanded branch and ATM network and a larger loan portfolio.

         The increase in income from discontinued operations during the year ended December 31, 1997 compared to the 1996 period resulted from higher gains on the sale of MSRs.

         Our ownership of all of BBC's outstanding common stock at December 31, 1998 was 31.3%. It was 35.6% at December 31, 1997 and 41.5% at December 31, 1996. The decrease in ownership at December 31, 1998 as compared to 1997 was attributable to BBC's issuance of Class A Common Stock to acquire Ryan Beck and Leasing Technologies, Inc. This decrease was offset in part by reductions in the number of outstanding shares of BBC's common stock primarily due to BBC's repurchases of its shares. The decrease in ownership at December 31, 1997 as compared to 1996 was primarily due to BBC's issuance of 4,312,500 shares of its Class A Common Stock in a public offering during November 1997 and our sale of 449,805 shares of BBC's Class A Common Stock during 1997. This decrease was offset in part by reductions in the outstanding shares of BBC common stock primarily due to the repurchase by BBC of its shares. The following table gives information regarding our ownership interest in BBC at the dates indicated:

                                  BBC             BBC
                                CLASS A         CLASS B
                                 COMMON          COMMON           TOTAL
                                 STOCK           STOCK         OUTSTANDING
                                 -----           -----         -----------
December 31, 1996                35.1%           46.2%            41.5%
December 31, 1997                30.6%           45.6%            35.6%
December 31, 1998                25.1%           47.1%            31.3%

         Other income decreased for the year ended December 31, 1998 as compared to the same period in 1997 primarily due to proceeds received during the 1997 period relating to a loan from an affiliate which was written-off in prior years. Other income, net was less for the year ended December 31, 1997 as compared to the 1996 period primarily due to a net gain in 1996 of approximately $211,000 associated with the settlement of litigation attributable to the cleanup of contamination on a property we formerly owned and $142,000 which was recognized when the first mortgage holder on a property we formerly owned allowed the release of funds from an escrow account that was established during the time we owned the property.


         The following table shows the components of costs and expenses and the changes between the periods indicated (in thousands):

                                                                                       1998           1997
                                                     FOR THE YEARS                      TO             TO
                                                   ENDED DECEMBER 31,                  1997           1996
                                                   ------------------                  ----           ----
                                         1998           1997           1996           CHANGE         CHANGE
                                         ----           ----           ----           ------         ------
Interest on subordinated
   debentures                         $    492            723          1,238            (231)          (515)
Interest on mortgage
   payables and other
   borrowings                            1,420          1,996          2,396            (576)          (400)
Cost of sale of real
   estate                                8,525            632          6,420           7,893         (5,788)
Loss on disposition of
   mortgage notes
   and investment, net                     --             --             474             --            (474)
Write-down of
   investment                              184            --             --              184            --
Expenses related to
   real estate held for
   development and
   sale, net                                68            130            154             (62)           (24)
Employee compensation
   and benefits                          1,190          1,153          1,153              37            --
Occupancy
   and equipment                            50             40             44              10             (4)
Reversal of provision
   for litigation                          --          (2,272)          (292)          2,272         (1,980)
General and
   administrative, net                     778            964          1,092            (186)          (128)
                                      --------         ------         ------           -----         ------
                                      $ 12,707          3,366         12,679           9,341         (9,313)
                                      ========         ======         ======           =====         ======

         Interest on subordinated debentures decreased for the year ended December 31, 1998 as compared to the same periods in 1997 and 1996 primarily due to reduction in the outstanding amount of subordinated debentures and the accrual of interest on certain subordinated debentures during 1996 related to the delayed funding of our 1989 exchange settlement liability.

         Our interest on mortgage payables and other borrowings decreased for year ended December 31, 1998 as compared to the same period in 1997 primarily due to a reduction in our borrowings. Interest on our mortgage payables and other borrowings decreased for the year ended December 31, 1997 as compared to the same period in 1996 primarily due to the sale during 1996 of a 50% interest in a property acquired in our 1989 exchange and a reduction in our borrowings.

         During 1996, we recorded a loss of approximately $474,000 in connection with our disposition of mortgage notes and investments from five affiliated limited partnerships. During 1996, we dissolved and liquidated the limited partnerships.

         In June 1998, we reduced our carrying value on an investment in an affiliated partnership by $184,000.

         The expenses relating to real estate held for development and sale, net represent our expenses and revenues relating to the Center Port property located in Pompano Beach, Florida and a 50% interest in a property located in Delray Beach, Florida. Our expenses relating to real estate held for development and sale, net decreased for the year ended December 31, 1998 as compared to the same period in 1997 primarily due to decreased property taxes and administrative expenses at the Center Port property. Our expenses relating to real estate held for development and sale, net decreased for the year ended December 31, 1997 as compared to the same period in 1996, primarily due to a decrease in real estate taxes, land clearing, association fees and professional services at the Center Port property. This decrease was offset in part by increases in administrative expenses at the Center Port property and a net loss of approximately $27,000 associated with the Delray property.

         Employee compensation and benefits increased for the year ended December 31, 1998 as compared to the same period in 1997 primarily due to an increased contribution to the employee's profit sharing plan and an increase in the number of personnel.

         In connection with the litigation entitled SHORT VS. EDEN, ET AL., at December 31, 1996 we had an accrual of approximately $3.0 million included in our other liabilities. In April 1997 we disbursed approximately $783,000 and received a release and satisfaction of judgment. Accordingly, we reversed the remaining accrual of approximately $2.3 million during the quarter ended June 30, 1997. In connection with the litigation entitled KUGLER, ET AL. V. I.R.E. REAL ESTATE INCOME FUND, LTD., in October 1996 we placed approximately $3.7 million in escrow to fund the rescission of sales and in March 1997, approximately $1.0 million was placed in escrow for plaintiffs attorneys' fees. In 1996 we recorded an adjustment to the accrual associated with the KUGLER litigation in the amount of $292,000. On April 30, 1997, the court approved the KUGLER settlement.

         Our net general and administrative expenses decreased for the year ended December 31, 1998 as compared to the same period in 1997 primarily due to decreased legal fees, trustee fees and amortization expense. This decrease was offset in part by an increase in intangible taxes. General and administrative, net decreased for the year ended December 31, 1997 as compared to the same period in 1996 primarily due to decreased legal fees. This decrease was offset in part by increases in trustee fees, intangible taxes, professional and consulting fees associated with the ABC litigation and the elimination of reimbursements of administrative costs from an affiliated partnership which was liquidated in 1996.

         We do not include BBC and its subsidiaries in our consolidated income tax return with our wholly-owned subsidiaries since we own less than 80% of BBC's outstanding stock. We utilize the asset and liability method to account for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. As of December 31, 1998 our deferred income taxes were approximately $13.2 million. They were $11.7 million as of December 31, 1997 and $5.3 million as of December 31, 1996. The increase in deferred income taxes at December 31, 1998 as compared to December 31, 1997 was primarily due to the tax effect of the increase in our investment in BBC of approximately $2.4 million. The increase in deferred income taxes at December 31, 1997 as compared to December 31, 1996 was primarily due to the tax effect of the increase in our investment in BBC of approximately $13.1 million.


FINANCIAL CONDITION


         Our total assets at December 31, 1998 were $91.3 million. They were $98.9 million at December 31, 1997. The majority of the difference at December 31, 1998 as compared to December 31, 1997 was due to decreases in

         /bullet/ real estate held for development and sale, /bullet/ investment real estate, net and /bullet/ other assets.

         These decreases were offset in part by the increase in our investment in BBC and securities available for sale.

         Securities available for sale increased primarily due to the investment of funds received from the sale of real estate at Center Port and BMOC properties and the availability of funds provided from the release of the 1989 exchange settlement. This increase in securities available for sale was offset in part by sales of securities to fund the advances for development and construction costs at the Center Port property.

         Real estate held for development and sale decreased primarily due to the sale of 38 acres of the Center Port property. This decrease in real estate held for development and sale, net was offset in part by an increase in development and construction costs at the property.

         In 1996 we sold a 50% interest in a property included in investment real estate. Since we were the sole maker on the non-recourse mortgage note on the property and since we maintained a 50% interest in the subject property, we deferred the gain on the sale of approximately $632,000, reducing our carrying value in real estate, and the mortgage remained on our books. We refinanced the property with the other 50% owner also becoming liable for the amount owed under the note. At that time, we recognized 50% of the deferred profit on the transaction, and removed the mortgage note and investment real estate entries relating to the property from our Consolidated Statements of Financial Condition. We include the remaining investment in the property in investment real estate using the equity method of accounting. In October 1998, we sold one building, approximately 15,000 square feet, at the BMOC property for $500,000. We recognized a net gain on the sale of real estate of approximately $301,000.

         Our investment in BBC increased by $2.4 million due to the net effect of other BBC capital transactions of approximately $4.1 million primarily attributable to BBC's issuance of its Class A Common Stock to acquire Ryan Beck and Leasing Technologies and the increase in BBC's net unrealized appreciation on securities available for sale, net of deferred income taxes of approximately $878,000. This increase was offset in part by the equity in the loss of BBC of approximately $1.4 million and dividends of approximately $1.2 million in 1998.

         Other assets decreased due to the 1997 release from escrow of approximately $2.1 million that we had placed in an escrow account related to the settlement of litigation and payments made from the escrow accounts in accordance with the terms of the settlements of litigation. The settlement agreement provided for a release from escrow of any balances remaining at the end of a specified period and accordingly, we released approximately $2.1 million in January 1998. Any balances remaining in the escrow accounts under litigation settlements will be released in January 2000.

         Unsecured debentures and deferred interest on the subordinated debentures decreased primarily due to the redemption of unsecured debentures.

         Mortgages payable and other borrowings decreased primarily due to the

         /bullet/ repayment of approximately $1.5 million on a revolving line of credit,
         /bullet/ repayment of approximately $7.2 million upon the sale of approximately 38 acres at the Center Port property, and /bullet/ principal payments made on loans according to their terms.


PURCHASE ACCOUNTING


         Our acquisition of BBC was accounted for as a purchase and accordingly, the assets and liabilities acquired were revalued to reflect market values at the dates of acquisition. The discounts and premiums arising as a result of the revaluation are generally being accreted or amortized (i.e. added into income or deducted from income), net of tax, using the level yield or interest method over the remaining life of the assets and liabilities. The net impact of such accretion, amortization and other purchase accounting adjustments was to increase consolidated net earnings by approximately $741,000 for 1997 and by $545,000 for 1996. Assuming no sales or dispositions of the related assets or liabilities by BBC, we believe the net increase (decrease) in earnings resulting from the net amortization and accretion of the adjustments to net assets acquired resulting from the use of the purchase method of accounting will remain at a similar level for 1999 and we anticipate an increase in earnings from 2000 to 2003 of approximately $52,000 per year.

         Excess cost over fair value of net assets acquired at December 31, 1998 was approximately $454,000, and it was $577,000 at December 31, 1997. We include the excess cost over fair value of net assets acquired in our investment in BBC in the accompanying statements of financial condition.


LIQUIDITY AND CAPITAL RESOURCES


         Pursuant to the terms of the applicable escrow agreements, we released approximately $2.1 million during January 1998 from escrow accounts established to fund payment on our unsecured debentures that we had called for redemption. At December 31, 1998, approximately $2.7 million remained to fund future payments. Any amounts remaining in escrow in January 2000 will be released to us and any future payments on the called unsecured debentures will be paid from our working capital. At December 31, 1998, there was approximately $5.3 million of called but unpresented unsecured debentures. We are not obligated to pay interest on unsecured debentures once they are called for redemption.

         Pursuant to the terms of approximately $1.5 million of our unsecured debentures which are outstanding and not called for redemption, we may elect to defer interest payments if our management determines in its discretion that the payment of interest would impair our operations. Items considered in the decision to defer the interest payment include, among other items, the ability to identify which unsecured debentures are held by Holders in Due Course and our current operating expenses. Since December 31, 1991, we have deferred interest payments on our unsecured debentures.


         In 1994, we agreed to participate in certain real estate opportunities with John E. Abdo, Vice Chairman of the Board, and certain of his affiliates (the "Abdo Group"). Under the arrangement, the Abdo Group and us will share equally in profits after any profit participation due to any other partners in the ventures and after interest earned on advances we made. We bear the risk of loss, if any, under the arrangement. On such basis, we acquired interests in two properties. In June 1994, an entity we controlled acquired from an independent third party 23.7 acres of unimproved land known as the "Cypress Creek" property located in Fort Lauderdale, Florida. In March 1996, we sold the Cypress Creek property to an unaffiliated third party for approximately $9.7 million and we recognized a gain of approximately $3.3 million. In connection therewith, the Abdo Group received approximately $2.9 million as their share of the profit from the transaction, which is included in cost of sale of real estate. As part of the sale of the Cypress Creek property, we received a limited partnership interest in an unaffiliated limited partnership that will entitle us to receive approximately 4.5% of any profits from development and operation of the property. In January 1999, we received approximately $259,000 when the limited partnership was liquidated. In December 1994, an entity we control acquired from an unaffiliated seller approximately 70 acres of unimproved land known as the "Center Port" property in Pompano Beach, Florida. Through December 31, 1998, 42 acres had been sold from the Center Port property to unaffiliated third parties for approximately $11.7 million and we recognized net gains from the sale of real estate of approximately $2.8 million. Included in cost of sales is approximately $2.0 million, representing the Abdo Group's profit participation from the transactions. We utilized all proceeds from the sale to reduce the borrowing for which the Center Port property serves as partial collateral. At December 31, 1998, the balance on this borrowing was approximately $1,000 and was due to an unaffiliated lender. Payment of profit participation to the Abdo Group will be deferred until the lender and us are repaid on loans, advances and interest. The remainder of the Center Port property is currently being marketed for sale.

         As previously indicated we hold approximately 31.3% of all of BBC's outstanding common stock. BBC has paid a regular quarterly dividend since its formation and its management has indicated that it currently anticipates that it will pay regular quarterly cash dividends on common stock. The availability of funds for the payment of dividends by BBC is dependent upon BankAtlantic's ability to pay dividends to BBC. Our cash position and our ability to meet our obligations will in large part be dependent on the financial condition of BBC and BBC's payment of dividends to its shareholders, including us. Currently, BBC pays a quarterly dividend of $.0275 and $.025 per share for its Class A Common Stock and Class B Common Stock, respectively. BBC's principal source of cash flow is dividends from BankAtlantic. BBC's annual debt service associated with its $246.9 million of 9%, 6-3/4% and 5-5/8% Debentures and Trust Preferred Securities is approximately $18.0 million. BBC also obtains funds from the exercise of its outstanding stock options, through the sale of common shares and from the issuance of debt securities.

         At December 31, 1998, BankAtlantic's core capital ratio was 8.48%, its Tier 1 risk-based capital ratio was 12.67% and its total risk-based capital ratio was 13.92%. Based on these capital ratios, BankAtlantic meets the definition of a "well-capitalized" institution.


CASH FLOWS


         A summary of our consolidated cash flows follows (in thousands):

                                           FOR THE YEARS ENDED DECEMBER 31,
                                           --------------------------------
                                              1998       1997     1996
                                              ----       ----     ----
Net cash provided (used) by:
   Operating activities                    $ (1,252)    (8,925)   (5,485)
   Investing activities                      10,770     10,812     8,142
   Financing activities                      (9,467)    (3,079)   (2,013)
                                           --------    -------    ------
Increase (decrease) in cash
   and cash equivalents                    $     51    (1,192)       644
                                           ========    =======    ======

         The primary sources of funds to us for the year ended December 31, 1998 were release of funds from escrow accounts, proceeds received from the sale of real estate, principal reductions on loan receivables, proceeds from redemption and maturities of securities available for sale, revenues from property operations, and dividends from BBC. We utilized these funds primarily to

         /bullet/ reduce our mortgage payables and other borrowings, /bullet/ fund development and construction costs at the Center Port property,
         /bullet/ purchase securities available for sale, and /bullet/ fund operating expenses and general and administrative expenses.

         We used the funds that we received from the sale of real estate primarily to reduce related mortgage debt at the Center Port property.


         Impact of Inflation - The financial statements and related financial data and notes presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         We do not believe that inflation has had any material impact on us. Inflation could also have an effect on the market value of our ownership in our BBC common stock. Virtually all of BBC's assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on BBC's performance than the effects of general price levels. Although interest rates generally move in the same direction as inflation, the magnitude of such changes varies.


MARKET RISK


         Market risk is defined as the risk of loss arising from adverse changes in market valuation which arise from interest rate risk, foreign currency exchange rate risk, commodity price risk and equity price risk. Our primary market risk is equity risk through our investment in BBC.


EQUITY PRICING RISK


         Our primary equity investment is our investment in BBC. We entered into this investment for purposes other than trading purposes. Since this investment is carried using the equity method of accounting, changes in market price of BBC stock would not have a direct impact on our financial statements, however, a change in market price could likely have an impact on the investment community's view of us. The following table shows changes in the market value of our investment in BBC at December 31, 1998 based on percentage changes in market price. Actual future price changes may be different from the changes identified in the table below (in thousands):

          PERCENT
         CHANGE IN                    MARKET
       MARKET PRICE                    VALUE
       ------------                   ------
          20.00%                      $92,515
          10.00%                       84,806

           0.00%                       77,096
         (10.00)%                      69,386
         (20.00)%                      61,677

         Our management does not believe that market risk on other equity instruments would have a significant impact on our financial condition.

         Below is an analysis of BBC's equity pricing risk at December 31, 1998. The following are hypothetical changes in the fair value of BBC's trading, available for sale securities at December 31, 1998 based on percentage changes in fair value. Actual future price appreciation or depreciation may be different from the changes identified in the table below.

                                                        AVAILABLE              SECURITIES                 TOTAL
        PERCENT                  TRADING                FOR SALE                SOLD NOT                  DOLLAR
       CHANGE IN               SECURITIES            SECURITIES FAIR               YET                 CHANGE FROM
      FAIR VALUE               FAIR VALUE                 VALUE                 PURCHASED                   0%
      ----------               ----------                 -----                 ---------                   --
                                                 (dollars in thousands)
          20%                   $36,006                 $20,516                  $3,446                  $9,994
          10%                    33,006                  18,807                   3,159                   4,998
           0%                    30,005                  17,097                   2,872                       0
         (10)%                   27,005                  15,387                   2,585                  (4,998)
         (20)%                   24,004                  13,678                   2,298                  (9,994)

         During 1998, BBC began trading government securities which are generally bought and sold on the same day. In addition, Ryan Beck is a market maker in equity securities which could, from time to time require them to hold securities during declining markets. BBC attempts to manage its equity price risk by maintaining a relatively small portfolio of securities and evaluating equity securities as part of BBC's overall asset and liability management process.


INTEREST RATE RISK


         The majority of BBC's assets and liabilities are monetary in nature subjecting BBC to significant interest rate risk. BBC has developed a model using vendor software to quantify its interest rate risk. BBC performed sensitivity analysis measuring BBC's potential gains and losses in net portfolio fair values of interest rate sensitive instruments at December 31, 1998 resulting from a change in interest rates. Interest rate sensitive instruments included in the model were BBC's:

         /bullet/ loan portfolio,
         /bullet/ debt securities available for sale, /bullet/ investment securities,
         /bullet/ FHLB stock,
         /bullet/ mortgage servicing rights,
         /bullet/ Federal Funds sold,
         /bullet/ deposits,
         /bullet/ advances from FHLB,
         /bullet/ securities sold under agreements to repurchase, /bullet/ Federal Funds purchased,
         /bullet/ Subordinated Debentures,
         /bullet/ Trust Preferred Securities, and
         /bullet/ off-balance sheet loan commitments.

         BBC has no off-balance sheet derivatives other than fixed rate loan commitments aggregating $71.8 million at December 31, 1998.


         The model calculates the net potential gains and losses in net portfolio fair value by:


         1) discounting anticipated cash flows from existing assets, liabilities and off-balance sheet contracts at market rates to determine fair values at December 31, 1998,

         2) discounting the above expected cash flows based on instantaneous and parallel shifts in the yield curve to determine fair values,

         3) the difference between the fair value calculated in (1) and (2) is the potential gains and losses in net portfolio fair values.

         BBC's management has estimated fair value discount rates that it believes to be reasonable. However, because there is no quoted market for many of these financial instruments, BBC's management has no basis to determine whether the fair value presented would be indicative of the value negotiated in an actual sale. BankAtlantic's fair value estimates do not consider the tax effect that would be associated with the disposition of the assets or liabilities at their fair value estimates.

         The prepayment assumptions used in the model are disclosed in BankAtlantic's Cumulative Rate Sensitivity Gap at December 31, 1998. BBC valued its subordinated debentures and trust preferred securities for this purpose based on their contractual maturities or redemption date. BBC's interest rate risk policy has been approved by its Board of Directors and establishes guidelines for tolerance levels for net portfolio value changes based on interest rate volatility. BBC's management has maintained the portfolio within these established tolerances.

         Presented below is an analysis of BBC's interest rate risk at December 31, 1998 as calculated utilizing BBC's model. The table measures changes in net portfolio value for instantaneous and parallel shifts in the yield curve in 100 basis point increments up or down.

                                 NET PORTFOLIO
         CHANGES                      VALUE                     DOLLAR
         IN RATE                     AMOUNT                     CHANGE
         -------                     ------                     ------
                             (dollars in thousands)

         +200 bp                    $ 297,510                 $ (70,272)
         +100 bp                    $ 351,652                 $ (16,130)
            0 bp                    $ 367,782                 $       0
         (100)bp                    $ 310,908                 $ (56,874)
         (200)bp                    $ 259,775                 $(108,007)

         Certain assumptions by BBC in assessing the interest rate risk were utilized in preparing the preceding table. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and market values of certain assets under various interest rate scenarios and repricing of certain borrowings.

         It was also assumed that delinquency rates would not change as a result of changes in interest rates although there can be no assurance that this would be the case. Even if interest rates change in the designated increments, there can be no assurance that BBC's assets and liabilities would perform as indicated in the table above. In addition, a change in U.S. Treasury rates in the designated amounts, accompanied by a change in the shape of the yield curve could cause significantly different changes to the fair values than indicated above. Furthermore, the result of the calculations in the preceding table are subject to significant deviations based upon actual future events, including anticipatory and reactive measures which BBC may take in the future.

YEAR 2000 CONSIDERATIONS

         Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000. The consequences of incomplete or untimely resolution of year 2000 issues represent an uncertainty that could affect future financial results. The year 2000 issue affects virtually all companies and organizations.


         Our computer system is composed of seven personal computers running on a Windows NT network. Our primary in-house computer applications consist of general ledger, accounts payable, property management, spreadsheet and database applications. The personal computers have been tested and found to be year 2000 compliant. The vendor of the general ledger, accounts payable and property management packages has indicated that their software is also year 2000 compliant. The spreadsheet and database applications utilized are the most recent versions available from Microsoft. Accordingly, we do not expect to expend material amounts to third parties to remediate any year 2000 problems. Should any of the above systems fail, we believe we would be able to process our data and monitor our accounts through manual systems or other alternative means. Additionally, we do not anticipate that we will have any material year 2000 expenditures with respect to real estate that we own.

         BBC has undertaken various initiatives intended to ensure that its computer applications will function properly with respect to dates in the year 2000 and thereafter. BBC has established a year 2000 action plan which was presented to its Board of Directors on December 2, 1997. The action plan was developed using the guidelines outlined in the Federal Financial Institutions Examination Council's "The Effect of 2000 on Computer Systems".

The six phases of BBC's action plan are:

         /bullet/ Awareness - Define the year 2000 issues, gain executive level support, establish a project team and develop a strategy which encompasses technology and business issues,
         /bullet/ Assessment - Assess the size and complexity of the issues and detail the magnitude of the effort necessary to address them, /bullet/ Renovation - Code enhancements, hardware and software upgrades, and system replacements,
         /bullet/ Validation - Testing of software, system components and connections between systems,
         /bullet/ Implementation - Systems should be certified as year 2000 ready by the business users, and
         /bullet/ Contingency planning - determination of strategy to handle the most likely worst case scenarios on year 2000 issues.

         BBC believes that it has completed the awareness and assessment phases of its action plan. Renovation, validation and implementation phases were approximately 80% completed at December 31, 1998 with anticipated 95% completion as of March 31, 1999 and 100% completion as of June 30, 1999. The contingency planning phase was 50% completed as of December 31, 1998, and is scheduled to be 90% complete as of March 31, 1999 and 100% completed as of June 30, 1999.

         Although BBC expects to meet its action plan schedule, there is no assurance that this timetable will be completed according to schedule.

         The majority of BBC's mission critical information technology system structure ("IT") has been outsourced to third party vendors. BBC's internal IT primarily consists of a minicomputer for item processing and a personal computer based wide area network. The wide area network's primary function is to communicate with third party service bureaus and secondarily to run non-critical personal computer applications such as E-mail, word processing and spreadsheet programs. BBC has various non-IT systems with embedded microcontrollers, including but not limited to, vault security equipment, branch security equipment, telephone systems, circuit boards on building equipment, building elevators, and appliances. The above IT and non-IT systems could fail or create erroneous results by or at the year 2000.

         BBC relies on third party vendors to perform loan, deposit, general ledger and other application processing. BBC is monitoring the progress of these third party vendors in meeting their year 2000 obligations and is actively involved in the implementation and testing of the modified application programs. The third party vendors completed the update of the application programs during the fourth quarter of 1998 with BBC testing the programs during the first quarter of 1999. Although BBC currently has no indication that its third party vendors will not be able to operate as a result of year 2000 related problems, there is no assurance that these third party vendors will meet their obligations to BBC. Included in BBC's Statement of Operations during the year ended December 31, 1998 were $210,000 of third party expenses related to the year 2000 action plan. BBC estimates that it will spend approximately $100,000 on year 2000 consulting services, $300,000 on software and hardware maintenance specifically related to year 2000, $100,000 on Ryan Beck system upgrades and consulting services and $100,000 for contingency planning during the year ended December 31, 1999. The above items will be expensed as incurred and do not include employee compensation allocated for time spent on the year 2000 project.

         Risk factors associated with the year 2000 event include the risk that BBC's business could be disrupted due to vendors, suppliers, and customer system failures, or even the possible loss of electrical power or phone service. BBC is currently assessing the probability of these events occurring and is formulating contingency plans. BBC could be also subjected to litigation due to year 2000 noncompliance from customers, borrowers and suppliers as a result of both internal and third party system failures. BBC as part of its action plan has sent brochures to customers, and questionnaires to borrowers and suppliers, and as mentioned above is addressing both IT and non-IT year 2000 issues. Further, the credit quality of BBC's loans may be affected by the failure of a borrower's operating or other systems as a consequence of a year 2000 issue or the related failure of a borrower's key suppliers, customers, or service providers resulting in higher provisions for loan losses. BBC's underwriting and credit policies include consideration of a borrower's potential year 2000 issues. There is no assurance that BBC's borrowers will be able to meet their obligations to BBC if these borrowers experience year 2000 problems.

         BBC may have to replace certain of its assets, based on upgrades to equipment and software that are part of BBC's normal business needs, rapidly developing technology, and a three year capital equipment and software replacement plan. BBC does not anticipate impairment or significant replacement of assets related to the year 2000 issue.

         There is no assurance that the foregoing has identified all costs, risks or possible losses which BBC may experience associated with year 2000 issues. The failure to correct a material year 2000 problem could result in an interruption in, or a failure of, certain normal business activities or operations. Such failures could materially and adversely affect BBC's results of operations, liquidity and financial condition. Due to the general uncertainty inherent in the year 2000 problem, resulting in part from the uncertainty of the year 2000 readiness of third-party suppliers, borrowers and customers, BBC is unable to determine at this time whether the consequences of year 2000 failures will have a material impact on BBC's results of operations, liquidity or financial condition. The goal of the year 2000 Project is to significantly reduce BBC's level of uncertainty about the year 2000 problem and, BBC believes that, with the implementation of new business systems and completion of the project as scheduled, the possibility of significant interruptions of normal operations should be reduced.

                                    BUSINESS

GENERAL


         We are a unitary savings bank holding company because of our ownership of the BBC common stock. BBC is also a unitary savings bank holding company which owns 100% of the outstanding stock of BankAtlantic. At February 26, 1999, we owned approximately 25% of BBC's Class A Common Stock and 47% of the BBC's Class B Common Stock. Our principal business is owning BankAtlantic through BBC and our investment in real estate and mortgage notes.

         We acquired control of BBC in 1987 for a total investment of approximately $43 million. From 1987 through June 1993, we increased our ownership in BBC, and BBC was consolidated in our financial statements from October 1987 through November 1993. In November 1993, both we and BBC sold shares of BBC's common stock and our ownership of BBC decreased from 77.83% to 48.17%. Since 1993, BBC has not been consolidated in our financial statements because our ownership of BBC has been less than 50%. BBC represented approximately 97% of our consolidated assets when it was consolidated with us. At December 31, 1998, based on the equity method of accounting for our investment in BBC, our investment represented approximately 82% of our consolidated assets.

         In addition to our investment in BBC, we own and manage real estate. Since our inception in 1980, and prior to our acquisition of control of BankAtlantic, our primary business was the organization, sale and management of real estate investment programs. One of our subsidiaries continues to serve as the corporate general partner of a public limited partnership which files periodic reports with the SEC under the Securities Exchange Act of 1934. Some of our other subsidiaries also serve as corporate general partners of a number of private limited partnerships that we formed in prior years. Effective as of December 31, 1987, we ceased the organization and sale of new real estate investment programs.

         BBC's primary activities relate to its ownership of 100% of BankAtlantic's capital stock. BankAtlantic is a federally-chartered, federally-insured savings bank organized in 1952, which provides traditional retail banking services and a full range of commercial banking products and related financial services. BankAtlantic's principal business is

         /bullet/ attracting checking and savings deposits from the public and general business customers and
         /bullet/ using these deposits
                  /bullet/ to originate commercial real estate and business
                           loans, residential real estate loans and consumer loans
                  /bullet/ to purchase wholesale residential loans from third parties and
                  /bullet/ to make other permitted investments including
                           investments in mortgage-backed securities, tax certificates and other investment securities.

         BankAtlantic currently operates through 67 branch offices located primarily in Miami-Dade, Broward and Palm Beach Counties in south Florida. As reported by an independent reporting service, BankAtlantic is currently the largest financial institution headquartered in Florida based on deposits at September 30, 1998. BankAtlantic is regulated and examined by the OTS and the FDIC and its deposit accounts are insured up to applicable limits by the FDIC.

         In 1998, BBC acquired Ryan Beck, an investment banking firm that underwrites, distributes and trades tax-exempt securities and provides capital raising and advisory services to the financial services industry. In addition, BBC also engages in real estate development and investment activities through its acquisition of St. Lucie West Holding Corp., the developer of a master planned residential, commercial and industrial community in St. Lucie County, Florida, and through several minority interest investments in real estate development projects in south Florida.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance with its provisions, file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be inspected and copied at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the SEC. The address of that site is http://www.sec.gov.

         This prospectus is part of a registration statement on Form S-1, that we have filed with the SEC under the Securities Act of 1933 with respect to the Class A Common Stock and the subordinated debentures. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which we have omitted as permitted by the rules and regulations of the SEC. For further information with respect to us, the Class A Common Stock, and the subordinated debentures, we refer you to the registration statement, including its exhibits. Any statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete and, in each instance, we refer you to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by our reference. The registration statement may be inspected without charge at the principal office of the SEC in Washington, D.C., and copies of all or part of it may be obtained from the SEC upon payment of the prescribed fees.


REAL ESTATE AND OTHER ACTIVITIES


         In addition to our investment in BBC and unrelated to the public limited partnership programs and our property management activities, we hold approximately $1.7 million of mortgage notes which we received in connection with the sale of properties which we previously owned. We have also recently made additional real estate investments. In 1994, we agreed to participate in certain real estate opportunities with John E. Abdo, Vice Chairman of the Board, and certain of his affiliates. Under the arrangement, we will share equally with Mr. Abdo and his affiliates in profits after we are paid for interest which we earn on our advances. We bear any risk of loss under the arrangement.

         Pursuant to our arrangement with Mr. Abdo and his associates we have acquired interests in two properties.

         /bullet/ In June 1994, an entity we control acquired from an independent third party 23.7 acres of unimproved land known as the "Cypress Creek" property located in Fort Lauderdale, Florida. In March 1996, we sold the Cypress Creek property to an unaffiliated third party for approximately $9.7 million and, as a result, recognized a gain of approximately $3.3 million. In connection with the sale, Mr. Abdo and his associates received approximately $2.9 million as its share of the profit from the transaction, which was included in the cost of sale of real estate. As part of the sale of the Cypress Creek property, we received a limited partnership interest in an unaffiliated limited partnership that will entitle us to receive approximately 4.5% of any profits from the development and operation of the property. In January 1999, we received approximately $259,000 when we liquidated the limited partnership.

         /bullet/ In December 1994, an entity which we control acquired from an unaffiliated seller approximately 70 acres of unimproved land known as the "Center Port" property in Pompano Beach, Florida. Through December 31, 1998, we have sold approximately 42 acres from the Center Port property to unaffiliated third parties for approximately $11.7 million and we recognized net gains from the sale of real estate of approximately $2.8 million. Included in cost of sales is approximately $2.0 million representing the profit participation for Mr. Abdo and his affiliates from the transaction.

                  Approximately $8.0 million of the proceeds from the sale were utilized to reduce the borrowing for which the Center Port property serves as partial collateral. At December 31, 1998, the balance on this borrowing was approximately $1,000 and was due to an unaffiliated lender. Payment of any profit participation to Mr. Abdo and his affiliates will be deferred until the lender is repaid and all interest and advances are repaid to us. The remainder of the Center Port property is currently being marketed for sale.

         In October 1996, we sold a 50% interest in the Delray Industrial Park, located in Delray Beach, Florida. Since we were the sole maker on the non-recourse mortgage note on the property and since we maintained a 50% interest in the subject property, the gain on the sale of approximately $600,000 was deferred, reducing our carrying value in the real estate and the mortgage remained on our books. During May 1998, the property was refinanced with the other 50% owner also liable under the note. At that time, we recognized 50% of the deferred profit on the transaction, and removed the mortgage from our books. The remaining investment in the property is reflected using the equity method of accounting.


STATE TAXATION

         The State of Florida imposes a corporate income tax at the rate of 5.5% on taxable income as determined for Florida income tax purposes. Taxable income for this purpose is based on federal taxable income in excess of $5,000 as adjusted by certain items.

EMPLOYEES


         At December 31, 1998, we employed 8 full-time employees and 1 part-time employee. We believe that our relations with our employees are satisfactory. We believe that the employee benefits we offer are generally competitive with employee benefits provided by other major employers in Florida. Our employees are not represented by any collective bargaining group.


PROPERTIES


         We maintain our offices in approximately 1,500 square feet located in a building owned by BankAtlantic. The space is leased on terms no less favorable than that which we believe we could obtain from an independent third party.

         We also hold as investments the properties listed below. We do not presently utilize these properties. All are zoned for their current uses. Lease terms do not include options.


         /bullet/ A parcel of land located in Springfield, Massachusetts containing approximately 4.4 acres subject to an estate for years expiring in July 2006.

         /bullet/ A parcel of land located in Aurora, Illinois containing approximately 4.4 acres subject to an estate for years expiring in July 2006.


         /bullet/ A parcel of land located in Fort Lauderdale, Florida, referred to herein as the Center Port property, containing approximately 70 acres of which we have sold approximately 42 acres through December 31, 1998.


         /bullet/ A shopping center known as the Burlington Manufacturers Outlet
                  Center located in Burlington, North Carolina containing approximately 280,265 leaseable square feet.

         /bullet/ A 50% interest in an industrial park known as Delray
                  Industrial Park located in Delray Beach, Florida containing approximately 134,237 leaseable square feet.

REGULATION AND SUPERVISION


         By virtue of our ownership of BBC's common stock, we are considered a unitary savings bank holding company subject to regulatory oversight by the OTS. As such, we are required to register with and be subject to OTS examination, supervision and certain reporting requirements. In addition, BBC is subject to the same oversight by the OTS as discussed herein with respect to us.

         BankAtlantic is a member of the FHLB system and its deposit accounts are insured up to applicable limits by the FDIC. BankAtlantic is subject to supervision, examination and regulation by the OTS and to a lesser extent by the FDIC as the insurer of its deposits. As a member of the FHLB System, BankAtlantic is also subject to limited regulation by the Federal Reserve Board. BankAtlantic must file reports with the OTS and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions. The OTS and the FDIC periodically review BankAtlantic's compliance with various regulatory requirements. The regulatory structure also gives regulatory authorities extensive discretion with respect to the classification of non-performing and other assets and the establishment of adequate loan loss reserves for regulatory purposes.

         The Home Owner's Loan Act prohibits a savings bank holding company from acquiring control of any savings association (as defined in Section 3 of the Federal Deposit Insurance Act) or any other savings and loan or savings bank holding company, without prior OTS approval. In considering whether to approve any such transaction, the OTS will take into consideration a number of factors, including the competitive effects of the transaction, the financial and managerial resources and future prospects of the holding company and its bank or thrift subsidiaries following the transaction, and the compliance records of such subsidiaries with the Community Reinvestment Act. Generally, a savings bank holding company may not acquire more than five percent of the voting shares of any savings association unless by merger, consolidation or purchase of assets, in each case subject to prior OTS approval. Another provision of the Home Owner's Loan Act permits a savings bank holding company to acquire up to 15% of the voting shares of certain undercapitalized savings associations.

         Federal law empowers the Director of the OTS to take substantive action when it determines that there is reasonable cause to believe that a savings bank holding company's continuation of any activity constitutes a serious risk to the financial safety, soundness, or stability of the savings bank holding company's subsidiary savings institution. The Director of the OTS has oversight authority for all holding company affiliates, not just the insured institution. Specifically, the Director of the OTS may, as necessary:

         /bullet/ limit the payment of dividends by the savings institution,

         /bullet/ limit transactions between the savings institution, the holding company and the subsidiaries or affiliates of either, or

         /bullet/ limit any activity of the savings institution that might create a serious risk that the liabilities of the holding company and its affiliates may be imposed on the savings institution.


         Any such limits would be issued in the form of a directive having the legal effect of a cease and desist order.


         We will remain a unitary savings bank holding company under applicable law until we or BBC acquire as a separate subsidiary another savings institution or savings institution holding company. A savings bank holding company whose sole subsidiary qualifies as a qualified thrift lender generally has the broadest authority to engage in various types of business activities with little to no restrictions on its activities. A holding company that acquires another institution and maintains it as a separate subsidiary or whose sole subsidiary fails to meet the qualified thrift lender test is subject to the activities limitations applicable to multiple savings bank holding companies. In general, a multiple savings bank holding company (or subsidiary thereof that is not an insured institution) may not commence, or continue for more than a limited period of time after becoming a multiple savings bank holding company (or a subsidiary thereof), any business activity other than

         /bullet/ furnishing or performing management services for a subsidiary insured institution,
         /bullet/ conducting an insurance agency or an escrow business, /bullet/ holding, managing or liquidating assets owned by or acquired from a subsidiary insured institution,
         /bullet/ holding or managing properties used or occupied by a subsidiary insured institution,
         /bullet/ acting as trustee under deeds of trust, /bullet/ those activities previously directly authorized by the OTS by regulation as of March 5, 1987 to be engaged in by multiple savings bank holding companies, or
         /bullet/ subject to prior approval of the OTS, those activities authorized by the Federal Reserve Board as permissible investments for bank holding companies.


These restrictions do not apply to a multiple savings bank holding company if


         /bullet/ all, or all but one, of its insured institution subsidiaries were acquired in emergency thrift acquisitions or assisted acquisitions and
         /bullet/ all of its insured institution subsidiaries are qualified thrift lenders.

         BankAtlantic and BBC are subject to restrictions in their dealings with us and any other companies that are affiliates of us under the Home Owner's Loan Act and certain provisions of the Federal Reserve Act that are made applicable to savings institutions by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and OTS regulations.


LEGAL PROCEEDINGS


         The following is a description of a lawsuit in which we are a party.

         ALAN B. LEVAN AND BFC FINANCIAL CORPORATION V. CAPITAL CITIES/ABC, INC. AND WILLIAM H. WILSON, in the United States District Court for the Southern District of Florida, Case No. 92-325-Civ-Atkins. On November 29, 1991, the ABC television program 20/20 broadcast a story about Alan B. Levan and us which purportedly depicted a number of securities transactions in which we and Mr. Levan were involved. The story contained numerous false and defamatory statements about us and Mr. Levan and, on February 7, 1992, a defamation lawsuit was filed on behalf of us and Mr. Levan against Capital Cities/ABC, Inc. and William H. Wilson, the producer of the broadcast. In December 1996, a jury found in our favor and in favor of Mr. Levan and awarded a compensatory judgment of $1.25 million to us and $8.75 million to Mr. Levan. Capital Cities/ABC, Inc. and William H. Wilson have filed an appeal in this matter. That appeal is currently pending.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


         The table below sets forth the names and ages of our directors and executive officers as well as the positions and offices which they hold. A summary of the background and experience of each of these individuals is set forth after the table. Our officers serve at the discretion of the Board of Directors.

           NAME                  AGE                         POSITION WITH THE COMPANY
           ----                  ---                         -------------------------
Alan B. Levan...............     54     Chairman of the Board, President, Chief Executive Officer, Director
John E. Abdo................     55     Vice Chairman of the Board, Director
Glen R. Gilbert.............     54     Executive Vice President, Chief Financial Officer and Secretary
Carl E. B. McKenry, Jr......     69     Director
Earl Pertnoy................     72     Director

         ALAN B. LEVAN formed the I.R.E. Group (our predecessor companies) in 1972. Since 1978, he has been our Chairman of the Board, President, and Chief Executive Officer. He is Chairman of the Board and President of I.R.E. Realty Advisors, Inc., I.R.E. Properties, Inc., I.R.E. Realty Advisory Group, Inc., U.S. Capital Securities, Inc., and Florida Partners Corporation. He is President, Chairman of the Board and Chief Executive Officer of BBC and BankAtlantic. He is an individual general partner and an officer and a director of the corporate general partner of a public limited partnership that is affiliated with us.

         JOHN E. ABDO has been principally employed as President and Chief Executive Officer of The Abdo Companies, Inc., a real estate development, construction and brokerage firm, for more than five years. He has been one of our directors since 1989 and Vice Chairman of our Board since 1993. He has been a director of BankAtlantic since 1984, Chairman of the Executive Committee of BankAtlantic since October 1985 and President of BankAtlantic Development Corporation, a wholly-owned subsidiary of BankAtlantic, since 1985. He has been Vice Chairman of the Board of BankAtlantic since April 1987. In 1994, he became a director of BBC and Vice Chairman of its Board of Directors. He is also a director of Benihana National Corporation, a national restaurant chain.

         GLEN R. GILBERT has been our Executive Vice President since July 1997. Prior to that date he served as our Senior Vice President. In May 1987 he was appointed our Chief Financial Officer and in October 1988 was appointed Secretary. He joined us in November 1980 as Vice President and Chief Accountant. He has been a certified public accountant since 1970. He serves as an officer of Florida Partners Corporation and of the corporate general partner of a public limited partnership that is affiliated with us. He has been Vice President and a director of BankAtlantic Development Corporation since 1997.

         CARL E. B. MCKENRY, JR. is the Director of the Small Business Institute at the University of Miami in Coral Gables, Florida. He has been associated in various capacities with the University since 1955. He has been one of our directors since 1981 and is also a director of the corporate general partner of a public limited partnership that is affiliated with us.

         EARL PERTNOY has been a real estate investor and developer for more than the past five years. He has been one of our directors since 1978 and is also a director of the corporate general partner of a public limited partnership that is affiliated with us.

EXECUTIVE COMPENSATION


         The following table and notes set forth information with respect to the annual compensation which we paid to each of our executive officers for services rendered in all capacities during the year ended December 31, 1998 as well as the total annual compensation paid to each of those individuals for the prior two years. The information below does not include compensation paid which BBC and its subsidiaries paid to those persons.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM COMPENSATION
                                                                                        ----------------------
                                        ANNUAL COMPENSATION(1)                    AWARDS                 PAYOUTS
                                        ----------------------                    ------                 -------
                                                                          RESTRICTED     STOCK
NAME AND                                                 OTHER ANNUAL       STOCK       OPTION                   ALL OTHER
PRINCIPAL POSITION               SALARY       BONUS      COMPENSATION       AWARDS      AWARDS      LTIP      COMPENSATION
                      YEAR        ($)          ($)           ($)             (#)          (#)        ($)          ($)(2)
------------------    ----      -------       -----      ------------     ----------    -------     -----     ------------
Alan B. Levan         1998      515,753         --            --              --        225,000     2,926         74,653
Chairman of the
Board, President      1997      509,910         --            --              --        375,000     1,628         80,495
and Chief
Executive Officer     1996      508,176         --            --              --           --       1,622         80,774

Glen R. Gilbert       1998      210,625       8,070           --              --        30,000      2,926            --
Executive Vice
President, Chief      1997      210,625       8,070           --              --        93,750      1,628            --
Financial Officer
and Secretary         1996      209,817       7,760           --              --           --       1,662            --

John E. Abdo          1998         --           --            --              --        225,000       --             --
Vice Chairman of
the Board             1997         --           --            --              --        375,000       --             --

                      1996         --        39,000           --              --           --         --             --

----------
(1) The amounts exclude amounts which BankAtlantic paid those individuals. In 1998 BankAtlantic paid Mr. Levan salary of $370,639 and $151,847 of other compensation. In 1997 BankAtlantic paid Mr. Levan salary of $350,574 and $156,432 of other compensation. In 1996 BankAtlantic paid Mr. Levan salary of $321,168, a bonus of $193,740 and $158,045 of other compensation. In 1998 BankAtlantic paid Mr. Abdo salary of $190,997 and other compensation of $2,100. In 1997 BankAtlantic paid Mr. Abdo salary of $175,000 and $14,700 of other compensation. In 1996 BankAtlantic paid Mr. Abdo salary of $175,000 and $13,899 in other compensation. BBC paid no amounts to Mr. Levan or Mr. Abdo in this period.
(2) Represents reimbursements or payments for life and disability insurance.

         The foregoing table includes only our executive officers and does not include executive officers of BBC or BankAtlantic. It also does not include compensation which BBC and its subsidiaries paid such persons. With the exception of Mr. Levan and Mr. Abdo, executive officers of BBC and BankAtlantic do not have significant executive responsibilities with respect to our key policy decisions.


STOCK OPTIONS


         The following table sets forth information concerning the individual grants of stock options which we made to the named executives in the Summary Compensation Table. We made these grants pursuant to our Stock Option Plan during the year ended December 31, 1998. We have not granted and do not currently grant stock appreciation rights.

                            OPTIONS/SAR GRANTS TABLE

                                                                                       POTENTIAL REALIZABLE VALUE AT
                      NUMBER OF       % OF TOTAL                                       ASSUMED ANNUAL RATES OF STOCK
                      SECURITIES       OPTIONS             INDIVIDUAL GRANTS           PRICE APPRECIATION FOR OPTION
                      UNDERLYING      GRANTED TO           -----------------                      TERM(2)
                       OPTIONS       EMPLOYEES IN    EXERCISE PRICE    EXPIRATION      -----------------------------
       NAME         GRANTED (#)(1)   FISCAL YEAR       PER SHARE          DATE             5%                  10%
       ----         --------------   -----------       ---------          ----             --                  ---
Alan B. Levan           225,000         42.25%           $10.33         1/13/2008      $1,462,166          $3,705,433
John E. Abdo            225,000         42.25%           $10.33         1/13/2008      $1,462,166          $3,705,433
Glen R. Gilbert          30,000          5.6%            $10.33         1/13/2008      $  194,955          $  494,057

----------
(1) Options vested 100% on July 13, 1998. All option grants are in Class B Common Stock.
(2) We calculated amounts for the named executives by multiplying the exercise price by the annual appreciation rate shown (compounded for the remaining term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. The dollar amounts under these columns are the results of calculations based upon assumed rates of annual compounded stock price appreciation and are not intended to forecast actual future appreciation rates of our stock price.

         The following table sets forth as to each of the named executive officers information with respect to the number of shares of Class B Common Stock which that person acquired upon exercise of options during 1998 and underlying unexercised options at December 31, 1998.

   AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR END OPTION/SAR VALUE TABLE

                                                      NUMBER OF SECURITIES UNDERLYING
                     NUMBER OF                            UNEXERCISED OPTIONS ON         VALUE OF UNEXERCISED IN-THE-MONEY
                       SHARES      VALUE REALIZED           DECEMBER 31, 1998             OPTIONS ON DECEMBER 31, 1998(1)
                    ACQUIRED OR         UPON        ----------------------------------  -----------------------------------
      NAME          EXERCISED(#)     EXERCISE($)    EXERCISABLE(#)   UNEXERCISABLE (#)  EXERCISABLE ($)   UNEXERCISABLE ($)
      ----          ---------       ------------    --------------   -----------------  ---------------   -----------------
Alan B. Levan           ---              --            1,082,907          187,500          4,524,868          521,868
John E. Abdo            ---              --            1,162,500          187,500          4,996,855          521,868
Glen R. Gilbert         ---              --               95,625           46,875            263,902          149,216

----------
(1) Based upon a price of $7.25, which was the last sale price as reported by the National Quotation Bureau, L.L.C. for 1998.

COMPENSATION OF DIRECTORS


         Members of our Board of Directors who are not our employees receive $1,750 per month for serving on the Board. Additionally, members of the Audit Committee receive a fee of $1,000 per Audit Committee meeting attended. Other than such compensation, there are no other arrangements pursuant to which any of our directors is compensated for his services.


LONG-TERM INCENTIVE COMPENSATION


         We have made available a profit-sharing plan to all of our employees (which does not include BBC employees) who meet certain minimum requirements. We are not required to make any contribution and the amount of our contribution is determined each year by our Board of Directors. The profit-sharing plan requires a uniform allocation to each employee of 0% to 15% of compensation (with the maximum compensation considered being $50,000). Vesting is in increments over a 7-year period to 100%. Alan B. Levan and Glen R. Gilbert are 100% vested.

                 LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS TABLE

                                                                              ESTIMATED FUTURE PAYOUTS UNDER
                                              PERFORMANCE PERIOD UNTIL          NON-STOCK PRICE-BASED PLANS
        NAME         AMOUNT OF AWARD            MATURATION OF PAYMENT          THRESHOLD, TARGET AND MAXIMUM
        ----         ---------------            ---------------------          -----------------------------
Alan B. Levan               $2,926                   100% vested                         $111,770
Glen R. Gilbert             $2,926                   100% vested                          $88,974


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         In 1994, we agreed to participate in certain real estate opportunities with John E. Abdo, Vice Chairman of our Board, and certain of his affiliates. Under the arrangement, we will share equally with Mr. Abdo and his affiliates in profits after interest which we earn on advances we have made. We bear any risk of loss under the arrangement. Under the arrangement, in December 1994, we acquired from an unaffiliated seller approximately 70 acres of unimproved land known as the "Center Port" property in Pompano Beach, Florida. Through December 31, 1998, we had sold approximately 42 acres from the Center Port property to unaffiliated third parties for approximately $11.7 million, and we recognized net gains from the sales of approximately $2.8 million. Included in the cost of sales is approximately $2.0 million representing the profit participation of Mr. Abdo and his affiliates from the transactions. Approximately $8.0 million of the proceeds from the sale were utilized to reduce the borrowing for which the Center Port property serves as partial collateral. At December 31, 1998, the balance on this borrowing was approximately $1,000 and was due to an unaffiliated lender. Payment of any profit participation to Mr. Abdo and his affiliates will be deferred until the lender is repaid and all interest and advances are repaid to us. The remaining property is currently being marketed for sale.

         Our management believes that all transactions between our affiliates and us were on terms at least as favorable as could have been obtained from unaffiliated third parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         Listed in the table below are the individuals or entities which we know to hold as of April 20, 1999 beneficial ownership of more than 5% of our outstanding Class A Common Stock or Class B Common Stock. In addition, this table includes the outstanding securities which our executive officers and directors beneficially own and the number of shares beneficially owned by directors and executive officers as a group. We know of no other persons who beneficially own 5% or more of our Class A Common Stock or Class B Common Stock.

                                                                                    PERCENT OF          PERCENT OF
                                         CLASS A COMMON        CLASS B COMMON         CLASS A             CLASS B
           BENEFICIAL OWNER              STOCK OWNERSHIP       STOCK OWNERSHIP     COMMON STOCK        COMMON STOCK
           ----------------              ---------------       ---------------     ------------        ------------
I.R.E. Realty Advisory Group, Inc.
(2)(5)                                        1,375,000             500,000            21.3%                9.5%

I.R.E. Properties, Inc. (5)                     375,832             136,666             5.8%                2.6%

I.R.E. Realty Advisors, Inc. (5)                666,108             242,221            10.3%                4.6%

Florida Partners Corporation (5)                366,614             133,314             5.7%                2.5%

Alan B. Levan (1)(3)(5)                       2,940,483           2,339,673            45.6%               44.6%

Levan Enterprises, Ltd.(3)(5)                   153,629              55,865             2.4%                1.1%

John E. Abdo (1)(5)                           1,019,563           1,720,750            15.8%               32.8%

Dr. Herbert A. Wertheim (4)                   1,145,232             416,448            17.7%                7.9%

Glen R. Gilbert (1)(5)                            2,690             143,778              *                  2.7%

Earl Pertnoy (1)(5)                              18,975              78,150              *                  1.5%

Carl E.B. McKenry, Jr. (1)(5)                       688              63,728              *                  1.2%

All directors and executive officers
of the Company as a group (5
persons)(1)(2)                                3,982,399           4,345,051            61.7%               82.7%

----------
 *       Represents less than 1% of the total.
(1) The above ownership amounts and nature of beneficial ownership and percent of class include shares that may be acquired within 60 days pursuant outstanding stock options to purchase Class B Common Stock as follows: Alan B. Levan - 1,270,407, John E. Abdo - 1,350,000, Glen R. Gilbert - 142,500, Earl Pertnoy - 71,250, and Carl E.B. McKenry - 62,750.
(2)      We own 45.5% of I.R.E. Realty Advisory Group, Inc.
(3) Levan Enterprises, Ltd. is a controlling and majority shareholder of I.R.E. Realty Advisors, Inc. I.R.E. Properties, Inc. and may be deemed to be the controlling shareholder of I.R.E. Realty Advisory Group, Inc. and Florida Partners Corporation. Levan Enterprises, Ltd. is a "family" limited partnership whose sole general partner is Levan General Corp., a corporation 100% owned by Alan B. Levan. Therefore, Mr. Levan may be deemed to be the beneficial owner of the shares of Common Stock owned by such entities. Additionally, Mr. Levan may be deemed to be the beneficial owner of 3,300 shares of Class A Common Stock and 1,200 shares of Class B Common Stock held of record by Mr. Levan's wife in addition to his personal holdings of Common Stock, for an aggregate beneficial ownership of 2,940,483 shares of Class A Common Stock (45.6%) and 2,339,673 shares of Class B Common Stock (44.6%).
(4) Dr. Wertheim's ownership was reported in a Rebuttal of Control Agreement filed on December 20, 1996 with the OTS (as adjusted for stock splits since the date of filing). The Rebuttal of Control Agreement indicates that Dr. Wertheim has no intention to manage

                                      -48-


         or control the Company, directly or indirectly. Dr. Wertheim's mailing address is 191 Leucadendra Drive, Coral Gables, Florida 33156.
(5) The mailing address is 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304.


                          DESCRIPTION OF CAPITAL STOCK


         The following summary description of our capital stock is not complete and is subject to the more detailed provisions of our Articles of Incorporation and Bylaws and is qualified in its entirety by reference to those documents.

Our authorized capital stock consists of

         /bullet/ 20,000,000 shares of Class A Common Stock,

         /bullet/ 20,000,000 shares of Class B Common Stock and

         /bullet/ 10,000,000 shares of preferred stock.

As of April 26, 1999, we had

         /bullet/ 6,453,994 shares of Class A Common Stock issued and outstanding,

         /bullet/ 2,355,407 shares of Class B Common Stock issued and outstanding, and

         /bullet/ no shares of preferred stock issued and outstanding.

         The terms of our Class A Common Stock and our Class B Common Stock are almost identical. However, our Class B Common Stock is entitled to one vote per share while our Class A Common Stock has no voting rights other than in certain limited circumstances required by Florida law. In addition each share of our Class B Common Stock is convertible at any time into one share of our Class A Common Stock.

         VOTING

         Holders of our Class B Common Stock currently possess exclusive voting rights. We may grant voting rights to any shares of preferred stock which we may issue in the future at our discretion. On matters submitted to our shareholders, holders of Class B Common Stock will be entitled to one vote for each share, while holders of Class A Common Stock will not be entitled to vote except as may be required by Florida law.

         Under the Florida Business Corporation Act, holders of our Class A Common Stock would currently be entitled to vote as a separate voting group if we propose to amend our Articles of Incorporation to

         /bullet/ increase or decrease the authorized number of shares of our
                  Class A Common Stock,
         /bullet/ change the designation, rights, preferences or limitations of the our Class A Common Stock,
         /bullet/ create a new class of shares, or increase the rights, preferences or number of authorized shares, which would have rights or preferences with respect to distributions or dissolution that are prior, superior or substantially equal to the our Class A Common Stock, or
         /bullet/ effect an exchange or reclassification of shares of another class of our stock into shares of our Class A Common Stock or of our Class A Common Stock into shares of another class.

         In addition, under the Florida Business Corporation Act holders of our Class A Common Stock would currently be entitled to vote as a separate voting group on any plan of merger or plan of share exchange which contains a provision which, if included in a proposed amendment to the Articles of Incorporation, would require their vote as a separate voting group. None of our shares have cumulative voting rights.


         DIVIDENDS


         Holders of shares of our Class A Common Stock and our Class B Common Stock are entitled to receive pro rata any cash dividends that our Board of Directors may declare. With respect to any dividend paid other than in cash (such as a stock dividend), the distribution per share with respect to Class A Common Stock must be identical to the distribution per share with respect to Class B Common Stock, except that we may declare and issue to holders of Class A Common Stock a stock dividend payable in Class A Common Stock but we may declare and issue to holders of Class B Common Stock a stock dividend payable in either Class A Common Stock or Class B Common Stock (at our discretion) so long as the number of shares issued is, on a per share basis, the same. Our ability to pay cash dividends is subject to the ability of BBC to pay dividends or make other distributions to us, which is in turn dependent on the ability of BankAtlantic to pay dividends or make other distributions to BBC, which is itself in turn subject to limitations imposed by law and regulation.


         CONVERSION


         Each share of our Class B Common Stock is convertible at any time into one share of our Class A Common Stock at the option of its holder. Shares of our Class A Common Stock are not convertible into shares of our Class B Common Stock or any other security.


         LIQUIDATION RIGHTS


         If we liquidate or dissolve all of our assets available for distribution will be distributed ratably among the holders of our Class A Common Stock and our Class B Common Stock but only after payment or provision for payment of:

         /bullet/ all debts and liabilities;
         /bullet/ any accrued dividend claims;
         /bullet/ liquidation preferences of any preferred stock which may be outstanding; and
         /bullet/ any interests in our liquidation account.


         TRANSFER AGENT AND REGISTRAR - American Stock Transfer Company.


         OTHER CHARACTERISTICS - Neither our Class A Common Stock nor our Class B Common Stock is entitled to any preemptive right to subscribe for or receive any shares of any class of our stock (or any securities convertible into shares of our stock) issued in the future.


PREFERRED STOCK


         By amending our Articles of Incorporation and without a shareholder vote, we may establish one or more classes of preferred stock. We may divide the shares of class of preferred stock may be into series and issue them in series, with each series separately designated to distinguish the shares of each series from the others. We will set forth the terms of each series in a supplement to our Articles of Incorporation. The terms of a class or series of preferred stock may provide for, among other things, board representation, voting rights and dividend and liquidation preferences. All shares of the same class must be identical except as to certain relative rights and preferences specified in our Articles of Incorporation, as to which there may be variations between different series.

         In connection with the adoption of our shareholder rights plan, we established a series of preferred stock designated our Series A Junior Participating Preferred Stock, consisting of 100,000 shares. We presently have no shares of that class outstanding.


SHAREHOLDER RIGHTS PLAN


         On January 10, 1997, our Board of Directors adopted our shareholder rights plan. As part of the plan, we declared a dividend distribution of one preferred stock purchase right for each outstanding share of our Class B Common Stock to shareholders of record on January 21, 1997. Each right

         /bullet/ will become exercisable only upon the occurrence of certain events, including the acquisition of 20% or more of the Class B Common Stock by persons other than the then existing control shareholders (as specified in the plan),
         /bullet/ will entitle the holder to purchase either shares of Series A
                  Preferred Stock or shares in the acquiring entity at half the market price of such shares, and
         /bullet/ may be redeemed by our Board of Directors at $.01 per right until the tenth day following the acquisition of 20% or more of the Class B Common Stock by persons other than the existing shareholders.

         Our Board may also, in its discretion, extend the period for redemption. The rights will expire on January 10, 2007.

                   DESCRIPTION OF THE SUBORDINATED DEBENTURES


         The subordinated debentures are a series of debt securities issued under an indenture between us and U.S. Bank Trust National Association, as trustee. The subordinated debentures are not savings accounts or deposits and are not insured by the FDIC or any other governmental agency. The terms and provisions of the subordinated debentures include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the indenture.

         THE FOLLOWING IS A DESCRIPTION OF THE MATERIAL TERMS OF THE SUBORDINATED DEBENTURES. THIS SUMMARY OF THE INDENTURE IS NOT COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE INDENTURE, INCLUDING THE DEFINITIONS IN THE INDENTURE OF CERTAIN TERMS USED BELOW. YOU SHOULD READ THE ENTIRE INDENTURE AND THE TRUST INDENTURE ACT OF 1939 FOR A COMPLETE UNDERSTANDING OF THE TERMS OF THE SUBORDINATED DEBENTURES.

         For purposes of this section, when we refer to ourself we refer only to BFC Financial Corporation and not our subsidiaries.


GENERAL


         The subordinated debentures:

         /bullet/ are general obligations of ours limited to $17.25 million in aggregate principal amount,
         /bullet/ are not secured by our assets or otherwise, /bullet/ do not have the benefit of a sinking fund for the retirement of principal,
         /bullet/ rank equal to all of our subordinated indebtedness, /bullet/ are subordinated in right of payment to all of our current or future Senior Indebtedness (as we define this term in "- Subordination") or liabilities which are not expressly by their terms subordinate or equal in right of payment to the subordinated debentures, and which may include our obligations to BBC or BankAtlantic.

We, or any of our subsidiaries, including BBC or BankAtlantic, may incur additional indebtedness constituting Senior Indebtedness or indebtedness that ranks equal to the subordinated debentures. The indenture does not limit the total indebtedness that either we or any of our subsidiaries may incur. As of December 31, 1998, we had outstanding $16.0 million of Senior Indebtedness consisting of

         /bullet/ $10.8 million of mortgage debt and other borrowings and /bullet/ $5.2 million of obligations in respect of called but unpresented unsecured debentures (which do not bear interest).

We also have $3.67 million of indebtedness that ranks equally with the subordinated debentures.

         Because we are a holding company, our right to participate in any distribution of assets of our subsidiaries, including BBC or BankAtlantic, upon any liquidation or reorganization or otherwise of those subsidiaries is subject to the prior claims of creditors of the subsidiary, including depositors in BankAtlantic, except to the extent that we may be recognized as a creditor of the subsidiary. Thus, the ability of holders of the subordinated debentures to benefit indirectly from such distribution is affected by those creditor claims.

         The subordinated debentures mature on _______________, 2010, unless redeemed earlier which we may do at our option. See "--Redemption or Repurchase of Subordinated Debentures." The subordinated debentures bear interest at the rate of ____% per year. We will pay interest semi-annually on _________ and _________ of each year commencing on ____________, 1999 to the person in whose name the subordinated debenture (or any predecessor subordinated debenture) is registered at the close of business on the preceding ___________ or ___________, as the case may be. We will compute interest on the subordinated debentures on the basis of a 360-day year of twelve 30-day months. The trustee will pay the principal and interest on the subordinated debentures when due by check mailed to the person entitled to payment.

         Our primary source of funds for the payment of principal and interest on the subordinated debentures is dividends from BBC, and BBC's primary source of funds for dividends is dividends from BankAtlantic. From time to time while the subordinated debentures are outstanding, BBC or BankAtlantic may be subject to regulatory or contractual constraints that restrict their ability to pay dividends to us.


REDEMPTION OR REPURCHASE OF SUBORDINATED DEBENTURES


         We may redeem the subordinated debentures at our option, in whole or in part, at any time, on not less than 30 days notice, but not more than 60 days prior to the redemption date and at the redemption prices shown below.

         The following are the redemption prices expressed as percentages of the principal amount, plus accrued interest to the redemption date, if the subordinated debentures are redeemed during the twelve month period beginning ___________ of the years indicated below:

         2004
         2005
         2006
         2007
         2008
         2009.......................100%

         We may repurchase the subordinated debentures at any time at any price in the open market or otherwise. We may hold or resell subordinated debentures which we purchase at our discretion or we may surrender them to the trustee for cancellation.


SUBORDINATION


         The principal, and interest and any premium on the subordinated debentures are subordinate and junior in right of payment to the prior payment in full of all of our Senior Indebtedness. The indenture does not limit the amount of Senior Indebtedness or other indebtedness, secured or unsecured, that we or any of our subsidiaries may incur. If our payments on Senior Indebtedness are accelerated, we will be prohibited from making any payment of principal, premium or interest on the subordinated debentures until payments of the Senior Indebtedness are made or provided for. If we dissolve, wind up, liquidate or reorganize and our assets are distributed, payment of principal, premium or interest on the subordinated debentures will be subordinated, to the extent and in the manner set forth in the indenture, to the prior payment in full of Senior Indebtedness. If our assets are distributed in any such proceeding, certain of our general creditors may recover more, ratably, than holders of the subordinated debentures by reason of such subordination.

         "Indebtedness" means:

         /bullet/ all of our obligations for borrowed money, whether or not the recourse of the lender is to the whole of our assets or only to a portion of such assets,
         /bullet/ all of our indebtedness which is evidenced by a note, debenture, bond or other similar instrument, including lease obligations that we incur with respect to any property acquired or leased and used in our business that is required to be recorded as a capitalized lease,
         /bullet/ all of our indebtedness representing the unpaid balance of the purchase price of any goods or other property or balance owed for any services rendered,

         /bullet/ all of our indebtedness, including capitalized lease obligations, incurred, assumed or given in an acquisition, whether by way of purchase, merger or otherwise, of any business, real property or other assets,
         /bullet/ any indebtedness of others described in the preceding four bullet points that we have guaranteed or for which we are otherwise liable, and
         /bullet/ any amendment, renewal, extension, deferral, modification, restructuring or refunding of any such indebtedness, obligation or guarantee.

         "Senior Indebtedness" means any and all of our Indebtedness except for any particular Indebtedness, for which the instrument creating or evidencing it or pursuant to which is outstanding expressly provides that it is subordinate or shall rank equal in right of payment to the subordinated debentures.

CERTAIN COVENANTS

         The indenture contains certain customary covenants found in indentures under the Trust Indenture Act, including covenants with respect to:

         /bullet/ paying principal and interest,
         /bullet/ maintaining an office or agency for administering the subordinated debentures,
         /bullet/ holding funds for payments on the subordinated debentures in trust,
         /bullet/ paying taxes and other claims,
         /bullet/ maintaining our properties and our corporate existence, and /bullet/ delivering annual certifications to the trustee.


RESTRICTIONS ON DIVIDENDS


         The indenture provides that we cannot:

         /bullet/ declare or pay dividends on, or purchase, redeem or acquire for value any of our capital stock,
         /bullet/ return any capital to holders of our capital stock, or /bullet/ make any distribution of assets to holders of our capital stock

unless at the time we declare the dividend or the date on which we make the purchase, redemption, payment or distribution described above, we are not in default in the payment of interest on the subordinated debentures or an event of default has not occurred.

         The indenture does not prohibit or restrict us from selling additional shares of our capital stock or other debt securities nor from pledging our shares of BBC's capital stock. Further, neither BBC nor BankAtlantic is restricted from issuing any shares of their respective capital stock or debt securities.


DEFAULTS AND REMEDIES


         As provided in the indenture, an event of default results if we:

         /bullet/ fail to pay principal of or premium, if any, on the subordinated debentures at maturity or upon redemption, whether or not such payment is prohibited by the subordination provisions,
         /bullet/ fail to pay interest on any of the subordinated debentures when due and such failure continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions,
         /bullet/ fail to comply with any of our other agreements or covenants in, or provisions of, the indenture and such default continues for the period of 60 days after the trustee notifies us or the holders of at least 25% in principal amount of the outstanding subordinated debentures notify us in writing of the default, or

         /bullet/ reorganize or become bankrupt or insolvent in certain events.

The notice referred to in the third bullet point must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." The trustee must give the notice if so requested in writing by the holders of at least 25% in principal amount of the subordinated debentures then outstanding. The trustee must deliver any notice which it is required to deliver to us promptly after it becomes aware of the default or is requested by the holders to deliver the notice.

         The indenture provides that the trustee will, within 90 days after the occurrence of any default known to it, mail to the holders of the subordinated debentures notice of the default. If we default in paying principal of or interest on any of the subordinated debentures, the trustee will be protected from withholding such notice if it in good faith determines that withholding the notice is in the interest of the holders of the subordinated debentures.

         The indenture permits the acceleration of payment of principal of the subordinated debentures only upon an event of default resulting from our failing to pay principal or interest on the subordinated debentures or if we reorganize or become bankrupt or insolvent in certain events. If such an event of default is continuing, the indenture provides that the trustee or holders of not less than 30% in aggregate principal amount of the subordinated debentures then outstanding, by notice in writing to us (and to the trustee if given by the holders), may declare all unpaid principal of all the subordinated debentures to be immediately due and payable. Holders of a majority in principal amount of the subordinated debentures then outstanding may rescind an acceleration and its consequences and may waive past defaults upon conditions provided in the indenture. No holder of subordinated debentures may pursue any remedy under the indenture unless:

         /bullet/ the holder has previously given to the trustee written notice of a continuing event of default, and
         /bullet/ the holders of at least 30% in principal amount of the subordinated debentures then outstanding
                  /bullet/ have requested the trustee in writing to pursue the remedy,
                  /bullet/ offered the trustee satisfactory indemnity against loss, liability and expense incurred by pursuing the remedy, and
         /bullet/ the trustee has failed so to act within 60 days after receipt of such request.

         The indenture requires us to file periodic reports with the trustee as to the absence of defaults.


SATISFACTION, DISCHARGE AND DEFEASANCE


         The indenture provides that we will at our option either

         /bullet/ be deemed to have paid and discharged the entire indebtedness represented by our obligations under the subordinated debentures, except for
                  /bullet/ the obligation to pay the principal of, premium, if any, and interest on, the subordinated debentures, and
                  /bullet/ certain obligations to
                           /bullet/ register the transfer or exchange of the
                                    subordinated debentures,
                           /bullet/ replace temporary or mutilated, destroyed,
                                    lost or stolen subordinated debentures,
                           /bullet/ maintain an office or agency in respect to
                                    the subordinated debentures, and
                           /bullet/ hold moneys for payment in trust, or /bullet/ cease to be under any obligation to comply with certain terms, provisions or conditions of the indenture (other than those terms, provisions or conditions described in the indenture under "Consolidation, Merger or Sale") or the terms, provisions or conditions of the subordinated debentures, in either case, on the 91st day after

         /bullet/ we have paid or caused to be paid all other sums payable with respect to the outstanding subordinated debentures and we have delivered to the trustee a certificate from an authorized officer and an opinion of legal counsel, each stating that all conditions precedent relating to the satisfaction and discharge of the entire indebtedness on all of the outstanding subordinated debentures have been complied with,
         /bullet/ we have deposited or caused to be deposited irrevocably with the trustee as a trust fund specifically pledged as security for the benefit of the holders of the subordinated debentures, /bullet/ dollars in an amount or /bullet/ direct obligations of the United States of America
                           (which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment of principal, premium, if any, and interest on the outstanding subordinated debentures) in an amount, or
                  /bullet/ a combination of the two above, in any case, sufficient to pay and discharge each installment of principal of and interest or premium, if any, on the outstanding subordinated debentures on the dates such installments of interest or principal or premium, if any, are due, and
         /bullet/ no event of default has occurred and is continuing on the date of such deposit.

Among the conditions of our exercising any such option, we are required to deliver to the trustee an opinion of independent counsel of recognized standing to the effect that the

         /bullet/ deposit and related defeasance would not cause the holders of the subordinated debentures to recognize income, gain or loss for United States federal income tax purposes, and
         /bullet/ holders will be subject to United States federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred.


MODIFICATION OF THE INDENTURE


         The indenture provides that we and the trustee may, without the consent of any holders of subordinated debentures, enter into supplemental indentures for purposes, among other things, of:

         /bullet/ evidencing the succession of another person to us and the assumption by any such successor of our covenants, /bullet/ making any change that does not adversely affect the rights of any holders of subordinated debentures, or /bullet/ curing any ambiguity, defect or inconsistency as long as any of the foregoing will not adversely affect the interest of any holder in any material respect.

         Most of the terms of the indenture and the subordinated debentures may be modified with the consent of the holders of not less than two-thirds of the principal amount of subordinated debentures then outstanding.

However, each holder must agree to:

         /bullet/ extend the maturity date of the subordinated debentures, /bullet/ reduce the principal amount or the rate of interest on the subordinated debentures,
         /bullet/ reduce the redemption percentage, or /bullet/ reduce the two-thirds percentage required for modification.

         We may omit in any particular instance to comply with any covenant or condition as set forth in the indenture if before the time for such compliance two-thirds of the holders of the principal amount of subordinated debentures then outstanding shall either waive such compliance in such instance or generally waive compliance with such covenant or condition. No waiver may extend to or affect such covenant or condition except to the extent so expressly waived. Until the waiver has become effective, our obligation and the duties of the trustee in respect of any such covenant will remain in full force and effect. No supplemental indenture will affect the seniority rights of the holders of Senior Indebtedness without the consent of such holders.


                                  UNDERWRITING


         Subject to the terms and conditions set forth in the Underwriting Agreement among _______________ and us, the underwriter will purchase:

         /bullet/ 1,000,000 shares of our Class A Common Stock and
         /bullet/ $15,000,000 in aggregate principal amount of subordinated debentures.

         The underwriter will be committed to purchase and pay for all the shares of Class A Common Stock if any of the shares of Class A Common Stock are purchased, and will be committed to purchase and pay for all the subordinated debentures if any of the subordinated debentures are purchased.

         The underwriter has advised us that it proposes initially to offer the Class A Common Stock and the subordinated debentures to the public at the public offering prices set forth on the cover page of this prospectus, and to certain dealers at such price less a concession not in excess of $____ per share of Class A Common Stock and ___% of the principal amount of the subordinated debentures. The Underwriter may allow and such dealers may re-allow a concession not in excess of $_______ per share of Class A Common Stock and ___% of the principal amount of the subordinated debentures to certain other dealers. After the public offerings, the respective public offering prices and such concessions may be changed by the underwriter.

         We will grant to the underwriter options, exercisable for 30 days from the date of this prospectus, to purchase up to 150,000 shares of Class A Common Stock and for up to $2,250,000 additional principal amount of subordinated debentures, at the public offering prices set forth on the cover page hereof less underwriting discounts. Each such option will be exercisable separately. The underwriter will be permitted to exercise either such option to purchase additional shares of Class A Common Stock or subordinated debentures, as the case may be, solely for the purpose of covering over-allotments, if any, incurred in the sale of the Class A Common Stock or subordinated debentures.

         We will also agree to reimburse the underwriter for its reasonable out-of-pocket expenses relating to the offerings and to indemnify the underwriter against and contribute toward certain liabilities, including liabilities under the Securities Act of 1933.

         In connection with the offerings, we expect that the underwriter and its affiliates may engage in transactions effected in accordance with Rule 104 of the SEC's Regulation M that are intended to stabilize, maintain or otherwise affect the market price of the Class A Common Stock or the subordinated debentures. These transactions may include over-allotment transactions in which the underwriter creates a short position for its own account by selling more Class A Common Stock or subordinated debentures than it is committed to purchase. In such case, to cover all or part of the short position, the underwriter may exercise either or both of the over-allotment options described above to purchase additional Class A Common Stock or subordinated debentures or may purchase Class A Common Stock or subordinated debentures in the open market following completion of the initial offerings. We also expect that the underwriter may engage in stabilizing transactions in which it bids for, and purchases, Class A Common Stock or subordinated debentures at a level above that which might otherwise prevail in the open market for the purpose of preventing or retarding a decline in the market price of the Class A Common Stock or the subordinated debentures. The underwriter may reclaim any selling concessions allowed to a dealer if the underwriter repurchases Class A Common Stock or subordinated debentures distributed by that dealer. Any of these transactions may result in a price for the Class A Common Stock or the subordinated debentures at a level above that which might otherwise prevail in the open market. Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A Common Stock or the subordinated debentures. The underwriter will not be required to engage in any of the foregoing transactions and, if commenced, it may discontinue those transactions at any time without notice.


                                  LEGAL MATTERS


         Our legal counsel, Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., Miami, Florida, will pass upon the validity of the Class A Common Stock and the subordinated debentures for us. Certain legal matters will be passed upon for the underwriter by ______________________.


                                     EXPERTS


         Our consolidated financial statements as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been included herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of BBC as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 have been included herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                               ----
BFC FINANCIAL CORPORATION

Independent Auditor's Report....................................................................................F-2

Financial Statements:

     Consolidated Statements of Financial Condition - December 31, 1998 and 1997................................F-3

     Consolidated Statements of Operations - For each of the years in the three year period ended
     December 31, 1998..........................................................................................F-4

     Consolidated Statements of Stockholders' Equity and Comprehensive Income - For each of the years in the three year period ended December 31, 1998...........................................................F-5

     Consolidated Statements of and Comprehensive Income Cash Flows - For each of the years in the three year period ended December 31, 1998...........................................................F-6

     Notes to Consolidated Financial Statements................................................................ F-7

BANKATLANTIC BANCORP, INC.

Independent Auditor's Report...................................................................................F-29

Financial Statements:

     Consolidated Statements of Financial Condition - December 31, 1998 and 1997...............................F-30

     Consolidated Statements of Operations - For each of the years in the three year period ended

     December 31, 1998.........................................................................................F-31

     Consolidated Statements of Stockholders' Equity - For each of the years in the three year period ended December 31, 1998...................................................................................F-33

     Consolidated Statements of Cash Flows - For each of the years in the three year period ended
     December 31, 1998.........................................................................................F-35

     Notes to Consolidated Financial Statements................................................................F-38

INDEPENDENT AUDITOR'S REPORT

The Board of Directors
BFC Financial Corporation:

We have audited the accompanying consolidated statements of financial condition of BFC Financial Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for each of the years in the three year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BFC Financial Corporation and subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                                  KPMG LLP


Fort Lauderdale, Florida
March 2, 1999

                   BFC Financial Corporation and Subsidiaries
                 Consolidated Statements of Financial Condition
                     December 31, 1998 and December 31, 1997
                        (in thousands, except share data)

                                     Assets
                                                               1998        1997
                                                               ----        ----

Cash and cash equivalents                                    $   655         604
Securities available for sale                                  2,218       1,478
Investment in BankAtlantic Bancorp, Inc. ("BBC")              74,565      72,185
Mortgage notes and related receivables, net                    1,740       1,859
Investment real estate, net                                    6,172       9,700
Real estate held for development and sale                      1,811       6,474
Other assets                                                   4,096       6,571
                                                             -------     -------
     Total assets                                            $91,257      98,871
                                                             =======     =======

                      Liabilities and Stockholders' Equity

Subordinated debentures, net                                   6,736       7,263
Deferred interest on the subordinated debentures               2,217       2,106
Mortgage payables and other borrowings                        10,784      22,943
Other liabilities                                                683         706
Deferred income taxes                                         13,206      11,711
                                                             -------     -------
     Total liabilities                                        33,626      44,729


Commitments and contingencies

Stockholders' equity:
 Preferred stock of $.01 par value; authorized
  10,000,000 shares; none issued                                --          --
Class A common stock of $.01 par value,
 authorized  20,000,000 shares; issued and
 outstanding 6,453,994 in 1998 and 1997                           58          58
Class B common stock, of $.01 par value; authorized
  20,000,000 shares; issued and outstanding
  2,355,407 in 1998 and  2,346,907 in 1997                        21          21
Additional paid-in capital                                    26,095      23,525
Retained earnings                                             30,660      30,280
                                                             -------     -------

 Total stockholders' equity before BBC
  accumulated other comprehensive income                      56,834      53,884

BBC accumulated other comprehensive income-
  net unrealized appreciation on securities
  available for sale, net of deferred income taxes               797         258
                                                             -------     -------

 Total stockholders' equity                                   57,631      54,142
                                                             -------     -------

     Total liabilities and stockholders' equity              $91,257      98,871
                                                             =======     =======

          See accompanying notes to consolidated financial statements.

                   BFC Financial Corporation and Subsidiaries
                      Consolidated Statements of Operations
              For each of the years in the three year period ended
                                December 31, 1998
                      (in thousands, except per share data)

                                                  1998       1997         1996
                                                  ----       ----         ----
Revenues:
 Interest on mortgage notes and
  related receivables                          $  1,108         221         613
 Interest and dividends on securities
  available for sale and escrow accounts            228         445         694
 Earnings on real estate rental
  operations, net                                   979       1,034       1,303
 Sale of real estate                             11,706         967       9,700
 Net gain from sale of stock                       --         1,349        --
 Equity in earnings (loss) of BBC                (1,397)     12,129       8,650
 Other income, net                                   34         209         701
                                               --------    --------    --------
Total revenues                                   12,658      16,354      21,661
                                               --------    --------    --------

Costs and expenses:
 Interest on subordinated debentures                492         723       1,238
 Interest on mortgages payable
  and other borrowings                            1,420       1,996       2,396
 Cost of sale of real estate                      8,525         632       6,420
 Loss on disposition of mortgage
  notes and investment, net                        --          --           474
 Write-down of investment                           184        --          --
 Expenses  related to real estate held
  for development and sale, net                      68         130         154
 Employee compensation and benefits               1,190       1,153       1,153
 Occupancy and equipment                             50          40          44
 Reversal of provision for litigation              --        (2,272)       (292)
 General and administrative, net                    778         964       1,092
                                               --------    --------    --------
Total cost and expenses                          12,707       3,366      12,679
                                               --------    --------    --------
Income (loss) before income taxes
 and extraordinary items                            (49)     12,988       8,982
Provision  (benefit) for income taxes              (368)      4,222       2,924
                                               --------    --------    --------
Income before extraordinary items                   319       8,766       6,058
Extraordinary items:
 Net gain from debt restructuring, net of
  income taxes of $114,000  in 1997                --           181        --
 Net gain from extinguishment of debt,
  net of income taxes of  $39,000 in 1998
  and $72,000 in 1997                                61         115        --
 Gain on settlements of Exchange
  litigation, net of income taxes of
  $475,000 in 1997 and  $611,000 in 1996           --           756         853
                                               --------    --------    --------
Net income                                     $    380       9,818       6,911
                                               ========    ========    ========

Basic earnings per share:
 Before extraordinary items                    $   0.04        1.10        0.78
 Extraordinary items                               0.01        0.13        0.11
                                               --------    --------    --------
 Net income                                    $   0.05        1.23        0.89
                                               ========    ========    ========
Diluted earnings per share:
 Before extraordinary items                    $   0.04        1.00        0.73
 Extraordinary items                               --          0.12        0.10
                                               --------    --------    --------
 Net income                                    $   0.04        1.12        0.83
                                               ========    ========    ========
Basic weighted average shares
 outstanding                                      7,954       7,938       7,811
                                               ========    ========    ========
Diluted weighted average shares
 outstanding                                      9,101       8,731       8,347
                                               ========    ========    ========

          See accompanying notes to consolidated financial statements.

                   BFC Financial Corporation and Subsidiaries
               Consolidated Statements of Stockholders' Equity and
             Comprehensive Income For each of the years in the three
                       year period ended December 31, 1998
                                 (in thousands)

                                                                       Addi-
                                      Compre-     Class A   Class B   tional
                                      hensive      Common   Common    Paid-in  Retained
                                      income       Stock    Stock     Capital  Earnings     Other      Total
                                      ------       -----    -----     -------  --------     -----      -----
Balance at December 31, 1995                    $   --          20    19,490    13,609      2,639     35,758
Comprehensive income
  Net income                          $ 6,911       --        --        --       6,911       --        6,911
  Other comprehensive income,
   net of tax:
    Unrealized loss on securities
     available for sale                (1,230)
     Reclassification adjustment
      for gains  included
      in net income                    (1,098)
                                       ------
  Other comprehensive income (loss)    (2,328)
                                       ------
Comprehensive income                  $ 4,583
                                       ======

Net effect of BBC capital
 transactions, net of
 deferred income taxes                              --        --         939      --         --          939
Change in BBC net unrealized
appreciation  on securities
available for sale-net of
deferred  income taxes                              --        --        --        --       (2,328)    (2,328)
Exercise of stock options                           --           1       181      --         --          182
                                                 -------   -------   -------   -------    -------    -------
Balance at December 31, 1996                    $   --          21    20,610    20,520        311     41,462
Comprehensive income
  Net income                          $ 9,818       --        --        --       9,818       --        9,818
  Other comprehensive income,
   net of tax:
    Unrealized gain on securities
     available for sale                   194
     Reclassification adjustment
      for gains  included
      in net income                      (247)
                                       ------
  Other comprehensive income (loss)       (53)
                                       ------
Comprehensive income                  $ 9,765
                                       ======

Net effect of BBC capital
 transactions, net of
 deferred income taxes                              --        --       2,759      --         --        2,759
Change in BBC net unrealized
appreciation  on securities
available for sale-net of
deferred  income taxes                              --        --        --        --          (53)       (53)
5 for 4 stock split                                    5      --        --          (5)      --         --
3 for 1 stock split                                   53      --        --         (53)      --         --
Exercise of stock options                           --        --         156      --         --          156
                                                 -------   -------   -------   -------    -------    -------
Balance at December 31, 1997                    $     58        21    23,525    30,280        258     54,142
Comprehensive income
  Net income                          $   380       --        --        --         380       --          380
  Other comprehensive income,
   net of tax:
    Unrealized gain on securities
     available for sale                   821
     Reclassification adjustment
      for gains  included
      in net income                      (282)
                                       ------
  Other comprehensive income              539
                                       ------
Comprehensive income                  $   919
                                       ======

Net effect of BBC capital
 transactions, net of
 deferred income taxes                              --        --       2,510      --         --        2,510
Change in BBC net unrealized
 appreciation  on securities
 available for sale-net of
 deferred  income taxes                             --        --        --        --          539        539
Exercise of stock options                           --        --          60      --         --           60
                                                 -------   -------   -------   -------    -------    -------
Balance at December  31, 1998                   $     58        21    26,095    30,660        797     57,631
                                                 =======   =======   =======   =======    =======    =======

          See accompanying notes to consolidated financial statements.

                   BFC Financial Corporation and Subsidiaries
                      Consolidated Statements of Cash Flows
                For each of the years in three year period ended
                                December 31, 1998
                                 (In thousands)

                                                For the years ended December 31,
                                                --------------------------------
                                                  1998        1997        1996
                                                  ----        ----        ----
Operating activities:
Income  before extraordinary items             $    319       8,766       6,058
Adjustments to reconcile income
 before extraordinary items to net cash
 (used in) operating activities:
Equity in (earnings) loss of BBC                  1,397     (12,129)     (8,650)
Depreciation                                        575         683         772
Expenses related to real estate held for
 development and sale, net                           68         130         154
Provision (benefit) for income taxes               (368)      4,222       3,033
Amortization on subordinated debentures              11          13          15
Accretion of discount on loans receivable           (40)        (45)       (152)
Increase in real estate development
 and construction costs                          (2,631)       (388)       --
Gain on sale of real estate, net                 (3,181)       (335)     (3,280)
Net gain from sale of stock                        --        (1,349)       --
Loss on disposition of mortgage notes  and
 investment, net                                   --          --           474
Proceeds received from litigation settlement       --          --         1,109
Gain from litigation cost, net                     --          --          (211)
Reversal of provision for litigation               --        (2,272)       --
Fundings for litigation settlement                 --        (1,801)     (3,690)
Increase in the escrows for called
 debenture liability                               --        (5,158)     (4,653)
Proceeds from escrow for called
 debenture liability                              2,166        --         2,903
Increase in deferred interest on the
 subordinated debentures                            482         656         747
Accrued interest income on escrow accounts         (124)       (237)       (161)
Interest accrued regarding called
 debenture liability                               --            52         475
Increase (decrease) in other liabilities            (94)         45        (961)
Decrease in other assets                            168         222         533
                                               --------    --------    --------
Net cash used in operating activities            (1,252)     (8,925)     (5,485)
                                               --------    --------    --------
Investing activities:
Proceeds from the sales of
 investment real estate                             495         128        --
Proceeds from the sale of real estate held
 for development and sale, net                     --          --         6,480
Proceeds from the sale of stock                    --         3,720        --
Deposits received for sale of real estate          --          --          --
Common stock dividends received from BBC          1,187       1,025         883
Purchase of securities available for sale          --       (19,225)    (47,153)
Proceeds from redemption and maturities
 of securities available for sale                  (788)     24,535      45,475
Principal reduction on mortgage notes and
 related receivables, net                           159         182       2,806
Decrease (increase) in real estate
 held for development and sale                    9,800         490        (275)
Addition to office properties and equipment        --           (21)       --
Improvements to investment real estate              (83)        (22)        (74)
                                               --------    --------    --------
Net cash provided  by investing activities       10,770      10,812       8,142
                                               --------    --------    --------
Financing activities:
Issuance of common stock                             35          91         105
Increase in borrowings                             --         9,144        --
Repayments of borrowings                         (9,502)    (12,314)     (2,118)
                                               --------    --------    --------
Net cash used in
 financing activities                            (9,467)     (3,079)     (2,013)
                                               --------    --------    --------
  Increase (decrease) in cash
   and cash equivalents                              51      (1,192)        644
  Cash and cash equivalents
   at beginning of period                           604       1,796       1,152
                                               --------    --------    --------
  Cash and cash equivalents at
   end of period                               $    655         604       1,796
                                               ========    ========    ========

          See accompanying notes to consolidated financial statements.

                            BFC Financial Corporation
                   Notes to Consolidated Financial Statements
              For the years ended December 31, 1998, 1997 and 1996

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Financial Statement Presentation - BFC Financial Corporation ("BFC" or the "Company") is a unitary savings bank holding company as a consequence of its ownership of the Common Stock of BankAtlantic Bancorp, Inc. ("BBC"). BankAtlantic, a Federal Savings Bank, ("BankAtlantic") is a wholly-owned subsidiary of BankAtlantic Bancorp ("BBC"). The Company's primary asset is the capital stock of BBC and its primary activities currently relate to that asset. The financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP"). In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the statements of consolidated financial condition and income and expenses for the periods presented. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the next year relate to the determination of the valuation allowance for real estate and the allowance for mortgage notes and related receivables.

The financial statements and notes to consolidated financial statements of BankAtlantic Bancorp, Inc. and Subsidiaries are incorporated herein by reference.

Principles of Consolidation - The consolidated financial statements reflect the activities of BFC and its wholly owned subsidiaries. Because the Company's ownership in BBC is less than 50%, the Company's investment in BBC is carried on the equity method.

Cash Equivalents - Cash equivalents include liquid investments with original maturities of three months or less.

Securities Available for Sale - The Company's securities are available for sale. These securities are carried at fair value, with any related unrealized appreciation or depreciation reported as a separate component of stockholders' equity, net of income taxes. A write-down is reflected in the statement of operations to the extent that securities are other than temporarily impaired.

Mortgage Notes and Related Receivables, net - Mortgage notes and related receivables, net, are carried at the lower of cost or fair value.

Allowance for Loan Losses - BFC bases the measurement of loan impairment in accordance with FAS 114. Non-collateral dependent loan impairment is based on the present value of the estimated future cash flows. Impairment losses are included in the allowance for loan losses through a charge to the provision for loan losses. Adjustments to impairment losses resulting from changes in the fair value of an impaired loan's collateral or projected cash flows are included in the provision for loan losses. Upon disposition of an impaired loan, any related valuation allowance is relieved from the allowance for loan losses.

Real Estate - Investment real estate is held for use. Real estate held for development and sale includes land held for development and land held for sale. Costs clearly associated with the development of a specific parcel are capitalized as a cost of that parcel. Indirect land development costs are allocated to parcels based upon the the square footage of parcels benefited. Land costs were allocated to the various parcels based upon the relative sales value method. Real estate held for sale is stated at the lower of carrying amount or fair value less cost to sell. Real estate held for development is evaluated for impairment based upon the undiscounted future cash flows of the property compared to the carrying value of the property. If the undiscounted future cash flows are lower than the carrying value of the property, a valuation allowance is established for the difference between the carrying amount of the parcel and the fair value of the parcel, less cost to sell. The fair value of real estate is evaluated based on existing and anticipated market conditions. The evaluation takes into consideration the current status of the property, various restrictions, carrying costs, costs of disposition and any other circumstances which may affect estimated fair value.

Profit or loss on real estate sold is recognized in accordance with Statement of Financial Accounting Standard No. 66, "Accounting for Sales of Real Estate". Any estimated loss is recognized in the period in which it becomes apparent.

Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of - Long-lived assets and assets held for sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss for long-lived assets and identifiable intangibles that the Company expects to hold and use is based on the fair value of the asset.

Depreciation - Depreciation is computed on the straight-line method over the estimated useful lives of the assets which generally range up to 31.5 years for buildings and 4 years for tenant improvements.

Income Taxes - The Company does not include BBC and its subsidiaries in its consolidated income tax return with its wholly owned subsidiaries, since the Company owns less than 80% of the outstanding stock of BBC. Deferred income taxes are provided on elements of income that are recognized for financial accounting purposes in periods different than such items are recognized for income tax purposes.

The Company utilizes the asset and liability method to account for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period that includes the statutory enactment date. A valuation allowance is provided to the extent it is more likely than not that deferred tax assets will not be utilized.

Excess Cost Over Fair Value of Net Assets Acquired (Goodwill) - The ownership position in BBC was acquired at different times. In some acquisitions, the fair market value of the net assets of BBC were greater than the Company's cost. At other acquisitions, the Company's cost was in excess of the fair market value of BBC's net assets. The excess of fair market value over cost was recorded as a reduction to the fair market value of non-current assets. The excess of cost over fair market value was recorded as goodwill and is being amortized on the straight-line basis over a 15-year period. Some minor increases in ownership of BBC were recorded utilizing BBC's cost basis of assets and liabilities as fair market value. The excess of such cost basis over the Company's purchase price was recorded as a reduction to property and equipment and is being amortized on a straight-line basis over a ten-year period. Cost over fair value of net assets acquired and other intangible assets is evaluated by management for impairment on an on-going basis based on the facts and circumstances related to the net assets acquired. That evaluation includes a review of current and estimated future earnings and dividend paying ability.

Earnings Per Share - While the Company has two classes of common stock outstanding, the two-class method is not presented because the Company's capital structure does not provide for different dividend rates or other preferences, other than voting rights, between the two classes. Basic earnings per share excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if options to issue common shares were exercised. Common stock options, if dilutive, are considered in the weighted average number of dilutive common shares outstanding. The options are included in the weighted average number of dilutive common shares outstanding based on the treasury stock method. For all periods, the shares issued in connection with a 1984 acquisition are considered outstanding after elimination of the Company's ownership of the shares issued in the acquisition, respectively.

Stock Splits - On October 6, 1997, the Board of Directors of the Company declared a five for four stock split effected in the form of 25% stock dividend, payable in shares of the Company's newly authorized Class A Common Stock. The Class A Common Stock was a newly authorized series of the Company's capital stock and no shares were outstanding prior to the dividend. Pursuant to the Company's Articles of Incorporation, the Company's then existing common stock was automatically redesignated as Class B Common Stock without changing any of its rights and preferences upon the authorization by the Board of the stock dividend. The Class A Common Stock and the

Class B Common Stock have substantially identical terms except that (i) the Class B Common Stock is entitled to one vote per share while the Class A Common Stock will have no voting rights other than those required by Florida law and
(ii) each share of Class B Common Stock is convertible at the option of the holder thereof into one share of Class A Common Stock. On January 15, 1998, the Board of Directors of the Company declared a three for one stock split effected in the form of a stock dividend of two shares of Class A Common Stock for each share of outstanding Class A and Class B Common Stock. Due to accounting and tax considerations, outstanding options to purchase Class B Common Stock previously granted under the Company's stock option plans were adjusted to reflect additional Class B stock options instead of options on Class A Common Stock. Where appropriate, amounts throughout this report have been adjusted to reflect the stock splits.

Stock Based Compensation Plans - The Company maintains both qualifying and non-qualifying stock-based compensation plans for its employees and directors. The Company has elected to account for its employee stock-based compensation plans under APB No. 25.

Reclassifications - For comparative purposes, certain prior year balances have been reclassified to conform with the 1998 financial statement presentation.

2.  INVESTMENT IN BANKATLANTIC BANCORP, INC.

The Company has acquired its 31.3% ownership of all outstanding BBC Common Stock at December 31, 1998 through various acquisitions and sales. Where appropriate, amounts throughout this report of all BBC share and per share amounts have been adjusted for stock splits declared by BBC. BBC's Class A Common Stock is non-voting and is entitled to receive cash dividends equal to at least 110% of any cash dividends declared and paid on the Class B Common Stock. At December 31, 1998, the Company owned 6,578,671 shares of BBC Class A Common Stock and 4,876,124 shares of BBC Class B Common Stock. The aggregate market value of the Company's investment in BBC at December 31, 1998 was approximately $77.1 million or approximately $2.5 million in excess of the carrying value in the financial statements. The following table reflects BFC's percentage ownership in BBC:

                             Class A       Class B
                             Common         Common         Total
                              Stock         Stock       Outstanding
                              -----         -----       -----------
December 31, 1996             35.1%         46.2%          41.5%
December 31, 1997             30.6%         45.6%          35.6%
December 31, 1998             25.1%         47.1%          31.3%

A reconciliation of the carrying value in BBC to BBC's Stockholders equity at December 31, 1998 and 1997 is as follows:

                                                   1998             1997
                                                   ----             ----
BBC stockholders' equity                       $ 240,440          207,171
Ownership percentage                               31.3%            35.6%
                                                   -----           -----
                                                  75,340           73,691
Purchase accounting adjustments                     (775)          (1,506)
                                                 -------           ------
Investment in BBC                              $  74,565           72,185
                                                 =======          =======

The acquisition of BankAtlantic has been accounted for as a purchase and accordingly, the assets and liabilities acquired have been revalued to reflect market values at the dates of acquisition. The discounts and premiums arising as a result of such revaluation are generally being accreted or amortized (i.e. added into income or deducted from income), net of tax, using the level yield or interest method over the remaining life of the assets and liabilities. The net impact of such accretion, amortization and other purchase accounting adjustments was to increase consolidated net earnings during each of the years ended December 31, 1998 and 1997 by approximately $741,000 and $545,000 in 1996. Such amounts are included in equity in earnings (loss) of BBC. Assuming no sales or dispositions of the related assets or liabilities by BBC, the Company believes the net increase (decrease) in earnings resulting from the net amortization/accretion of the adjustments to net assets acquired resulting from the use of the purchase method of accounting will be remain at a similar level for 1999 and anticipates an increase in earnings from 2000 to 2003 of approximately $52,000 per year.

Excess cost over fair value of net assets acquired at December 31, 1998 and 1997, was approximately $454,000, $577,000 and $700,000, respectively. Excess cost over fair value of net assets acquired at December 31, 1998 and 1997 is included in the investment in BBC in the accompanying statements of financial condition, in addition to other unamortized purchase accounting adjustments. The excess cost over fair value of net assets acquired will be fully amortized in 2002.

In June 1998 BBC acquired Ryan, Beck & Co., Inc. ("RBCO"), an investment banking firm that is principally engaged in the underwriting, distribution and trading of tax-exempt obligations and bank and thrift equity and debt securities. BBC acquired all of RBCO's outstanding shares of common stock in exchange for shares of BBC's Class A common stock in an acquisition accounted for under the purchase method of accounting. Upon acquisition of RBCO, BBC assumed all options outstanding under RBCO's existing stock option plans, resulting in the additional issuance of options to purchase 314,145 shares of Class A Common Stock at various exercise prices based upon the exercise prices of the assumed options. The RBCO acquisition agreement provided for the establishment of an incentive and retention pool, under which shares of BBC's Class A Common Stock representing 20% of the total transaction value were allocated to key employees of RBCO. The retention pool consists of 683,362 shares of restricted Class A Common Stock, which will vest in four years to employees who remain for the period. BFC's ownership percentage of BBC as of December 31, 1998, excludes the shares of restricted Class A Common Stock.

In March 1998, BBC acquired Leasing Technology Inc. ("LTI"), a company engaged in the equipment leasing and finance business. BBC issued 718,413 shares of Class A Common Stock to acquire LTI. Upon regulatory approval, on June 30, 1998, BBC contributed LTI at its book value to BankAtlantic.

Pursuant to previously announced plans by BBC to purchase shares of its common stock, during the year ended December 31, 1998, BBC paid $10.9 million to repurchase and retire 769,500 shares of Class B Common Stock.

During the year ended December 31, 1998, BBC issued 907,319 shares of Class A Common Stock upon the conversion of $5.9 million in principal amount of BBC's 6 3/4% Convertible Subordinated Debentures due 2006.

On February 3, 1998, BBC's shareholders increased the authorized shares of BBC's Class A and Class B Common Stock to 80 million shares and 45 million shares, respectively.

The decrease in the ownership percentage at December 31, 1998 from 35.6% to 31.3% of all outstanding common stock of BBC was primarily due to BBC's issuance of Class A Common Stock to acquire RBCO and LTI. This decrease was offset in part by changes in BBC's outstanding common stock primarily due to BBC's repurchases of its shares. The decrease in the ownership percentage at December 31, 1997 from 41.5% to 35.6% of all outstanding common stock of BBC was primarily due to the issuance by BBC of 4,312,500 shares of Class A Common Stock in a public offering and the sale of 449,805 shares of BBC's Class A Common Stock by the Company. This decrease in the ownership was offset in part during the year ended December 31, 1997 by the net effect of other BBC capital transactions such as BBC's repurchase of 1,040,625 shares of Class A and 365,625 shares of Class B Common Stock, the conversion of 6 3/4% debentures into 57,252 shares of BBC Class A common and the issuance of additional shares in connection with BBC's stock option plans.

On November 25, 1997, in a dual public offering, BBC issued 4,312,500 shares of Class A Common Stock and $100.0 million of 5 5/8% convertible subordinated debentures ("5 5/8% Debentures"). The net proceeds to BBC from the sale of Class A Common Stock was $43.4 million, net of $107,000 of offering costs and from the sale of the 5 5/8% Debentures, $96.5 million, net of $3.5 million of offering costs. The 5 5/8% Debentures are convertible at an exercise price of $12.94 per share into an aggregate of 7,727,975 shares of Class A Common Stock.

During 1997, the Company sold 449,805 shares of BankAtlantic Bancorp, Inc. Class A Common Stock. Net proceeds received from these sales amounted to approximately $3.7 million and a net gain of approximately $1.3 million was recognized.

In March 1997, BBC formed BBC Capital Trust I ("BBC Capital"). BBC Capital is a statutory business trust which was formed for the purpose of issuing 9 1/2% Cumulative Trust Preferred Securities ("Preferred Securities") and investing the proceeds thereof in Junior Subordinated Debentures of BBC. In a public offering in April 1997, BBC Capital issued 2.99 million shares of Preferred Securities for proceeds of approximately $75 million. BBC Capital used the gross proceeds received from the sale of the Preferred Securities to purchase $71.8 million of 9 1/2% Junior Subordinated Debentures from BBC, which mature on June 30, 2027. The net proceeds from the sale of the Junior Subordinated Debentures were utilized as follows: $21.2 million was used by BankAtlantic to acquire St. Lucie West Holding Corp. and subsidiaries and to invest in a real estate joint venture, $12.2 million was used to repurchase BBC's Common Stock and the remaining proceeds is being utilized by BBC for general corporate purposes. St. Lucie West Holding Corp. is the developer of the master planned community of St. Lucie West, located in St. Lucie County, Florida.

In March 1996, BBC issued 2.80 million shares of Class A Common Stock in an underwritten public offering at $6.14 per share resulting in a decrease in the Company's ownership of all outstanding BBC Common Stock from approximately 46% to 41.5%. At June 30, 1996, the Company's ownership in all outstanding BBC's Common Stock further decreased to 40.8% upon BBC's issuance of Class A Common Stock in connection with exercise of employee stock options and in April 1996 the underwriter exercised an overallotment option to purchase an additional 395,027 shares of Class A Common Stock. At December 31, 1996, the Company's ownership in all outstanding Common Stock of BBC increased to 41.5%, upon BBC's repurchase of 356,445 and 175,781 shares of BBC Class A and B Common Stock, respectively. At December 31, 1996, the Company's ownership in BBC Class A and B Common Stock was approximately 35.1% and 46.2%, respectively.

During 1996, BBC issued $57.5 million of 6 3/4% convertible debentures due July 1, 2006, (the 6 3/4% Debentures"). The 6 3/4% debentures are convertible into Class A Common Stock at an exercise price of $6.55 per share. Net proceeds to BBC were $55.2 million net of underwriting discount and offering expenses. The net proceeds were utilized by BankAtlantic for the acquisition of Bank of North America ("BNA") and general corporate purposes by BBC and BankAtlantic.

BBC's principal assets include the capital stock of BankAtlantic and its subsidiaries and RBCO. BBC's principal source of cash flow is dividends from BankAtlantic. BBC's annual debt service associated with its $246.9 million of 9%, 6 3/4%, 5 5/8% Debentures and Trust Preferred Securities is approximately $18 million and its estimated current annual dividends to common shareholders is $4 million. BBC also obtains funds through the exercise of stock options as previously noted, through the sale of common shares and issuance of debt securities. It is anticipated that funds for payment of these expenses will be obtained from BankAtlantic. Additionally, the ultimate repayment by BBC of its outstanding debentures may be dependent upon dividends from BankAtlantic. BBC has paid a regular quarterly dividend since its formation and management of BBC has stated its intention to pay regular quarterly cash dividends on its common stock

Current regulations applicable to the payment of cash dividends by savings institutions impose limits on capital distributions based on an institution's regulatory capital levels and net income. An institution that meets all of its fully phased-in capital requirements (both before and after giving effect to the distribution) and is not in need of more than normal supervision would be a "Tier 1 association". Upon prior notice to, and non-objection by, the OTS, a Tier 1 association may make capital distributions during a calendar year up to the greater of (1) 100% of net income for the current calendar year plus 50% of its capital surplus or (ii) 75% of its net income over the most recent four quarters. Any additional capital distributions would require prior regulatory approval. At December 31, 1998, BankAtlantic met the definition of a Tier 1 association.

3.  SUBORDINATED DEBENTURES

During 1989 and 1991, the Company exchanged (the "Exchange Transactions") approximately $45.4 million of its subordinated unsecured debentures (the "Debentures") for all of the assets and liabilities of six affiliated limited partnerships. The major assets and liabilities of these partnerships consisted principally of commercial real estate properties and related non-recourse mortgage debt. Of the properties acquired, one property plus a 50% interest in another property is still owned by the Company at December 31, 1998 and 1997.

The Company deposited $30.6 million into escrow accounts in connection with the settlement of litigation that arose pertaining to the Exchange Transactions. All of the funding required in connection with the Exchange settlements has been provided. Payments on the settlement relating to one of the 1989 Exchange litigation settlements commenced in January 1997. Payments on all other settlements had commenced prior to that date. The final time period for filing a claim in the settlements expired in January 1998. Pursuant to terms of escrow agreements, during January 1998 approximately $2.1 million and during June 1996 approximately $3.0 million was released from escrow accounts established to fund payment on subordinated debentures that had been called. Any amounts remaining in escrow in January 2000 will be released to the Company and after that date any payments on the called debentures will be paid directly by the Company. Included in subordinated debentures at December 31, 1998, 1997 and 1996, was approximately $5.4 million, $ 5.5 million and $16.2 million, respectively, of debentures that have been called. Such debentures do not bear interest. Included in other assets at December 31, 1998, 1997 and 1996 was approximately $2.7 million, $5.0 million and $10.5 million held in escrow accounts related to a portion of these called debentures.

Initially, the amount that was to be paid under these settlements was not determined with certainty because the amount of settlement depended upon whether the class member still owned the debenture issued to them in the exchange transaction ("Class Members Still Owning Debentures") or whether the class member sold the debenture transferred to them in the exchange transaction ("Class Members No Longer Owning Debentures"). The determination of which group a debenture holder falls into was complicated by the fact that when a transfer of ownership occurs, the transfer may not be a bona fide sale transaction (i.e., involved a transfer to street name or to a family member). When a debenture is held by a Class Member Still Owning Debentures, the amount of gain recognized on that debenture is greater because the debenture and any related accrued interest is removed from the books whereas if the debenture was sold to a non class member, a settlement payment is made to the Class Member No Longer Owning the Debenture and the debenture and all related accrued interest remains on the books in the name of the current holder of the debenture. When the settlements were recorded, the gain recorded was based upon the determination that if the debenture had been transferred since issue, the debenture was classified in the group of Class Members No Longer Owning Debentures. As debentures were presented for payment, if a determination was made that the debenture belonged in the group of Class Members Still Owning Debentures, an adjustment was made and additional gain was recognized. Additionally, Class Members No Longer Owning Debentures had a specified time period for filing a claim and as the determination of the claim amounts were made and when the time period expired an adjustment was made and additional gain was recognized. Extraordinary gains, net of income taxes of approximately $756,000 and $853,000 were recognized for the years ended December 31, 1997 and 1996, respectively, based upon claims made and paid pursuant to the settlements of litigation relating to Class Members No Longer Owning Debentures (as defined).

The components of the gain from the settlements of litigation are as follows (in thousands):

                                               For the years ended
                                                  December 31,
                                                  ------------
                                                1997        1996
                                                ----        ----
Decrease in subordinated debentures, net     $    710        872
Decrease in deferred interest on the
    subordinated debentures                       735        663
                                                -----      -----
                                                1,445      1,535
Called debenture liability                       (214)       (71)
                                                -----      ------
Pre-tax gain on settlement of litigation        1,231      1,464
Income taxes                                      475        611
                                                -----      -----
Net gain on settlements of litigation        $    756        853
                                                =====      =====

For financial statement purposes, the Debentures in the 1991 and 1989 Exchange Transactions have been discounted to yield 19% and 12%, respectively, over their term. The interest on the debentures in the 1991 and 1989 Exchange Transactions is 13% and 12%, respectively per annum. As a result of the litigation settlements, the Company's obligation to pay interest on debentures is limited to only those debentures held by persons that acquired debentures in an arms length transaction prior to the date on which the settlements were reached ("Holders in Due Course"), or debentures held by persons that opted out of the litigation. Pursuant to the terms of the debentures, the Company may elect to defer interest payments on its subordinated debentures if management of the Company determines in its discretion that the payment of interest would impair the operations of the Company. Any interest not paid quarterly by the Company ("Deferred Interest") will accrue interest at the same rate as the Debentures until paid. Items considered in the decision to defer the interest payment would include, among other items, the ability to identify which debentures are held by Holders in Due Course and current operating expenses. Since December 31, 1991, the Company has deferred interest payments on its subordinated debentures. The deferred interest on the subordinated debentures at December 31, 1998 and 1997 was approximately $2.2 million and $2.1 million, respectively. No dividends may be paid to the holders of any equity securities of the Company while any deferred interest remains unpaid.

During the year ended December 31, 1998, the Company reacquired approximately $603,000 of debentures and accrued interest for approximately $503,000 resulting in a gain of approximately $100,000. Such gain is reflected as an extraordinary item, net of income taxes of $39,000 in the accompanying financial statements. During the year ended December 31, 1997, the Company reacquired approximately $1,147,000 of debentures and accrued interest for approximately $960,000, resulting in a gain of approximately $187,000. Such gain is reflected as an extraordinary item, net of income taxes of $72,000 in the accompanying financial statements.

4.  SECURITIES AVAILABLE FOR SALE

The composition of securities available for sale at December 31, 1998 and 1997 is as follows (in thousands):


                                                 1998              1997
                                                 ----              ----
U.S. Treasury Bills                         $   1,802             1,072
Investment in preferred stock                     343               343
Other                                              73                63
                                                -----            ------
                                            $   2,218             1,478
                                                =====             =====

5.  MORTGAGE NOTES AND RELATED RECEIVABLES - NET

Mortgage notes and related receivables as of December 31, 1998 and 1997 are summarized below (in thousands):


                                                 1998              1997
                                                 ----              ----
Originating from:
 Investment properties                      $   3,375             3,533
   Less: Principally, deferred profit            (863)             (902)
   Allowance for impairment                      (772)             (772)
                                               ------            ------
Total                                       $   1,740             1,859
                                                =====             =====

In January 1997, mortgage notes and related receivables, net, decreased due to the conversion of approximately $184,000 of a note due from an affiliated limited partnership to an equity position in the partnership.

In 1996, the Company recorded a loss of approximately $474,000 in connection with the disposition of mortgage notes and investments, net from affiliated limited partnerships. During 1996, such limited partnerships were liquidated. In connection with the disposition of the mortgage notes, the Company received approximately $297,000 of accrued interest that was not previously recorded on the books. Such interest has been recorded in interest income and is not included below. The components of the 1996 loss on disposition of mortgage notes and investment, net are as follows:

                                                  1996
                                                  ----
  Mortgage receivables                        $  1,328
  Less: Principally, deferred profit              (947)
        Valuation allowance                       (162)
                                                   219
 Investment in limited partnerships, net           255
                                                  ----
   Net loss                                   $    474
                                                  ====

During 1996, the Company received approximately $1.7 million resulting from the satisfaction of loans due from affiliated limited partnerships upon the sale of the partnerships' properties. Also, during 1996 approximately $1.1 million was received for a loan due from an unaffiliated third party.

6.  INVESTMENT REAL ESTATE

Investment real estate consists of the following (in thousands):

                                          December 31,
                                          ------------
                                       1998          1997
                                       ----          ----
Land                               $   1,031         1,062
Buildings and improvements            10,203        10,424
Other real estate                         86         3,257
                                    --------       -------
                                      11,320        14,743
Less:
 Accumulated depreciation              4,431         3,998
 Deferred profit                         717         1,045
                                    --------       -------
                                       5,148         5,043
                                     -------       -------
                                   $   6,172         9,700
                                      ======        ======

In October 1998, the Company sold approximately 15,000 square feet of the BMOC property to an unaffiliated third party for $500,000 and the Company recognized a net gain from the sale of real estate of approximately $301,000.

An unaffiliated tenant contaminated certain property formerly owned by BFC. The tenant, while contractually responsible for the cleanup of the contamination, refused to do so. BFC, therefore, conducted the cleanup and sought to collect the cleanup costs from the tenant. An aggregate of approximately $898,000 of costs and attorneys' fees relating to this matter had been recorded by BFC as a receivable. In July 1996, approximately $1.1 million was received as payment for costs incurred by BFC. Based on such receipt, a net gain of approximately $211,000 was recognized during 1996 relating to this matter.

7.  REAL ESTATE HELD FOR DEVELOPMENT AND SALE

In 1994, the Company agreed to participate in certain real estate opportunities with John E. Abdo, Vice Chairman of the Board, and certain of his affiliates (the "Abdo Group"). Under the arrangement, the Company and the Abdo Group will share equally in profits after any profit participation due to any other partners in the ventures and after interest earned by the Company on advances made by the Company. The Company bears the risk of loss, if any, under the arrangement. On such basis, the Company acquired interests in two properties. In June 1994, an entity controlled by the Company acquired from an independent third party 23.7 acres of unimproved land known as the "Cypress Creek" property located in Fort Lauderdale, Florida. In March 1996, the Cypress Creek property was sold to an unaffiliated third party for approximately $9.7 million and the company recognized a gain of approximately $3.3 million. In connection therewith, the Abdo Group received approximately $2.9 million as their share of the profit from the transaction, which is included in cost of sale of real estate. As part of the sale of the Cypress Creek property, the Company received a limited partnership interest in an unaffiliated limited partnership that will entitle it to receive approximately 4.5% of any profits from development and operation of the property. In January 1999, the Company received approximately $259,000 when the limited partnership was liquidated. In December 1994, an entity controlled by the Company acquired from an unaffiliated seller approximately 70 acres of unimproved land known as the "Center Port" property in Pompano Beach, Florida. Through December 31, 1998, 42 acres had been sold from the Center Port property to unaffiliated third parties for approximately $11.7 million and the Company recognized net gains from the sale of real estate of approximately $2.8 million. Included in cost of sales is approximately $2.0 million, representing the Abdo Group's profit participation from the transactions. All proceeds from the sale were utilized to reduce the borrowing for which the Center Port property serves as partial collateral. The current balance on this borrowing is approximately $1,000. Payment of profit participation to the Abdo Group will be deferred until the lender and the Company are repaid on loans, advances and interest. The remainder of the Center Port property is currently being marketed for sale.

8.  MORTGAGES PAYABLE AND OTHER BORROWINGS

Mortgages payable and other borrowings at December 31, 1998 and 1997 are summarized as follows (in thousands):

     Approximate                                              December 31,
     Type of Debt           Maturity    Interest Rate       1998        1997
     ------------           --------    -------------       ----        ----
     Related to mortgage
       receivables          1999-2010    6% - 9.75%     $   1,434     1,633
     Related to real estate 1999-2007   9.20%- Prime
                                          plus 1.5%         8,999    19,460
     Other borrowings         1999       Prime-Prime
                                           plus 1%            351     1,850
                                                          -------    ------
                                                        $  10,784    22,943
                                                           ======    ======

All mortgage payables and other borrowings above are from unaffiliated parties. Included in other borrowings at December 31, 1998 and 1997 is approximately $351,000 and $1.8 million, respectively, due to financial institutions.

The Company in 1996 sold a 50% interest in the Delray Industrial Park, located in Delray Beach, Florida. Since the Company was the sole maker on the non-recourse mortgage note on the property and since the Company maintained a 50% interest in the subject property, the gain on the sale of approximately $632,000 was deferred, reducing the Company's carrying value in real estate and the mortgage remained on the Company's books. During May 1998, the property was refinanced with the other 50% owner also liable under the note. At that time, the Company recognized 50% of the deferred profit on the transaction, and removed the mortgage from the Company's books. The remaining investment in the property is included in investment real estate using the equity method of accounting.

On October 29, 1996, a balloon payment of approximately $9.4 million was due on the mortgage note that was secured by the Burlington Manufacturers Outlet Center. Such payment was not made and the Company entered into an agreement for forbearance and an extension agreement, which extended the maturity through April 1997. In April 1997, new financing was obtained from an unaffiliated lender and the previous mortgage note was satisfied. The principal amount of the new financing was approximately $9.1 million, the note bears interest at a rate of 9.2% per annum, requires monthly payments of $77,992 and matures on May 1, 2007. Upon satisfaction of the previous mortgage note, the Company recognized an extraordinary gain of approximately $181,000 from debt restructuring, net of income taxes.

In August 1997, a $3.5 million note due in September 1999 was converted to a revolving line of credit, requiring only interest payments at prime plus 1% and a maximum amount of $2,857,600. At December 31, 1998 and 1997 the balance due on the revolving line of credit was $350,000 and $1.8 million, respectively.

In December 1994, the Company established a broker line of credit in the amount of $850,000 which is currently collateralized by 170,000 shares of BankAtlantic Bancorp, Inc. Class B Common Stock. At December 31, 1998, the outstanding balance on the above line was zero.

At December 31, 1998 the aggregate principal amount of the above indebtedness maturing in each of the next five years is approximately as follows (in thousands):

             Year ended
             December 31,              Amount
             ------------              ------
                1999                 $    612
                2000                      281
                2001                      307
                2002                      325
                2003                      246
                Thereafter              9,013
                                       ------
                                     $ 10,784
                                       ======

The majority of the Company's marketable securities, mortgage receivables, real estate held for development and sale and investment real estate, net are as to real estate and marketable securities, encumbered by, or, as to mortgages receivable, subordinate to mortgages payable and other debt. In the aggregate, approximately 10.4% of the shares of common stock of BBC owned by BFC are pledged as collateral on mortgages payable and other borrowings.

9. INCOME TAXES

The provision for income tax expense (benefit) for the years ended December 31, 1998, 1997 and 1996 consists of the following (in thousands):

                                Year Ended December 31,
                                -----------------------
                            1998         1997          1996
                            ----         ----          ----
     Current:
         Federal       $      90            -          (124)
         State                 -            -            15
                           -----        -----         -----
                              90            -          (109)
                           -----        -----         -----
     Deferred :
         Federal            (394)       3,621         2,598
         State               (64)         601           435
                           -----        -----         -----
                            (458)       4,222         3,033
                           -----        -----         -----
         Total         $    (368)       4,222         2,924
                           =====        =====         =====

For the years ended December 31, 1998, 1997 and 1996, deferred income taxes applicable to extraordinary items were $39,000, $661,000 and $611,000, respectively.

A reconciliation from the statutory federal income tax rate of 35% for the years ended December 31, 1998, 1997and 1996 to the effective tax rate is as follows (in thousands):


                                           Year ended December 31,
                                           -----------------------
                                      1998(1)      1997(1)      1996(1)
                                      Amount       Amount       Amount
                                      ------       ------       ------
         Expected tax
          expense (benefit)              (17)       4,546        3,144
         Provision (benefit) for
          state taxes net of
          federal benefit                (42)         410          321
         Dividend received
          deduction                     (333)        (287)        (272)
         Other, net                       24         (447)        (269)
                                       -----        -----        -----
                                        (368)       4,222        2,924
                                       =====        =====        =====

----------
     (1) Expected tax is computed based upon income (loss) before extraordinary items.

The tax effects of temporary differences that give rise to significant components of the deferred tax assets and tax liabilities at December 31, 1998, 1997 and 1996 were (in thousands):

                                                          December 31,
                                                          ------------
                                                    1998      1997      1996
                                                    ----      ----      ----
   Deferred tax assets:
        Mortgages receivable                      $   283       284       287
        Litigation accruals                          --        --       1,571
        Other liabilities                             118       134       106
        Other assets                                   74        53        10
        Alternative minimum tax credit                 66      --        --
        Net operating loss carryforwards            5,649     6,945     6,215
                                                   ------    ------    ------
         Total gross deferred tax assets            6,190     7,416     8,189
        Less:
            Valuation allowance                      --        --        --
                                                   ------    ------    ------
                Deferred tax assets after
                valuation allowance                 6,190     7,416     8,189
   Deferred tax liabilities:
        Real estate, net                              722     1,353     1,496
        Investment in BBC                          18,574    17,656    11,763
        Subordinated Debentures                       100       118       207
                                                   ------    ------    ------
         Total gross deferred tax liabilities      19,396    19,127    13,466
                                                   ------    ------    ------
   Net deferred tax liability                     $13,206    11,711     5,277
                                                   ======    ======    ======

The Company believes it will utilize its deferred tax assets through taxable income generated in future years by the reversal of deferred tax liabilities existing as of December 31, 1998.

At December 31, 1998, the Company had estimated state and federal net operating loss carry forwards as follows (in thousands):

                Expiration
                   Year            State        Federal
                   ----            -----        -------
                   2005          $  1,303           --
                   2006             2,001         1,309
                   2007             4,235         7,199
                   2008             2,332         3,322
                   2011             1,662         1,831
                   2012               669           984
                                 --------        ------
                                 $ 12,202        14,645
                                 ========        ======

The Company received income tax refunds of approximately $70,000 and $16,000 during the years ended December 31, 1997 and 1996, respectively, and none in 1998. The Company made income tax payments of approximately $62,000 and $122,000 during the years ended December 31, 1998 and 1996, respectively and none in 1997. BBC is not included in the Company's consolidated tax return.

10. STOCKHOLDERS' EQUITY

The Company's Articles of Incorporation authorize the issuance of up to 10,000,000 shares of $.01 par value preferred stock. The Board of Directors has the authority to divide the authorized preferred stock into series or classes having the relative rights, preferences and limitations as may be determined by the Board of Directors without the prior approval of shareholders. The Board of Directors has the power to issue this preferred stock on terms which would create a preference over the Company's Common Stock with respect to dividends, liquidation and voting rights. No further vote of security holders would be required prior to the issuance of the shares.

The Company's Articles of Incorporation authorize the Company to issue both a Class A Common Stock, par value $.01 per share and a Class B Common Stock, par value $.01 per share. The Class A Common Stock and the Class B

Common Stock have substantially identical terms except that (i) the Class B Common Stock is entitled to one vote per share while the Class A Common Stock will have no voting rights other than those required by Florida law and (ii) each share of Class B Common Stock is convertible at the option of the holder thereof into one share of Class A Common Stock.

On January 10, 1997, the Board of Directors of BFC Financial Corporation adopted a Shareholder Rights Plan. As part of the Rights Plan, the Company declared a dividend distribution of one preferred stock purchase right (the "Right") for each outstanding share of BFC's Class B Common Stock to shareholders of record on January 21, 1997. Each Right will become exercisable only upon the occurrence of certain events, including the acquisition of 20% or more of BFC's Class B Common Stock by persons other than the existing control shareholders (as specified in the Rights Plan), and will entitle the holder to purchase either BFC stock or shares in the acquiring entity at half the market price of such shares. The Rights may be redeemed by the Board of Directors at $.01 per Right until the tenth day following the acquisition of 20% or more of BFC's Class B Common Stock by persons other than the existing controlling shareholders. The Board may also, in its discretion, extend the period for redemption. The Rights will expire on January 10, 2007.

11. EARNINGS ON RENTAL REAL ESTATE OPERATIONS, NET

Following are the components of earnings on real estate rental operations, net for each of the years in the three year period ended December 31, 1998 (in thousands):

                                                    Year ended December 31,
                                                    -----------------------
                                                 1998         1997         1996
                                                 ----         ----         ----
Operations from
 investment real estate (see note 6)        $     939          989         1,151
Deferred profit recognized                         40           45           152
                                                 ----         ----         -----

                                            $     979        1,034         1,303
                                                =====        =====         =====

12.  RELATED PARTY TRANSACTIONS

Related party transactions arise from transactions with affiliated entities. In addition to transactions described in notes elsewhere herein, a summary of originating related party transactions is as follows (in thousands):

                                               Year ended December 31,
                                               -----------------------
                                               1998     1997     1996
                                               ----     ----     ----
           Property management fee revenue      $ 9       10       90
                                                ===      ===      ===

           Reimbursement revenue for
             administrative, accounting
             and legal services                 $41       52      121
                                                ===      ===      ===

The Company has a 49.5% interest and affiliates and third parties have a 50.5% interest in a limited partnership formed in 1979, for which the Company's Chairman serves as the individual General Partner. The partnership's primary asset is real estate subject to net lease agreements. The Company's cost for this investment, approximately $441,000, was written off in 1990 due to the bankruptcy of the entity leasing the real estate. Any recovery will be recognized in income when received. In March 1999, the partnership sold 31 of the 34 convenience stores that it owned resulting in a net gain to the Company of approximately $200,000 that will be recognized during the first quarter of 1999.

Included in other assets at December 31, 1998, 1997 and 1996 was approximately $202,000, $158,000 and $125,000 respectively due from affiliates.

Alan B. Levan, President and Chairman of the Board of the Company also serves as Chairman of the Board and Chief Executive Officer of BankAtlantic Bancorp, Inc. and BankAtlantic.

John E. Abdo, Vice Chairman of the Board of the Company also serves as Vice Chairman of the Board of Directors of BBC and BankAtlantic and is a director and President of BankAtlantic Development Corporation ("BDC"), a wholly owned subsidiary of BankAtlantic.

Glen R. Gilbert, Executive Vice President of the Company also serves as a director and Vice President of BDC.

Florida Partners Corporation owns 133,314 shares of the Company's Class B Common Stock and 366,615 shares of the Company's Class A Common Stock. Alan B. Levan is the principal shareholder and a member of the Board of Florida Partners Corporation. Glen R. Gilbert, Executive Vice President and Secretary of the Company holds similar positions at Florida Partners Corporation.

The trustee for the escrow account with respect to the called debenture liability maintains such account at BankAtlantic.

13.  EMPLOYEE BENEFIT PLANS

The Company's Stock Option Plan provides for the grant of stock options to purchase shares of the Company's Common Stock. The plan provided for the grant of both incentive stock options and non-qualifying options. The exercise price of a stock option will not be less than the fair market value of the Common Stock on the date of the grant and the maximum term of the option is ten years. The following table sets forth information on all outstanding options:

                                               Class B
                                              Outstanding
                                                Options         Price per Share
                                               ---------        ---------------
  Outstanding at December 31, 1995             1,631,250        1.13  to   1.32
  Exercised                                      (82,497)       1.20  to   1.32
                                               ---------
  Outstanding at December 31, 1996             1,548,753        1.13  to   1.32
  Issued                                         918,750        4.07  to   4.47
  Exercised                                      (72,096)       1.13  to   1.32
                                               ---------
  Outstanding at December 31, 1997             2,395,407        1.13  to   4.47
  Issued                                         532,500       10.33  to  10.33
  Exercised                                       (8,500)       4.07  to   4.07
                                               ---------
  Outstanding at December 31, 1998             2,919,407        1.13  to  10.33
                                               =========
  Exercisable at December 31, 1998             2,193,782        1.13  to   4.47
                                               =========
  Available for grant at December 31, 1998       725,625
                                               =========

The weighted average exercise price of options outstanding at December 31, 1998, 1997 and 1996 was $3.90, $2.47 and $1.28, respectively. The weighted average price of options exercised was $4.07, $1.24 and $1.27 during the years 1998, 1997 and 1996, respectively.

The adoption of FAS 123 under the fair value based method would have increased compensation expense by approximately $3,099,000, $1,066,000 and $138,000 for the years ended December 31, 1998, 1997 and 1996, respectively. The effect of FAS 123 under the fair value based method would have affected net income and earnings per share as follows:

                                               For the Years Ended December 31,
                                               -------------------------------
                                             1998          1997         1996
                                             ----          ----         ----
      Net income:
         As reported                   $       380         9,818        6,911
         Proforma                           (1,441)        9,164        6,826
      Basic earnings per share:
         As reported                           .05          1.23          .89
         Proforma                             (.18)         1.15          .87
      Diluted earnings per share:
         As reported                           .04          1.12          .83
         Proforma                             (.16)         1.05          .82

The option model used to calculate the FAS 123 compensation adjustment was the Black-Scholes model with the following grant date fair values and assumptions:


                 Number of                                    Risk Free     Expected                Expected
     Date of      Options   Grant Date   Type of   Exercise   Interest        Life      Expected    Dividend
      Grant       Granted   Fair Value    Grant      Price      Rate         (Years)   Volatility     Yield
      -----       -------   ----------    -----      -----      ----          -----    ----------     -----
     2/7/95       750,000     $0.878       NQ       $ 1.247    7.143%           8        74.81%        0%
     2/7/95        37,500     $0.878       ISO      $ 1.133    7.143%           6        74.81%        0%
     7/1/97        49,176     $1.623       ISO      $ 4.067    5.800%           6        27.40%        0%
     7/1/97       119,574     $1.849       NQ       $ 4.067    5.820%          7.5       27.40%        0%
     7/1/97       750,000     $1.703       NQ       $ 4.467    5.820%          7.5       27.40%        0%
     1/13/98      532,500     $5.873        *       $10.334    5.530%          7.5       44.46%        0%

----------
     *    both non-qualified and incentive stock option were granted.

The employee turnover was considered to be none. The weighted average fair value of options granted during the years ended December 31, 1998, 1997 and 1995 was $5.87, $1.71 and $0.87, respectively.

The following table summarizes information about fixed stock options outstanding at December 31, 1998:

                              Options Outstanding                                   Options Exercisable
          ---------------------------------------------------------             --------------------------
                                             Weighted
                            Number            Average         Weighted           Number          Weighted
          Range of        Outstanding        Remaining         Average         Exercisable        Average
       Exercise Prices    at 12/31/98    Contractual Life  Exercise Price      at 12/31/98    Exercise Price
       ---------------    -----------    ----------------  --------------      -----------    --------------
       $1.13 to $1.32      1,476,657         5.6 Years         $1.28           1,476,657           $1.28
       $4.07 to $4.47        910,250         8.4 Years         $4.40             450,875           $4.40
      $10.34 to $10.34       532,500         9.0 Years        $10.34             266,250          $10.34

The Company has an employee's profit-sharing plan which provides for contributions to a fund of a sum as defined, but not to exceed the amount permitted under the Internal Revenue Service Code as deductible expense. The provision charged to operations was approximately $20,000 for the year ended December 31, 1998 and $10,000 for each of the years ended December 31, 1997 and 1996, respectively. Contributions are funded on a current basis.

14.  LITIGATION

The following is a description of certain lawsuits to which the Company is or has been a party.

Alan B. Levan and BFC Financial Corporation v. Capital Cities/ABC, Inc. and William H. Wilson, in the United States District Court for the Southern District of Florida, Case No. 92-325-Civ-Atkins. On November 29, 1991, The ABC television program 20/20 broadcast a story about Alan B. Levan and BFC which purportedly depicted some securities transactions in which they were involved. The story contained numerous false and defamatory statements about the Company and Mr. Levan and on February 7, 1992, a defamation lawsuit was filed on behalf of the Company and Mr. Levan against Capital Cities/ABC, Inc. and William H. Wilson, the producer of the broadcast. In

December 1996, a jury found in favor of the Company and Mr. Levan and awarded a compensatory judgment of $1.25 million to the Company and $8.75 million to Mr. Levan. Capital Cities/ABC, Inc. and William H. Wilson have filed an appeal in this matter. That appeal is currently pending. The Company will recognize such amount, less applicable attorneys' fees, in income upon receipt.

Kugler, et.al., (formerly Martha Hess, et. al.), v. I.R.E. Real Estate Income Fund, et al. In connection with the above referenced matter, in October 1996, approximately $3.7 million was placed in escrow to rescind sales and in March 1997, approximately $1.0 million was placed in escrow for attorneys' fees. On April 30, 1997, the Courts approved the Kugler settlement and amounts were paid.

Short vs. Eden United, Inc., et al. in the Marion County Superior Court, State of Indiana. Civil Division Case No. S382 0011. In connection with certain litigation related to the purchase and sale of an apartment complex in Indiana, in April 1997, the Company paid approximately $783,000 and received a release and satisfaction of judgment. At December 31, 1996, the Company had an accrual of approximately $3.0 million included in other liabilities with respect to this matter. The remaining accrual in the amount of approximately $2.3 million was reversed during 1997.

The Company is also a party to certain other litigation arising in the ordinary course of its business. Management does not believe such litigation will have a material adverse affect on its financial condition or results of operations.

15.  QUARTERLY FINANCIAL INFORMATION (unaudited)

Following is quarterly financial information for the years ended December 31, 1998, 1997 and 1996 (in thousands, except per share data):

                                            1998 Quarter Ended
                                            ------------------
                                    Mar 31, Jun 30,  Sep 30,  Dec 31, Total
                                    ------  -------  -------  ------- -----
Revenues                            $2,431   6,400   1,953    1,874   12,658
Costs and expenses                   1,129   3,645   4,067    3,866   12,707
Income (loss) before
  extraordinary item                   991   1,753  (1,196)  (1,229)     319
Net income (loss)                      991   1,770  (1,152)  (1,229)     380
                                    ======  ======  ======   ======   ======

Basic earnings (loss) per share:
  Before extraordinary items           .13     .22    (.15)    (.15)     .04
  Extraordinary items                 --      --       .01     --        .01
                                    ------  ------  ------   ------   ------
  Net income (loss)                    .13     .22    (.14)    (.15)     .05
                                    ======  ======  ======   ======   ======


Diluted earnings (loss) per share:
  Before extraordinary items           .11     .19    (.13)    (.14)     .04
  Extraordinary items                 --      --      --       --       --
                                    ------  ------  ------   ------   ------
  Net income (loss)                    .11     .19    (.13)    (.14)     .04
                                    ======  ======  ======   ======   ======

Basic weighted average number of
 common shares outstanding           7,949   7,952   7,957    7,957    7,954
                                    ======  ======  ======   ======   ======

Diluted weighted average number of
 common shares outstanding           9,252   9,161   9,049    8,972    9,101
                                    ======  ======  ======   ======   ======

During the three month periods ended June 30, 1998, September 30, 1998 and December 31, 1998, the Company sold approximately 18 acres, 17 acres and 3 acres of the Center Port property to unaffiliated third parties for approximately $3.4 million, $4.4 million and $3.1 million, respectively. The Company recognized a net gain from the sale of real estate of approximately $1.0 million, $1.3 million and $267,000 for the three month periods ended June 30, 1998, September 30, 1998 and December 31, 1998, respectively.

Operations for the quarter ended June 30, 1998 and September 30, 1998 included extraordinary gains of approximately $17,000 and $44,000, respectively, net of income taxes due to extinguishment of debt.

                                               1997 Quarter Ended
                                               ------------------
                                       Mar 31, Jun 30,  Sep 30,  Dec 31, Total
                                       ------- -------  -------  ------- -----
Revenues                               $3,868    4,488    4,068   3,930   16,354
Costs and expenses                      1,422     (884)   1,828   1,000    3,366
Income before extraordinary item        2,156    3,125    1,734   1,751    8,766
Net income                              2,273    3,789    1,941   1,815    9,818
                                       ======   ======    =====   =====   ======

Basic earnings per share:
  Before extraordinary items              .27      .39      .22     .22     1.10
  Extraordinary items                     .01      .08      .03     .01      .13
  Net income                              .28      .47      .25     .23     1.23
                                       ======   ======    =====   =====   ======

Diluted earnings per share:
  Before extraordinary items              .25      .37      .20     .19     1.00
  Extraordinary items                     .01      .08      .02     .01      .12
                                       ------   ------    -----   -----   ------
  Net income                              .26      .45      .22     .20     1.12
                                       ======   ======    =====   =====   ======

Basic weighted average number of
 common shares outstanding              7,906    7,949    7,949   7,949    7,938
                                       ======   ======    =====   =====   ======

Diluted weighted average number of
 common shares outstanding              8,513    8,559    8,790   9,079    8,731
                                       ======   ======    =====   =====   ======

During January and June 1997, the Company sold 449,805 shares of BankAtlantic Bancorp, Inc. Class A Common Stock. Net proceeds received from these sales amounted to approximately $3.7 million and a net gain of approximately $1.3 million was recognized in 1997.

During the second quarter of 1997, the Company recognized a gain of approximately $2.3 million for the reversal of a provision for litigation in connection with the Short vs. Eden et. al. litigation. Also, during the second quarter of 1997 approximately four acres were sold from the Center Port property to unaffiliated third parties for approximately $818,000 and the Company recognized a net gain from the sale of real estate of approximately $204,000. Included in cost of sales is approximately $204,000 representing the Abdo Group profit participation from the transaction.

During the first quarter of 1997, the Company sold 12.7 acres located in Birmingham, Alabama to an unaffiliated third party for approximately $149,000 and the company recognized a net gain on the sale of approximately $132,000.

During the first, second, third and fourth quarter of 1997, the Company recognized extraordinary gains net of deferred income taxes of approximately $117,000, $483,000, $92,000 and $64,000, respectively related to revising the estimate of the amounts to be paid regarding the Exchange Transactions.

                                              1996 Quarter Ended
                                              ------------------
                                       Mar 31, Jun 30,  Sep 30,  Dec 31, Total
                                       ------ --------  -------  ------- -----
Revenues                              $12,664    3,027    1,532   4,438   21,661
Costs and expenses                      8,121    1,664    1,573   1,321   12,679
Income (loss) before
  extraordinary item                    3,069    1,531      (41)  1,499    6,058
Net income (loss)                       3,818    1,537      (41)  1,597    6,911
                                       ======   ======    =====   =====   ======

Basic earnings per share:
  Before extraordinary items              .39      .20     (.01)    .19      .78
  Extraordinary items                     .10     --       --       .01      .11
                                       ------   ------    -----   -----   ------
  Net income                              .49      .20     (.01)    .20      .89
                                       ======   ======    =====   =====   ======

Diluted earnings per share:
  Before extraordinary items              .38      .18     --       .18      .73
  Extraordinary items                     .09     --       --       .01      .10
                                       ------   ------    -----   -----   ------
  Net income                              .47      .18     --       .19      .83
                                       ======   ======    =====   =====   ======

Basic weighted average number of
 common shares outstanding              7,794    7,794    7,797   7,858    7,811
                                       ======   ======    =====   =====   ======

Diluted weighted average number of
 common shares outstanding              8,182    8,288    8,328   8,490    8,347
                                       ======   ======    =====   =====   ======

During the first, second and fourth quarter of 1996, the Company recognized extraordinary gains of approximately $749,000, $6,000 and $98,000, respectively, related to revising the estimate of the amounts to be paid regarding the Exchange Transactions. In March 1996, Cypress Creek was sold to an unaffiliated third party for approximately $9.7 million. The cost of sale was approximately $6.4 million.

16. Consolidated Statements of Cash Flows

In addition to the non-cash investing and financing activities described elsewhere herein, other non-cash investing and financing activities are as follows:


                                                         Year Ended December 31,
                                                         -----------------------
                                                        1998     1997      1996
                                                        ----     ----      ----

The net gains associated with the settlements of
 litigation, net of income taxes                         --        756      853
                                                        =====   ======   ======
The change in stockholders' equity resulting from
 the Company's proportionate share of BBC's net
 unrealized appreciation on securities available
 for sale, less related deferred income taxes             539      (53)  (2,328)
                                                        =====   ======   ======
Net gain from extinguishment of debt,
 net of income taxes                                       61      115     --
                                                        =====   ======   ======
Net gain on debt restructuring,
 net of income taxes                                     --        181     --
                                                        =====   ======   ======
Transfers from escrow accounts to reflect payments
 on subordinated debentures                               306   10,930      537
                                                        =====   ======   ======
Net effect of  BBC capital transactions,
 net of income taxes                                    2,510    2,759      939
                                                        =====   ======   ======
Loss on disposition of mortgage notes
 and investment, net                                     --       --        474
                                                        =====   ======   ======
Conversion of mortgage receivable to an
 equity interest in an affiliated partnership            --        184     --
                                                        =====   ======   ======
Increase in equity for the tax effect related to
 the exercise of employee stock options                    25       65       77
                                                        =====   ======   ======
Deferred profit recognized                                316     --       --
                                                        =====   ======   ======
BBC dividends on common stock
 declared and paid in subsequent period                   303      288      227
                                                        =====   ======   ======
Interest paid on borrowings                             1,444    2,073    2,396
                                                        =====   ======   ======

17. Estimated Fair Value of Financial Instruments

The information set forth below provides disclosure of the estimated fair value of the Company's financial instruments presented in accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (FAS 107) issued by the FASB.

Management has made estimates of fair value discount rates that it believes to be reasonable. However, because there is no market for many of these financial instruments, management has no basis to determine whether the fair value presented would be indicative of the value negotiated in an actual sale. The Company's fair value estimates do not consider the tax effect that would be associated with the disposition of the assets or liabilities at their fair value estimates. Due to the lack of an active trading market on the subordinated debentures, fair value is presumed to equal carrying value.

The following table presents information for the Company's financial instruments as of December 31, 1998 and 1997 (in thousands):

                                          December 31, 1998   December 31, 1997
                                          -----------------   -----------------
                                          Carrying    Fair     Carrying    Fair
                                            Value     Value     Amount    Value
                                            -----     -----     ------    -----
Financial assets:
 Cash and cash equivalents                 $   655       655       604       604
 Investment in BBC                          74,565    77,096    72,185   151,192
 Securities available for sale               2,218     2,218     1,478     1,478
 Mortgage notes and related
  receivables, net                           1,740     1,740     1,859     1,859
 Escrow for called debentures                2,738     2,738     5,033     5,033

Financial liabilities:
 Mortgage payables and other
  borrowings                                10,784    10,784    22,943    22,943
 Subordinated debentures, net                6,736     6,736     7,263     7,263
 Deferred interest on debentures             2,217     2,217     2,106     2,106

18. Earnings Per Share

The following table reconciles the numerators and denominators of the basic and diluted earnings per share computations for each of the years in the three year period ended December 31, 1998 (in thousands, except per share data):

                                                        Year Ended December 31,
                                                        -----------------------
                                                       1998      1997      1996
                                                       ----      ----      ----
Basic Numerator:
Net income                                            $  380     9,818     6,911
                                                      ======    ======    ======

Basic Denominator
Weighted average shares outstanding (3)                7,954     7,938     7,811
                                                      ======    ======    ======

Basic earnings per share                              $  .05      1.23       .89
                                                      ======    ======    ======

Diluted Numerator:
Dilutive net income                                   $  380     9,818     6,911
                                                      ======    ======    ======

Diluted Denominator
Basic weighted average shares outstanding (3)          7,954     7,938     7,811
Options (2)                                            1,147       793       536
                                                      ------    ------    ------
Diluted weighted average shares outstanding            9,101     8,731     8,347
                                                      ======    ======    ======

Diluted earnings per share                            $  .04      1.12       .83
                                                      ======    ======    ======

(1) Prior to 1997 there were no Class A common shares outstanding. All shares outstanding prior to 1997 were Class B common shares. While the Company has two classes of common stock outstanding, the two-class method is not presented because the company's capital structure does not provide for different dividend rates or other preferences, other than voting rights, between the two classes.
(2) The number of options considered outstanding shares for diluted earnings per share is based upon application of the treasury stock method to the options outstanding as of the end of the period.
(3) I.R.E. Realty Advisory Group, Inc. ("RAG") owns 1,375,000 of BFC Financial Corporation's Class A Common Stock and 500,000 shares of BFC Financial Corporation Class B Common Stock. Because the Company owns 45.5% of the outstanding common stock of RAG, 624,938 shares of Class A Common Stock and 227,500 shares of Class B Common Stock are eliminated from the number of shares outstanding for purposes of computing earnings per share.

19.      Segment Reporting

The Company has three reportable segments:

          o    Investment in BBC
          o    Real estate operations
          o    Other

Investment in BBC consist of the Company's ownership interest in the common stock of BBC. The Company's ownership position is carried on the equity method and as of December 31, 1998, 1997 and 1996 the Company's ownership in BBC was approximately 31.3%, 35.6% and 41.5% of all of the outstanding BBC Common Stock. In addition to its investment in BBC, the Company owns and manages real estate, included in the Consolidated Statements of Financial Condition as investment real estate, net and real estate held for development and sale. Investment real estate, net includes the BMOC property and a 50% interest in the Delray property. The real estate held for development and sale includes land held for development and land held for sale for the Center Port property, which the Company owns an interest of 50%. Real estate operations also includes mortgage notes receivables which relate to the sale of properties previously owned by the Company. Other segments includes securities available for sale, repurchase agreements and escrow accounts related to a portion of called debentures.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

The Company evaluates segment performance based on its operating profit (loss) before tax and overhead allocations. The table below is segment information for the three years ended December 31, 1998, 1997 and 1996:


                                                                 Real
                                                 Investment     Estate
1998                                               in BBC     Operations   Other    Eliminations  Consolidated
                                                   ------     ----------   -----    ------------  ------------
 Total revenues                              $     (1,397)     13,675      243           137         12,658
                                                   ======      ======      ===           ===         ======
 Operating profit (loss)                     $     (1,397)      3,821       59           137          2,620
                                                   ======      ======      ===           ===
  Interest on subordinated debentures                                                                  (492)
  Interest on mortgages payable
   and other borrowings                                                                                (159)
  Employee compensation and benefits                                                                 (1,190)
  Occupancy and equipment                                                                               (50)
  General and administrative, net                                                                      (778)
                                                                                                      -----
 Loss before income taxes
   and extraordinary items                                                                            $ (49)
                                                                                                     ======

 Identifiable assets at December 31, 1998    $     74,565      10,522    5,366             -         90,453
                                                   ======      ======    =====           ===
 Corporate assets                                                                                       804
                                                                                                      ------
 Total assets at December 31, 1998                                                                  $ 91,257
                                                                                                      ======

                                                                 Real
                                                 Investment     Estate
1997                                               in BBC     Operations   Other    Eliminations  Consolidated
                                                   ------     ----------   -----    ------------  ------------
 Total revenues                              $     13,478        2,103      642           131         16,354
                                                   ======        =====      ===           ===         ======
 Operating profit (loss)                     $     13,478         (407)     642           131         13,844
                                                   ======       ======      ===           ===
  Interest on subordinated debentures                                                                   (723)
  Interest on mortgages payable
   and other borrowings                                                                                 (248)
  Reversal of provision for litigation                                                                 2,272
  Employee compensation and benefits                                                                  (1,153)
  Occupancy and equipment                                                                                (40)
  General and administrative, net                                                                       (964)
                                                                                                      ------
 Income before income taxes
   and extraordinary items                                                                          $ 12,988
                                                                                                      ======

 Identifiable assets at December 31, 1997    $     72,185      18,989    6,886             -          98,060
                                                   ======      ======    =====           ===
 Corporate assets                                                                                        811
                                                                                                      ------
 Total assets at December 31, 1997                                                                  $ 98,871
                                                                                                      ======


                                                                Real
                                                 Investment     Estate
1996                                               in BBC     Operations   Other    Eliminations  Consolidated
                                                   -------   ------------ -------  -------------  ------------
 Total revenues                              $      8,650      11,708    1,169           134          21,661
                                                   ======      ======    =====           ===          ======
 Operating profit                            $      8,650       2,585    1,169           134          12,538
                                                   ======      ======    =====           ===
  Interest on subordinated debentures                                                                 (1,238)
  Interest on mortgages payable
   and other borrowings                                                                                 (321)
  Reversal of provision for litigation                                                                   292
  Employee compensation and benefits                                                                  (1,153)
  Occupancy and equipment                                                                                (44)
  General and administrative, net                                                                     (1,092)
                                                                                                      ------
 Income before income taxes
   and extraordinary items                                                                           $ 8,982
                                                                                                      ======

 Identifiable assets at December 31, 1996    $     59,039      19,686   18,497             -          97,222
                                                   ======      ======    =====           ===
 Corporate assets                                                                                      1,619
                                                                                                      ------
 Total assets at December 31, 1996                                                                  $ 98,841
                                                                                                      ======

20.      Subsequent Event

On February 11, 1999, BFC Financial Corporation filed a Form S-1 registration statement with the Securities and Exchange Commission. The registration statement would register approximately 1,000,000 shares of Class A Common Stock and approximately $15,000,000 of subordinated debentures. The net proceeds from the Offerings will be used to redeem the Company's outstanding unsecured subordinated debentures including the payment of deferred interest thereon (totaling approximately $4.0 million). The Company intends to use the balance of the net proceeds from the offerings for the acquisition of additional shares in affiliated companies, for investments in the securities of publicly-traded or privately held companies and for general corporate purposes.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
BankAtlantic Bancorp, Inc.:

         We have audited the accompanying consolidated statements of financial condition of BankAtlantic Bancorp, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BankAtlantic Bancorp, Inc. and subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                                   KPMG  LLP

fort Lauderdale, Florida
January 29, 1999

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                                   DECEMBER 31,
                                                                                            ------------------------
(In thousands, except share data)                                                               1998        1997
                                                                                           -----------  -----------
ASSETS
Cash and due from depository institutions ................................................  $   100,823   $   82,787
Investment securities, net - held to maturity, at cost which approximates market value ...       51,811       55,213
Loans receivable, net ....................................................................    2,466,488    1,911,263
Loans held for sale ......................................................................      168,881      161,562
Securities available for sale (at market value) ..........................................      597,520      607,490
Trading securities (at market value) .....................................................       30,005        5,067
Accrued interest receivable ..............................................................       27,771       22,624
Real estate held for development and sale and joint ventures .............................       67,845       18,638
Real estate owned, net ...................................................................        5,503        7,528
Office properties and equipment, net .....................................................       58,090       51,130
Federal Home Loan Bank stock, at cost which approximates market value ....................       52,230       34,887
mortgage servicing rights, net ...........................................................       44,315       38,789
Deferred tax asset, net ..................................................................       20,148        3,197
Cost over fair value of net assets acquired, net .........................................       55,493       26,188
Other assets .............................................................................       42,052       38,117
                                                                                            -----------   ----------
         Total assets ....................................................................  $ 3,788,975   $3,064,480
                                                                                            ===========   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits .................................................................................  $ 1,925,772   $1,763,733
Advances from FHLB .......................................................................    1,044,572      697,707
Federal Funds purchased ..................................................................       18,500        2,500
Securities sold under agreements to repurchase ...........................................      162,093       58,716
Subordinated debentures, notes and bonds payable .........................................      177,114      179,600
Guaranteed preferred beneficial interests in Company's Junior Subordinated Debentures ....       74,750       74,750
Advances by borrowers for taxes and insurance ............................................       62,346       39,397
Other liabilities ........................................................................       83,388       40,906
                                                                                            ----------    ----------
         Total liabilities ...............................................................    3,548,535    2,857,309
                                                                                            -----------   ----------
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized; none issued and outstanding            0            0
Class A common stock, $.01 par value, authorized 80,000,000 shares;
   issued and outstanding 26,799,368 and 21,509,159 shares ...............................          268          215
Class B common stock, $.01 par value, authorized 45,000,000 shares;
   issued and outstanding 10,356,431 and 10,690,231 shares ...............................          104          107
Additional paid-in capital ...............................................................      147,686       98,475
Unearned compensation - restricted stock grants ..........................................       (7,062)           0
Retained earnings ........................................................................       95,818      107,650
                                                                                            -----------   ----------
Total stockholders' equity before accumulated other comprehensive income .................      236,814      206,447
Accumulated other comprehensive income - net unrealized appreciation on securities
  available for sale - net of deferred income taxes ......................................        3,626          724
                                                                                            -----------   ----------
         Total stockholders' equity ......................................................      240,440      207,171
                                                                                            -----------   ----------
         Total liabilities and stockholders' equity ......................................  $ 3,788,975   $3,064,480
                                                                                            ===========   ==========

                 See Notes to Consolidated Financial Statements

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                                                     -------------------------------------
INTEREST INCOME:                                                                       1998           1997          1996
                                                                                     ---------      --------     ---------
Interest and fees on loans .....................................................     $ 208,094      $171,212     $ 107,922
Interest on banker's acceptances ...............................................         1,062           473            22
Interest on securities available for sale ......................................        34,924        31,177        38,159
Interest and dividends on investment and trading securities ....................        10,058         7,692         6,528
                                                                                     ---------      --------     ---------
        Total interest income ..................................................       254,138       210,554       152,631
                                                                                     ---------      --------     ---------
INTEREST EXPENSE:
Interest on deposits ...........................................................        66,714        68,231        54,646
Interest on advances from FHLB .................................................        52,763        27,345         9,221
Interest on securities sold under agreements to repurchase and federal
  funds purchased ..............................................................        13,767         8,906         8,480
Interest on subordinated debentures, notes and bonds payable and guaranteed
  beneficial interests in Company's Junior Subordinated Debentures .............        19,643        11,542         4,018
Capitalized interest on investments in and advances to real estate joint .......        (1,034)            0             0
ventures
                                                                                     ---------      --------     ---------
        Total interest expense .................................................       151,853       116,024        76,365
                                                                                     ---------      --------     ---------
Net interest income ............................................................       102,285        94,530        76,266
Provision for loan losses ......................................................        21,788        11,268         5,844
                                                                                     ---------      --------     ---------
Net interest income after provision for loan losses ............................        80,497        83,262        70,422
                                                                                     ---------      --------     ---------
NON-INTEREST INCOME:
Loan late fees and other loan income ...........................................         4,299         2,293         1,590
Gains on sales of loans held for sale ..........................................         4,104         6,820           534
Trading securities gains .......................................................           898         2,463             0
Gains on sales of real estate held for sale ....................................         6,055           470             0
Gains on sales of securities available for sale, net of write-downs ............           309         2,367         5,959
Gains (losses) on sales of property and equipment, net .........................           (11)          852         3,061
Principal transactions .........................................................         4,417             0             0
Investment banking .............................................................         8,345             0             0
Commissions ....................................................................         4,132           103            21
Transaction fees ...............................................................        12,589         9,302         8,600
ATM fees .......................................................................         6,650         5,329         3,944
Other ..........................................................................         5,093         3,367         3,109
                                                                                                                 ---------
                                                                                                    --------     ---------
        Total non-interest income ..............................................        56,880        33,366        26,818
                                                                                     ---------      --------     ---------
NON-INTEREST EXPENSE:
Employee compensation/benefits excluding RBCO and real estate operations .......        45,063        37,666        30,893
Employee compensation/benefits for RBCO and real estate operations .............        12,443           144             0
Occupancy and equipment ........................................................        21,444        17,693        12,823
SAIF special assessment ........................................................             0             0         7,160
Federal insurance premium ......................................................         1,042         1,084         2,495
Advertising and promotion ......................................................         5,749         2,203         2,061
Foreclosed asset activity, net .................................................           754            82          (725)
Restructuring charges and write-downs ..........................................         2,565             0             0
Pension curtailment gain, net ..................................................        (3,128)            0             0
Amortization of cost over fair value of net assets acquired ....................         3,311         2,508         1,545
Other excluding RBCO and real estate operations ................................        23,641        16,087        11,969
Other for RBCO and real estate operations ......................................         7,781           255             0
                                                                                                    --------     ---------
                                                                                                                 ---------
        Total non-interest expense .............................................       120,665        77,722        68,221
                                                                                     ---------      --------     ---------
Income before income taxes and discontinued operations .........................        16,712        38,906        29,019
Provision for income taxes .....................................................         6,526        15,248        11,380
                                                                                     ---------      --------     ---------
Income from continuing operations ..............................................        10,186        23,658        17,639
Income (loss) from operations of discontinued mortgage servicing business
  (less applicable income taxes (benefit) of ($11,101), $2,505 and $861) .......       (18,220)        4,111         1,372
                                                                                     ---------      --------     ---------
Net income (loss) ..............................................................     $  (8,034)     $ 27,769     $  19,011
                                                                                     =========      ========     =========

                                                                     (Continued)


(In thousands, except per share data)                                         FOR THE YEARS ENDED DECEMBER 31,
                                                                   -----------------------------------------------------
                                                                         1998               1997              1996
                                                                   -------------       --------------     --------------
CLASS A COMMON SHARES
Basic earnings per share from continuing operations ..........     $        0.30       $         0.84     $         0.59
Basic earnings (loss) per share from discontinued operations .             (0.54)                0.14               0.05
                                                                   -------------       --------------     --------------
Basic earnings (loss) per share ..............................     $       (0.24)      $         0.98     $         0.64
                                                                   =============       ==============     ==============

Diluted earnings per share from continuing operations ........     $        0.29       $         0.67     $         0.54
Diluted earnings (loss) per share from discontinued operations             (0.51)                0.11               0.04
                                                                   -------------       --------------     --------------
Diluted earnings (loss) per share ............................     $       (0.22)      $         0.78     $         0.58
                                                                   =============       ==============     ==============

Basic weighted average number of common shares outstanding ...        24,161,923           18,029,784         17,616,000
                                                                   =============       ==============     ==============
Diluted weighted average number of common and common
  equivalent shares outstanding ..............................        24,792,545           27,893,534         21,968,058
                                                                   =============       ==============     ==============

CLASS B COMMON SHARES
Basic earnings per share from continuing operations ..........     $        0.27       $         0.81     $         0.68
Basic earnings (loss) per share from discontinued operations .             (0.49)                0.13               0.04
                                                                   -------------       --------------     --------------
Basic earnings (loss) per share ..............................     $       (0.22)      $         0.94     $         0.72
                                                                   =============       ==============     ==============

Diluted earnings per share from continuing operations ........     $        0.26       $         0.67     $         0.62
Diluted earnings (loss) per share from discontinued operations             (0.48)                0.10               0.04
                                                                   -------------       --------------     --------------
Diluted earnings (loss) per share ............................     $       (0.22)      $         0.77     $         0.66
                                                                   =============       ==============     ==============

Basic weighted average number of common shares outstanding ...        10,483,522           10,649,135         10,589,000
                                                                   =============       ==============     ==============
Diluted weighted average number of common and common
  equivalent shares outstanding ..............................        11,383,033           11,765,385         11,576,500
                                                                   =============       ==============     ==============

                 See Notes to Consolidated Financial Statements

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
     FOR EACH OF THE YEARS IN THE THREE YEAR PERIOD ENDED DECEMBER 31, 1998

                                                                                                           ACCUMUL-
                                                                                                             ATED
                                                                                                            OTHER
                                                                COMPRE-              ADDITIONAL            COMPRE-
                                                                HENSIVE     COMMON    PAID-IN    RETAINED   HENSIVE
(In thousands)                                                  INCOME      STOCK     CAPITAL    EARNINGS  INCOME (A)     TOTAL
                                                               ---------  ---------  ---------   --------  ----------   ---------
BALANCE, DECEMBER 31, 1995...............................                 $     106  $  48,905   $ 65,817  $    5,733   $ 120,561
Net income ..............................................      $ 19,011           0          0     19,011           0      19,011
Other comprehensive income (A) ..........................        (4,985)
                                                               --------
Comprehensive income ....................................        14,026
                                                               ========
Proceeds from issuance of Class A common stock, net......                        12     17,992          0           0     18,004
Dividends on Class A common stock .......................                         0          0       (460)          0       (460)
Dividends on Class B common stock........................                         0          0     (1,699)          0     (1,699)
Exercise of  Class B common stock options................                         0        413          0           0        413
Tax effect relating to the exercise of stock options.....                         0        118          0           0        118
Purchase and retirement of Class A common stock..........                        (1)    (1,856)         0           0     (1,857)
Purchase and retirement of Class B common stock..........                        (1)    (1,401)         0           0     (1,402)
5 for 4 stock split July 1996............................                        30          0        (30)          0          0
5 for 4 stock split February 1997 .......................                        37          0        (37)          0          0
Net change in unrealized appreciation on securities
  available for sale - net of deferred income taxes......                         0          0          0      (4,985)    (4,985)
                                                                          ---------  ---------   --------  ----------   --------
BALANCE, DECEMBER 31,1996................................                       183     64,171     82,602         748    147,704
Net income ..............................................        27,769           0          0     27,769           0     27,769
Other comprehensive income ..............................           (24)
                                                               --------
Comprehensive income (A) ................................      $ 27,745
                                                               ========
Proceeds from issuance of Class A common stock, net .....                        35     43,339         0            0     43,374
Issuance of Class A common stock upon conversion of
  subordinated debentures ...............................                         0        375         0            0        375
Dividends on Class A common stock .......................                         0          0    (1,365)           0     (1,365)
Dividends on Class B common stock........................                         0          0    (1,244)           0     (1,244)
Exercise of Class A common stock options ................                         0         97         0            0         97
Exercise of Class B common  stock options ...............                         3      1,757         0            0      1,760
Tax effect relating to the exercise of  stock options....                         0        913         0            0        913
Purchase and retirement of Class A common stock .........                        (3)    (3,340)        0            0     (3,343)
Purchase and retirement of Class B common stock .........                        (8)    (8,837)        0            0     (8,845)
5 for 4 stock split July 1997............................                        48          0       (48)           0          0
5 for 4 stock split February 1998 .......................                        64          0       (64)           0          0
Net change in unrealized appreciation on  securities
  available for sale - net of deferred income taxes......                         0          0         0          (24)       (24)
                                                                          ---------  ---------  --------   ----------   --------
BALANCE, DECEMBER 31, 1997...............................                 $     322   $ 98,475   $107,650  $      724   $207,171
                                                                          =========  =========  ========   ==========   ========

                                                                     (Continued)

                                                                                                  UNEARNED    ACCUMUL-
                                                                                                  COMPEN-      ATED
                                                                           ADDI-                  SATION-      OTHER
                                                   COMPRE-                TIONAL                 RESTRICTED   COMPRE-
                                                   HENSIVE    COMMON      PAID-IN    RETAINED      STOCK      HENSIVE
(IN THOUSANDS)                                      INCOME     STOCK      CAPITAL    EARNINGS      GRANTS     INCOME (A)   TOTAL
                                                  ---------- ---------   ---------  -----------  ----------  -----------  --------
BALANCE, DECEMBER 31, 1997 .......................           $   322     $  98,475  $   107,650  $        0  $       724  $207,171

Net loss .........................................$(8,034)         0             0       (8,034)          0            0    (8,034)
                                                  -------
Other comprehensive income, net of income tax:
   Unrealized gains on securities available
     for sale.....................................  3,705
   Reclassification adjustment for losses
     included in net loss ........................   (803)
                                                   ------
Other comprehensive income (A) ...................  2,902
                                                   ------
Comprehensive loss ...............................$(5,132)
                                                  =======
Dividends on Class A common stock ................                 0             0       (2,773)          0            0    (2,773)
Dividends on Class B common stock ................                 0             0       (1,025)          0            0    (1,025)
Exercise of Class A common stock options .........                 0           200            0           0            0       200
Exercise of Class B common stock options .........                 4         1,380            0           0            0     1,384
Tax effect relating to the exercise of stock
  options.........................................                 0           709            0           0            0       709
Purchase and retirement of Class B common stock ..                (7)      (10,853)           0           0            0   (10,860)
Issuance of Class A common stock for
  acquisitions....................................                43        41,819            0           0            0    41,862
Issuance of Class A restricted stock .............                 1           583            0           0            0       584
Issuance of Class A common stock options
  upon acquisition of RBCO .......................                 0         1,582            0           0            0     1,582
Issuance of Class A common stock  upon
  conversion of subordinated debentures, net .....                 9         5,720           0            0            0     5,729
Unearned compensation - restricted stock grants ..                 0         8,071           0       (8,071)           0         0
Amortization of  unearned compensation  --
   restricted stock grants .......................                 0             0           0        1,009            0     1,009
Net change in unrealized appreciation on
  securities available for sale-net of deferred
  income taxes ...................................                 0             0           0            0        2,902     2,902
                                                             -------     ---------  ----------   ----------  -----------  --------
BALANCE, DECEMBER 31, 1998 .......................           $   372     $ 147,686  $   95,818   $   (7,062) $     3,626  $240,440
                                                             =======     =========  ==========   ==========  ===========  ========

(A) The components of comprehensive income relate to the net unrealized appreciation (depreciation) on securities available for sale, net of income taxes.

                 See Notes to Consolidated Financial Statements

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                                                            ---------------------------------------
(In thousands)                                                                                1998            1997           1996
                                                                                            ---------       --------       --------
OPERATING ACTIVITIES:
Income from continuing operations ....................................................      $  10,186         23,658       $ 17,639
Income (loss) from discontinued operations ...........................................        (18,220)         4,111          1,372
ADJUSTMENT TO RECONCILE NET INCOME (LOSS) TO NET CASH PROVIDED BY OPERATING
ACTIVITIES:
Provision for loan losses ............................................................         21,788         11,268          5,844
Provision for (reversal of) losses on real estate owned ..............................          1,115            (56)          (197)
Gain on sales of real estate held for development and sale ...........................         (6,055)          (470)             0
Gains on sales of securities available for sale ......................................         (2,445)        (2,367)        (5,959)
Gains on sales of mortgage servicing rights ..........................................         (2,611)        (7,905)        (4,182)
Gains on sales of real estate owned ..................................................         (1,012)          (354)          (575)
Gains on sales of loans held for sale ................................................         (4,104)        (6,820)          (534)
(Gains) losses on sales of office properties and equipment ...........................             11           (852)        (3,061)
Depreciation, amortization and accretion, net ........................................         13,157         10,853          6,476
Amortization of mortgage servicing rights ............................................         18,977          8,210          6,849
Restructuring charges and write-downs ................................................          2,565              0              0
Provision for disposal of mortgage servicing business ................................         10,000              0              0
Provision for valuation of mortgage servicing rights .................................         10,690              0              0
Provision (benefit) for deferred income taxes ........................................        (18,263)           173          1,495
Proceeds from sales of loans held for sale ...........................................        283,138        280,703         59,942
Fundings of loans held for sale ......................................................       (127,214)       (79,832)       (57,097)
Loans purchased, classified as held for sale .........................................        (29,997)             0              0
Purchase of trading securities, net ..................................................         (4,142)        (6,243)             0
Proceeds from sales of trading securities ............................................          8,712          3,640              0
Trading securities  gains ............................................................           (898)        (2,463)             0
Write-down of securities available for sale ..........................................          2,136              0              0
Increase in accrued interest receivable ..............................................         (5,147)        (1,869)        (2,021)
Amortization of cost over fair value of net assets acquired ..........................          3,311          2,508          1,545
Increase (decrease) in other assets ..................................................           (919)         1,720            804
Pension curtailment gain, net ........................................................         (3,128)             0              0
Increase in other liabilities ........................................................         15,700          8,859            740
Write down of office properties and equipment ........................................              0              0            263
Loss on joint venture operations .....................................................             77             12              0
Provision for (reversal of ) allowance for tax certificate losses ....................            234            (98)          (184)
Decrease in securities sold not yet purchased ........................................           (462)             0              0
                                                                                            ---------       --------       --------
NET CASH PROVIDED BY OPERATING ACTIVITIES ............................................        177,180        246,386         29,159
                                                                                            ---------       --------       --------

                                                                     (Continued)

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                                        FOR THE YEARS ENDED DECEMBER 31,
                                                                                    ---------------------------------------
(In thousands)                                                                         1998           1997          1996
                                                                                    -----------     --------     ----------
INVESTING ACTIVITIES:
Purchase of investment securities ..............................................        (53,214)     (47,822)      (56,884)
Proceeds from redemption and maturity of investment securities .................         58,297       47,218        52,413
Purchase of securities available for sale ......................................       (916,445)    (664,993)     (231,765)
Principal collected on securities available for sale ...........................        224,565      141,775        43,236
Proceeds from sales of securities available for sale ...........................        706,033      357,863       374,413
Loans purchased ................................................................     (1,263,502)    (524,498)     (465,942)
Principal reduction on loans ...................................................      1,498,352      947,299       548,536
Loan fundings for portfolio ....................................................     (1,072,530)    (720,620)     (692,546)
Banker's acceptances funded ....................................................       (110,180)    (159,709)          (86)
Proceeds from maturity of banker's acceptances .................................        219,808          287           108
Proceeds from sales of banker's acceptances ....................................         41,877            0             0
Cost of equipment acquired for lease ...........................................        (19,214)           0             0
Leases purchased ...............................................................         (6,054)           0             0
Principal collected on mortgage-backed securities held to maturity .............              0            0       131,361
Proceeds from sales of real estate owned .......................................          6,774        2,876         4,938
Additions to dealer reserve ....................................................         (7,525)      (9,409)       (4,203)
Additions to office properties and equipment ...................................         (9,994)      (7,934)      (10,326)
Proceeds from sales of properties and equipment ................................              0        1,144         2,666
Investments and advances to joint ventures .....................................        (38,339)      (1,325)            0
Purchases of FHLB stock net of redemptions .....................................        (17,343)     (20,100)       (1,923)
Proceeds from maturities of interest bearing deposits with banks ...............              0            0        19,795
Proceeds from sales of mortgage servicing rights ...............................         31,454       35,550        15,586
Mortgage servicing rights purchased and originated .............................        (64,176)     (45,840)      (27,681)
Proceeds for sales of real estate held for development and sale ................         12,922        2,133             0
Additional investment in real estate held for development and sale .............        (14,561)        (623)            0
Acquisitions, net of cash acquired .............................................            433      (17,917)      (38,311)
                                                                                    -----------     --------     ---------
NET CASH USED BY INVESTING ACTIVITIES ..........................................       (792,562)    (684,645)     (336,615)
                                                                                    -----------     --------     ---------
FINANCING ACTIVITIES:
Net increase (decrease) in deposits ............................................        108,462     (122,938)       15,905
Interest credited to deposits ..................................................         53,577       53,754        47,433
Proceeds from FHLB advances ....................................................      1,727,000      763,006       577,643
Repayments of FHLB advances ....................................................     (1,380,135)    (360,999)     (488,755)
Net increase (decrease) in federal  funds purchased ............................         16,000        2,500        (1,200)
Proceeds from notes and bonds payable ..........................................          4,135          563             0
Repayment of notes and bonds  payable ..........................................         (9,051)        (903)           (1)
Net increase (decrease) in securities sold under agreements to repurchase ......        103,377     (131,872)      122,329
Proceeds from the issuance of subordinated debentures ..........................              0      100,000        57,500
Deferred costs on the issuance of subordinated debentures ......................              0       (3,488)       (2,356)
Proceeds from issuance of guaranteed preferred interests in the Company's
  Junior Subordinated Debentures ...............................................              0       74,750             0
Deferred offering costs from issuance of guaranteed preferred interests
  in the Company's Junior Subordinated Debentures ..............................              0       (2,908)            0
Payment to acquire and retire common stock .....................................        (10,860)     (12,188)       (3,259)
Issuance of common stock, net ..................................................              0       43,374        18,004
Issuance of common stock upon exercise of stock options ........................          1,584        1,857           413
Receipts of advances by borrowers for taxes and insurance, net .................         22,949        9,738         5,235
Common stock dividends paid ....................................................         (3,620)      (2,343)       (2,159)
                                                                                    -----------     --------     ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES ......................................        633,418      411,903       346,732
                                                                                    -----------     --------     ---------
Increase (decrease) in cash and cash equivalents ...............................         18,036      (26,356)       39,276
Cash and cash equivalents at the beginning of period ...........................         82,787      109,143        69,867
                                                                                    -----------     --------     ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD .....................................    $   100,823       82,787     $ 109,143
                                                                                    ===========     ========     =========

                                                                     (Continued)

                                                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                                                        ------------------------------------
(In thousands)                                                                             1998          1997         1996
                                                                                        ---------     ---------     --------
SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Interest paid on borrowings and deposits ...........................................    $ 149,375     $ 112,161     $ 71,656
Income taxes paid ..................................................................        9,372        15,060        8,600
Loans transferred to real estate owned .............................................        4,852         5,076        1,788
Residential loans transferred to held for sale .....................................      108,465       321,360            0
Loans charged-off ..................................................................       16,095        11,330        7,718
Real estate owned charged-off ......................................................        1,415           244          803
Tax certificates charged-off (recoveries), net .....................................          163           419           (2)
Issuance of Class A common stock upon conversion of subordinated
  debentures .......................................................................        5,729           375            0
Issuance of Class A common stock upon acquisitions .................................       41,862             0            0
Issuance of Class A common stock options upon acquisition of RBCO ..................        1,582             0            0
Issuance of Class A restricted stock ...............................................          584             0            0
Increase in real estate held for development and sale resulting from
  St. Lucie West Holding Company ("SLWHC") purchase accounting adjustments .........        1,502             0            0
Decrease in other assets resulting from SLWHC purchase accounting
  adjustment .......................................................................       (1,502)            0            0
Increase in equity for the tax effect related to the exercise of
  stock options ....................................................................          709           913          118
Class A common stock cash dividends declared and paid in subsequent
  period ...........................................................................          737           496          168
Class B common stock cash dividends declared and paid in subsequent
  period ...........................................................................          260           321          384
Net change in unrealized appreciation (depreciation) on securities
 available for sale ................................................................        4,678           (39)      (8,115)
Change in deferred taxes on net unrealized (depreciation) appreciation
  on securities available for sale .................................................        1,776           (15)      (3,130)
Change in stockholders' equity from net unrealized (depreciation)
  appreciation on securities available for sale, less related deferred
  income taxes .....................................................................        2,902           (24)      (4,985)
Proceeds receivable from sales of mortgage servicing rights ........................        7,639         7,388        9,522
Originated mortgage servicing rights ...............................................          111         1,668          311
Proceeds receivable from sales of properties leased to others ......................            0             0        5,401
Transfer from securities available for sale to trading securities ..................        1,755         6,230            0

                 See Notes to Consolidated Financial Statements

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF FINANCIAL STATEMENT PRESENTATION -- BankAtlantic Bancorp, Inc. (the "Company") is a unitary savings bank holding company. The Company's principal assets include the capital stock of BankAtlantic and Ryan Beck & Co. ("RBCO") and its wholly owned subsidiaries. Under applicable law, the Company generally has broad authority with few restrictions to engage in various types of business activities. During 1997 BankAtlantic acquired St. Lucie West Holding Company ("SLWHC"). SLWHC is the developer of a master planned community located in Port St. Lucie, Florida. The Company acquired Leasing Technologies Inc. ("LTI") and contributed the common stock to BankAtlantic in June 1998. The Company and BankAtlantic invested in various real estate limited partnerships during the latter part of 1997 and during 1998. At December 31, 1998, BFC Financial Corporation ("BFC") owned 47% of the Company's voting common stock and 31% of the Company's total common stock.

         In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition and operations for the periods presented. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the next year relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosure or in satisfaction of loans, real estate held for development and sale, and the provision for disposal of the Company's mortgage servicing business which includes the estimation of the value of mortgage servicing rights upon sale. In connection with the determination of the allowances for loan losses and real estate owned, management obtains independent appraisals for significant properties when it is deemed prudent.

         Certain amounts for prior years have been reclassified to conform with statement presentations for 1998. Prior years Statements of Operations were restated for discontinued operations.

         CONSOLIDATION POLICY -- The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All the Company's subsidiaries are 100% owned except for investments in joint ventures accounted for under the equity method of accounting. The Company's non-consolidated ownership interest in these joint ventures range from 40% to 50%. All intercompany transactions and balances have been eliminated.

         CASH EQUIVALENTS -- Cash and due from depository institutions include demand deposits at other financial institutions and federal funds sold. Generally, federal funds are sold for one-day periods.

          SECURITIES -- Securities that management has both the positive intent and ability to hold to maturity are classified as securities held-to-maturity and are carried at cost, adjusted for amortization of premium or accretion of discount using the interest method. Securities that may be sold prior to maturity for asset/liability management purposes, or that may be sold in response to changes in interest rates, to changes in prepayment risk, to increase regulatory capital or other similar factors, are classified as securities available-for-sale and carried at fair value with any adjustments to fair value, after tax, reported as a separate component of stockholders' equity. Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses. Securities purchased for trading purposes are held in the trading portfolio at fair value, with changes in fair value included in noninterest income.

         Interest and dividends on securities, including the amortization of premiums and the accretion of discounts, are reported in interest and dividends on securities using the interest method. Gains and losses on the sale of securities are recorded on the trade date and are calculated using the specific-identification method.

         TAX CERTIFICATES -- Tax certificates are carried at cost. All tax certificates are classified as held to maturity because management has the positive intent and ability to hold such certificates to maturity. Tax certificates and resulting deeds are classified as non-accrual when a tax certificate is 48 months delinquent and a deed has aged 48 months from BankAtlantic's acquisition date. At that time interest ceases to be accrued.

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

         Allowance for tax certificate losses represents the amount which management believes is sufficient to provide for future losses that are probable and subject to reasonable estimation. In establishing its allowance for tax certificates, management considers past loss experience, present indicators, such as the length of time the certificate has been outstanding, economic conditions and collateral values.

         CONSTRUCTION AND DEVELOPMENT LENDING -- BankAtlantic's construction and development lending generally requires an equity investment in the form of contributed assets or direct cash investment from the borrower. BankAtlantic had no loans with participation in profits at December 31, 1998, 1997 and 1996. Accordingly, all construction and development lending arrangements have been classified and accounted for as loans other than loans to joint ventures (see "investment in joint ventures" below).

         NON-ACCRUAL LOANS AND IMPAIRED LOANS -- Interest income on loans, including the recognition of discounts and loan fees, is accrued based on the outstanding principal amount of loans using the interest method. A loan is generally placed on nonaccrual status at the earlier of management becoming aware that the borrower has entered bankruptcy proceedings and the loan is delinquent or when the loan is past due 90 days as to either principal or interest. When a loan is placed on nonaccrual status, interest accrued but not received is reversed against interest income. A nonaccrual loan may be restored to accrual status when delinquent loan payments are collected and the loan is expected to perform according to its contractual terms.

          Management considers a loan to be impaired when, based upon current information and events, it believes it is probable that BankAtlantic will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans collectively reviewed by BankAtlantic for impairment include residential and consumer loans and performing commercial real estate and commercial business loans (including small business loans) under $500,000, excluding loans which are individually reviewed based on specific criteria, such as delinquency and condition of collateral property. Generally, BankAtlantic recognizes interest income on impaired loans on a cash basis.

         ALLOWANCE FOR LOAN LOSSES -- In determining the adequacy of its allowance for loan losses management segregates the loan portfolio into broad categories , such as: commercial real estate; residential real estate; small business; commercial business; lease financing, international and various types of consumer loans. BankAtlantic provides for a general allowance for losses inherent in the portfolio by the above categories, which consists of two components. First, general loss percentages are calculated based upon historical analyses. In considering this portion of the provision, greater emphasis is placed on current trends, if such trends are adverse. Secondly, a supplemental portion of the allowance is calculated for inherent losses which probably exist as of the evaluation date even though they might not have been identified by the more objective processes used for the portion of the allowance described above. This is due to the risk of error and/or inherent imprecision in the process. This portion of the allowance is particularly subjective and requires judgments based on qualitative factors which do not lend themselves to exact mathematical calculations such as: trends in delinquencies and nonaccruals; volume terms and portfolio mix; new credit products and/or changes in the geographic distribution of these products; changes in lending policies and procedures; loan review reports on the efficacy of the risk identification process; changes in the outlook for local, regional and national economic conditions; concentrations of credit; and peer group comparisons.

         Specific allowances are provided in the event that the specific collateral analysis on each classified loan indicates that the probable loss upon liquidation of collateral would be in excess of the general percentage allocation. The provision for loan loss is increased or decreased in order to adjust the allowance for loan losses to the required level as determined above.

         A loan is impaired when collection of principal and interest based on the contractual terms of the loan is not probable. BankAtlantic measures impairment based on (a) the present value of the expected future cash flows of the impaired loan discounted at the loan's original effective interest rate, (b) the observable market price of the impaired loans, or (c) the fair value of the collateral of a collateral-dependent loan. BankAtlantic selects the measurement method on a loan-by-loan basis, except that collateral-dependent loans for which foreclosure is probable are measured at the fair value of the collateral. Specific allowances are provided, as noted above, in the event the impairment calculation is in excess of the general allowance allocation. In a troubled debt restructuring, BankAtlantic measures impairment by discounting the total expected future cash flows at the loan's original effective rate of interest.

         Management believes the allowance for loan loss is adequate and that it has a sound basis for estimating the adequacy of the allowance for loan losses, however actual charge-offs incurred in the future are highly dependent upon future events, including the economy of the geographical areas in which BankAtlantic holds loans. In addition, various regulatory agencies, as an integral

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

part of their examination process, periodically review BankAtlantic's allowance for loan losses. Such agencies may require BankAtlantic to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

         REAL ESTATE OWNED ("REO") -- REO is recorded at the lower of the loan balance, plus acquisition costs, or fair value, less estimated disposition costs. Expenditures for capital improvements made thereafter are generally capitalized. Real estate acquired in settlement of loans are anticipated to be sold and valuation allowance adjustments are made to reflect any subsequent changes in fair values from the initially recorded amount. Costs of holding REO are charged to operations as incurred. Provisions and reversals in the REO valuation allowance are reflected in operations.

         LOANS HELD FOR SALE AND LOANS HELD FOR INVESTMENT -- Residential first mortgage loans held for sale are reported at the lower of cost or estimated aggregate fair value based on current market prices for similar loans. Loan origination fees and related direct loan origination costs and premiums and discounts on purchased loans are deferred until the related loan is sold. As part of its normal operations the Company makes bulk purchases of residential loans which are generally categorized, at the time of purchase, as held for investment. The Company continually evaluates these purchased loans and such evaluations may result in transfers from the held for investment category; however, such transfers would not normally exceed 10% of the average annual balance of the portfolio.

         LOAN ORIGINATION AND COMMITMENT FEES, PREMIUMS AND DISCOUNTS ON LOANS AND RESIDENTIAL LOAN PORTFOLIO PURCHASES -- Origination and commitment fees collected are deferred net of direct costs and are being amortized to interest income over the estimated life of the loan, adjusted for prepayments using the level yield method. Amortization of deferred fees is discontinued when the related loan is placed on non-accrual status. Commitment fees related to expired commitments are recognized as income when the commitment expires.

         Unearned discounts on installment, second mortgage and home improvement loans are amortized to income using the level yield method over the terms of the related loans. Unearned discounts and premiums on purchased loans are amortized to income using the level yield method over the estimated life of the loans, adjusted for prepayments.

         INVESTMENT BANKING ACTIVITIES -- RBCO securities transactions (and related revenues and expenses) are recorded on a trade date basis. RBCO selling concessions, consulting fees, management fees and underwriting fees, less related expenses, are recorded in income as earned. All securities owned and sold, but not yet purchased by RBCO are valued at market, which results in unrealized gains and losses being reflected in operations.

         Investment banking revenues include gains, losses and fees, net of syndicate expense, arising from securities offerings in which RBCO acts as an underwriter or agent. Investment banking revenues also include fees earned from providing merger and acquisition and financial restructuring advisory services.

         Principal Transactions - Principal transactions are sales and trading activities of tax exempt debt securities, taxable debt securities and equity securities conducted by RBCO.

         COMMISSIONS -- Commission revenues reflect fees earned by RBCO from retail customers upon the execution of equity and mutual fund trades.

         LOAN SERVICING FEES -- BankAtlantic services mortgage loans for its own account and for investors. The Company in December 1998 decided to exit the mortgage servicing business ("MSB"). Accordingly, results of operations of the mortgage servicing business are presented as "Discontinued Operations" in the Consolidated Statements of Operations for all periods presented. Mortgage loans serviced for investors are not included in the accompanying consolidated statements of financial condition. Loan servicing fees are based on a stipulated percentage of the outstanding loan principal balances being serviced and are recognized as income when related loan payments from mortgagors are collected. Loan servicing costs are charged to expense as incurred. BankAtlantic recognizes as an asset the right to service mortgage loans whether such servicing rights are purchased or originated. Originated servicing rights are measured at the date of sale based on the relative fair value of the servicing rights and related loans. Mortgage servicing rights ("MSR") are stated at the lower of amortized cost or fair value. The amortization of MSR are on an individual loan basis. Both purchased and originated MSR are amortized to expense using the level yield method over the estimated life of the loan and continually adjusted for prepayments. For the purpose of evaluating and measuring impairment of MSR, and determining the amount of any valuation allowance, BankAtlantic stratifies those rights based on the

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

predominant risk characteristics of the underlying loans. Those characteristics include loan type, note rate and term. Adjustments to the valuation allowance are reflected in operations.

         DEALER RESERVES, NET -- The dealer reserve receivable represents the portion of interest rates passed through to dealers on indirect consumer loans. BankAtlantic funds 100% of the dealer reserves at the inception of the loan. Dealer reserves are amortized over the contractual life of the related loans, adjusted for actual prepayments and losses, using the interest method and classified as an adjustment to interest income except for the Subject Portfolio discussed further in Note 17 herein. Dealer reserves are stated net of accumulated amortization, allowances, and any unfunded amounts due to the dealer.

         REAL ESTATE HELD FOR DEVELOPMENT AND SALE -- Real estate held for development and sale includes land held for development and land held for sale. Costs clearly associated with the development of a specific parcel are capitalized as a cost of that parcel. Land and indirect land development costs are allocated to the various parcels based upon the relative sales value method. Real estate held for sale is stated at the lower of carrying amount or fair value less cost to sell. Real estate held for development is evaluated for impairment based upon the undiscounted future cash flows of the property compared to the carrying value of the property. If the undiscounted future cash flows are lower than the carrying value of the property, a valuation allowance is established for the difference between the carrying amount of the parcel and the fair value of the parcel, less cost to sell. The fair value of real estate is evaluated based on existing and anticipated market conditions. The evaluation takes into consideration the current status of the property, various restrictions, carrying costs, costs of disposition and any other circumstances which may affect estimated fair value.

         INVESTMENTS IN JOINT VENTURES -- Investments in joint ventures are accounted for by the equity method of accounting. All intercompany profits and losses are eliminated until realized through third party transactions. Interest is capitalized on real estate joint ventures while the investee has activities in progress necessary to commence its planned principal operations based on the average balance outstanding of investments and advances to joint ventures. Interest income on loans from BankAtlantic to joint ventures is eliminated based on the Company's ownership percentage in consolidation until realized by the joint venture.

         Profit or loss on real estate sold including REO, joint ventures and real estate held for development and sale is recognized in accordance with Statement of Financial Accounting Standards No. 66, "ACCOUNTING FOR SALES OF REAL ESTATE". Any estimated loss is recognized in the period in which it becomes apparent.

         IMPAIRMENT -- Long-lived assets, assets to be disposed of, cost over fair value of net assets acquired and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss for long-lived assets, assets to be disposed of, and identifiable intangibles that the Company expects to hold and use is based on the fair value of the asset.

         OFFICE PROPERTIES AND EQUIPMENT -- Land is carried at cost. Office properties and equipment are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets which generally range up to 50 years for buildings and 3-10 years for equipment. The cost of leasehold improvements is being amortized using the straight-line method over the terms of the related leases.

         Expenditures for new properties and equipment and major renewals and betterments are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred and gains or losses on disposal of assets are reflected in current operations.

         COST OVER FAIR VALUE OF NET ASSETS ACQUIRED AND OTHER INTANGIBLE ASSETS
- - Cost over fair value of assets acquired and other intangible assets are being amortized on a straight-line basis over its estimated useful life of 7-25 years. A non-competition agreement, originated in 1995, was amortized on a straight-line basis over its useful life of approximately three years.

         ADVERTISING -- Advertising expenditures are expensed as incurred.

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

         ALLOCATION OF INTEREST INCOME (EXPENSE) TO DISCONTINUED OPERATIONS -- Interest income (expense) was imputed to discontinued operations based on the discontinued operations net assets and the Company's short term borrowing rate during the years ended December 31, 1998, 1997 and 1996.

         INCOME TAXES -- The Company and its subsidiaries file consolidated federal and state income tax returns. The Company utilizes the asset and liability method to account for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period that includes the statutory enactment date. A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be utilized.

         DERIVATIVE INSTRUMENTS -- The Company does not purchase, sell or enter into derivative financial instruments or derivative commodity instruments as defined by Statement of Financial Accounting Standards No. 119, "DISCLOSURES ABOUT DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS" other than fixed rate loan commitments. Such commitments were $71.8 million at December 31, 1998, which the Company believes are at market value.

         COMMON STOCK -- The Company has two classes of common stock; Class A non-voting common stock and Class B voting common stock. The Class A common stock and the Class B common stock have substantially identical terms except that (i) the Class B common stock is entitled to one vote per share while the Class A common stock has no voting rights other than those which may be required by Florida law in certain limited circumstances and (ii) the Class A common stock is entitled to receive cash dividends equal to at least 110% of any cash dividends declared and paid on the Class B common stock.

         EARNINGS PER COMMON SHARE -- The Company is required to use the two-class method to report its earnings per share, since it has a capital structure which includes two classes of common stock with different dividend rates. Holders of Class A common stock are entitled to receive cash dividends equal to at least 110% of any cash dividends declared and paid on Class B common stock. Non-cash distributions on Class A common stock must be identical to those declared and issued on Class B common stock, except that a distribution to holders of Class A common stock may be declared and issued in Class A common stock while a distribution to holders of Class B common stock may be declared and issued in either Class A common stock or Class B common stock. Under the "two class method", net income available to common shareholders is allocated to Class A and Class B common shares first by actual cash dividends paid for actual shares outstanding during the period and secondly, through the allocation of undistributed earnings. Since Class A common shareholders are entitled to receive cash dividends equal to at least 110% of any cash dividend declared and paid on Class B common shares, undistributed earnings are allocated to Class A and Class B shares on a 110 to 100 basis, respectively, based upon the ratio of the weighted average number of shares for each class outstanding during the period to total shares (allocation percentage). Because the allocation percentage for each class differs for basic and diluted EPS purposes, allocated undistributed earnings differs for such calculations. Outstanding shares during the period are retroactively restated for stock splits declared in subsequent periods. The impact of retroactively restating Class A common stock outstanding during each period for Class A common stock issued to Class B common shareholders in stock splits is to change the allocation percentage for undistributed earnings that was originally utilized in the calculation of EPS in prior periods such that the ratio of Class A EPS declines in relation to Class B EPS for such restated periods. Basic earnings per share excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if options, convertible securities or warrants to issue common shares were exercised. In calculating diluted income per share, interest expense net of taxes on convertible securities is added back to net income, with the resulting amount divided by the weighted average number of dilutive common shares outstanding, when dilutive. Common stock options, warrants, convertible securities and restricted stock, if dilutive, are considered in the weighted average number of dilutive common shares outstanding. The options, warrants and restricted stock are included in the weighted average number of dilutive common shares outstanding based on the treasury stock method.

         STOCK BASED COMPENSATION PLANS -- The Company maintains both qualifying and non-qualifying stock-based compensation plans for its employees and directors. The Company has elected to continue to account for its employee stock-based compensation plans under APB No. 25.

         NEW ACCOUNTING PRONOUNCEMENTS -- Financial Accounting Standards Board Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133") was issued in June 1998. This statement establishes accounting and

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as:

          (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment,
          (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or
          (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction.

         The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and the resulting designation. For a derivative designated as hedging the exposure to changes in the fair value of a recognized asset or liability or a firm commitment (referred to as a fair value hedge), the gain or loss is recognized in earnings in the period of change together with the offsetting loss or gain on the hedged item attributable to the risk being hedged. The effect of that accounting is to reflect in the results of operations the extent to which the hedge is not effective in achieving offsetting changes in fair value. For a derivative designated as hedging the exposure to variable cash flows of a forecasted transaction (referred to as a cash flow hedge), the effective portion of the derivative as a gain or loss is initially reported as a component of other comprehensive income (outside the results of operations) and subsequently reclassified into results of operations when the forecasted transaction affects the results of operations. The ineffective portion of the gain or loss is reported in the results of operations immediately. For a derivative designated as hedging the foreign currency exposure of a net investment in a foreign operation, the gain or loss is reported in other comprehensive income (outside the results of operations) as part of the cumulative translation adjustment. The accounting for a fair value hedge described above applies to a derivative designated as a hedge of the foreign currency exposure of an unrecognized firm commitment or an available-for-sale security. Similarly, the accounting for a cash flow hedge described above applies to a derivative designated as a hedge of the foreign currency exposure of a foreign-currency-denominated forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in the results of operations in the period of change.

         Under this statement, an entity that elects to apply hedge accounting is required to establish at the inception of the hedge the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. Those methods must be consistent with the entity's approach to managing risk.

         This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Initial application of this statement should be as of the beginning of an entity's fiscal quarter; on that date, hedging relationships must be designated anew and documented pursuant to the provisions of this statement. This statement should not be applied retroactively to financial statements of prior periods. The Company intends to implement FAS 133, as of January 1, 2000 and its potential impact on the Statement of Operations and Statement of Financial Condition is currently under review by management.

         Financial Accounting Standards Board Statement No. 134 "ACCOUNTING FOR MORTGAGE-BACKED SECURITIES RETAINED AFTER THE SECURITIZATION OF MORTGAGE LOANS HELD FOR SALE BY A MORTGAGE BANKING ENTERPRISE" was issued in October 1998. This statement requires that after the securitization of mortgage loans held for sale, an entity engaged in mortgage banking activities classify the resulting mortgage-backed securities or other retained interest based on its ability and intent to sell or hold those investments. This statement shall be effective for the first fiscal quarter beginning after December 15, 1998. The Company implemented this statement on January 1, 1999 and this statement did not have a material impact on the Company's financial condition or results of operations.

         Financial Accounting Standards Board Statement No. 135 "RECISION OF FASB STATEMENT NO. 75 AND TECHNICAL CORRECTIONS" was issued in February 1999. This statement rescinds certain accounting requirements for pension plans to state and local governmental units and amends other existing authoritative literature to make various technical corrections, clarify meanings, or describe applicability under changed conditions. The statement is effective for financial statements issued for fiscal years ending after February 15, 1999. This statement will not have a material impact on the Company's financial statements.

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2. EARNINGS PER SHARE

The following reconciles the numerators and denominators of the basic and diluted earnings per share computations and the allocation of earnings (loss) between Class A and Class B common shares for the years ended:

(In thousands,
except per
share data                          DECEMBER 31,                       DECEMBER 31,                        DECEMBER 31,
and percentages)                         1998                               1997                               1996
                      -----------------------------------  ----------------------------------  ----------------------------------
                       CLASS A       CLASS B      TOTAL      CLASS A     CLASS B      TOTAL      CLASS A     CLASS B      TOTAL
                      ----------   -----------  ---------  ----------  ----------  ----------  ----------  ----------  ----------
BASIC NUMERATOR
Actual dividends
 declared.............$    2,773   $     1,025  $   3,798  $    1,365  $    1,244  $    2,609  $      460  $    1,699  $   2,159
Basic allocated
 undistributed
 earnings from
 continuing
 operations...........     4,583         1,805      6,388      13,695       7,354      21,049      10,010       5,470     15,480
                      ----------   -----------  ---------  ----------  ----------  ----------  ----------  ----------  ---------
Income from
  continuing
  operations..........     7,356         2,830     10,186      15,060       8,598      23,658      10,470       7,169     17,639
Income (loss) from
  discontinued
  operations..........   (13,066)       (5,154)   (18,220)      2,675       1,436       4,111         887         485      1,372
                      ----------   -----------  ---------  ----------  ----------- ----------  ----------  ----------  ---------
Net income (loss).....$   (5,710)  $    (2,324) $  (8,034) $   17,735  $   10,034  $   27,769  $   11,357  $    7,654  $  19,011
                      ==========   ===========  =========  ==========  ==========  ==========  ==========  ==========  =========
BASIC DENOMINATOR
Weighted average
  shares
  outstanding ........24,161,923    10,483,522             18,029,784  10,649,135              17,616,000  10,589,000
                      ==========   ===========             ==========  ==========              ==========  ==========
Allocation
  percentage..........     71.71         28.29                  65.06       34.94%                  64.66       35.34
                      ==========   ===========             ==========  ==========              ==========  ==========

Basic earnings
  per share
  from
  continuing
  operations..........$     0.30   $      0.27             $     0.84  $     0.81              $     0.59  $     0.68
Basic earnings
  (loss) per
  share from
  discontinued
  operations .........     (0.54)        (0.49)                  0.14        0.13                    0.05        0.04
                      ----------  ------------             ----------  ----------              ----------  ----------
Basic earnings
  (loss) per share....$    (0.24) $      (0.22)            $     0.98  $     0.94              $     0.64  $     0.72
                      ==========  ============             ==========  ==========              ==========  ==========
DILUTED NUMERATOR
Actual dividends
  declared............$    2,773  $      1,025  $   3,798  $    1,365  $    1,244  $    2,609  $      460  $    1,699  $   2,159
                      ----------  ------------  ---------  ----------  ----------  ----------  ----------  ----------  ---------
Basic allocated
  undistributed
  earnings from
  continuing
  operations .........     4,583         1,805      6,388      13,695       7,354      21,049      10,010       5,470     15,480
Reallocation of
  basic
  undistributed
  earnings due to
  change in
  allocation
  percentage .........       (74)           74          0       1,520      (1,520)          0         456        (456)         0
                      ----------  ------------  ---------  ----------  ----------  ----------  ----------  ----------  ---------
Diluted allocated
  undistributed
  earnings from
  continuing
  operations..........     4,509         1,879      6,388      15,215       5,834      21,049      10,466       5,014     15,480
Interest expense
  on convertible
  debt................         0             0          0       2,091         802       2,893         984         471      1,455
                      ----------  ------------  ---------  ----------  ----------  ----------  ----------  ----------  ---------
Dilutive net
  income from
  continuing
  operations..........     7,282         2,904     10,186      18,671       7,880      26,551      11,910       7,184     19,094
Dilutive net
  income (loss)
  from
  discontinued
  operations..........   (12,855)       (5,365)   (18,220)      2,971       1,140       4,111         928         444      1,372
                      ----------  ------------  ---------  ----------  ----------  ----------  ----------  ----------  ---------
Net income (loss).....$   (5,573) $     (2,461) $  (8,034) $   21,642  $    9,020  $   30,662  $   12,838  $    7,628  $  20,466
                      ==========  ============  =========  ==========  ==========  ==========  ==========  ==========  =========
DILUTED DENOMINATOR
Basic weighted
  average
  shares
  outstanding ........24,161,923    10,483,522             18,029,784   10,649,135             17,616,000  10,589,000
Convertible
  debentures..........         0             0              9,513,000            0              4,352,058           0
Options, warrants
  and restricted
  common stock........   630,622       899,511                350,750    1,116,250                      0     987,500
                      ----------  ------------             ----------  -----------             ----------  ----------
Diluted weighted
  average shares
  outstanding.........24,792,545    11,383,033             27,893,534   11,765,385             21,968,058  11,576,500
                      ==========  ============            ===========  ===========             ==========  ==========
Allocation
  percentage..........     70.55%        29.45%                 72.28%       27.72%                 67.61%      32.39%
                      ==========  ============            ===========  ===========             ==========  ==========

Diluted earnings
  per share
  from
  continuing
  operations..........$     0.29  $       0.26            $      0.67  $      0.67             $     0.54  $     0.62
Diluted earnings
  (loss) per
  share from
  discontinued
  operations..........      (0.51)       (0.48)                  0.11         0.10                   0.04        0.04
                      -----------  ------------           -----------  -----------             ----------  ----------
Diluted earnings
  (loss) per
  share...............$     (0.22) $     (0.22)           $      0.78  $      0.77             $     0.58  $     0.66
                      ===========  ============           ===========  ===========             ==========  ==========

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

3. SECURITIES AND SHORT-TERM INVESTMENTS

         The following summarizes securities available-for-sale and held-to-maturity (in thousands):

                                                                          AVAILABLE FOR SALE
                                                       --------------------------------------------------------
                                                                        GROSS          GROSS
                                                       AMORTIZED      UNREALIZED     UNREALIZED      ESTIMATED
DECEMBER 31, 1998                                        COST        APPRECIATION   DEPRECIATION     FAIR VALUE
- -----------------                                      --------      ------------   ------------     ----------
MORTGAGE-BACKED SECURITIES(1):
FNMA mortgage-backed securities ..............         $116,255         $  856         $    0         $117,111
FHLMC mortgage-backed securities .............          148,745          1,057             59          149,743
FNMA real estate mortgage investment conduits            34,333              0          1,353           32,980
FHLMC real estate mortgage investment conduits          271,844          1,890            166          273,568
                                                       --------         ------         ------         --------
     Total mortgage-backed securities ........          571,177          3,803          1,578          573,402
                                                       --------         ------         ------         --------
INVESTMENT SECURITIES:
U.S. Treasury Notes ..........................            4,992             49              0            5,041
Corporate Bonds ..............................            2,342              0            362            1,980
Equity securities(2) .........................           13,150          4,024             77           17,097
                                                       --------         ------         ------         --------
     Total investment securities .............           20,484          4,073            439           24,118
                                                       --------         ------         ------         --------
          Total ..............................         $591,661         $7,876         $2,017         $597,520
                                                       ========         ======         ======         ========

                                                                          AVAILABLE FOR SALE
                                                       -------------------------------------------------------
                                                                        GROSS          GROSS
                                                       AMORTIZED      UNREALIZED     UNREALIZED     ESTIMATED
DECEMBER 31, 1997                                        COST        APPRECIATION   DEPRECIATION    FAIR VALUE
- -----------------                                     -----------    ------------   ------------    ----------
MORTGAGE-BACKED SECURITIES(1):
FNMA mortgage backed securities ..............         $206,980         $  839         $   81         $207,738
FHLMC mortgage backed securities .............          367,787            797            205          368,379
                                                       --------         ------         ------         --------
     Total mortgage-backed securities.........          574,767          1,636            286          576,117
                                                       --------         ------         ------         --------
INVESTMENT SECURITIES:
FHLB Bonds ...................................           10,000              4              0           10,004
Asset-backed securities ......................            3,194              0             18            3,176
U.S. Treasury Notes ..........................            9,959             91              0           10,050
Corporate Bonds ..............................            2,360              0            290            2,070
Equity securities ............................            5,122            456            415            5,163
Other ........................................              910              0              0              910
                                                       --------         ------         ------         --------
     Total investment securities .............           31,545            551            723           31,373
                                                       --------         ------         ------         --------
          Total ..............................         $606,312         $2,187         $1,009         $607,490
                                                       ========         ======         ======         ========

(1) The estimated fair value of securities pledged for the following obligations are (in thousands):


                                                     1998            1997
                                                   ---------      ---------
FHLB advances.................................     $  90,600      $       0
Commercial letters of credit..................             0          4,900
Treasury tax and loan.........................         3,500          5,900
Repurchase agreements.........................       181,210         65,402
Public funds..................................        52,977         23,900
Subordinated debentures.......................         5,800          5,800
                                                   ----------     ---------
                                                   $ 334,087      $ 105,902
                                                   ==========     =========
(2) Amortized cost reflects a $2.1 million impairment resulting from other than temporary declines in the fair value.

The scheduled maturities of mortgage-backed and debt securities available for sale were (in thousands):

                                                          AVAILABLE FOR SALE
                                                      --------------------------
                                                                       ESTIMATED
                                                       AMORTIZED         FAIR
DECEMBER 31, 1998(1)                                     COST            VALUE
-------------------                                    --------        ---------
Due within one year ..........................         $ 36,864         $ 37,035
Due after one year, but within five years ....           33,672           33,603
Due after five years, but within ten years ...           12,074           11,660
Due after ten years ..........................          495,901          498,125
                                                       --------         --------
     Total ...................................         $578,511         $580,423
                                                       ========         ========
(1) Scheduled maturities in the above table may vary significantly from actual maturities due to prepayments.

                                                                      HELD TO MATURITY
                                                 ------------------------------------------------------
                                                                GROSS          GROSS          ESTIMATED
                                                 AMORTIZED    UNREALIZED     UNREALIZED         FAIR
DECEMBER 31, 1998                                  COST      APPRECIATION   DEPRECIATION        VALUE
- -----------------                                ---------   ------------   ------------      ---------
Tax certificates --
       Net of allowance of $ $1,020 .........    $49,896         $0              $0            $49,896
 Other ......................................      1,915          0               0              1,915
                                                 -------         --              --            -------
                                                 $51,811         $0              $0            $51,811
                                                 =======         ==              ==            =======

DECEMBER 31, 1997
- -----------------
Tax certificates --
  net of allowance of $949(1) ...............    $55,213         $0              $0            $55,213
                                                 =======         ==              ==            =======

(1) Management considers estimated fair value equivalent to book value for tax certificates since these securities have no readily traded market.


The estimated repayments of investment securities held to maturity were (in thousands):

                                                        BOOK          ESTIMATED
DECEMBER 31, 1998                                       VALUE         FAIR VALUE
-----------------                                      -------        ----------
Due in one year or less ....................           $37,711         $37,711
Due after one year through five years ......            14,100          14,100
Due after five years through ten years .....                 0               0
                                                       -------         -------
          Total ............................           $51,811         $51,811
                                                       =======         =======

         Securities held to maturity primarily consist of tax certificates which represent a priority lien against real property for which assessed real estate taxes are delinquent. BankAtlantic's experience with this type of investment has been favorable as rates earned are generally higher than many alternative investments and substantial repayment occurs over a two year period. The primary risks BankAtlantic has experienced with tax certificates have related to the risk that additional funds may be required to purchase other certificates related to the property, the risk that the liened property may be unusable and the risk that potential environmental concerns may make taking title to the property untenable. See Note 6 for activity in the allowance for tax certificate losses.

         During the years ended December 31, 1998, 1997 and 1996, the Company sold the following securities available for sale for realized gains of $2.4 million, $2.4 million and $6.0 million, respectively.

                                                                          SALES (1)
                                                        ------------------------------------------
                                                          1998            1997              1996
                                                        --------         -------          --------
7 year balloon mortgage-backed securities ......        $127,915         $ 66,021         $  5,900
5 year balloon mortgage-backed securities ......          27,151           28,096                0
30 year mortgage backed securities .............               0            6,412                0
15 year mortgage backed securities .............               0            1,066           20,500
Real estate mortgage investment conduit ........               0            5,900          205,454
U.S. treasury notes ............................         181,558          231,038                0
Federal agency obligations .....................               0            7,600                0
Corporate bonds ................................           9,977                0                0
                                                        --------         --------         --------
     Total fixed rate securities ...............         346,601          346,133          231,854

5-1 Adjustable rate mortgages ..................         253,129            9,363                0
3-1 Adjustable rate mortgages ..................         103,183                0          136,600
Marketable equity securities ...................             675                0                0
                                                        --------         --------         --------
   Total securities available for sale activity.        $703,588         $355,496         $368,454
                                                        ========         ========         ========

(1)  Stated at cost.

         During the year ended December 31, 1997, the Company purchased $6.2 million of marketable equity trading securities and sold $2.9 million of these trading securities for a $699,000 realized gain. During the year ended December 31, 1998, the Company began trading government securities which are generally bought and sold on the same day. The Company realized a $62,000 gain from trading government securities during the year ended December 31, 1998.

The Company's trading account consists of the following (in thousands):

                                                    DECEMBER 31,   DECEMBER 31,
                                                       1998           1997
                                                    ------------   -----------
Debt obligations:
  States and municipalities .............             $18,476       $    0
  Corporations ..........................                 615            0
  U.S. Government and agencies ..........                 172            0
Corporate equity ........................              10,448        5,067
Other ...................................                 294            0
                                                      -------       ------
     Total ..............................             $30,005       $5,067
                                                      =======       ======

         All the trading securities outstanding at December 31, 1998 were associated with trading activities conducted both as principal and as agent on behalf of individual and institutional investor clients of RBCO. Transactions as principal involve making markets in securities which are held in inventory to facilitate sales to and purchases from customers. During the period from acquisition through December 31, 1998, RBCO realized net gains from principal transactions of $4.4 million. Included in other liabilities at December 31, 1998 were $2.9 million of securities sold not yet purchased relating to RBCO trading activity. All of the trading securities outstanding at December 31, 1997 were associated with the Company's trading activities.

         Securities sold, but not yet purchased consists of the following (in thousands):

     Corporate equity...............     $ 2,842
     Corporate debt obligations.....          15
     Municipal debt obligations.....          15
                                         -------
          Total.....................     $ 2,872
                                         =======

         Securities sold, but not yet purchased are a part of RBCO's normal activities as a broker and dealer in securities and are subject to off-balance-sheet market risk of loss should RBCO be unable to acquire the securities for delivery to the purchaser at prices equal to or less than the current recorded amounts.

         The following table provides information on repurchase agreements (in thousands):

                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                             ----------------------------------------
                                                              1998            1997             1996
                                                             -------         -------         --------
Ending Balance .....................................         $    0          $    0          $    0
Maximum outstanding at any month end within period..         $4,000          $    0          $    0
Average amount invested during period ..............         $3,000          $2,900          $1,900
Average yield during period ........................           4.66%           5.45%           5.47%

         The underlying securities associated with the repurchase agreements during the years ended December 31, 1998, 1997 and 1996 were in BankAtlantic's possession.

         The following table provides information on Federal Funds sold (in thousands):


                                                                   FOR THE YEAR ENDED DECEMBER 31,
                                                             ------------------------------------------
                                                               1998            1997              1996
                                                             --------         --------         --------
Ending Balance .....................................         $     0          $     0          $ 6,100
Maximum outstanding at any month end within period..         $21,000          $12,400          $16,000
Average amount invested during period ..............         $ 2,688          $ 1,401          $ 2,670
Average yield during period ........................         $  5.54%            6.28%            4.08%

4.  LOANS RECEIVABLE

    Loans receivable net were:

                                                                       DECEMBER 31,
                                                            ---------------------------------
                                                               1998                   1997
                                                            ------------          -----------
                                                                      (IN THOUSANDS)
Real estate loans:
  Residential ......................................         $         0          $    37,813
  Purchased residential ............................           1,336,100              772,932
  Construction and development .....................             439,418              325,951
  FHA and VA insured ...............................                 487                1,025
  Commercial .......................................             341,738              378,718
  Small business - real estate .....................              20,275               17,639
Other loans:
  Second mortgages - direct ........................              60,403               65,810
  Second mortgages - indirect ......................               8,032               12,461
  Commercial business ..............................              91,591               41,858
  Lease financing ..................................              25,055                    0
  Small business - non-mortgage ....................              98,543               13,757
  Due from foreign banks ...........................              27,293               12,256
  Banker's acceptances .............................               9,662              160,105
  Deposit overdrafts ...............................               1,638                1,211
  Consumer loans - other direct ....................              39,292               50,347
  Consumer loans - other indirect ..................             212,571              204,689
                                                             -----------          -----------
          Total gross loans ........................           2,712,098            2,096,572
                                                             -----------          -----------
Adjustments:
  Undisbursed portion of loans in process ..........            (218,937)            (163,237)
  Premiums related to purchased loans ..............              11,563                7,047
  Unearned discounts on commercial real estate loans                (286)                (669)
  Allowance for loan losses ........................             (37,950)             (28,450)
                                                             -----------          -----------
          Loans receivable -- net ..................         $ 2,466,488          $ 1,911,263
                                                             ===========          ===========

         BankAtlantic is subject to economic conditions which could adversely affect both the performance of the borrower or the collateral securing the loan. At December 31, 1998, 45% of total aggregate outstanding loans were to borrowers in Florida, 12% of total loans were to borrowers in the Northeastern United States 10% of the total loans were to borrowers in California, and 33% were to borrowers located elsewhere. Additionally, deferred loan fees netted against loan balances were $2.8 million and $3.6 million at December 31, 1998 and 1997, respectively. Commitments to sell residential mortgage loans were $45.4 million and $11.9 million at December 31, 1998 and 1997, respectively. Variable rate commitments to sell residential mortgage loans were zero and $832,000, whereas, fixed rate commitments to sell residential mortgage loans were $45.4 million and $11.1 million at December 31, 1998 and 1997, respectively. Such residential mortgage loan sales related to loans originated for sale.

         Included in other assets were $10.0 million and $10.4 million of prepaid dealer reserves at December 31, 1998 and 1997, respectively.

         During the year ended December 31, 1998 and 1997, the Company transferred $108.5 million and $321.4 million of purchased residential loans from the held for investment category to the loans held for sale category, respectively. As part of its normal operations, the Company purchases bulk residential loans and continually evaluates the portfolio. These evaluations may result in transfers from the held for investment category to the held for sale category; however, such transfers would not normally exceed 10% of the average annual balance of the portfolio.

         Activity in the allowance for loan losses was (in thousands):

                                                                                       FOR THE YEAR ENDED DECEMBER 31,
                                                                        --------------------------------------------------------
                                                                            1998                  1997                  1996
                                                                        ------------          ------------          ------------
Balance, beginning of period ..................................         $    28,450           $    25,750           $    19,000
Charge-offs:
  Commercial business loans ...................................                (896)                 (180)               (1,048)
  Commercial real estate loans ................................                (562)                 (276)                 (266)
  Lease financing .............................................              (1,233)                    0                     0
  Small business - real estate ................................                 (72)                    0                     0
  Small business - non-mortgage ...............................              (1,971)                    0                     0
  Consumer loans - indirect ...................................              (9,446)               (7,885)               (4,581)
  Consumer loans - direct .....................................              (1,746)               (2,809)               (1,756)
  Residential real estate loans ...............................                 (61)                  (76)                  (67)
  Purchased residential  real estate loans ....................                (108)                 (104)                    0
                                                                        -----------           -----------           -----------
                                                                            (16,095)              (11,330)               (7,718)
                                                                        -----------           -----------           -----------
Recoveries:
  Commercial business loans ...................................                 489                   301                   518
  Small business - non-mortgage ...............................                  30                     0                     0
  Commercial real estate loans ................................                   9                   208                    47
  Lease financing .............................................                 229                     0                     0
  Consumer loans - indirect ...................................               1,449                 1,462                   382
  Consumer loans - direct .....................................                 844                   791                 1,277
                                                                        -----------           -----------           -----------
Net charge-offs ...............................................             (13,045)               (8,568)               (5,494)
Additions charged to operations ...............................              21,788                11,268                 5,844
Allowance for loan losses acquired ............................                 757                     0                 6,400
                                                                        -----------           -----------           -----------
Balance, end of period ........................................         $    37,950           $    28,450           $    25,750
                                                                        ===========           ===========           ===========
Average outstanding loans during the period ...................         $ 2,540,271           $ 1,940,060           $ 1,177,325
                                                                        ===========           ===========           ===========
Average outstanding banker's acceptances during the period ....         $    16,790           $     7,966           $       329
                                                                        ===========           ===========           ===========
Ratio of net charge-offs to average outstanding loans .........                0.51%                 0.44%                 0.47%
                                                                        ===========           ===========           ===========
Ratio of net charge-offs to average outstanding loans including
  banker's acceptances ........................................                0.51%                 0.44%                 0.47%
                                                                        ===========           ===========           ===========

         Aggregate loans to and repayments of loans by directors, executive officers, principal stockholders and other related interests for the years ended December 31, 1998 and 1997 were (in thousands):

        BALANCE AT                                        BALANCE AT                                         BALANCE AT
       DECEMBER 31,                                      DECEMBER 31,                                       DECEMBER 31,
           1996           ADDITIONS       DELETIONS         1997           ADDITIONS        DELETIONS           1998
      --------------    ------------    ------------    --------------    ------------    ------------    ---------------
      $         367              86              68               385               0             122     $          263
      ==============    ============    ============    ==============    ============    ============    ===============

         Certain directors, who are also executive officers, have investments or are partners in real estate joint ventures with developers that have loans with BankAtlantic or are partners in BDC joint ventures. Also, beginning in September 1998, BDC agreed to pay a company controlled by the Vice Chairman of the Company $50,000 per month for services and management relating to SLWHC and the joint ventures.

         Accrued interest receivable consisted of (in thousands):

                                                       DECEMBER 31,
                                                 -----------------------
                                                  1998            1997
                                                 -------         -------
Loans receivable .......................         $19,127         $14,432
Investment securities held to maturity..           4,077           3,828
Securities available for sale ..........           4,567           4,364
                                                 -------         -------
                                                 $27,771         $22,624
                                                 =======         =======

5.  DISCONTINUED OPERATIONS, RESTRUCTURING CHARGES AND OTHER WRITE-DOWNS

DISCONTINUED OPERATIONS

         At December 31, 1998, the Board of Directors adopted a formal plan to dispose of the Company's MSB operations. The Company concluded that the MSB no longer met the Company's standards for profitability and the Company decided to exit the MSB. It is anticipated that the exit plan will be substantially completed by June 30, 1999. The Company intends to exit the MSB by: (1) selling the mortgage servicing rights ("MSR") along with the related MSB facilities to unrelated third parties; (2) terminating 70 full-time employees and (3) terminating contracts associated with the MSB operations. The MSB had total assets of $49.6 million and total liabilities of $79.7 million at December 31, 1998. The assets primarily consist of MSR and receivables from previous sales of MSR. The liabilities are primarily advances by borrowers for taxes and insurance and collections of principal and interest payments due to investors. Loss from discontinued operations includes the results of operations through December 31, 1998, the measurement date, as well as the anticipated loss from operations through the anticipated disposal date (including estimated losses on sale of MSB assets). The Company recognized a $10.0 million ($6.1 million net of tax) estimated loss on exiting the MSB.

        The Company, effective December 31, 1998, began implementing a plan to exit the MSB. The estimated pre-tax loss on exiting the MSB is as follows (in thousands):


Employee severance and benefits ..............................      $   925
Provision for servicing contract cancellation ................          900
Fixed asset write-downs ......................................          430
Estimated cost to sell MSR ...................................        3,600
Anticipated loss from operations through disposal date .......        4,145
                                                                    -------
  Total ......................................................      $10,000
                                                                    =======

         The disposal costs of exiting the MSB are estimates and are subject to change based on market conditions, actual prepayment rates, completeness of underlying loan documents and transferability issues and amount of time necessary to complete the exit plan. Changes in estimates will be accounted for prospectively and included in income (loss) from discontinued operations in the Company's Consolidated Statement of Operations during the year ending December 31, 1999.

         The components of earnings (loss) from discontinued operations are as follows:

                                                                  1998              1997            1996
                                                                ---------         --------        --------
Net interest income (expense) .........................         $  1,038          $   833          $  (666)
Loan servicing fees, net of amortization ..............           (6,574)           2,478            2,737
Provision for valuation of mortgage servicing rights...          (10,690)               0                0
Gain on sale of mortgage servicing rights .............            2,661            7,887            4,182
Non-interest expenses .................................           (5,756)          (4,582)          (4,020)
                                                                --------          -------          -------
Income (loss) before income taxes from operations .....          (19,321)           6,616            2,233
Income tax provision (benefit) ........................           (7,315)           2,505              861
                                                                --------          -------          -------
Income (loss) from operations net of tax ..............          (12,006)           4,111            1,372
                                                                --------          -------          -------
Estimated loss on disposal of MSB .....................          (10,000)               0                0
Income tax benefit ....................................           (3,786)               0
                                                                --------          -------          -------
Estimated loss on disposal of MSB, net of tax benefit..           (6,214)               0                0
                                                                --------          -------          -------
Income (loss) from discontinued operations ............         $(18,220)         $ 4,111          $ 1,372
                                                                --------          -------          -------

         At December 31, 1998, 1997 and 1996 BankAtlantic serviced loans for the benefit of others amounting to approximately $3.5 billion, $2.9 billion, and $2.7 billion, respectively. At December 31, 1998 and 1997 other liabilities includes approximately $16.5 million (included in total liabilities above) and $10.3 million, respectively, of loan payments due to others. The activity in mortgage servicing rights was (in thousands):

                                                                         FOR THE YEAR ENDED DECEMBER 31,
                                                                ---------------------------------------------
                                                                   1998             1997               1996
                                                                ---------         --------          ---------
Balance, beginning of period ..........................         $ 38,789          $ 25,002          $ 20,738
Mortgage servicing rights acquired in BNA acquisition..                0                 0             4,047
Servicing rights originated ...........................              111             1,668               311
Servicing rights purchased ............................           64,176            45,840            27,681
Servicing rights sold .................................          (29,094)          (25,511)          (20,926)
Write-downs of mortgage servicing rights ..............          (10,690)                0                 0
Amortization of servicing rights ......................          (18,977)           (8,210)           (6,849)
                                                                --------          --------          --------
Balance, end of period ................................         $ 44,315          $ 38,789          $ 25,002
                                                                ========          ========          ========

         MSRs were valued at the lower of cost or market at December 31, 1998. The market value was calculated by an independent appraiser using average market prepayment assumptions of 295% PSA, weight average gross coupon of 7.42% and a discount rate of 9.87%.

         The activity in the MSR valuation allowance was as follows:

                                              FOR THE YEAR ENDED DECEMBER 31,
                                             --------------------------------
                                               1998        1997       1996
                                             ---------    -------    -------
Beginning valuation allowance ......         $      0       $0         $0
Provision for valuation of MSR (1)..           15,000        0          0
Reversals of provision (2) .........           (4,310)       0          0
                                             --------       --         --
Ending valuation allowance .........         $ 10,690       $0         $0
                                             ========       ==         ==
     (1) Quarter ended September 30, 1998.
     (2) Quarter ended December 31, 1998.

RESTRUCTURING CHARGES AND WRITE-DOWNS

         During December 1998, the Company commenced a restructuring of its operations as part of a year long efficiency study conducted with the assistance of an outside consulting firm. As part of the restructuring, the Company ceased the origination of indirect automobile loans and consolidated its mortgage banking operations in the Tampa Bay area into a centralized processing operation on December 15, 1998. Three branch offices will close by March 31, 1999 and the facilities will be closed, subleased or sold. In addition, one drive-through facility was closed on December 15, 1998. It is anticipated that the facility will be sold by the fourth quarter of 1999. The restructuring reduced the Company's number of full time employees by approximately 115.

         Restructuring charges and other write-downs during 1998 consisted of (in thousands)

Employee severance and benefits ..................         $1,000
Impairment of assets due to facility closures ....          1,085
Provision for lease contracts on closed branches..            247
Other ............................................            233
                                                           ------
     Total restructuring charges .................         $2,565
                                                           ======

         The items in the above table were established on December 31, 1998 and included in other liabilities in the Company's Statement of Financial Condition at December 31, 1998.

         The employee severance benefits will be substantially paid during the three months ended March 31, 1999. The book value of assets to be disposed of was $2.8 million at December 31, 1998 and the impairment thereon was based on an independent third party appraisal.

6. RISK ELEMENTS

         Risk elements consist of non-accrual loans, non-accrual tax certificates, restructured loans, past-due loans, REO, repossessed assets, and other impaired loans which management has doubts about the borrower's ability to comply with the contractual repayment terms. Non-accrual loans are loans on which interest recognition has been suspended because of doubts as to the borrower's ability to repay principal or interest. Non-accrual tax certificates are tax deeds or securities in which interest recognition has been suspended due to the aging of the certificate or deed. Restructured loans include loans for which the terms have been altered to provide a reduction or deferral of interest or principal because of a deterioration in the borrower's financial position. Impaired loans are loans in which the collection of principal and interest based on the contractual term of the loan is not probable. BankAtlantic did not have any commitments outstanding to lend additional funds on restructured loans at December 31, 1998 and 1997.

         Risk elements were (in thousands):

                                                                         DECEMBER 31,
                                                           ----------------------------------------
                                                             1998            1997            1996
                                                           --------        --------        --------
Non-accrual -- tax certificates ..................         $   765         $   880         $ 1,835
Non-accrual -- loans, net of specific allowances..          23,364          17,569          12,424
Loans contractually past due 90 days or more (1)..           3,182             647           2,961
Real estate owned, net of allowance ..............           5,503           7,528           4,918
Other repossessed assets .........................           1,896           2,912           1,992
                                                           -------         -------         -------
          Total non-performing ...................          34,710          29,536          24,130
Restructured (2) .................................               7           4,043           3,718
                                                           -------         -------         -------
          Total risk elements ....................         $34,717         $33,579         $27,848
                                                           =======         =======         =======
Allowance for tax certificate losses .............         $ 1,020         $   949         $ 1,466
                                                           =======         =======         =======
Allowance for loan losses ........................         $37,950         $28,450         $25,750
                                                           =======         =======         =======

    (1) The majority of these amounts represent loans that have matured and the borrower continues to make the payments under the matured loan agreement. BankAtlantic is in the process of renewing or extending these matured loans.
    (2) The 1997 restructured loans either were paid in full by the borrower or were performing to the terms of the amended loan agreement for over one year.

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

         The following summarizes impaired loans (in thousands):

                                                                           DECEMBER 31, 1998               DECEMBER 31, 1997
                                                                      ----------------------------     ---------------------------
                                                                        GROSS                             GROSS
                                                                       RECORDED          SPECIFIC        RECORDED        SPECIFIC
                                                                      INVESTMENT        ALLOWANCES      INVESTMENT      ALLOWANCES
                                                                      ----------        ----------      ----------      ----------
Nonaccrual loans:
  With specific allowances ....................................         $  1,913          $   619         $ 2,491         $ 1,117
  Without specific allowances .................................           22,070                0          16,195               0
                                                                        --------          -------         -------         -------
                                                                          23,983              619          18,686           1,117
                                                                        --------          -------         -------         -------
Restructured loans:
 Without specific allowances ..................................                7                0           4,043               0
                                                                        --------          -------         -------         -------
Loans contractually past due 90 days or more ..................            3,182                0             647               0
                                                                        --------          -------         -------         -------
Other impaired loans:
Other impaired commercial loans with specific allowances(1)....              414              189           1,038             539
Other impaired commercial loans without specific allowances(1).            5,861                0               0               0
                                                                        --------          -------         -------         -------
          Total ...............................................         $ 33,447          $   808         $24,414         $ 1,656
                                                                        ========          =======         =======         =======

(1) These loans are not included in risk elements, since subsequent to the date of impairment these loans have performed based on their contractual terms.


         Recorded investment of impaired loans reflects direct deferrals of interest of $1.2 million, zero, and $240,000 at December 31, 1998, 1997 and 1996, respectively.

         There was no net interest forgone related to restructured loans at December 31, 1998, 1997 and 1996. Interest income of $1,000, $799,000, and
$336,000 was recognized on restructured loans during 1998, 1997 and 1996, respectively.

         The average net recorded investment in impaired loans for the years ended December 31, 1998, 1997 and 1996 was $24.3 million, $20.2 million and $15.4 million, respectively. Interest income which would have been recorded under the contractual terms of impaired loans and the interest income actually recognized was (in thousands):

                                                       FOR THE YEARS ENDED DECEMBER 31,
                                                       --------------------------------
                                                           1998       1997      1996
                                                         --------   --------  --------
Interest income which would have been recorded..         $ 3,058    $ 2,487   $ 1,795
Interest income recognized .....................          (1,850)    (1,548)     (988)
                                                         -------    -------   -------
Interest income forgone ........................         $ 1,208    $   939   $   807
                                                         =======    =======   =======

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


         RISK ELEMENTS- REAL ESTATE OWNED, NET

         The components of "Foreclosed asset activity, net" were (in thousands):

                                                          FOR THE YEAR ENDED DECEMBER 31,
                                                          -------------------------------
                                                             1998      1997     1996
                                                            -------   ------   ------
Real estate acquired in settlement of loans and tax
certificates:
Operating expenses, net ...........................         $   651   $ 492    $  47
Provisions (reversals) of losses on REO ...........           1,115     (56)    (197)
Net gains on sales ................................          (1,012)   (354)    (575)
                                                            -------   -----    -----
          Total (income) loss .....................         $   754   $  82    $(725)
                                                            =======   =====    =====

         Activity in the allowance for real estate owned consisted of (in thousands):

                                                           FOR THE YEAR ENDED DECEMBER 31,
                                                     ------------------------------------------
                                                       1998            1997              1996
                                                     --------         -------          --------
Balance, beginning of period ...............         $ 1,500          $ 1,800          $ 2,800
Charge-offs:
  Commercial real estate (A) ...............            (514)               0             (781)
  Residential real estate ..................            (901)            (244)             (22)
                                                     -------          -------          -------
                                                      (1,415)            (244)            (803)
  Provision for (reversal of) losses on  REO           1,115              (56)            (197)
                                                     -------          -------          -------
Balance, end of period .....................         $ 1,200          $ 1,500          $ 1,800
                                                     =======          =======          =======

(A) Acquired through tax deed.

         RISK ELEMENTS - TAX CERTIFICATES

         Activity in the allowance for tax certificate losses was: (in thousands)

                                                          FOR THE YEAR ENDED DECEMBER 31,
                                                      -----------------------------------------
                                                       1998             1997             1996
                                                      -------          -------          -------
Balance, beginning of period ................         $   949          $ 1,466          $ 1,648
Charge-offs .................................            (976)          (1,444)            (909)
Recoveries ..................................             813            1,025              911
                                                      -------          -------          -------
Net recoveries (charge-offs) ................            (163)            (419)               2
Provision (reversals) charged to operations..             234              (98)            (184)
                                                      -------          -------          -------
Balance, end of period ......................         $ 1,020          $   949          $ 1,466
                                                      =======          =======          =======

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

7. OFFICE PROPERTIES AND EQUIPMENT

         Office properties and equipment was comprised of (in thousands):

                                                          DECEMBER 31,
                                                    -------------------------
                                                      1998            1997
                                                    ---------       ---------
Land ......................................         $ 14,543        $ 12,112
Building and improvements..................           47,464          46,384
Furniture and equipment....................           33,493          25,921
                                                    ---------       ---------
          Total............................           95,500          84,417
Less accumulated depreciation..............           37,410          33,287
                                                    ---------       ---------
Office properties and equipment -- net.....         $ 58,090        $ 51,130
                                                    =========       =========

         Properties leased to third parties during the year ended December 31, 1996 were sold for $8.1 million (net of selling costs) during 1996 for a net gain of $3.1 million. During 1997 land adjacent to the above properties with a net book value of $197,000 was sold for a net gain on $882,000.

         Net rental income for the years ended December 31, 1998, 1997 and 1996 was zero, zero and $368,000, respectively.

8.  DEPOSITS

         The weighted average nominal interest rate payable on deposit accounts at December 31, 1998 and 1997 was 3.42% and 3.70% , respectively. The stated rates and balances at which BankAtlantic paid interest on deposits were:

                                                                             DECEMBER 31,
                                                         ----------------------------------------------------
                                                                   1998                         1997
                                                         -----------------------      -----------------------
                                                           AMOUNT        PERCENT        AMOUNT        PERCENT
                                                         ----------      -------      ----------      -------
                                                                         (DOLLARS IN THOUSANDS)
Interest free checking ...........................       $  235,124       12.21%      $  162,788        9.23%
Insured money fund savings
  3.86% at December 31, 1998,
  3.90% at December 31, 1997 .....................          421,978       21.91          289,413       16.41
NOW accounts
  1.00% at December 31, 1998,
  2.20% at December 31, 1997 .....................          234,185       12.16          223,679       12.68
Savings accounts
  1.06% at December 31, 1998,
  2.04% at December 31, 1997 .....................          127,747        6.63          262,685       14.90
                                                         ----------      ------       ----------      ------
Total non-certificate accounts ...................        1,019,034       52.91          938,565       53.22
                                                         ----------      ------       ----------      ------
Certificate accounts:
  0.00% to 4.00% .................................           77,146        4.01           14,275        0.81
  4.01% to 5.00% .................................          238,943       12.41           37,803        2.14
  5.01% to 6.00% .................................          521,570       27.08          184,800       10.48
  6.01% to 7.00% .................................           52,937        2.75          493,845       28.00
  7.01% and greater ..............................           11,478        0.60           90,882        5.15
                                                         ----------      ------       ----------      ------
Total certificate accounts .......................          902,074       46.85          821,605       46.58
                                                         ----------      ------       ----------      ------
Total deposit accounts ...........................        1,921,108       99.76        1,760,170       99.80
                                                         ----------      ------       ----------      ------
Interest earned not credited to deposit accounts..            4,664        0.24            3,563        0.20
                                                         ----------      ------       ----------      ------
Total ............................................       $1,925,772      100.00%      $1,763,733      100.00%
                                                         ==========      ======       ==========      ======

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


            Interest expense by deposit category was (in thousands):

                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                              -------------------------------------
                                                                1998          1997         1996
                                                              ---------    ----------   ----------
Money fund savings and NOW accounts..................         $  14,038    $   13,970   $   11,772
Savings accounts.....................................             7,018         6,617        2,150
Certificate accounts -- below $100,000...............            29,447        37,973       32,416
Certificate accounts, $100,000 and above.............            16,543         9,882        8,513
Less early withdrawal penalty........................              (332)         (211)        (205)
                                                              ---------    ----------   ----------
               Total.................................         $  66,714    $   68,231   $   54,646
                                                              =========    ==========   ==========


         At December 31, 1998, the amounts of scheduled maturities of certificate accounts were (in thousands):

                                                             YEAR ENDING DECEMBER 31,
                               ---------------------------------------------------------------------------------
                                  1999          2000          2001           2002          2003      THEREAFTER
                               ----------    ----------    ----------    -----------   -----------   -----------
0.00% to 4.00%...........      $   68,986    $    6,700    $      980    $       221   $       184   $        75
4.01% to 5.00%...........         151,960        81,630         3,092            437         1,690           134
5.01% to 6.00%...........         439,583        62,593         7,432          6,264         5,340           358
6.01% to 7.00%...........          29,178         7,980         7,079          8,015           565           120
7.01% and greater........           1,138        10,167            47            126             0             0
                               -----------   -----------   -----------   ------------  ------------  ------------
          Total..........      $  690,845    $  169,070    $   18,630    $    15,063   $     7,779   $       687
                               ===========   ===========   ===========   ============  ============  ============

         Time deposits of $100,000 and over had the following maturities at (in thousands):

                                 DECEMBER 31,
                                    1998
                                 ------------
Less than 3 months........       $  91,434
3 to 6 months.............          42,551
6 to 12 months............          61,933
More than 12 months.......         128,595
                                 ---------
          Total...........       $ 324,513
                                 =========


         Included in certificate accounts at December 31, 1998 and 1997 were $38.2 million and zero of brokered deposits and $114.8 million and $30.9 million of State of Florida public deposits, respectively. RBCO acted as the principal dealer in obtaining the brokered deposits. BankAtlantic did not have brokered deposits in prior years. BankAtlantic has various facilities for obtaining brokered deposits. These facilities are considered as an alternative source of borrowings, when and if needed.

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

9. ADVANCES FROM FEDERAL HOME LOAN BANK AND FEDERAL FUNDS PURCHASED

         Advances from Federal Home Loan Bank ("FHLB") incur interest and were repayable as follows (in thousands):

                                                                 DECEMBER 31,
            REPAYABLE DURING YEAR                          -----------------------
             ENDING DECEMBER 31,        INTEREST RATE         1998         1997
- ------------------------------------    --------------     ----------    ---------
1998................................    6.60% to 6.64%     $        0    $ 153,143
1999................................    5.15% to 6.83%        156,393       56,393
2000................................    6.13% to 7.00%         54,393       54,393
2001................................    6.29% to 7.09%         37,778       37,778
2002................................    6.35% to 7.18%         21,468       21,460
2003................................    7.24% to 7.25%          9,540        9,540
                                                           ----------    ---------
     Total  fixed rate advances.....                          279,572      332,707
                                                           ----------    ---------

2002................................    5.68% to 6.20%        175,000      175,000
2003................................        5.39%              25,000            0
2007................................        5.68%              25,000       25,000
2008................................    4.87% to 5.67%        540,000            0
                                                           ----------    ---------
     Total callable advances........                          765,000      200,000
                                                           ----------    ---------

1998................................    5.78% to 5.91%              0      165,000
                                                           ----------    ---------
     Total adjustable rate advances.                                0      165,000
                                                           ----------    ---------
     Total FHLB advances............                       $1,044,572    $ 697,707
                                                           ==========    =========

         Included in fixed rate advances at December 31, 1998 and 1997 was $100.0 million and $110.0 million of overnight advances, respectively. At December 31, 1998 $90.6 million of mortgage-backed securities were pledged as collateral on overnight advances. Callable advances give the FHLB the option to convert, at a specific date, in whole, into a three month Libor-based floating rate advance. BankAtlantic has established a blanket floating lien with the FHLB. Under the lien, BankAtlantic assigns a security lien against its residential loans. At December 31, 1998 and 1997, $1.6 billion and $891.9 million of 1-4 family residential loans were pledged against FHLB advances. In addition, FHLB stock is pledged as collateral for outstanding FHLB advances. BankAtlantic has an unused $1.1 billion line of credit with the FHLB, subject to available collateral, with a maximum term of 10 years at December 31, 1998.

         BankAtlantic established $65.0 million of lines of credit with four federally insured banking institutions for the purchase of Federal Funds. At December 31, 1998 and 1997, the outstanding balance of these lines of credit was $18.5 million and $2.5 million, respectively. The average balance outstanding during the years ended December 31, 1998 and 1997, of the Federal Funds purchased lines of credit was $5.4 million and $1.9 million, respectively. The maximum outstanding balance at any month end during 1998 and 1997 of the Federal Funds purchased lines of credit was $18.5 million and $7.0 million, respectively.

10.  SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

         Securities sold under agreements to repurchase are summarized below (in thousands):

                                                              DECEMBER 31,
                                                         ----------------------
                                                          1998          1997
                                                         --------     ---------
Agreements to repurchase the same security.........      $103,204     $       0
Customer repurchase agreements.....................        58,889        58,716
                                                         --------     ---------
          Total....................................      $162,093     $  58,716
                                                         ========     =========

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

         The following table provides information on the agreements to repurchase (dollars in thousands):

                                                                       FOR THE YEAR ENDED
                                                                           DECEMBER 31,
                                                                ---------------------------------
                                                                  1998        1997        1996
                                                                --------    --------    --------
Maximum borrowing at any month-end within the period...         $404,874    $255,967    $362,147
Average borrowing during the period ...................         $264,866    $167,569    $173,008
Average interest cost during the period ...............             5.09%       5.26%       4.83%
Average interest cost at end of the period ............             4.94%       4.80%       5.13%


         Average borrowing was computed based on average daily balances during the period. Average interest rates during the period were computed by dividing interest expense for the period by the average borrowing during the period.

         Customer repurchase agreements at December 31, 1998 and 1997 included a $2.3 million and $4.7 million customer repurchase agreements, respectively, relating to a BFC escrow account. Total interest expense related to this reverse repurchase agreement was approximately $105,000, $210,000 and $312,000 during the years ended December 31, 1998, 1997 and 1996, respectively.

         The following table lists the amortized cost and estimated fair value of securities sold under repurchase agreements, and the repurchase liability associated with such transactions (dollars in thousands):

                                                                                           WEIGHTED
                                                            ESTIMATED                      AVERAGE
                                             AMORTIZED         FAIR         REPURCHASE     INTEREST
                                               COST           VALUE          BALANCE       RATE (COST)
                                            -----------     ----------      ----------     ---------
DECEMBER 31, 1998 (1)
- ---------------------
FNMA mortgage-backed securities             $     7,610     $    7,669      $    6,053        4.00%
FHLMC mortgage-backed securities                 66,167         66,650          58,143        4.86
FHLMC REMIC                                      76,338         76,796          74,115        5.09
FNMA REMIC                                       31,286         30,095          23,782        4.00
                                            -----------     ----------      ----------        ----
          Total                             $   181,401     $  181,210      $  162,093        4.94%
                                            ===========     ==========      ==========        ====

DECEMBER 31, 1997(1)
- --------------------
FHLB Bonds                                  $     2,650     $    2,651      $    2,380        4.80
FNMA                                              8,440          8,462           7,597        4.80
FHLMC                                            54,302         54,289          48,739        4.80
                                            -----------     ----------      ----------        ----
          Total                             $    65,392     $   65,402      $   58,716        4.80%
                                            ===========     ==========      ==========        ====

(1) At December 31, 1998 and 1997 these securities are classified as available for sale and recorded at market value in the consolidated statements of financial condition.

         Repurchase agreements at December 31, 1998 matured and were repaid in January 1999. These securities were held by unrelated broker dealers. All repurchase agreements at December 31, 1997 were customer repurchase agreements which are due on demand.

11.  SUBORDINATED DEBENTURES AND OTHER DEBT

          On March 31, 1991, BankAtlantic issued to certain of its existing shareholders, 18,611 shares of common stock and $8,000 of 14% subordinated debentures, having a March 1998 maturity date, with related detachable warrants to purchase 17,548 shares of common stock. The $8,000 of subordinated debentures were redeemed on August 31, 1993. The warrants relating to such debentures were detachable and expired on March 31, 1998.

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

         The Company has the following subordinated debentures and notes and bonds payable outstanding at December 31, 1998 and 1997 (in thousands):

                                                                                                                   BEGINNING
                                                                                                                    OPTIONAL
                              ISSUE           DECEMBER 31,        INTEREST      MATURITY   CONVERSION CLASS OF     REDEMPTION
                                         --------------------
                               DATE        1998         1997        RATE          DATE       PRICE      STOCK         DATE
                             --------    --------     --------      -----      ----------    ------     -----       ----------
9% Debentures ...........    9/22/95     $ 21,000     $ 21,000      9.00%      10/01/2005    N/A        N/A         10/01/1998
6 3/4% Debentures(1).....    7/03/96       51,182       57,125      6.75%      7/01/2006     $ 6.55     A           7/01/1999
5 5/8% Debentures(1).....    11/25/97     100,000      100,000      5.63%      12/01/2007    $12.94     A           12/01/2000
Capital Improvement
 Bond series 1995(2).....    2/01/95        1,192        1,475      7.50%      2/01/2000     N/A        N/A         N/A
Capital Improvement
 Bond series 1997(2).....    2/01/97          553            0      6.38%      8/01/2002     N/A        N/A         N/A
Acquisition note(2)......    4/01/98        2,500            0      8.00%      4/01/2002     N/A        N/A         N/A
St. Lucie Fire District
 obligation(2) ..........    3/26/88          600            0      7.00%      3/26/2007     N/A        N/A         N/A
Notes payable(3) ........    Various           87            0      9.20%      Various       N/A        N/A         N/A
                                         --------     --------
                                         $177,114     $179,600
                                         ========     ========

(1) Convertible at the option of the Debenture holder.
(2) Acquired with SLWHC.
(3) Acquired with LTI.

         Included in other assets was $5.4 million and $6.3 million of unamortized underwriting discounts and costs at December 31, 1998 and 1997, respectively, associated with the issuance of subordinated debentures.

         The Indenture relating to the Trust Preferred Securities and all of the Debenture indentures contain certain customary covenants found in Indentures under the Trust Indenture Act, including covenants with respect to the payment of principal and interest, maintenance of an office or agency for administering the Debentures, holding of funds for payments on the Debentures in Trust, payment by the Company of taxes and other claims, maintenance by the Company of its properties and its corporate existence and delivery of annual certifications to the Trustee.

         The Debenture indentures for the 9% and 6 3/4% Debentures provide that the Company cannot declare or pay dividends on, or purchase, redeem or acquire for value its capital stock, return any capital to holders of capital stock as such, or make any distributions of assets to holders of capital stock as such, unless, from and after the date of any such dividend declaration (a "Declaration Date") or the date of any such purchase, redemption, payment or distribution (a "Redemption Date"), the Company retains cash, cash equivalents (as determined in accordance with generally accepted accounting principles) or marketable securities (with a market value as measured on the applicable Declaration Date or Redemption Date) in an amount sufficient to cover the two consecutive semi-annual interest payments that will be due and payable on the Debentures following such Declaration Date or Redemption Date, as the case may be. These indentures further provide that the amount of any interest payment made by the Company with respect to the Debentures after any applicable Declaration Date or Redemption Date shall be deducted from the aggregate amount of cash or cash equivalents which the Company shall be required to retain pursuant to the foregoing provision. At December 31, 1998 and 1997 the Company designated $5.8 million of securities available for sale to satisfy the above provision.

         During the year ended December 31, 1998, the Company issued 907,319 shares of Class A common stock upon the conversion of $5.9 million in principal amount of the Company's 6 3/4% Convertible Subordinated Debentures due 2006 at a conversion price of $6.55.

        In March 1997, the Company formed BBC Capital Trust I ("BBC Capital"). BBC Capital is a statutory business trust which was formed for the purpose of issuing 9 1/2% Cumulative Trust Preferred Securities ("Trust Preferred Securities") and investing the proceeds thereof in Junior Subordinated Debentures of the Company. In a public offering in April 1997, BBC Capital issued for $74.75 million, 2.99 million shares of Trust Preferred Securities at a price of $25 per share. BBC Capital used the gross proceeds received from the sale of the Trust Preferred Securities and $2.3 million of contributed capital from the Company to purchase $77.1 million of 9 1/2% Junior Subordinated Debentures from the

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


Company which mature on June 30, 2027. The net proceeds to the Company from the sale of the Junior Subordinated Debentures were $71.8 million after deduction of the underwriting discount and expenses. At December 31, 1998 and 1997, the balance of Trust Preferred Securities was $74.75 million. The net proceeds from the sale of the Junior Subordinated Debentures were utilized as follows: $21.2 million of the proceeds were contributed to BankAtlantic, $12.2 million of the proceeds were used to repurchase the Company's common stock and the remaining proceeds are being used by the Company for general corporate purposes. BankAtlantic used $21.2 million of the contributed capital to acquire St. Lucie West Holding Corp, and subsidiaries and to invest in a real estate joint venture. Interest on the Junior Subordinated Debentures and Distributions on the Trust Preferred Securities are fixed at 9 1/2% per annum and are payable quarterly in arrears, with the first payment paid June 30, 1997. Distributions on the Trust Preferred Securities are cumulative and based upon the liquidation value of $25 per Trust Preferred Security. The Company has the right, at any time, so long as no event of default, as defined, has occurred and is continuing, to defer payments of interest on the Junior Subordinated Debentures for a period not exceeding 20 consecutive quarters; provided, that such deferral may not extend beyond the stated maturity of the Junior Subordinated Debentures. To date no interest has been deferred. The Trust Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at maturity or their earlier redemption. The Company has the right to redeem the Junior Subordinated Debentures after June 30, 2002 and also has the right to redeem the Junior Subordinated Debentures in whole (but not in part) within 180 days following certain events, as defined, whether occurring before or after June 30, 2002, and therefore cause a mandatory redemption of the Preferred Securities. The exercise of such right is subject to the Company having received regulatory approval to do so if then required under applicable capital guidelines or regulatory policies. In addition to the above right, the Company has the right, at any time, to shorten the maturity of the Junior Subordinated Debentures to a date not earlier than June 30, 2002. Exercise of this right is also subject to the Company having received regulatory approval to do so if then required under applicable capital guidelines or regulatory policies.

         On November 25, 1997, the Company issued, in a public offering, 4.3 million shares of Class A common stock and $100.0 million of 5 5/8% convertible subordinated debentures ("5 5/8% Debentures"). The net proceeds to the Company from the sale of Class A common stock was $43.4 million net of $107,000 of offering costs and $96.5 million from the sale of the 5 5/8% Debentures net of $3.5 million of offering costs.

         In March 1998, the Company announced a plan to purchase up to 2.0 million shares of common stock. During the year ended December 31, 1998 the company paid $10.9 million to repurchase and retire 769,500 shares of Class B common stock. In August 1996, the company announced a plan to purchase up to
1.56 million shares of common stock. During the year ended December 31, 1997 the company paid $12.2 million to repurchase and retire 1,040,625 and 365,625 shares of the Company's Class A and Class B common stock, respectively.

12.  STOCK OPTION PLANS

         On April 6, 1984, the Company's stockholders approved a Stock Option Plan ("1984 Plan") under which options to purchase up to 1,182,556 shares of Class B common stock could have been granted. The plan provided for the grant of both incentive stock options and non-qualifying options. The exercise price of an incentive stock option was not to be less than the fair market value of the common stock on the date of the grant. The exercise price of non-qualifying options was determined by a committee of the Board of Directors. The "1984 Plan" expired on May 25, 1998, and all outstanding options were exercised on or before such date.

         On May 31, 1994, the stockholders of the Company approved the BankAtlantic 1994 Stock Option Plan ("1994 Plan"), authorizing the issuance of options to acquire up to 2,288,819 shares of Class B common stock. All employee stock options under the 1994 Plan vest and are exercisable five years from the date of grant while directors' stock options vested immediately. The plan expires ten years from the date of adoption and outstanding options could be exercised ten years after their grant date.

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

         On May 21, 1996 the shareholders of the Company approved the BankAtlantic Bancorp 1996 Stock Option Plan (the "1996 Plan") which authorized the issuance of options to acquire up to 1.95 million shares of Class A common stock. All of the incentive and non-qualifying stock options are exercisable for Class A common stock, with an exercise price equal to the fair market value at the date of grant. All employee stock options vest and are exercisable five years from the date of grant while directors' stock options vested immediately. The plan expires ten years from the date of adoption and outstanding options could be exercised ten years after their grant date.

         Upon acquisition of RBCO, the Company assumed all options outstanding under RBCO's existing stock option plans resulting in the addition issuance of options to purchase 315,145 shares of Class A common stock at various exercise prices based upon the exercise prices of the assumed option. No new options will be issued under the RBCO Plans and such Plans will terminate when the outstanding options expire. The value of such options at the acquisition date was included in the cost of the RBCO acquisition and credited to additional paid-in-capital.

         On March 13, 1998, the Company's shareholders approved the BankAtlantic Bancorp 1998 Employee Stock Option Plan ("1998 Plan") authorizing the issuance of options to acquire up to 800,000 shares of Class A common stock and 150,000 shares of Class B common stock. Employee stock options vest at the discretion of the Compensation Committee and directors stock options vest immediately. The plan expires ten years from the date of adoption and outstanding options could be exercised ten years after their grant date. On December 14, 1998, the Compensation Committee approved an exchange program whereby stock options held by employees other than executive management and members of the Board of Directors of the Company with an exercise price greater than $7.25 per share could be surrendered for cancellation and exchanged for new options with an exercise price equal to the fair market value for Class A common stock at December 14, 1998, contingent upon such offer being accepted by such option holders by December 14, 1998. The number of new options, vesting schedule and terms other than the exercise price were the same as the options canceled.

         On December 1, 1998 the Board of Directors of the Company adopted a Restricted Stock Incentive Plan to provide additional incentives to officers and key employees of its subsidiary, RBCO. As part of the Plan, the Board of Directors delegated administration of the Plan to the Directors or a committee of RBCO. The Plan provides for the granting of up to 750,000 Class A common shares of restricted stock, of which not more than 250,000 shares may be granted to any one person. The Plan allows the Board of Directors of the Company to impose an annual cap on awards. The Plan generally makes awards to a broad-based group of employees.

         The Board of Directors or Committee administering the Plan has discretion about which RBCO employees receive awards and the vesting of the awards under the Plan. During the restricted period, dividends paid on the shares may be accumulated and paid out at the end of the restricted period or may be paid out currently to the employee. The vesting for these purposes is usually approximately one year from the date of grant. Under these awards, the participants receive the dividends and vote the restricted stock during the restricted period, if applicable. The employee forfeits the restricted stock if he leaves the employment of RBCO prior to vesting. All awards were granted subject to shareholder approval. In December 1998, the Board granted 89,751 shares of restricted Class A common stock under this plan to key employees of RBCO which vest one year from the grant date. The fair value of such awards were recorded as compensation expense in 1998, since such awards related to services performed in 1998.

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

         A summary of stock option activity segregated by class of stock was:

                                                                    CLASS B
                                                                   OUTSTANDING
                                                                     OPTIONS        PRICE PER SHARE
                                                                    ---------      -----------------
Outstanding December 31, 1995.................................      3,063,130      $ 2.28 to  $ 4.00
Exercised.....................................................       (138,392)       2.96 to    3.01
Forfeited.....................................................       (189,677)       3.90 to    4.00
                                                                    ---------      ------     ------
Outstanding December 31, 1996.................................      2,735,061        2.28 to    4.00
Exercised.....................................................       (547,740)       2.28 to    3.90
Forfeited.....................................................        (71,774)       3.90 to    3.90
                                                                    ---------      ------      -----
Outstanding December 31, 1997.................................      2,115,547        3.01 to    4.00
Exercised.....................................................       (442,015)       3.01 to    4.00
Forfeited.....................................................        (33,896)       3.90 to    4.00
                                                                    ---------      ------      -----
Outstanding December 31, 1998.................................      1,639,636      $ 3.90 to  $ 4.00
                                                                    =========      ======     ======
Exercisable at December 31, 1998..............................         67,816      $ 3.90 to  $ 4.00
                                                                    =========      ======     ======
Available for grant at December 31, 1998......................        421,586
                                                                    =========


                                                                     CLASS A
                                                                   OUTSTANDING
                                                                    OPTIONS         PRICE PER SHARE
                                                                   ------------    -----------------
Outstanding December 31, 1995.................................              0      $ 0.00 to  $ 0.00
Issued........................................................      1,029,440        5.74 to    6.25
Forfeited.....................................................       (101,023)       5.74 to    5.74
                                                                    ---------      ------     ------
Outstanding December 31, 1996.................................        928,417        5.74 to    6.25
Exercised.....................................................        (16,775)       5.74 to    7.17
Forfeited.....................................................       (104,994)       5.74 to    8.64
Issued........................................................        809,984        5.74 to   12.35
                                                                    ---------      ------     ------
Outstanding December 31, 1997.................................      1,616,632        5.74 to   12.35
Options issued in connection with the acquisition of RBCO.....        315,145        3.97 to    9.70
Exercised.....................................................        (18,371)       5.26 to    7.92
Forfeited.....................................................     (1,045,296)       5.74 to   14.38
Issued........................................................      1,317,655        5.18 to   14.38
                                                                    ---------      ------     ------
Outstanding at December 31, 1998..............................      2,185,765      $ 3.97 to  $14.06
                                                                    =========      ======     ======
Exercisable at December 31, 1998..............................        230,144      $ 3.97 to  $14.06
                                                                    =========      ======     ======
Available for grant at December 31, 1998......................        841,653
                                                                    =========

         The weighted average exercise price of options outstanding at December 31, 1998, 1997 and 1996 was $5.64, $5.14 and $4.21, respectively. The weighted average exercise price of stock options exercised was $3.42, $3.28 and $3.01 for the years ended December 31, 1998, 1997 and 1996, respectively. The weighted average exercise price of options forfeited during the years ended December 31, 1998, 1997 and 1996 was $7.80, $5.27 and $4.56, respectively.

         During the years ended December 31, 1998, 1997 and 1996, 164,818, 373,328 and 12,736 of non-qualifying and 295,568, 191,187 and 125,656 of incentive stock options issued under the 1984, 1994 and 1996 plans were exercised resulting in increases of $2.3 million, $2.8 million and $531,000 in stockholders' equity, respectively. The tax effect, included in the preceding amounts, of the exercised stock options for December 31, 1998, 1997 and 1996 was $709,000, $913,000 and $118,000, respectively, and has been reflected in additional paid in capital. During the years ended December 31, 1998, 1997 and 1996, 325,000 of options were forfeited under the 1998 plan, 720,296, 104,994 and 101,023 of options were forfeited under the 1996 Plan and 33,896, 71,774 and 189,677 of options were forfeited under the 1994 Plan, respectively.

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

         During the latter part of 1996 and early 1997, certain executives and officers received prorata vesting as part of their severance arrangements relating to previously granted 1994 and 1996 Plan options. Forfeited and vested options were 148,778 shares and 194,559 shares for the 1994 plan and 84,231 shares and 25,634 shares for the 1996 plan, respectively. During 1998 certain executives and officers received accelerated prorata vesting as part of their severance package from the 1994, 1996 and 1998 plans. These options will vest in 1999 and 2000. Forfeited options were 18,158, 99,167 and 35,104 from the 1994, 1996 and 1998 plans, respectively and vested options were 124,970, 85,535 and 4,771 from the 1994, 1996 and 1998 plans. Under the exchange program mentioned previously, 303,903, and 292,000 of options to purchase Class A common stock issued pursuant to the 1996 and 1998 stock options plans to all optionees other than executive management and members of the Board of Directors with an exercise price of $7.92 and $9.50, respectively were exchanged for options with the same terms except the exercise price was reduced to $6.50. Also on December 14, 1998, 161,323 of options to purchase Class A common stock issued pursuant to RBCO stock option plans with various exercise prices greater than $7.25 were exchanged for similar options with a $6.50 exercise price.

         The adoption of FAS 123 under the fair value based method would have increased compensation expense (net of tax) by $884,000, $497,000 and $474,000 for the years ended December 31, 1998, 1997 and 1996, respectively. The effect of FAS 123 under the fair value based method would have effected net income and earnings per share as follows:

                                                                                   FOR THE YEAR ENDED
(In thousands, except per share data)                                                  DECEMBER 31,
                                                                      ---------------------------------------------
                                                                       1998               1997               1996
                                                                      -------          ----------         ---------
Net income (loss)                             As reported........     $(8,034)         $   27,769            19,011
                                                                      =======          ==========         =========
                                              Pro forma..........      (8,918)             27,272            18,537
                                                                      =======          ==========         =========

Basic earnings (loss) per share Class A       As reported........     $ (0.24)         $     0.98              0.64
                                                                      =======          ==========         =========
                                              Pro forma..........       (0.26)               0.97              0.63
                                                                      =======          ==========         =========

Basic earnings (loss) per share Class B       As reported........     $ (0.22)         $     0.94              0.72
                                                                      =======          ==========         =========
                                              Pro forma..........       (0.25)               0.93              0.71
                                                                      =======          ==========         =========

Diluted earnings (loss) per share Class A     As reported........     $ (0.22)         $     0.78              0.58
                                                                      =======          ==========         =========
                                              Pro forma..........       (0.25)               0.77              0.57
                                                                      =======          ==========         =========

Diluted earnings (loss) per share Class B     As reported........     $ (0.22)         $     0.77              0.66
                                                                      =======          ==========         =========
                                              Pro forma..........       (0.25)               0.76              0.64
                                                                      =======          ==========         =========


         The option method used to calculate the FAS 123 compensation adjustment was the Black-Scholes model with the following grant date fair values and assumptions:

                                                              WEIGHTED AVERAGE
                                   ----------------------------------------------------------------------
                     NUMBER OF                                   RISK FREE                      EXPECTED
   YEAR OF            OPTIONS      GRANT DATE      EXERCISE      INTEREST       EXPECTED        DIVIDEND
    GRANT             GRANTED      FAIR VALUE       PRICE          RATE        VOLATILITY        YIELD
- ---------------      ---------     ----------      --------      ---------     ----------       ---------
     1996            1,029,440     $ 2.95          $ 5.77          6.86%         18.60%          0.36%
     1997              809,984     $ 3.36          $ 8.08          6.60%         27.40%          0.99%
     1998              560,429     $ 4.40          $ 8.63          5.02%         50.00%          1.03%

The employee turnover factor was 5.88% for incentive and non-qualifying stock options during the year ended December 31, 1998 and 5.97 % and 13.40% for incentive stock options and 3.55% and 5.20% for non-qualifying stock options, for the years ended December 31, 1997 and 1996, respectively. The expected life for all options issued was 7.5 years.

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

         The following table summarizes information about fixed stock options outstanding at December 31, 1998:

                                             OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
                               ------------------------------------------------       ---------------------------
                                                    WEIGHTED-        WEIGHTED-                          WEIGHTED-
 CLASS OF       RANGE OF          NUMBER            AVERAGE          AVERAGE             NUMBER         AVERAGE
  COMMON        EXERCISE        OUTSTANDING        REMAINING         EXERCISE         EXERCISABLE       EXERCISE
   STOCK         PRICES         AT 12/31/98     CONTRACTUAL LIFE      PRICE           AT 12/31/98        PRICE
- ------------ ---------------   --------------   ----------------    -----------       -----------       ---------
     B       $3.90 to  4.00      1,639,636        5.3 years          $ 3.94              67,816          $ 3.90
     A       $3.90 to  9.00      1,909,723        7.9 years            6.48             191,007            6.62
     A       $9.01 to 14.06        276,042        9.9 years            9.98              39,137           11.78
                                 ---------        ---------          ------             -------          ------
                                 3,825,401        6.9 years          $ 5.64             297,960          $ 6.68
                                 =========        =========          ======             =======          ======


13.  INCOME TAXES

         For federal income tax purposes, BankAtlantic reports its income and expenses on the accrual method of accounting. Prior to 1996, savings institutions that met certain definitional tests and other conditions prescribed by the Internal Revenue Code of 1986 (the "Code") relating primarily to the composition of their assets and the nature of their business activities were, within certain limitations, permitted to establish, and deduct additions to, reserves for bad debts in amounts in excess of those which would otherwise be allowable on the basis of actual loss experience. A qualifying savings institution could elect annually, and was not bound by such election in any subsequent year, one of the following two methods for computing additions to its bad debt reserves for losses on "qualifying real property loans" (generally, loans secured by interests in improved real property): (i) the experience method or (ii) the percentage of taxable income method. BankAtlantic has utilized both the percentage of taxable income method and the experience method in computing the tax-deductible addition to its bad debt reserves. Additions to the reserve for losses on non-qualifying loans, however, must be computed under the experience method and reduce the current year's addition to the reserve for losses on qualifying real property loans, unless the qualifying addition also is determined under the experience method. The sum of the addition to each reserve for each year was BankAtlantic's annual bad debt deduction.

         The Small Business Job Protection Act of 1996 repealed the reserve method of accounting for bad debts for tax years beginning after 1995. As a "large" thrift (more than $500 million in assets), BankAtlantic had to change to the specific charge-off method to compute its bad debt deduction starting in 1996. BankAtlantic is required to recapture into taxable income the portion of its bad debt reserves that exceeds its base year reserves. For financial reporting purposes, deferred taxes have previously been provided for amounts in excess of the base year tax bad debt reserve and accordingly, recapture of such amounts for tax purposes will not trigger expense for financial reporting purposes. BankAtlantic will have to recapture $1.7 million (after tax) of bad debt reserve due to the law change. BankAtlantic's recapture amount will be taken into taxable income ratably (on a straight-line basis) over a six-year period beginning in 1998 at $306,000 per year ($1.4 million remaining at December 31, 1998), for which deferred income taxes have been provided. BankAtlantic met the residential loan requirement for the tax years beginning in 1996 and 1997, and recapture of the reserves was suspended for such tax years. During the year ended December 31, 1998 BankAtlantic recaptured $306,000 of tax effected reserves into current taxable income. At December 31, 1998, BankAtlantic had a $3.9 million (after tax) base year reserve for which deferred taxes have not been provided which is subject to recapture if BankAtlantic redeems its common stock or certain other events occur.

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


        The provision for income taxes consisted of (in thousands):

                                            1998         1997         1996
                                         -----------   ----------   ---------
Continuing operations................     $   6,526     $ 15,248     $ 11,380
Discontinued operations..............       (11,101)       2,505          861
                                          ---------     --------     --------
Total................................        (4,575)      17,753       12,241
                                          =========     ========     ========

Continuing operations:
Current:
  Federal............................         14,051      13,462        8,566
  State..............................          1,658       2,539        1,323
                                          ----------    --------     --------
                                              15,709      16,001        9,889
                                          ----------    --------     --------
Deferred:
 Federal.............................         (7,571)       (651)       1,283
  State..............................         (1,612)       (102)         208
                                          ----------    --------     --------
                                              (9,183)       (753)       1,491
                                          ----------    --------     --------

Provision  for income taxes..........     $    6,526    $ 15,248     $ 11,380
                                          ==========    ========     ========

        The December 31, 1998, 1997, and 1996 amounts above do not include deferred taxes of $2.2 million, $455,000 and $470,000, respectively, related to unrealized appreciation on securities available for sale which is a separate component of stockholders' equity.

        BankAtlantic's actual provision for continuing operations differs from the Federal expected income tax provision as follows (in thousands):

                                                                                               FOR THE YEAR ENDED
                                                                                                  DECEMBER 31,
                                                                                      -------------------------------------
                                                                                         1998         1997          1996
                                                                                      -----------  -----------   ----------
Income tax provision (benefit) at expected federal income tax rate(1).............    $ 5,849       $13,617       $10,156
  Increase (decrease) resulting from:
  Tax-exempt interest income......................................................        (36)          (22)          (26)
  Provision (benefit) for state taxes net of federal benefit......................        478         1,351         1,038
  Change in  valuation allowance for deferred tax assets..........................       (827)            0             0
  Amortization of costs over fair value of net assets acquired....................      1,217           878           541
  Other -- net....................................................................       (155)         (576)         (329)
                                                                                       -------      -------        ------
          Provision  for income taxes.............................................     $ 6,526      $15,248       $11,380
                                                                                       =======      =======       =======

---------------
(1) The expected federal income tax rate is 35% for the years ended December 31, 1998, 1997 and 1996.

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and tax liabilities were:

                                                                                                       DECEMBER 31,
                                                                                             ---------------------------------
                                                                                              1998        1997          1996
                                                                                             -------     --------      -------
DEFERRED TAX ASSETS:                                                                                   (IN THOUSANDS)
  Provision for discontinued operations, restructuring charges and write-downs.........      $ 4,758     $      0      $     0
  Allowance for loans, REO and tax certificate losses, for
     financial statement purposes......................................................       14,360       10,700        8,692
  Other allowances and expense accruals recorded for financial statement
     purposes not currently recognized for tax purposes................................        3,655          412        1,495
  Deferred compensation accrued for financial statement purposes not
   currently recognized for tax purposes...............................................          351          353          266
  RBCO unearned compensation...........................................................          333            0            0
  Unearned commitment fees.............................................................          167          125          114
  Amortization of mortgage servicing rights for financial
     reporting purposes in excess of amount amortized for tax purposes.................        5,370          146          251
  Amortization of intangible assets for financial statement purposes in excess of
    amounts amortized for tax purposes.................................................          128          169          225
  Net operating loss carryforward acquired.............................................        1,387        1,222            0
  Real estate held for development and sale capitalized costs for tax purposes
    in excess of amounts capitalized for financial statement purposes..................        1,670        1,414            0
  Purchase accounting adjustments for SLWHC acquisition................................        1,336        1,548            0
  Purchase accounting adjustments for bank acquisitions................................          136         (501)         170
  Other................................................................................           54           10           10
                                                                                             -------      -------      -------
Total gross deferred tax assets........................................................       33,705       15,598       11,223
Less valuation allowance relating to SLWHC acquisition.................................        3,357        4,184            0
                                                                                             -------      -------      -------
Total deferred tax assets..............................................................       30,348       11,414       11,223
                                                                                             -------      -------      -------

DEFERRED TAX LIABILITIES:
  Tax bad debt reserve in excess of base year reserve                                          1,378        1,684        1,684
  Office properties and equipment and real estate owned due to depreciation differences          140          447        1,172
  FHLB stock, due to differences in the recognition of stock dividends                         1,049        1,610        1,740
  Deferred loan income, due to differences in the recognition of loan origination
    fees and discounts                                                                         2,917        1,962        2,039
  Discount on securities, due to the accretion of   discounts                                      0            0          286
  Prepaid pension expenses                                                                     1,429          995          313
  Deferred tax liability on unrealized appreciation on securities available for sale           2,231          455          470
  Prepaid insurance                                                                              192          219          142
  Mortgage servicing rights recognized for financial statement purposes in excess of
     amounts recognized for tax purposes                                                         743          826            0
  Other                                                                                          121           19           22
                                                                                             -------      -------      -------
Total gross deferred tax liabilities                                                          10,200        8,217        7,868
                                                                                             -------      -------      -------
Net deferred tax asset                                                                        20,148        3,197        3,355
Less deferred income tax (assets) liabilities at beginning of period                          (3,197)      (3,355)         744
Acquired net deferred tax asset, net of valuation allowance                                     (464)           0       (2,464)
Increase (decrease) in deferred tax liability on unrealized appreciation on debt
  securities available for sale included as a separate component of stockholders' equity       1,776          (15)      (3,130)
                                                                                             -------      -------      -------
Benefit (provision) for deferred income taxes                                                $18,263      $  (173)     $(1,495)
                                                                                             =======      =======      =======

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

        Due to IRS limitations, the net operating loss ("NOL") carryforward acquired in connection with the SLWHC acquisition can only be utilized if SLW has taxable income. The NOL carryforward will expire in varying amounts through the year 2011.

        The unrecognized tax attributes acquired on October 31, 1997 in connection with the SLWHC acquisition were (in thousands):

                                                                                         DECEMBER 31,
                                                                                       1998         1997
                                                                                     ---------    ---------
Net operating loss carryforward.................................................     $ 1,206      $ 1,222
Real estate held for development and sale capitalized costs for tax purposes
   in excess of amounts capitalized for financial statement purposes............         815        1,414
Fair value of real estate held for development and sale lower than tax basis....       1,336        1,548
                                                                                     -------      -------
Total deferred tax assets.......................................................       3,357        4,184
Valuation allowance.............................................................       3,357        4,184
                                                                                     -------      -------
Deferred tax assets, net........................................................     $     0      $     0
                                                                                     =======      =======


        On December 31, 1998 and 1997, the Company had a valuation allowance relating to the deferred tax assets acquired in connection with the SLWHC acquisition. These acquired deferred tax assets can only be realized if SLWHC has taxable income of an appropriate character.

14.  PENSION PLAN

        BankAtlantic sponsors a non-contributory defined benefit pension plan (the "Plan") covering substantially all of its employees. The benefits are based on years of service and the employee's average earnings received during the highest five consecutive years out of the last ten years of employment. The funding policy is to contribute an amount not less than the ERISA minimum funding requirement nor more than the maximum tax-deductible amount under Internal Revenue Service rules and regulations. At December 31, 1998, the Company froze its defined benefit pension plan whereby participants of the Plan will not accrue service benefits beyond December 31, 1998 and vested all participants in the plan. The Company will be subject to future pension expense or income based on future actual plan returns and actuarial values of the plan obligations incurred prior to January 1, 1999. Additionally, the Company is exploring employee benefit alternatives such as enhanced 401K benefits and other types of benefit plans. Plan assets consist of cash equivalents, common stocks and mutual funds.

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

        The following table sets forth the Plan's funded status and the prepaid pension cost included in the Consolidated Statements of Financial Condition at:

                                                                                           DECEMBER 31,
                                                                                     --------------------------
                                                                                       1998              1997
                                                                                     --------          --------
                                                                                          (IN THOUSANDS)
Projected benefit obligation at the beginning of the year ..................         $ 20,478          $ 17,300
Service cost ...............................................................            1,791             1,260
Interest cost ..............................................................            1,443             1,270
Amendments .................................................................              135               618
Termination benefits .......................................................              162                 0
Actuarial loss .............................................................            1,246               511
Benefits paid ..............................................................             (545)             (481)
Gross curtailment gain .....................................................           (5,113)                0
                                                                                     --------          --------
Projected benefit obligation at end of year ................................         $ 19,597          $ 20,478
                                                                                     ========          ========

                                                                                            DECEMBER 31,
                                                                                     --------------------------
                                                                                       1998              1997
                                                                                     --------          --------
                                                                                          (IN THOUSANDS)
Fair value of Plan assets at the beginning of year .........................         $ 20,169          $ 15,728
Actual return on Plan assets ...............................................            3,096             3,580
Employer contribution ......................................................              652             1,342
Benefits paid ..............................................................             (545)             (481)
                                                                                     --------          --------
Fair value of Plan assets as of actuarial date .............................         $ 23,372          $ 20,169
                                                                                     ========          ========

                                                                                            DECEMBER 31,
                                                                                     --------------------------
                                                                                       1998              1997
                                                                                     --------          --------
                                                                                          (IN THOUSANDS)
Actuarial present value of projected benefit obligation for service
  rendered to date .........................................................         $(19,597)         $(20,478)
Plan assets at fair value as of the actuarial date .........................           23,372            20,169
                                                                                     --------          --------
Plan assets in excess (below) projected benefit obligation .................            3,775              (309)
Unrecognized net loss from past experience different from that assumed
 and effects of changes in assumptions .....................................                0             2,248
Prior service (cost) benefit not yet recognized in net periodic pension cost                0               611
Unrecognized net asset at October 1, 1987, being recognized over 15 years ..                0            (1,272)
                                                                                     --------          --------
Prepaid pension cost .......................................................         $  3,775          $  1,278
                                                                                     ========          ========

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

         Net pension cost includes the following components:

                                                                               FOR THE YEARS ENDED
                                                                                   DECEMBER 31,
                                                                    -----------------------------------------
                                                                      1998            1997             1996
                                                                    --------        --------          -------
                                                                                 (IN THOUSANDS)
Service cost benefits earned during the period ............         $ 1,791          $ 1,260          $ 1,065
Interest cost on projected benefit obligation .............           1,443            1,270            1,151
Expected return on plan assets ............................          (1,814)          (1,520)          (1,297)
Amortization of transition asset ..........................            (268)            (268)            (268)
Amortization of prior service costs .......................              68               68                9
Amortization  of unrecognized net gains and losses ........              63               71              256
Curtailment gain less termination benefits, and recognition
of
  previously unrecognized deferred items ..................          (3,128)               0                0
                                                                    -------          -------          -------
Net periodic pension expense (benefit) (1) ................         $(1,845)         $   881          $   916
                                                                    =======          =======          =======

(1) Periodic pension expense, excluding the curtailment gain, is included in employee compensation/benefits excluding RBCO and real estate operations on the Consolidated Statements of Operations.

The actuarial assumptions used in accounting for the Plan were:

                                                                    FOR THE YEARS ENDED
                                                                        DECEMBER 31,
                                                                 ---------------------------
                                                                  1998       1997      1996
                                                                 ------      -----     -----
Weighted average discount rate..........................          6.50%      7.00%     7.50%
Rate of increase in future compensation levels..........           N/A       4.75%     5.00%
Expected long-term rate of return.......................          9.00%      9.00%     9.00%

        Actuarial assumptions for the years ended December 31, 1997 and 1996 were projected based upon participant data at October 1 of the same year. Actuarial estimates and assumptions are based on various market factors and are evaluated on an annual basis, and changes in such assumptions may impact future pension costs. With respect to the years ended December 31, 1997 and 1996, management believes that the impact, if any, of the difference between actuarial assumptions utilized on October 1 and those appropriate at December 31 is immaterial. Participant data at December 31, 1998 was used for the actuarial assumption for the year ended December 31, 1998. During the years ended December 31, 1998, 1997 and 1996, BankAtlantic funded $577,000, $954,000 and $500,000, respectively, to the plan.

        BankAtlantic sponsors a defined contribution plan ("401k Plan") for all employees who have completed six months of service. Employees can contribute up to 14% of their salary, not to exceed $10,000 for 1998 and $9,500 for 1997 and 1996. For employees that fall within the highly compensated criteria, maximum contributions are currently 10% of salary. Effective October 1991, BankAtlantic's 401k Plan was amended to include only a discretionary match as deemed appropriate by the Board of Directors. Included in employee compensation and benefits on the consolidated statement of operations was $225,000, $194,000 and $147,000 of expenses and employer contributions related to the 401k Plan for the years ended December 31, 1998, 1997 and 1996, respectively. For the years ended December 31, 1998, 1997 and 1996, the Board of Directors declared a discretionary match of 25% of the first 4% of an employee's contribution.

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

15.  COMMITMENTS AND CONTINGENCIES

         The Company is lessee under various operating leases for real estate and equipment including ATMs extending to the year 2072. The approximate minimum rental under such leases, at December 31, 1998, for the periods shown was (in thousands):

YEAR ENDING DECEMBER 31,                                  AMOUNT
- ------------------------                                 --------
1999..........................................           $  6,135
2000..........................................              4,978
2001..........................................              4,209
2002..........................................              3,700
2003..........................................              2,839
Thereafter....................................              4,464
                                                         --------
          Total...............................           $ 26,325
                                                         ========

        Rental expense for premises and equipment was $6.7 million, $5.1 million and $3.8 million for the years ended December 31, 1998, 1997 and 1996, respectively. Included in other liabilities at December 31, 1998 and 1997, is an allowance of $409,000 and $67,000, respectively, for future rental payments on closed branches. The allowance for closed branches includes branches closed in prior periods, branches closed during 1998, and those branches included in the restructuring plan (see Note 5).

        At December 31, 1998, BankAtlantic leased 746 ATMs, 274 of which are in Wal-Mart and Sam's Club locations throughout Florida, Georgia and Alabama.. An additional 185 machines are located in K-Mart stores and Cumberland Farms convenience stores located in Florida and 28 machines are on cruise ships. The remaining ATMs are at BankAtlantic branch locations and various retail outlets including gasoline, convenience food stores, malls, entertainment complexes and college campuses.

        During the ordinary course of business, the Company c and its subsidiaries including RBCO are involved as plaintiff or defendant in various lawsuits. Although the Company believes it and its subsidiaries have meritorious defenses in all current legal actions, the outcome of the various legal actions is uncertain. Management, based on discussions with legal counsel believes results of operations or financial position will not be significantly impacted by the resolution of these matters. (See also Note 17.)

        In the normal course of its business, the Company is a party to financial instruments with off-balance-sheet risk, when it is deemed appropriate in order to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby and documentary letters of credit. Those instruments involve, to varying degrees, elements of credit risk. BankAtlantic's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contractual amount of those instruments. BankAtlantic uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

        Financial instruments with off-balance sheet risk were:

                                                                        DECEMBER 31,
                                                                  -----------------------
                                                                    1998          1997
                                                                  ---------     ---------
                                                                       (IN THOUSANDS)
Commitments to extend credit to foreign institutions.........     $  57,229     $  49,894
Commitment to sell residential loans.........................        45,353        11,886
Commitments to sell investment securities....................             0         4,979
Commitment to purchase REMIC's...............................        40,878       153,946
Commitments to extend credit, including the undisbursed
  portion of loans in process................................       436,949       295,776
Letters of credit............................................       123,480        56,435
Commitments to purchase residential loans....................         1,200             0
Commitments to purchase trading securities...................         1,000             0
Commitments to sell trading securities.......................     $   1,000             0
                                                                  =========     =========

        Commitments to extend credit are agreements to lend funds to a customer as long as there is no violation of any condition established in the commitment. Commitments generally have fixed expiration dates or other termination clauses and may require

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. BankAtlantic evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral required by BankAtlantic in connection with an extension of credit is based on management's credit evaluation of the counter-party. Collateral held varies but may include first mortgages on commercial and residential real estate.

        Standby letters of credit written are conditional commitments issued by or for the benefit of BankAtlantic to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. BankAtlantic may hold certificates of deposit and residential and commercial liens as collateral for such commitments which are collateralized similar to other types of borrowings.

        BankAtlantic has commitments to extend credit to foreign financial institutions in Latin America. The commitments can be terminated at any time. Each financial institution is evaluated on a case by case basis.

        BankAtlantic is required to maintain average reserve balances with the Federal Reserve Bank. Such reserves consisted of cash and amounts due from banks of $39.7 million and $33.4 million at December 31, 1998 and 1997, respectively.

        BankAtlantic is a member of the FHLB system. As a member, BankAtlantic is required to purchase and hold stock in the FHLB of Atlanta, in amounts at least equal to the greater of (i) 1% of its aggregate unpaid residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year or (ii) 5% of its outstanding advances from the FHLB of Atlanta. As of December 31, 1998, BankAtlantic was in compliance with this requirement with an investment of approximately $52.2 million in stock of the FHLB of Atlanta.

        Upon acquisition of LTI, the Company became obligated on leases sold with full recourse by LTI to investors prior to the Company's acquisition. Under the terms of such agreements, LTI is subject to recourse for 100% of the remaining balance of the lease receivable sold upon a default by the lessees. At December 31, 1998, the amount of lease payments subject to such recourse provisions was approximately $7.0 million and a $162,000 estimated liability on leases sold with recourse is included in other liabilities in the Company's Statement of Financial Condition.

        Upon the acquisition of RBCO the Company became subject to the risks of investment banking. RBCO's customers' securities transactions are introduced on a fully disclosed basis to its clearing broker. The clearing broker carries all of the accounts of the customers of RBCO and is responsible for execution, collection of and payment of funds and, receipt and delivery of securities relative to customer transactions. Customers' securities activities are transacted on a cash and margin basis. These transactions may expose RBCO to off-balance-sheet risk, wherein the clearing broker may charge RBCO for any losses it incurs in the event that customers may be unable to fulfill their contractual commitments and margin requirements are not sufficient to fully cover losses. RBCO seeks to minimize this risk through procedures designed to monitor the creditworthiness of its customers and that customer transactions are executed properly by the clearing broker. RBCO does not utilize futures as a hedge against interest rate risk for its trading inventory or use derivatives in its trading activities.

16.  REGULATORY MATTERS

        The Company, by virtue of its ownership of all of the common stock of BankAtlantic, is a unitary savings bank holding company subject to regulatory oversight by the OTS. As such, the Company is required to register with and be subject to OTS examination, supervision and certain reporting requirements. Further, as a company having a class of publicly held equity securities, the Company is subject to the reporting and the other requirements of the Securities Exchange Act of 1934. In addition, BFC Financial Corporation ("BFC") owns 6,578,671 and 4,876,124 shares of Class A and Class B common stock, respectively, which amounts to 25% and 47% of the Company's outstanding Class A and Class B common stock, respectively. BFC is subject to the same oversight by the OTS as discussed herein with respect to the Company.

        On September 30, 1996, President Clinton signed into law H.R. 3610, which recapitalized the SAIF and substantially bridged the assessment rate disparity existing between SAIF and BIF insured institutions. The new law subjected institutions with SAIF assessable deposits, including BankAtlantic, to a one-time assessment of 0.657% of covered deposits at March 31, 1995. BankAtlantic's one-time assessment, which was paid in November 1996, resulted in a pre-tax charge of $7.2 million for the year ended December 31, 1996, and under provisions of the law, was treated as a fully deductible "ordinary and necessary business expense" for tax purposes. The $7.2 million charge excludes the $2.3 million amount assessed on BNA deposits which was previously expensed by BNA prior to the acquisition date and was considered a liability of BNA in recording the acquisition of

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

BNA under the purchase method of accounting. As a result of the special assessment, discussed herein, the SAIF was capitalized at the target Designated Reserve Ratio ("DRR") of 1.25 percent of estimated insured deposits on October 1, 1996.

        BankAtlantic's deposits are insured by the SAIF and BIF for up to $100,000 for each insured account holder, the maximum amount currently permitted by law. Pursuant to the FDICIA, the FDIC adopted transitional regulations implementing risk-based insurance premiums that became effective on January 1, 1993. Under these regulations, institutions are divided into groups based on criteria consistent with those established pursuant to the prompt regulatory action provisions of the FDICIA (see "Savings Institution Regulations -- Prompt Regulatory Action", below). Each of these groups is further divided into three subgroups, based on a subjective evaluation of supervisory risk to the insurance fund posed by the institution.

        BankAtlantic is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on BankAtlantic's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, BankAtlantic must meet specific capital guidelines that involve quantitative measures of BankAtlantic's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. BankAtlantic's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Certain of BankAtlantic's activities, such as its investment in real estate held for development and sale and real estate joint ventures, result in a deduction from capital for regulatory capital measurement.

        Quantitative measures established by regulation to ensure capital adequacy require BankAtlantic to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that BankAtlantic meets all capital adequacy requirements to which it is subject.

        As of December 31, 1998, BankAtlantic is considered a well capitalized institution under the regulatory framework for prompt corrective action. To be categorized as well capitalized BankAtlantic must maintain minimum total risk-based, Tier I risk-based, tangible and core capital ratios as set forth in the table. There are no conditions or events since December 31, 1998 that management believes have changed the institution's category.

        BankAtlantic's actual capital amounts and ratios are presented in the table:

                                                                                                           TO BE WELL
                                                                               FOR CAPITAL             CAPITALIZED UNDER
                                                                                ADEQUACY               PROMPT CORRECTIVE
                                                     ACTUAL                     PURPOSES               ACTION PROVISIONS
                                               -------------------       ---------------------       ---------------------
                                                AMOUNT      RATIO          AMOUNT       RATIO         AMOUNT        RATIO
                                               ---------    ------       ----------     ------       ---------      ------
(IN THOUSANDS)
As of December 31, 1998:
Total risk-based capital.................      $ 336,131    13.92%       $> 193,150  >   8.00%       $ 241,438   >  10.00%
                                                                          -          -                           -
Tier I risk-based capital................      $ 305,860    12.67%       $>  96,575  >   4.00%       $ 144,863   >   6.00%
                                                                          -          -                           -
Tangible capital.........................      $ 305,860     8.48%       $>  54,111  >   1.50%       $  54,111   >   1.50%
                                                                          -          -                           -
Core capital.............................      $ 305,860     8.48%       $> 144,297  >   4.00%       $ 180,371   >   5.00%
                                                                          -          -                           -
As of December 31, 1997:
Total risk-based capital.................      $ 355,930    18.64%       $> 152,785  >   8.00%       $ 190,981   >  10.00%
                                                                          -          -                           -
Tier I risk-based capital................      $ 332,010    17.38%       $>  76,392  >   4.00%       $ 114,588   >   6.00%
                                                                          -          -                           -
Tangible capital.........................      $ 332,010    11.12%       $>  44,798  >   1.50%       $  44,798   >   1.50%
                                                                          -          -                           -
Core capital.............................      $ 332,010    11.12%       $>  89,595  >   3.00%       $ 149,325   >   5.00%
                                                                          -          -                           -

        The Company's wholly owned subsidiary, RBCO is subject to the net capital provision of Rule 15c3-1 under the Securities Exchange Act of 1934 which requires that RBCO's aggregate indebtedness shall not exceed 15 times net capital as defined under such provision. Additionally, RBCO, as a market marker, is subject to supplemental requirements of Rule 15c3-1(a)4, which provides for the computation of net capital to be based on the number and price of issues in which markets are made by RBCO, not

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

to exceed $1,000,000. At December 31, 1998, RBCO's regulatory net capital was approximately $12.1 million, which exceeded minimum net capital rule requirements by $11.1 million.

        RBCO operates under the provisions of paragraph (K)(2)(ii) of Rule 15c3-3 of the Securities and Exchange commission as a fully-disclosed broker and, accordingly, customer accounts are carried on the books of the clearing broker. However, RBCO safekeeps and redeems municipal bond coupons for the benefit of its customers. Accordingly, RBCO is subject to the provisions of SEC Rule 15c3-3 relating to possession or control and customer reserve requirements and was in compliance with such provisions at December 31, 1998.

17. SUBJECT PORTFOLIO

        From 1987 through 1990, BankAtlantic purchased in excess of $50 million of indirect home improvement loans from certain dealers, primarily in the northeastern United States. BankAtlantic ceased purchasing loans from such dealers in the latter part of 1990. These dealers were affiliated with each other but were not affiliated with BankAtlantic. In connection with loans originated through these dealers, BankAtlantic funded amounts to the dealers as a dealer reserve. Such loans and related dealer reserves are referred to herein as the "Subject Portfolio."

        In late 1990, questions arose relating to this portfolio and such questions revolved around practices which were intended to defraud BankAtlantic. As a consequence of this activity BankAtlantic filed a claim with its insurance carrier which resulted in payments of $18 million by the carrier to BankAtlantic during 1992 through 1994. The carrier has no obligation to make further payments on this matter to BankAtlantic. As part of the settlement agreement with the carrier ("Covenant"), BankAtlantic agreed to and did file suit against certain third parties. The Covenant provides that in the event of recovery by BankAtlantic of damages against third party wrongdoers, BankAtlantic will be entitled to retain such amount until such amounts plus any payments received from National Union equal $22 million plus the costs incurred by BankAtlantic to obtain such recoveries. A trial against various wrongdoers was held in February 1998 and judgment was entered in favor of BankAtlantic and the carrier against over fifty third party defendants, individuals and corporations. A number of these third party defendants have been convicted of criminal fraud. Additionally, BankAtlantic has been named as a defendant in various litigation instituted by or for the benefit of various consumers who were mortgagors of the loans. At December 31, 1998, all such litigation had been resolved except for the ongoing action in New Jersey, discussed below.

        Two actions were filed in New Jersey. One of the New Jersey actions was brought on behalf of the State of New Jersey and was resolved in 1995. The remaining New Jersey action, which was brought against over 25 parties, including BankAtlantic, purported to be a class action on behalf of named and unnamed plaintiffs that may have obtained loans from dealers who subsequently sold the loans to financial institutions, including BankAtlantic. This action sought, among other things, rescission of the loan agreements and damages. In November 1995, the court in this action entered an order dismissing the complaint against BankAtlantic; and plaintiff's appealed this ruling. In January 1996, the Appellate Court reversed the lower court's decision and remanded the case back to the trial court to determine whether the action could be maintained as a class action. The reversal was without prejudice to BankAtlantic's right to renew its summary judgment motion after the trial court made a determination as to plaintiff's ability to maintain this case as a class action. In December 1997, the trial court denied the plaintiff's motion for class certification and in January 1998 granted BankAtlantic's summary judgment motion. The plaintiffs appealed this ruling to the superior Court of New Jersey Appellate Division which, in March 1998, denied the plaintiffs motion to appeal. Plaintiff subsequently appealed to the Supreme Court of New Jersey which, on June 30, 1998, granted plaintiffs motion to appeal and remanded the matter to the Appellate Division to consider the class issue on its merit. The Appellate Division has set March 24, 1999 for oral arguments on this matter.

        The balance of the loans associated with the Subject Portfolio amounted to approximately $4.5 million and $6.8 million at December 31, 1998 and 1997, respectively. The related dealer reserve had been completely charged-off by December 31, 1993. Net charge-offs relating to the Subject Portfolio amounted to $103,000, $370,000 and $666,000, for the years ended December 31, 1998, 1997 and
1996, respectively. At December 31, 1998, 11% of the loans were secured by collateral in South Florida and 89% of such loans were secured by collateral in the northeastern United States, respectively. Collateral for these loans is generally a second mortgage on the borrower's property. However, it appears that in most cases, the property is encumbered with loans having high loan to value ratios. Loans in the Subject Portfolio are charged-off if payments are more than 90 days delinquent.

        Since discovery of this issue, appropriate consideration has been given to insurance coverage availability, the Covenant, loan collectibility and related dealer reserves. Management believes it has meritorious defenses to the remaining litigation in New Jersey, but there is no assurance that BankAtlantic will ultimately be successful in defending this litigation.

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

18.  PARENT COMPANY FINANCIAL INFORMATION

         Condensed Statements of Financial Condition at December 31, 1998 and 1997 and Condensed Statements of Operations for each of the years in the three year period ended December 31, 1998 are shown below. (in thousands):

                             CONDENSED STATEMENTS OF FINANCIAL CONDITION                         DECEMBER 31,
                                                                                          ---------------------------
                                                ASSETS                                      1998               1997
                                                                                          ---------          --------
Cash deposited at  BankAtlantic .................................................         $  13,496          $ 48,514
Securities available for sale (at market value) .................................            19,276             7,233
Loan receivable from subsidiary, net ............................................            10,000             6,275
Trading  securities (at market value) ...........................................                 0             5,067
Investment in subsidiaries ......................................................           426,243           383,126
Investment and advances in joint ventures .......................................            12,629             1,749
Due from BankAtlantic ...........................................................               657                 0
Deferred offering costs on junior subordinated and subordinated debentures ......             8,087             9,107
Income tax receivable from BankAtlantic .........................................             3,145             5,312
Other assets ....................................................................               208               263
                                                                                          ---------          --------
          Total assets ..........................................................         $ 493,741          $466,646
                                                                                          =========          ========

                                 LIABILITIES AND STOCKHOLDERS' EQUITY

Junior subordinated debentures and subordinated debentures ......................         $ 249,244          $255,187
Due to BankAtlantic .............................................................                 0                39
Other liabilities ...............................................................             4,057             3,976
                                                                                          ---------          --------
Total liabilities ...............................................................           253,301           259,202
                                                                                          ---------          --------
Stockholders' equity:
  Preferred Stock, $0.01 par value 10,000,000 shares authorized; none outstanding                 0                 0
  Class A common stock, $0.01 par value, authorized 80,000,000 shares; issued and
     outstanding, 26,799,368 and 21,509,159 shares ..............................               268               215
  Class B common stock, $0.01 par value, authorized 45,000,000 shares; issued and
     outstanding, 10,356,431 and 10,690,231 shares ..............................               104               107
  Additional paid-in capital ....................................................           147,686            98,475
  Unearned compensation - restricted stock awards ...............................            (7,062)                0
  Retained earnings .............................................................            95,818           107,650
                                                                                          ---------          --------
Total stockholders' equity before net unrealized appreciation on debt securities
  available for sale-net of deferred income taxes ...............................           236,814           206,447
Net unrealized appreciation (depreciation) on securities available for sale owned
  by the Company and BankAtlantic - net of deferred income taxes ................             3,626               724
                                                                                          ---------          --------
Total stockholders' equity ......................................................           240,440           207,171
                                                                                          ---------          --------
          Total liabilities and stockholders' equity ............................         $ 493,741          $466,373
                                                                                          =========          ========

                                CONDENSED STATEMENTS OF OPERATIONS                            FOR THE YEARS ENDED
                                                                                                   DECEMBER 31,
                                                                                      --------------------------------------
                                                                                        1998           1997           1996
                                                                                      --------       --------       --------
Interest income on repurchase agreements and deposits at BankAtlantic ..........      $  1,096       $  2,337       $    597
Interest income on loans and investments .......................................         1,055            837            209
                                                                                      --------       --------       --------
         Total interest income .................................................         2,151          3,174            806
                                                                                      --------       --------       --------
Interest expense on subordinated debentures and  junior  subordinated debentures        18,823         11,689          4,018
Capitalized interest ...........................................................          (732)             0              0
                                                                                      --------       --------       --------
  Net interest (expense) .......................................................        18,091         (8,515)        (3,212)
Gains of trading account securities, unrealized and realized ...................           834          2,463              0
Loss on investment securities available for sale ...............................        (2,074)             0              0
Other expenses .................................................................          (495)          (544)           (39)
                                                                                      --------       --------       --------
Loss before income tax benefit and earnings of subsidiaries ....................       (17,675)        (6,596)        (3,251)
  Income tax benefit ...........................................................         6,572          2,481          1,253
                                                                                      --------       --------       --------
  (Loss) before income of subsidiaries .........................................       (11,103)        (4,115)        (1,998)
Equity in undistributed net income (loss) of subsidiaries excluding BankAtlantic          (317)           152             27
Equity in income from BankAtlantic's continuing operations .....................        21,606         27,621         19,610
Equity in income (loss) from BankAtlantic's discontinued operations ............       (18,220)         4,111          1,372
                                                                                      --------       --------       --------
          Net income (loss) ....................................................      $ (8,034)      $ 27,769       $ 19,011
                                                                                      ========       ========       ========

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                                         FROM THE YEAR ENDED
                                                                                              DECEMBER 31,
                                                                                -------------------------------------
                                                                                  1998          1997           1996
                                                                                --------      ---------      --------
OPERATING ACTIVITIES:
  Income from continuing operations .......................................     $ 10,186      $  23,658      $ 17,639
  Income from discontinued operations .....................................      (18,220)         4,111         1,372
ADJUSTMENT TO RECONCILE NET INCOME TO NET CASH PROVIDED (USED) BY OPERATING
ACTIVITIES:
  Equity in net earnings of BankAtlantic and other subsidiaries ...........       (3,069)       (31,884)      (21,009)
  Amortization and accretion, net .........................................          792            388            13
  Other than temporary impairment of securities available for sale ........        2,136              0             0
  Gains on sales of securities available for sale .........................          (62)             0             0
  Purchase of trading securities, net .....................................       (1,621)        (6,243)            0
  Proceeds from sales of trading securities ...............................        8,648          3,640             0
  Trading securities gains ................................................         (834)        (2,463)            0
  Increase (decrease) in accrued interest payable .........................         (282)           599         1,859
  Increase (decrease) in other liabilities ................................          394             78           (42)
  (Decrease) increase in  receivable (payable) from (to) BankAtlantic .....         (696)        (2,703)        3,381
  Increase in other assets ................................................           86            (35)            0
  Increase in income tax receivable .......................................          984         (2,474)       (1,371)
                                                                                --------      ---------      --------
  Net cash provided (used) by operating activities ........................       (1,558)       (13,328)        1,842
                                                                                --------      ---------      --------
INVESTING ACTIVITIES:
  Loan participations with BankAtlantic ...................................            0         (6,500)            0
  Loans originated to subsidiaries ........................................      (10,000)             0             0
  Principal reduction on loans ............................................        6,275            358             0
  Investment in BBC Capital Trust I .......................................            0         (2,312)            0
  Investment and advances to joint ventures ...............................      (10,696)        (1,870)            0
  Additional investment in BankAtlantic ...................................      (17,325)      (161,200)      (54,000)
  Dividends from subsidiaries .............................................       22,025         13,386         6,080
  Purchase of securities available for sale ...............................      (12,030)        (7,482)      (13,617)
  Proceeds from maturity of securities available for sale .................            0          5,900         9,700
  Proceeds from sales of securities available for sale ....................          603              0             0
                                                                                --------      ---------      --------
  Net cash used by investing activities ...................................      (21,148)      (159,720)      (51,837)
                                                                                --------      ---------      --------
FINANCING ACTIVITIES:
  Issuance of common stock upon exercise of options .......................        1,584          1,857           413
  Issuance of Class A  restricted common stock ............................          584              0             0
  Proceeds from issuance of Class A common stock, net .....................            0         43,374        18,004
  Common stock dividends paid .............................................       (3,620)        (2,343)       (2,159)
  Proceeds from issuance of junior subordinated debentures ................            0         77,062             0
  Deferred costs on junior subordinated debentures ........................            0         (2,908)            0
  Repayment of notes payable ..............................................            0              0            (1)
  Proceeds from issuance of subordinated debentures .......................            0        100,000        57,500
  Deferred costs on subordinated debentures ...............................            0         (3,518)       (2,356)
  Payment to acquire and retire common stock ..............................      (10,860)       (12,188)       (3,259)
                                                                                --------      ---------      --------
  Net cash provided (used) by financing activities ........................      (12,312)       201,336        68,142
                                                                                --------      ---------      --------
  Increase in cash and cash equivalents ...................................      (35,018)        28,288        18,147
  Cash and cash equivalents at beginning of period ........................       48,514         20,226         2,079
                                                                                --------      ---------      --------
  Cash and cash equivalents at end of period ..............................     $ 13,496      $  48,514      $ 20,226
                                                                                ========      =========      ========
                                                                                              (CONTINUED)

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

(In thousands)                                                                    1998         1997         1996
                                                                                 -------     --------      -------
SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Interest paid ..............................................................     $18,541     $ 11,090      $ 1,937
Issuance of class A common stock upon acquisitions .........................      41,862            0            0
Issuance of common stock options upon acquisition of RBCO ..................       1,582            0            0
Common stock dividends declared and not paid until subsequent period .......         997          817          552
Increase (decrease) in stockholders' equity from net unrealized appreciation on debt securities available for sale by BankAtlantic, less related
  deferred income taxes ....................................................       2,902          (24)      (4,985)
Increase in equity for the tax effect related to the exercise of employee
  stock options ............................................................         709          913          118
Issuance of Class A common stock upon conversion of subordinated debentures        5,729          375            0

         During each of the years in the three year period ended December 31, 1998, the Company received $22.0 million, $13.2 million and $6.1 million, respectively, in dividends from BankAtlantic.

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

19. SELECTED QUARTERLY RESULTS (Unaudited)

         The following tables summarize the quarterly results of operations for the years ended December 31, 1998 and 1997 (in thousands except per share data):

                                                    FIRST        SECOND           THIRD          FOURTH
                           1998                    QUARTER       QUARTER         QUARTER         QUARTER          TOTAL
                           ----                  -----------   ------------    ------------    ------------    ------------
Interest income ..............................   $    59,810   $     65,023    $     66,372    $     62,933    $    254,138
Interest expense .............................        35,336         38,494          39,770          38,253         151,853
                                                 -----------   ------------    ------------    ------------    ------------
Net interest income ..........................        24,474         26,529          26,602          24,680         102,285
Provision for loan losses ....................         3,407          3,371           3,033          11,977          21,788
                                                 -----------   ------------    ------------    ------------    ------------
Net interest income after provision for loan
  losses .....................................        21,067         23,158          23,569          12,703          80,497
                                                 -----------   ------------    ------------    ------------    ------------
Income before income taxes (benefit) .........         7,652         11,767           4,478          (7,185)         16,712
                                                 -----------   ------------    ------------    ------------    ------------
Income (loss) from continuing operations .....   $     4,846   $      7,019    $      2,644    $     (4,323)   $     10,186
                                                 ===========   ============    ============    ============    ============
Income (loss) from discontinued operations ...   $       410   $       (628)   $    (12,188)   $     (5,814)   $    (18,220)
                                                 ===========   ============    ============    ============    ============
Net income (loss) ............................   $     5,256   $      6,391    $     (9,544)   $    (10,137)   $     (8,034)
                                                 ===========   ============    ============    ============    ============
Class A basic earnings (loss) per share from
 continuing operations .......................   $      0.15   $       0.22    $       0.07    $      (0.12)   $       0.30
Class A basic earnings (loss) per share from
 discontinued operations .....................          0.02          (0.02)          (0.34)          (0.17)          (0.54)
                                                 -----------   ------------    ------------    ------------    ------------
Class A basic earning (loss) per share .......   $      0.17   $       0.20    $      (0.27)   $      (0.29)   $      (0.24)
                                                 ===========   ============    ============    ============    ============
Class B basic earnings (loss) per share from
   continuing operations .....................   $      0.14   $       0.20    $       0.07    $      (0.11)   $       0.27
Class B basic earnings (loss) per share from
  discontinued operations ....................          0.01          (0.02)          (0.32)          (0.15)          (0.49)
                                                 -----------   ------------    ------------    ------------    ------------
Class B basic earning (loss) per share .......   $      0.15   $       0.18    $      (0.25)   $      (0.26)   $      (0.22)
                                                 ===========   ============    ============    ============    ============
Class A diluted earnings (loss) per share from
  continuing operations ......................   $      0.13   $       0.17    $       0.07    $      (0.12)   $       0.29
Class A diluted earnings (loss) per share from
  discontinued operations ....................          0.01          (0.01)          (0.33)          (0.17)          (0.51)
                                                 -----------   ------------    ------------    ------------    ------------
Class A diluted earning (loss) per share .....   $      0.14   $       0.16    $      (0.26)   $      (0.29)   $      (0.22)
                                                 ===========   ============    ============    ============    ============
Class B diluted earnings (loss) per share from
  continuing operations ......................   $      0.12   $       0.17    $       0.06    $      (0.11)   $       0.26
Class B diluted earnings (loss) per share from
  discontinued operations ....................          0.01          (0.01)          (0.30)          (0.15)          (0.48)
                                                 -----------   ------------    ------------    ------------    ------------
Class B diluted earning (loss) per share .....   $      0.13   $       0.16    $      (0.24)   $      (0.26)   $      (0.22)
                                                 ===========   ============    ============    ============    ============

Basic weighted average number of common
  Class A shares outstanding .................    21,809,903     22,724,683      26,020,125      26,026,255      24,161,923
                                                 ===========   ============    ============    ============    ============
Basic weighted average number of common
  Class B shares outstanding .................    10,768,956     10,425,815      10,384,137      10,360,757      10,483,522
                                                 ===========   ============    ============    ============    ============
Diluted weighted average number of common
  Class A shares outstanding .................    38,764,353     39,320,600      26,482,163      26,026,255      24,792,545
                                                 ===========   ============    ============    ============    ============
Diluted weighted average number of common
  Class B shares outstanding .................    11,879,110     11,384,648      11,188,378      10,360,757      11,383,033
                                                 ===========   ============    ============    ============    ============

                                      F-78

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

         Income from continuing operations was adversely affected in the fourth quarter by: (1) an increase in the provision for loan losses resulting from recent delinquency trends in the small business and consumer indirect portfolios, and charge-offs and growth in the small business loan portfolio ;
(2) write-downs of securities available for sale due to other than temporary declines in fair value, (3) realized losses in the Company's trading portfolio reflecting market declines during the fourth quarter of 1998 compared to the third quarter of 1998, (4) accelerated premium amortization on purchased residential loans due to prepayments of the underlying loans, (5) increases in all categories of noninterest expense due to growth in asset size and number of departments and personnel, and (6) a restructuring charge and asset write-downs resulting from employee terminations, branch closings, and the consolidation of the Tampa Bay area mortgage banking operations. The above declines in income from continuing operations were partially offset by a $3.1 million net pension curtailment gain.

         Income from discontinued operations during the last two quarters of 1998 were impacted by accelerated amortization of mortgage servicing rights caused by mortgage prepayments of the underlying loans during the periods. Additionally, during the third quarter of 1998 a $15 million provision for valuation of mortgage servicing rights was recognized due to anticipated accelerated prepayments of underlying mortgages. Income from discontinued operations during the fourth quarter of 1998 reflects a $10 million estimated cost to exit the MSB. The estimated cost includes the anticipated loss from MSB operations through the anticipated disposal date and losses on the sale of the MSB assets. The exit costs were partially offset by a $4.3 million reversal in the fourth quarter of the provision for valuation of mortgage servicing rights established during the third quarter.

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

                                                          FIRST         SECOND         THIRD          FOURTH
                        1997                             QUARTER        QUARTER        QUARTER        QUARTER         TOTAL
                        ----                           -----------    -----------    -----------    -----------    -----------
Interest income ...................................    $    50,444    $    52,046    $    53,520    $    54,544    $   210,554
Interest expense ..................................         26,297         28,587         29,872         31,268        116,024
                                                       -----------    -----------    -----------    -----------    -----------
Net interest income ...............................         24,147         23,459         23,648         23,276         94,530
Provision for loan losses .........................          2,476          2,686          3,671          2,435         11,268
                                                       -----------    -----------    -----------    -----------    -----------
Net interest income after provision for loan losses         21,671         20,773         19,977         20,841         83,262
                                                       -----------    -----------    -----------    -----------    -----------
Income before income taxes ........................          7,877          9,166          9,088         12,775         38,906
                                                       -----------    -----------    -----------    -----------    -----------
Net income from continuing operations .............    $     4,656    $     5,582    $     5,635    $     7,785    $    23,658
                                                       ===========    ===========    ===========    ===========    ===========
Income from discontinued operations ...............    $     1,585    $     1,239    $       894    $       393    $     4,111
                                                       ===========    ===========    ===========    ===========    ===========
Net income) .......................................    $     6,241    $     6,821    $     6,529    $     8,178    $    27,769
                                                       ===========    ===========    ===========    ===========    ===========
Class A basic earnings per share from
  continuing operations ...........................    $      0.16    $      0.19    $      0.21    $      0.27    $      0.84
Class A basic earnings per share from
  discontinuing operations ........................           0.06           0.05           0.03           0.01           0.14
                                                       -----------    -----------    -----------    -----------    -----------
Class A basic earning per share ...................    $      0.22    $      0.24    $      0.24    $      0.28    $      0.98
                                                       ===========    ===========    ===========    ===========    ===========
Class B basic earnings per share from
  continuing operations ...........................    $      0.16    $      0.19    $      0.20    $      0.25    $      0.81
Class B basic earnings per share from
  discontinuing operations ........................           0.06           0.04           0.02           0.01           0.13
                                                       -----------    -----------    -----------    -----------    -----------
Class B basic earning per share ...................    $      0.22    $      0.23    $      0.22    $      0.26    $      0.94
                                                       ===========    ===========    ===========    ===========    ===========
Class A diluted earnings per share from
  continuing operations ...........................    $      0.13    $      0.16    $      0.16    $      0.21    $      0.67
Class A diluted earnings per share from
  discontinued operations .........................           0.05           0.03           0.02           0.01           0.11
                                                       -----------    -----------    -----------    -----------    -----------
Class A diluted earning per share .................    $      0.18    $      0.19    $      0.18    $      0.22    $      0.78
                                                       ===========    ===========    ===========    ===========    ===========
Class B diluted earnings per share from
  continuing operations ...........................    $      0.14    $      0.16    $      0.16    $      0.20    $      0.67
Class B diluted earnings per share from
 discontinued operations ..........................           0.04           0.03           0.02           0.01           0.10
                                                       -----------    -----------    -----------    -----------    -----------
Class B diluted earning per share .................    $      0.18    $      0.19    $      0.18    $      0.21    $      0.77
                                                       ===========    ===========    ===========    ===========    ===========

Basic weighted average number of common
  Class A shares outstanding ......................     18,146,296     17,940,645     17,170,265     18,863,989     18,029,784
                                                       ===========    ===========    ===========    ===========    ===========
Basic weighted average number of common
  Class B shares outstanding ......................     10,569,392     10,742,040     10,603,426     10,680,958     10,649,135
                                                       ===========    ===========    ===========    ===========    ===========
Diluted weighted average number of common
  Class A shares outstanding ......................     27,107,912     26,933,436     26,474,831     31,175,239     27,893,534
                                                       ===========    ===========    ===========    ===========    ===========
Diluted weighted average number of common
  Class B shares outstanding ......................     11,673,630     11,767,040     12,072,176     11,812,208     11,765,385
                                                       ===========    ===========    ===========    ===========    ===========

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

20.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

         The information set forth below provides disclosure of the estimated fair value of the Company's financial instruments presented in accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("FAS 107") issued by the FASB.

         Management has made estimates of fair value that it believes to be reasonable. However, because there is no market for many of these financial instruments, management has no basis to determine whether the fair value presented would be indicative of the value negotiated in an actual sale. BankAtlantic's fair value estimates do not consider the tax effect that would be associated with the disposition of the assets or liabilities at their fair value estimates.

         Fair values are estimated for loan portfolios with similar financial characteristics. Loans are segregated by category such as commercial, commercial real estate, residential mortgage, second mortgages, and other installment. Each loan category is further segmented into fixed and adjustable rate interest terms and by performing and non-performing categories.

         The fair value of performing loans, except residential mortgage and adjustable rate loans, is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The estimate of average maturity is based on BankAtlantic's historical experience with prepayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions. For performing residential mortgage loans, fair value is estimated by discounting contractual cash flows adjusted for national historical prepayment estimates using discount rates based on secondary market sources adjusted to reflect differences in servicing and credit costs.

         For adjustable rate loans, the fair value is estimated at book value after adjusting for credit risk inherent in the loan. BankAtlantic's interest rate risk is considered insignificant since the majority of BankAtlantic's adjustable rate loans are based on prime rates or one year Constant Maturity Treasuries ("CMT") rates and adjust monthly or generally not greater than annually.

         Fair values of non-performing loans are based on the assumption that non-performing loans are on a non-accrual status discounted at market rates during a 24 month work-out period. Assumptions regarding credit risk are determined using available market information and specific borrower information.

         The book value of tax certificates approximates market value. Fair value of mortgage-backed and investment securities is estimated based on bid prices available from security dealers.

         Fair value of mortgage-backed securities is estimated based on bid prices available from security dealers.

         Under FAS 107, the fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, savings and NOW accounts, and money market and checking accounts, is equal to the amount payable on demand at December 31, 1998 and 1997. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using current rates offered by BankAtlantic for such remaining maturities.

         The book value of securities sold under agreements to repurchase approximates fair value.

         The fair values of advances from FHLB, were based upon comparable terms to maturity, interest rates and issuer credit standing.

         The fair value of convertible subordinated debentures and guaranteed preferred beneficial interests in the Company's junior subordinated debentures was based on quoted market prices on NASDAQ. The fair value of other subordinated debentures and notes payable was based on discounted value of contractual cash flows based on a market discount rate.

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

         The following table presents information for the Company's financial instruments at December 31, 1998 and 1997 (in thousands):

                                                                DECEMBER 31, 1998          DECEMBER 31, 1997
                                                            -------------------------   ------------------------
                                                             CARRYING        FAIR        CARRYING       FAIR
                                                              AMOUNT         VALUE        AMOUNT        VALUE
                                                            ----------    ----------    ----------    ----------
Financial assets:
  Cash and due from depository institutions ............    $  100,823    $  100,823    $   82,787    $   82,787
  Securities available for sale ........................       597,520       597,520       607,490       607,490
  Trading securities ...................................        30,005        30,005         5,067         5,067
  Investment securities ................................        51,811        51,811        55,213        55,213
  Loans receivable including loans held for sale, net ..     2,635,369     2,667,362     2,072,825     2,093,956
Financial liabilities:
  Deposits .............................................    $1,925,772    $1,873,311    $1,763,733    $1,769,849
  Securities sold under agreements to repurchase and
    federal funds purchased ............................       180,593       180,593        61,216        61,216
  Advances from FHLB ...................................     1,044,572     1,052,354       697,707       704,042
  Subordinated debentures and note payable .............       177,114       157,208       179,600       242,440
  Guaranteed preferred beneficial interests in Company's
    junior subordinated debentures .....................        74,750        71,013        74,750        78,488

         The contract amount and related fees of BankAtlantic's commitments to extend credit, standby letters of credit, financial guarantees and forward FHLB commitments approximates fair value (see Note 15 for the contractual amounts of BankAtlantic's financial instrument commitments).

21.  ACQUISITIONS AND EQUITY METHOD INVESTMENTS

ACQUISITIONS

        In March 1998, the Company acquired LTI, a company engaged in the equipment leasing and finance business. For financial accounting purposes the acquisition was effective on March 1, 1998. LTI principally leases or finances trucks, and manufacturing and construction equipment to businesses located primarily in South Florida. LTI was acquired by the Company in exchange for 718,413 shares of Class A common stock and $300,000 cash in a merger accounted for under the purchase method of accounting. The results of LTI are included in the Company's results of Operations since March 1, 1998. The Company will amortize goodwill over 25 years on a straight line basis. The Class A common stock received by the LTI shareholders was subject to restrictions prohibiting transfers for periods ranging from one to three years. The estimated fair value of Class A common stock issued in the acquisition was based upon the average market price for the common stock immediately prior to and after the terms of the acquisition were agreed to and announced, reduced by a factor based on an appraisal from an independent third party to reflect contractual transfer restrictions on the Company's stock received by the former LTI shareholders. Effective June 30, 1998, the Company contributed LTI at its book value to BankAtlantic, after receipt of regulatory approval. Proforma information relating to LTI is not presented due to lack of significance.

         On June 30, 1998 the Company acquired all of RBCO's outstanding shares of common stock in exchange for shares of the Company's Class A common stock in an acquisition accounted for under the purchase method of accounting. Results of operations of RBCO are included as of July 1, 1998. RBCO is operated as an autonomous independent wholly owned subsidiary under RBCO's management. RBCO is an investment firm that is principally engaged in the underwriting, distribution and trading of tax-exempt obligations and bank and thrift equity and debt securities. RBCO provides investment banking, research and financial advisory services primarily to financial services companies with a focus on corporate finance and merger-related services. RBCO offers a general securities brokerage business with investment products for retail and institutional clients, as well as life insurance and annuity products. RBCO's retail and institutional brokerage clients consist primarily of high net worth individuals (primarily residents of New Jersey, other Mid-Atlantic and Northeastern states and Florida), banking and thrift

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

institutions (primarily located in New Jersey, Pennsylvania and Florida) and, to a much lesser extent, insurance companies and specialty finance companies. The principal executive office of RBCO is located in Livingston, New Jersey. RBCO is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") and is a member of the National Association of Securities Dealers, Inc. ("NASD") and the Securities Investor Protection Corporation ("SIPC"). RBCO is not a member of any securities exchange. Brokerage services to retail and institutional customers are provided through RBCO's sales force located in the Livingston and Shrewsbury, New Jersey, Bala Cynwyd, Pennsylvania, and West Palm Beach, Florida offices.

        The fair value of assets acquired and liabilities assumed in connection with the acquisitions of RBCO and LTI effective June 30, 1998 and March 1, 1998, respectively, is as follows:


IN THOUSANDS                                                        RBCO         LTI        TOTAL
------------                                                      --------     -------     --------
Cash acquired ................................................    $    733     $     0     $    733
Leases receivable, net .......................................           0       8,419        8,419
Securities available for sale ................................           0         121          121
Trading account securities ...................................      27,484           0       27,484
Investment securities ........................................       1,915           0        1,915
Property and equipment .......................................       2,916         119        3,035
Deferred income tax (liability) assets .......................       1,015        (551)         464
Other assets .................................................       1,895         975        2,870
Securities sold not yet purchased ............................      (3,334)          0       (3,334)
Notes payable ................................................      (1,704)     (6,670)      (8,374)
Other liabilities ............................................      (7,709)     (4,151)     (11,860)
Subordinated loan from the Company ...........................     (10,000)          0      (10,000)
                                                                  --------     -------     --------
Fair value of net tangible assets acquired ...................      13,211      (1,738)      11,473
                                                                  --------     -------     --------
Estimated fair value of Class A common stock issued ..........      35,017           0       35,017
Estimated fair value of restricted Class A common stock issued       1,062       5,783        6,845
Estimated fair value of Class A common stock options issued ..       1,582           0        1,582
Cash paid to shareholder .....................................           0         300          300
Acquisition costs ............................................         500         100          600
                                                                  --------     -------     --------
Total purchase price .........................................      38,161       6,183       44,344
                                                                  --------     -------     --------
Cost over fair value of net assets acquired ..................    $ 51,372     $ 4,445     $ 55,817
                                                                  ========     =======     ========

        The net cash acquired in connection with both of the above acquisitions was $433,000. During March 1998, the Company extended RBCO a $10.0 million subordinated loan on an arms length basis to enable RBCO to expand into new products and markets. Upon acquisition, the loan was eliminated in consolidation. Included in cost over fair value of net assets acquired was $2.6 million of goodwill related to the February 1998 acquisition by RBCO of Cumberland Advisors and Cumberland Consulting. The goodwill associated with the Cumberland entities is amortized on a straight line basis over 15 years resulting in an annual tax deductible expense of $171,000. The remaining goodwill of $22.4 million associated with RBCO is amortized on a straight line basis over 25 years resulting in an annual expense of approximately $900,000 that is not tax deductible.

        The RBCO acquisition agreement provided for the establishment of an incentive and retention pool, under which shares of the Company's Class A common stock representing 20% of the total transaction value was allocated to key employees of RBCO. The retention pool consists of 683,362 shares of restricted Class A common stock which will vest in four years to employees who remain for the period. The retention pool was valued at $8.1 million based upon the average market price for the Company's stock at the grant date, will be amortized to compensation expense over the four year vesting period and is tax deductible at the vesting date.

        The following is proforma information for the year ended December 31, 1998 and 1997 as if the RBCO acquisition were consummated on January 1, 1998 and 1997, respectively. The proforma information is not necessarily indicative of the

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

combined financial position or results of operations which would have been realized had the acquisition been consummated during the period or as of the dates for which the proforma financial information is presented (dollars in thousands, except for per share data).

                                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                                  ---------------------------------------------------------
                                                                             1998                            1997
                                                                  ---------------------------     -------------------------
                                                                  HISTORICAL        PROFORMA      HISTORICAL     PROFORMA
                                                                  -----------     -----------     ----------    -----------
Net interest income after provision for loan loss ............    $    80,497     $    80,776     $   83,262    $    83,655
                                                                  -----------     -----------     ----------    -----------
Noninterest income ...........................................         56,880          79,386         33,366         65,291
Noninterest expenses .........................................        120,665         143,943         77,722        111,412
                                                                  -----------     -----------     ----------    -----------
Income before provision for income taxes .....................         16,712          16,219         38,906         37,534
Provision for income taxes ...................................          6,526           6,949         15,248         14,872
                                                                  -----------     -----------     ----------    -----------
Income from continuing operations ............................    $    10,186     $     9,270     $   23,658    $    22,662
Income (loss) from discontinued operations ...................        (18,220)        (18,220)         4,111          4,111
                                                                  -----------     -----------     ----------    -----------
Net income (loss) ............................................    $    (8,034)    $    (8,950)    $   27,769    $    26,773
                                                                  ===========     ===========     ==========    ===========

CLASS A COMMON SHARES
Basic earnings per share from continuing operations ..........    $    0.30       $      0.27     $     0.84    $      0.73
Basic earnings (loss) per share from discontinued operations .        (0.54)            (0.52)          0.14           0.13
                                                                  ---------       -----------     ----------    -----------
Basic earnings (loss) per share ..............................    $   (0.24)      $     (0.25)    $     0.98    $      0.86
                                                                  =========       ===========     ==========    ===========

Diluted earnings per share from continuing operations ........    $    0.29       $      0.25     $     0.67    $      0.59
Diluted earnings (loss) per share from discontinued operations        (0.51)            (0.50)          0.11           0.10
                                                                  ---------       -----------     ----------    -----------
Diluted earnings (loss) per share ............................    $   (0.22)      $     (0.25)    $     0.78    $      0.69
                                                                  =========       ===========     ==========    ===========

CLASS B COMMON SHARES
Basic earnings per share from continuing operations ..........    $    0.27       $      0.24     $     0.81    $      0.70
Basic earnings (loss) per share from discontinued operations .        (0.49)            (0.47)          0.13           0.13
                                                                  ---------       -----------     ----------    -----------
Basic earnings (loss) per share ..............................    $   (0.22)      $     (0.23)    $     0.94    $      0.83
                                                                  =========       ===========     ==========    ===========

Diluted earnings per share from continuing operations ........    $    0.26       $      0.22     $     0.67    $      0.60
Diluted earnings (loss) per share from discontinued operations        (0.48)            (0.45)          0.10           0.09
                                                                  ---------       -----------     ----------    -----------
Diluted earnings (loss) per share ............................    $   (0.22)      $     (0.23)    $     0.77    $      0.69
                                                                  =========       ===========     ==========    ===========


EQUITY METHOD INVESTMENTS

        During the fourth quarter of 1997 and during 1998 the Company invested in six real estate joint ventures. Five of these joint ventures are in various stages of development. These joint ventures required equity investments by BDC at the inception of the project of 44.5%-90% of the total venture equity with profit sharing of 40%-50% in future years. Certain of the joint venture partners have not made substantive equity investments in the partnerships. BankAtlantic has also provided financing to these joint ventures typically in accordance with its usual lending and underwriting policies prior to considering the equity contribution provided by BDC or BBC. Such lending activities have resulted in deferral of the recognition of interest income on the financing activity and/or the deferral of profit recognition from the joint venture. The joint ventures are accounted for under the equity method of accounting and primarily develop residential and multifamily properties. Additionally, during 1998 the Company originated a loan to a developer with an ownership potential. The loan was accounted for as a joint venture with the Company deferring the recognition of interest income on the loan. In January 1999, the Company relinquished its equity participation rights in exchange for a substantial principal repayment on the loan and a guarantee from a real estate investment trust. Included in real estate held for development and sale and joint ventures, net in the Company's Statement of Condition at December 31, 1998 was $7.3 million of equity investments, $9.3 million of advances to real estate limited partnerships, a $21.4 million loan, and a $2.0 million equity investment compared to $1.2 million of equity investment at December 31, 1997. The Company had commitments to loan an additional $7.2 million to joint ventures at December 31, 1998. Included in the

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

Company's Statement of Operations for the year ended December 31, 1998 was $1.0 million of capitalized interest expense, a $257,000 loss from joint venture activities and $629,000 of interest income recognized on loans to joint ventures.

         The Condensed Statement of Condition and Condensed Statement of Operations for the six joint ventures is as follows for December 31, 1998:

(In thousands)
Statement of Financial Condition as of December 31, 1998
Real estate assets .........................................    $ 30,176
Other assets ...............................................       3,601
                                                                --------
   Total Assets ............................................    $ 33,777
                                                                ========

Due to St. Lucie West ......................................    $  1,421
Due to BankAtantic .........................................       9,327
Other liabilities ..........................................       9,007
                                                                --------
   Total Liabilities .......................................      19,755

BDC equity .................................................       7,281
Other partner equity .......................................       6,741
                                                                --------
   Equity ..................................................      14,022
                                                                --------
Total Liabilities and Equity ...............................    $ 33,777
                                                                ========

Statement of Operations for the year ended December 31, 1998
Revenues ...................................................    $    253
Selling, general and administrative expenses ...............         609
                                                                --------
Net loss ...................................................    $   (356)
                                                                ========
Company's share of net loss ................................    $   (257)
                                                                ========

22.  SUBSEQUENT EVENTS AND OTHER INFORMATION (UNAUDITED)

         The Company previously announced that it is considering alternatives relating to its 100% ownership of its real estate operations conducted through BDC, including a possible spin-off of BDC to the Company's shareholders. The alternatives include a full or partial spin-off to shareholders, a public offering for all or a portion of such operations or continued total ownership and operation. Any partial or total disposition would be subject to regulatory approval and the structure of the transaction could also be impacted by income tax considerations. As of December 31, 1998, the Company's investment in BDC amounted to $43 million and included SLW and six joint ventures. Such investment is currently excluded for purposes of BankAtlantic's regulatory capital. The impact to the Company of any type of disposition of BDC is dependent upon the consideration to be received by the Company for such disposition. Any form of disposition which results in consideration to the Company or BankAtlantic of less than the value of its investment in BDC could negatively impact the Company and BankAtlantic's financial condition and results of operations. However, as discussed elsewhere herein, there are significant risks associated with real estate development activities and there is no assurance that the Company's continued involvement in these activities will positively contribute to the Company's or BankAtlantic's financial condition or results of operations.

         Alan B. Levan serves as the Chairman, Chief Executive Officer and President of BankAtlantic, the Company and BFC. John E. Abdo is the Vice Chairman of BankAtlantic, the Company, and BFC and also President and Chief Executive Officer of St. Lucie West Holding Corp., a wholly owned subsidiary of BankAtlantic Development Corporation and President of BankAtlantic Development Corporation, a wholly owned subsidiary of BankAtlantic.

         On February 26, 1999 the Compensation Committee approved the BankAtlantic Bancorp 1999 Non-qualified Stock Option Plan ("1999 Plan") authorizing the issuance of options to acquire 750,000 shares of the Company's Class A common stock. Employee stock options vest at the discretion of the Compensation Committee. The plan expires ten years from the date of adoption while outstanding options could be exercised ten years after their grant date. On March 2, 1999, the Compensation

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

Committee approved the issuance of 500 options to every employee of the Company other than executive management or members of the Board of Directors.

23. SEGMENT REPORTING

         The Company has adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information". This standard establishes standards for reporting information about operating segments and related disclosures about products and services. Operating segments are defined as components of an enterprise about which separate financial information is available that is regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Reportable segments consist of one or more operating segments with similar economic characteristics, products and services, production processes, type of customer, distribution system and regulatory environment. The information provided for Segment Reporting is based on internal reports utilized by management. Interest expense and certain revenue and expense items are allocated to the various segments as interest expense and overhead. The presentation and allocation of interest expense and overhead and the net contribution calculated under the management approach may not reflect the actual economic costs, contribution or results of operations of the unit as a stand alone business. If a different basis of allocation was utilized, the relative contributions of the segments might differ but the relative trends in segments would, in management's view, likely not be impacted.

         The following summarizes the aggregation of the Company's operating segments into reportable segments:


REPORTABLE SEGMENT                           OPERATING SEGMENTS AGGREGATED
- ------------------                           -----------------------------
Bank Investment Operations-Other             Investment Division, Tax Certificate Department, Government Trading,
                                             Equity Portfolio
Bank Investment Operations-Wholesale
 Residential                                 Real Estate Capital Services, Capital Markets

Bank Loan Operations-Commercial              Commercial Lending, Syndications, BA Factors, Inc.

Bank Loan Operations-Retail                  Residential Lending, CRA Lending, BankAtlantic Mortgage,
                                             Indirect and Direct Consumer Lending, Small Business
                                             Lending, International and Trade Finance, Lease financing

Real Estate Operations                       BankAtlantic Development Corp. (includes SLW and real estate joint ventures)

Investment Banking Operations                Ryan, Beck & Co.

         The accounting policies of the segments are generally the same as those described in the summary of significant accounting policies. Intersegment transactions consist of borrowings by real estate operations and investment banking operations which are recorded based upon the terms of the underlying loan agreements and are effectively eliminated in the interest expense and overhead.

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

         The Company evaluates segment performance based on net contribution after tax. The table below is segment information for continuing operations the three years ended December 31, 1998:

                                    BANK INVESTMENT                 BANK LOAN
                                      OPERATIONS                    OPERATIONS
                               --------------------------     -----------------------
                                                                                                      INVESTMENT
                                               WHOLESALE        COM-                     REAL ESTATE    BANKING       SEGMENT
(in thousands)                   OTHER        RESIDENTIAL      MERCIAL       RETAIL      OPERATIONS    OPERATIONS      TOTAL
                               ----------     -----------     ---------     ---------    ----------    ----------   ------------
DECEMBER 31, 1998
Interest income ............    $  45,528     $    92,118     $  58,526     $  57,329     $      0     $    637     $   254,138
Interest expense and .......      (43,964)        (80,996)      (39,084)      (39,564)        (496)        (596)       (204,700)
overhead
Provision for loan losses ..            0            (712)       (3,758)      (17,318)           0            0         (21,788)
Non-interest income ........        1,953           1,036         1,309         6,361        6,965       17,092          34,716
Depreciation and ...........          (28)         (4,287)          135          (367)           0       (1,873)         (6,420)
amortization
Segment profits before taxes          722          10,563        13,172        (9,059)       1,473         (159)         16,712
Provision for income taxes .          274           4,014         5,006        (3,437)         560          109           6,526
Segment net income .........    $     448     $     6,549     $   8,166     $  (5,622)    $    913     $   (268)    $    10,186
                                =========     ===========     =========     =========     ========     ========     ===========

Segment total assets .......    $ 696,617     $ 1,411,577     $ 711,001     $ 540,743     $ 35,791     $ 38,840     $ 3,434,569
                                =========     ===========     =========     =========     ========     ========     ===========
Equity method investments
 included in total assets ..    $  20,758     $         0     $       0     $       0     $  7,281     $  2,000     $    30,039
                                =========     ===========     =========     =========     ========     ========     ===========
Expenditures for  segment
  assets ...................    $      36     $         0     $      21     $     251     $      0     $     43     $       351
                                =========     ===========     =========     =========     ========     ========     ===========
DECEMBER 31, 1997
Interest income ............    $  39,006     $    46,477     $  58,915     $  66,156     $      0     $      0     $   210,554
Interest expense and .......      (36,449)        (36,248)      (37,045)      (46,693)         (20)           0        (156,455)
overhead
Provision for loan losses ..            0            (241)          165       (11,192)           0            0         (11,268)
Non-interest income ........        7,353             109         1,259         7,792          781            0          17,294
Depreciation and ...........          (63)         (1,759)         (445)         (159)           0            0          (2,426)
amortization
Segment profits before taxes        6,318           7,906        19,274         5,351           44           13          38,906
Provision for income taxes .        2,473           3,102         7,563         2,088           17            5          15,248
Segment net income .........    $   3,845     $     4,804     $  11,711     $   3,263     $     27     $      8     $    23,658
                                =========     ===========     =========     =========     ========     ========     ===========

Segment total assets .......    $ 846,345     $   825,652     $ 617,469     $ 520,943     $ 24,156     $  1,805     $ 2,836,370
                                =========     ===========     =========     =========     ========     ========     ===========
Equity method investments
  included in total assets .    $       0     $         0     $       0     $       0     $  1,200     $    249     $     1,449
                                =========     ===========     =========     =========     ========     ========     ===========
Expenditures for segment
  assets ...................    $      66     $         9     $      12     $     278     $      0     $      0     $       365
                                =========     ===========     =========     =========     ========     ========     ===========
DECEMBER 31, 1996
Interest income ............    $  46,400     $    12,216     $  50,220     $  43,795     $      0     $      0     $   152,631
Interest expense and .......      (43,679)        (10,360)      (30,146)      (33,581)           0            0        (117,766)
overhead
Provision for loan losses ..            0            (459)        2,442        (7,827)           0            0          (5,844)
Non-interest income ........        6,021               0           809           810            0            0           7,640
Depreciation and ...........           (7)           (539)        1,327            67            0            0             848
amortization
Segment profits before taxes        6,126           1,034        21,892           (33)           0            0          29,019
Provision for income taxes .        2,328             393         8,319           340            0            0          11,380
Segment net income .........    $   3,798     $       641     $  13,573     $    (373)    $      0     $      0     $    17,639
                                =========     ===========     =========     =========     ========     ========     ===========

Segment total assets .......    $ 515,519     $   480,806     $ 572,057     $ 747,866     $      0     $      0     $ 2,316,248
                                =========     ===========     =========     =========     ========     ========     ===========
Expenditures for segment
  assets ...................    $      38     $        16     $      17     $     359     $      0     $      0     $       430
                                =========     ===========     =========     =========     ========     ========     ===========

                   BANKATLANTIC BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

         The difference between segment total assets, net contribution, and non-interest income and consolidated assets, and noninterest income are as follows:

(in thousands)                                              FOR THE YEAR ENDED DECEMBER 31,
                                                      ----------------------------------------
                                                         1998           1997          1996
                                                      -----------    -----------    ----------
TOTAL ASSETS
Total assets for reportable segments .............    $ 3,434,569     $2,836,370    $2,316,248
Assets in discontinued operations ................         49,600         45,493        23,848
Assets in overhead ...............................        304,806        182,617       265,431
                                                      -----------     ----------    ----------
Total consolidated assets ........................    $ 3,788,975     $3,064,480    $2,605,527
                                                      ===========     ==========    ==========

NONINTEREST INCOME
 Total non-interest income for reportable segments    $    34,716     $   17,294    $    7,640
Items included in interest expense and overhead:
 Transaction fee income ..........................         12,589          9,302         8,600
 ATM fees ........................................          6,650          5,329         3,944
 Gains (losses) on sales of property and equipment            (11)           852         3,061
 Other deposit related fees ......................          2,936            589         3,573
                                                      -----------     ----------    ----------
Total consolidated non-interest income ...........    $    56,880     $   33,366    $   26,818
                                                      ===========     ==========    ==========

         Depreciation and amortization consist of: depreciation on property and equipment, amortization of premiums and discounts on loans and investments, amortization of cost over fair value of net assets acquired, and amortization of the retention pool.

================================================================================


We have not authorized any person to give any information or to make any representations in connection with these offerings other than those contained in this prospectus and, you must not rely on any such information and representations must not be relied upon as having been authorized by us or the underwriter. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to the date of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.


                                   ----------

                                TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----
Summary................................................................   1
Risk Factors...........................................................   7
Forwarding Looking Statments and Associated Risks......................  18
Use of Proceeds........................................................  18
Price Range for Common Stock and Dividends.............................  18
Market for the Subordinated Debentures.................................  20
Capitalization.........................................................  21
Selected Historical Financial Data.....................................  22
Management's Discussion and Analysis of Financial
   Condition and Results of Operations.................................  25
Business...............................................................  40
Management.............................................................  45
Certain Relationships and Related Transactions.........................  48
Security Ownership of Certain Beneficial Owners and
   Management..........................................................  49
Description of Capital Stock...........................................  50
Description of the Subordinated Debentures.............................  53
Underwriting...........................................................  58
Legal Matters..........................................................  59
Experts................................................................  59
Index to Financial Statements and Schedule............................. F-1

                 ----------------------------------------------

                $15,000,000 ___% SUBORDINATED DEBENTURES DUE 2010
                                       AND
               1,000,000 SHARES CLASS A COMMON STOCK (NON-VOTING)
                                       OF
                            BFC FINANCIAL CORPORATION

                 ----------------------------------------------

                                ----------------

                                   PROSPECTUS

                                ----------------


                                ----------------

                                ___________, 1999

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses in connection with the offering are as follows:

         SEC Registration Fee..........................................$  7,034
         NASD Filing Fee...............................................$
         Legal Fees and Expenses*......................................$
         Accounting Fees and Expenses*.................................$
         Printing Expenses*............................................$
         Blue Sky Qualification Fees and Expenses......................$
         Transfer Agent, Registrar and Trustee Fees and Expenses.......$
         Miscellaneous Expenses........................................$
         Total*........................................................$
                                                                       ========
-----------------
         * Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 607.0831 of the Florida Business Corporation Act (the "Florida Act") provides that a director is not personally liable for monetary damages to the corporation or any person for any statement, vote, decision or failure to act regarding corporate management or policy, by a director, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the director is liable for an improper distribution; (iv) in a proceeding by, or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interests of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

         Section 607.0850 of the Florida Act provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, or employee or agent of the corporation against liability incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 607.0850 also provides that a corporation shall have the power to indemnify any person, who was or is a party to any proceeding by, or in the right of, the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Under Section 607.0850, indemnification is authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any of the foregoing proceedings, or in defense of any claim, issue or matter therein Section 607.0850 provides that, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. Under Section 607.0850, any indemnification, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct. Notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination by the corporation in a specific case, Section 607.0850 permits a director, officer, employee or agent of the corporation who is or was a party to a proceeding to apply for indemnification to the appropriate court and such court may order indemnification if it determines that such person is entitled to indemnification under the applicable standard.

         Section 607.0850 also provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850.

         BFC Financial Corporation's bylaws provide that it shall indemnify its officers and directors and former officers and directors to the full extent permitted by law.

         BFC Financial Corporation's directors and officers are covered by insurance policies indemnifying them against certain liabilities, including liabilities under the federal securities laws (other than liability under Section 16(b) of the Securities Exchange Act of 1934), which might be incurred by them in such capacities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

         None.

ITEM 16. EXHIBITS


         The following exhibits were previously filed or are either filed herewith or incorporated by reference to documents filed herewith as indicated below:

EXHIBITS          DESCRIPTION
--------          -----------
 1                Form of Underwriting Agreement.*
 3.1              Amended and Restated Articles of Incorporation of BFC
                  Financial Corporation (incorporated by reference to Exhibit
                  3.1 of the Registrant's Registration Statement on Form 8-A
                  filed October 16, 1997).
 3.2              Bylaws of BFC Financial Corporation (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on
                  Form 8-A filed October 16, 1997).
 4.1              Form of Indenture between BFC Financial Corporation and U.S.
                  Bank Trust National Association, as Trustee, with respect to the ___% Subordinated Debentures.*
 4.2              Specimen Subordinated Debenture (included as an exhibit to the
                  Indenture filed as Exhibit 4.2).*
 5                Opinion of Stearns Weaver Miller Weissler Alhadeff &
                  Sitterson, P.A. regarding the validity of the issuance of the
                  Subordinated Debentures and the Class A Common Stock of BFC
                  Financial Corporation being registered hereby.*
10                BFC Financial Corporation Stock Option Plan (incorporated by reference to Exhibit A to the Registrant's Definitive Proxy
                  Statement filed September 27, 1997).
12                Statement regarding computation of earnings to fixed charges
                  (incorporated by reference to Exhibit 12 of the Registrant's
                  Annual Report on Form 10-K for the year ended December 31,
                  1998, filed on March 30, 1999).
21                Subsidiaries of BFC Financial Corporation (incorporated by reference to Exhibit 21 of the Registrant's Annual Report on
                  Form 10-K for the year ended December 31, 1998, filed on March
                  30, 1999).
23.1              Consent of Stearns Weaver Miller Weissler Alhadeff &
                  Sitterson, P.A.*
23.2              Consent of KPMG LLP.
24                Power of Attorney.**
25                Form T-1: Statement of Eligibility of U.S. Bank Trust National
                  Association to act as trustee under the Indenture.**

--------------------------
*        To be filed by amendment.
**       Previously filed.

ITEM 17.  UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, BFC Financial Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 11th day of May, 1999.


                                        BFC FINANCIAL CORPORATION


                                        By: /s/ ALAN B. LEVAN
                                            -----------------------------
                                            Alan B. Levan,
                                            President and Chairman of the Board




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                          TITLE                         DATE
---------                                          -----                         ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ ALAN B. LEVAN                        President, Chief Executive         May 11, 1999
-------------------------------          Officer and Chairman of
Alan B. Levan                            the Board

PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:

/s/ GLEN R. GILBERT                      Executive Vice President,          May 11, 1999
-------------------------------          Chief Financial Officer,
Glen R. Gilbert                          and Secretary

*                                        Director, Vice Chairman            May 11, 1999
-------------------------------          of the Board
John E. Abdo

*                                        Director                           May 11, 1999
-------------------------------
Carl E.B. McKenry, Jr.

*                                        Director                           May 11, 1999
-------------------------------
Earl Pertnoy

*By: /s/ ALAN B. LEVAN                                                      May 11, 1999
     ------------------------
     Alan B. Levan,
     Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT        DESCRIPTION
-------        -----------
 23.2          Consent of KPMG LLP